Filed Pursuant to Rule 424(b)(5)
Registration Statement Nos. 333-283340 and 333-283340-05

BMW Vehicle Lease Trust 2026-2
Issuing Entity
(CIK Number: 0002153325)
BMW Auto Leasing LLC Depositor (CIK Number: 0001126530)	BMW Financial Services NA, LLC Sponsor, Servicer and Administrator (CIK Number: 0001541188)
$1,250,000,000 ASSET-BACKED NOTES
•
The issuing entity’s main sources for payment of the notes will be lease payments generated by a pool of retail leases and the proceeds from the sale of the BMW passenger cars and BMW light trucks currently leased under those leases.

•	See “Risk Factors” beginning on page 24 of this prospectus for a discussion of risks that you should consider in connection with an investment in the notes.
•
The notes are asset-backed securities and represent the obligations of the issuing entity only and do not represent the obligations of or an interest in the sponsor, the depositor or any of their affiliates.  Neither the notes nor the retail leases are insured or guaranteed by any government agency.

•	Credit enhancement for the notes consists of overcollateralization, the reserve fund and excess cashflow.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of the notes or determined that this prospectus is accurate or complete.  Any representation to the contrary is a criminal offense.

Notes	Initial Principal Amount	Interest Rate	Accrual Method	Expected Final Payment Date(1)	Final Scheduled Payment Date	Initial Price to Public	Underwriting Discount	Proceeds to Depositor
Class A-1	$223,000,000	4.325%	Actual/360	May 25, 2027	October 25, 2027	100.00000%	0.035%	99.96500%
Class A-2a	$305,600,000	4.79%	30/360	May 25, 2028	January 25, 2029	99.99102%	0.170%	99.82102%
Class A-2b	$175,000,000	Benchmark + 0.37%(2)(3)	Actual/360	May 25, 2028	January 25, 2029	100.00000%	0.170%	99.83000%
Class A-3	$480,600,000	5.22%	30/360	April 25, 2029	December 26, 2029	99.99206%	0.210%	99.78206%
Class A-4	$65,800,000	5.30%	30/360	June 25, 2029	May 28, 2030	99.98730%	0.250%	99.73730%
Total	$1,250,000,000					$1,249,926,040.88	$2,068,830.00	$1,247,857,210.88

(1)	Based on the assumptions set forth under the heading “Weighted Average Lives of the Notes.”
(2)
The Class A-2b Notes will accrue interest at a floating rate based on a spread over a benchmark rate, which initially will be the SOFR Rate.  However, the benchmark rate may change in certain situations.  For more information on how the SOFR Rate will be determined and the circumstances in which the benchmark rate may change, you should read “Description of the Notes—Interest” in this prospectus.

(3)
If the sum of the Benchmark plus the spread is less than 0.00% for any interest accrual period, then the interest rate for the Class A-2b Notes for such interest accrual period will be deemed to be 0.00%.  For a description of how interest will be calculated on the Class A-2b Notes, see “Description of the Notes—Interest” in this prospectus.

The issuing entity will pay interest on and principal of the notes on the 25th day of each month (or, if the 25th day is not a business day, the next business day).  The first payment date, which is the first expected distribution date for purposes of Item 1102(g) of Regulation AB, will be November 25, 2026.

The notes will not be listed on any securities exchange.  Currently, there is no public market for the notes.

We expect that delivery of the notes, in book-entry form, will be made to investors through The Depository Trust Company against payment in immediately available funds, on or about October 14, 2026.

In determining that the issuing entity is not required to register as an investment company under the Investment Company Act of 1940, as amended, the issuing entity will be relying on its failure to meet the definitional requirements of the defined term “investment company” under Section 3(a)(1) of the Investment Company Act of 1940, as amended, although additional exemptions or exclusions may be applicable.  The issuing entity is being structured so as not to constitute a “covered fund” for purposes of the regulations adopted to implement Section 619 of the Dodd-Frank Wall Street Reform and Consumer Protection Act.

Joint Bookrunners
BofA Securities	BNP PARIBAS	US Bancorp

Co-Managers
CIBC Capital Markets	Lloyds Securities
October 7, 2026

TABLE OF CONTENTS

Page

Summary of Transaction	3
Summary of Monthly Deposits to and Withdrawals from Accounts	4
Summary of Monthly Distributions of Available Amounts	5
Summary of Terms	6
Summary of Risk Factors	22
Risk Factors	24
Defined Terms	43
Overview of the Transaction	43
The Issuing Entity	44
Formation	44
Property of the Issuing Entity	45
Capitalization of the Issuing Entity	46
The Depositor	46
The Sponsor, Administrator and Servicer	48
General	48
Securitization Experience	48
Servicing Experience	48
Credit Risk Retention	48
Reallocation Requests	51
Affiliations and Related Transactions	51
The Owner Trustee and the Indenture Trustee	52
Asset Representations Reviewer	54
The Vehicle Trust and the Vehicle Trustee	56
General	56
The UTI Beneficiary	57
The Vehicle Trustee	57
Lease Origination and the Titling of Leased Vehicles	60
BMW FS’ Lease Financing Program	60
General	60
Underwriting	61
Servicing	62
Electronic Contracts and Electronic Contracting	62
Physical Damage and Liability Insurance; Additional Insurance Provisions	63
Contingent and Excess Liability Insurance	64
Leased Vehicle Maintenance	64
Remarketing	64
End of Lease Term; Vehicle Disposition	65
Extensions and Pull-Ahead Program	66
The 2026-2 SUBI	66
General	66
Transfers of the SUBI Certificate	67
The Specified Leases	67
General	67
Representations, Warranties and Covenants	69
Characteristics	71
Composition of the Specified Leases as of the Cutoff Date	72
Determination of Residual Values	76
Calculation of the Securitization Value of the Specified Leases	77

Delinquencies, Repossessions and Loss Information	78
Static Pools	82
Asset-Level Data for the Specified Leases	82
Pool Underwriting	82
Review of Pool Assets	83
Description of the Notes	84
General	84
Interest	84
Principal	89
Events of Default	91
Repurchase and Reallocation Obligations	91
Asset Representations Review	92
Dispute Resolution for Reallocation Request	95
Notices	96
Governing Law	96
Definitive Securities	96
Book-Entry Registration	97
Payments on the Notes	100
Determination of Available Funds	100
Priority of Payments	100
The Certificates	102
Credit Enhancement	102
Overcollateralization	102
Reserve Fund	103
Excess Cashflow	103
Maturity, Prepayment and Yield Considerations	103
Weighted Average Lives of the Notes	104
Note Factors	110
Use of Proceeds	110
Where You Can Find More Information About Your Notes	110
Description of the Transaction Documents	111
Transfer, Assignment and Pledge of the SUBI Certificate	111
Representations and Warranties	111
Accounts	111
Collections	113
Advances	114
Servicing Compensation	115
Net Deposits	115
Optional Purchase	115
Termination	116
Investor Communications	116
Sales Proceeds and Termination Proceeds	117
Realization Upon Charged-off Leases	118
Notification of Liens and Claims	118
The Indenture	118
Duties of the Owner Trustee and the Indenture Trustee	124
Fees and Expenses	126
Servicing Procedures	126
Custody of Lease Documents and Certificates of Title	127
Statements to Trustees and the Issuing Entity	127
Statements to Noteholders	127
Evidence as to Compliance	129
Certain Matters Regarding the Servicer	129
Servicer Defaults	130
Rights Upon Servicer Default	131
Insolvency Event	131

Administration Agreement	131
Amendment	133
Notes Owned by the Issuing Entity, the Depositor, the Servicer and their Affiliates	135
Certain Legal Aspects of the Vehicle Trust and the 2026-2 SUBI	135
The Vehicle Trust	135
The 2026-2 SUBI	136
Insolvency-Related Matters	137
Dodd Frank Orderly Liquidation Framework	138
Certain Legal Aspects of the Specified Leases and the Specified Vehicles	141
General	141
Back-up Security Interests	141
Vicarious Tort Liability	142
Repossession of Specified Vehicles	143
Deficiency Judgments	143
Consumer Protection Laws	144
Other Limitations	145
Legal Proceedings	145
Material U.S. Federal Income Tax Considerations	145
Tax Characterization of the Issuing Entity	146
Partnership Audit Rules	147
Treatment of the Notes as Debt	147
Tax Considerations for U.S. Note Owners	148
Possible Alternative Characterization	150
Tax Status of the Vehicle Trust	151
Tax Considerations for Non-U.S. Note Owners	151
FATCA Withholding	152
Information Reporting and Backup Withholding	152
State and Local Tax Considerations	153
ERISA Considerations	153
Ratings of the Notes	155
Plan of Distribution	155
European Economic Area	156
United Kingdom	156
Requirements for Certain European Economic Area and United Kingdom Regulated Investors and Affiliates	157
Legal Opinions	159
Index of Principal Terms	160

APPENDIX A	-	Static Pool Information	Ap-A-1
APPENDIX B	-	Assumed Cashflows	Ap-B-1
ANNEX A	-	Global Clearance, Settlement and Tax Documentation Procedures	A-1

Important Notice About Information Presented in this Prospectus

We have started with an introductory section describing the issuing entity and the notes in abbreviated form, followed by a more complete description of the terms.  The introductory section is the Summary of Terms, which gives a brief introduction to the notes to be offered.

Cross-references are included in this prospectus, which direct you to more detailed descriptions of a particular topic.  You can also find references to key topics in the Table of Contents beginning on page ii of this prospectus.  The information set forth in Appendix A, Appendix B and Annex A is deemed to be a part of this prospectus.

The Securities and Exchange Commission allows us to “incorporate by reference” information filed with it by the issuing entity or by BMW Auto Leasing LLC on behalf of the issuing entity, which means that we can disclose important information to you by referring you to those documents.  BMW Auto Leasing LLC has met the registrant requirements of General Instruction I.A.1 of Form SF-3.  The information incorporated by reference is considered to be part of this prospectus.  Information that we file later with the Securities and Exchange Commission will automatically update the information in this prospectus.  In all cases, you should rely on the later information over different information included in this prospectus.  We incorporate by reference any current reports on Form 8-K filed with the Securities and Exchange Commission by or on behalf of the issuing entity before the termination of the offering of the notes, as well as the asset-level data and related documents included as exhibits to any Form ABS-EE filed by BMW Auto Leasing LLC on behalf of the issuing entity prior to the filing of this prospectus.

In making your investment decision, you should rely only on the information contained or incorporated by reference in this prospectus.  We and the underwriters have not authorized anyone to provide you with any other information.  If you receive any other information, you should not rely on it.

We and the underwriters are offering to sell the notes only in places where offers and sales are permitted.

You should not assume that the information contained or incorporated by reference in this prospectus is accurate as of any date other than the date on the front cover of this prospectus.

Whenever we use words like “intends,” “anticipates” or “expects” or similar words in this prospectus, we are making a forward-looking statement, or a projection of what we think will happen in the future.  Forward-looking statements are inherently subject to a variety of circumstances, many of which are beyond our control and could cause actual results to differ materially from what we anticipate.  Any forward-looking statements, including under “Ratings of the Notes,” “The Sponsor, Administrator and Servicer—Securitization Experience,” “BMW FS’ Lease Financing Program,” “Weighted Average Lives of the Notes” and “Appendix B” in this prospectus speak only as of the date of this prospectus.  We do not assume any responsibility to update or review any forward-looking statement contained in this prospectus to reflect any change in our expectation about the subject of that forward-looking statement or to reflect any change in events, conditions or circumstances on which we have based any forward-looking statement, except as and to the extent required by the federal securities laws.

Notice to Investors: United Kingdom

This prospectus may only be communicated or caused to be communicated in the United Kingdom (the “UK”) to (i) persons having professional experience in matters relating to investments and qualifying as investment professionals under Article 19(5) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005, as amended (the “Order”), (ii) persons falling within Article 49(2)(a)-(d) (High net worth companies, unincorporated associations etc.) of the Order or (iii) any other person to whom this prospectus may otherwise lawfully be communicated or caused to be communicated (all such persons together being referred to as “Relevant Persons”). This prospectus must not be acted on or relied on in the UK by persons who are not Relevant Persons. Any investment or investment activity to which this prospectus relates, including the notes, is available in the UK only to Relevant Persons and will be engaged in, in the UK, only with Relevant Persons.

The notes are not intended to be offered, sold, distributed or otherwise made available to and should not be offered, sold, distributed or otherwise made available to any UK retail investor in the UK. For these purposes, a “UK retail investor” means a person who is either one (or both) of: (i) not a professional client, as defined in point (8) of Article 2(1) of Regulation (EU) No 600/2014 as it forms part of the domestic law of the UK by virtue of the European

Union (Withdrawal) Act 2018 (as amended), and as amended; or (ii) not a qualified investor, as defined in paragraph 15 of Schedule 1 to the Public Offers and Admissions to Trading Regulations 2024, as amended (the “POATRs”).  Consequently, no disclosure document required by the Product Disclosure sourcebook, as amended (the “DISC”) of the handbook of rules and guidance adopted by the UK Financial Conduct Authority, as amended (the “FCA Handbook”) for offering, selling or distributing the notes or otherwise making them available to UK retail investors in the UK has been prepared and therefore offering, selling or distributing the notes or otherwise making them available to any UK retail investor in the UK may be unlawful under the DISC and the Consumer Composite Investments (Designated Activities) Regulations 2024, as amended.

This prospectus is not a prospectus for the purposes of the POATRs or the Prospectus Rules: Admission to Trading on a Regulated Market sourcebook of the FCA Handbook.

Notice to Investors: European Economic Area

The notes are not intended to be offered, sold, distributed or otherwise made available to and should not be offered, sold, distributed or otherwise made available to any EU retail investor in the European Economic Area (the “EEA”). For these purposes, an “EU retail investor” means a person who is one (or more) of: (i) a retail client, as defined in point (11) of Article 4(1) of Directive 2014/65/EU, as amended (“MiFID II”); or (ii) a customer within the meaning of Directive (EU) 2016/97, as amended, where that customer would not qualify as a professional client, as defined in point (10) of Article 4(1) of MiFID II; or (iii) not a qualified investor, as defined in Article 2 of Regulation (EU) 2017/1129, as amended (the “Prospectus Regulation”).  Consequently, no key information document required by Regulation (EU) No 1286/2014, as amended (the “PRIIPs Regulation”) for offering, selling or distributing the notes or otherwise making them available to EU retail investors in the EEA has been prepared and therefore offering, selling or distributing the notes or otherwise making them available to any EU retail investor in the EEA may be unlawful under the PRIIPs Regulation.

This prospectus is not a prospectus for the purposes of the Prospectus Regulation.

Notice to Residents of Canada

In Canada, the notes may be sold only to purchasers in the Provinces of Alberta, British Columbia, Ontario and Quebec purchasing, or deemed to be purchasing, as principals that are accredited investors, as defined in National Instrument 45-106 Prospectus Exemptions or subsection 73.3(1) of the Securities Act (Ontario), and are permitted clients, as defined in National Instrument 31-103 Registration Requirements, Exemptions and Ongoing Registrant Obligations.  Any resale of the notes must be made in accordance with an exemption from, or in a transaction not subject to, the prospectus requirements of applicable securities laws.

Securities legislation in certain Provinces or Territories of Canada may provide a purchaser with remedies for rescission or damages if this prospectus (including any amendments thereto) contains a misrepresentation, provided that the remedies for rescission or damages are exercised by the purchaser within the time limit prescribed by the securities legislation of the purchaser’s Province or Territory.  The purchaser should refer to any applicable provisions of the securities legislation of the purchaser’s Province or Territory for particulars of these rights or consult with a legal advisor.

Pursuant to section 3A.3 of National Instrument 33-105 Underwriting Conflicts (“NI 33-105”), the underwriters are not required to comply with the disclosure requirements of NI 33-105 regarding underwriter conflicts of interest in connection with this offering.

Copies of the Documents

If you have received a copy of this prospectus, you may request a copy of any information that we have incorporated by reference in this prospectus, excluding any exhibit to such information unless such exhibit is specifically incorporated by reference in that information, at no cost by contacting BMW Auto Leasing LLC at the following address or telephone number: BMW Auto Leasing LLC, c/o BMW Financial Services NA, LLC, 200 BMW Drive, Woodcliff Lake, New Jersey 07677; telephone: (201) 307-4000.  Copies of these materials can also be obtained electronically through the SEC’s internet website (www.sec.gov).

Summary of Transaction

This chart provides only a simplified overview of the relations between the key parties to the transaction.  Refer to this prospectus for a further description.

•	The special unit of beneficial interest, or SUBI, represents a beneficial interest in specific Vehicle Trust Assets.

•	The SUBI represents a beneficial interest in a pool of closed-end BMW vehicle leases and the related BMW leased vehicles.

Summary of Monthly Deposits to and Withdrawals from Accounts

Depositor
Servicer
Payments on Specified Leases
Lessees Lease Payments
Proceeds From Sale of Specified Vehicles
Purchasers of Specified Vehicles
Payments on Specified Leases & Proceeds from Sale of Specified Vehicles
Servicer Advances
Reimbursement of Servicer Advances
Repurchase Payments & Reallocation Payments
Total Servicing Fees
SUBI Collection Account
Withdrawals from Reserve Fund
Deposits to Reserve Fund
Reserve Fund
Excess Funds from Reserve Fund
Interest and Principal
Payments on Certificates
Certificateholder
Noteholders
Certificate-holder

This chart provides only a simplified overview of the monthly flow of funds.  Refer to this prospectus for a further description.

Summary of Monthly Distributions of Available Amounts
(Prior to an Acceleration of the Maturity of the Notes)

This chart provides only a simplified overview of the monthly flow of funds.  Refer to this prospectus for a further description.

Summary of Terms

The following summary contains a brief description of the terms of the offering of the notes.  You will find a more detailed description following this summary.  You should carefully read and consider this entire document, including any documents incorporated by reference herein, to understand all of the terms of the offering of the notes before making your investment decision.

RELEVANT PARTIES

Issuing Entity	BMW Vehicle Lease Trust 2026-2, which we refer to as the “issuing entity,” is a Delaware statutory trust. The issuing entity will be established by the trust agreement.

Depositor	BMW Auto Leasing LLC. The depositor’s address and phone number are c/o BMW Financial Services NA, LLC, 200 BMW Drive, Woodcliff Lake, New Jersey 07677 and (201) 307-4000.

Sponsor, Seller, Servicer and Administrator	BMW Financial Services NA, LLC, which we refer to as “BMW FS.” The sponsor’s address and phone number are 200 BMW Drive, Woodcliff Lake, New Jersey 07677 and (201) 307‑4000.

Indenture Trustee	U.S. Bank Trust Company, National Association.

Securities Intermediary	U.S. Bank National Association.

Owner Trustee	Wilmington Trust, National Association.

Originator and Vehicle Trust (and issuing entity with respect to the SUBI Certificate)	Financial Services Vehicle Trust, a Delaware statutory trust.

Vehicle Trustee	BNY Mellon Trust of Delaware.

UTI Beneficiary	BMW Manufacturing L.P.

Asset Representations Reviewer	Clayton Fixed Income Services LLC.

RELEVANT AGREEMENTS

Indenture	The indenture between the issuing entity and the indenture trustee. The indenture provides for the terms of the notes.

Trust Agreement
The trust agreement, as amended and restated, between the depositor and the owner trustee.  The trust agreement governs the creation of the issuing entity and provides for the terms of the certificates.

Servicing Agreement
Collectively, the servicing agreement between the servicer and the vehicle trust, as supplemented by the servicing supplement thereto among the vehicle trust, the UTI Beneficiary and the servicer.  The servicing agreement governs the servicing of the specified leases and the specified vehicles by the servicer.

Administration Agreement	The administration agreement among the administrator, the depositor, the issuing entity and the indenture trustee. The administration agreement governs the provision of reports by the administrator and the performance by the administrator of other administrative duties for the issuing entity.

SUBI Trust Agreement
Collectively, the vehicle trust agreement, as amended and restated, between BMW Manufacturing L.P. and the vehicle trustee, which governs the vehicle trust, and the SUBI supplement thereto between BMW Manufacturing L.P. and the vehicle trustee, under which the SUBI certificate is issued to BMW Manufacturing L.P.

SUBI Certificate Transfer Agreement	The SUBI certificate transfer agreement between BMW Manufacturing L.P. and the depositor, under which the SUBI certificate is conveyed to the depositor.

Issuer SUBI Certificate Transfer Agreement
The issuer SUBI certificate transfer agreement between the depositor and the issuing entity, under which the depositor’s right, title and interest in the SUBI certificate is transferred to the issuing entity.

Asset Representations Review Agreement	The asset representations review agreement among the issuing entity, the servicer and the asset representations reviewer.

RELEVANT DATES

Closing Date	Expected to be on or about October 14, 2026.

Cutoff Date
The cutoff date for the pool of closed-end BMW leases allocated to the 2026-2 SUBI, which are referred to herein as the “specified leases,” and for the related BMW leased vehicles, which are referred to herein as the “specified vehicles,” is the close of business on August 31, 2026.  The issuing entity will be entitled to all collections in respect of the specified leases and related specified vehicles received after the cutoff date.

Collection Period
For any payment date other than the first payment date, the month immediately preceding the month in which the related payment date occurs.  The collection period for the November 2026 payment date will begin on September 1, 2026 and end on October 31, 2026.

Payment Dates
The issuing entity will pay interest on and principal of the notes on the 25th day of each month using amounts received from collections on the specified leases and specified vehicles during the immediately preceding collection period, together with other amounts available for such purpose on deposit in the reserve fund, after payment of certain amounts due and owing to the servicer, the indenture trustee, the owner trustee and the asset representations reviewer.  If the 25th day of the month is not a business day, payments on the notes will be made on the next business day.  The date that any payment is made is called a payment date.  The first payment date is expected to be November 25, 2026.

Final Scheduled Payment Dates	The final principal payment for each class of notes is due and payable on the applicable final scheduled payment date specified on the front cover of this prospectus.

Expected Final Payment Dates
The final principal payment for each class of notes is expected to be made on the applicable expected final payment date specified on the front cover of this prospectus.  However, due to a variety of factors described herein, there can be no assurance that your class of notes will not actually be paid in full on an earlier or on a later payment date.  We refer you to “Risk Factors” in this prospectus for discussions of certain of these factors.

Record Date
So long as the notes are in book-entry form, the issuing entity will make payments on the notes to the related holders of record at the close of business on the business day immediately preceding the payment date or redemption date, as applicable.  If the notes are issued in definitive form, the record date will be the last business day of the month preceding the month in which the payment date or redemption date, as applicable, occurs.

DESCRIPTION OF THE ASSETS OF THE ISSUING ENTITY

Assets
The primary asset of the issuing entity will consist of the SUBI certificate, which represents the beneficial interest in the specified leases, specified vehicles and related assets, including the right to receive monthly payments under such leases and the amounts realized from sales of the related leased vehicles, together with amounts in certain segregated accounts, including the reserve fund.

The statistical information presented in this prospectus relates to a pool of 29,473 specified leases and the related specified vehicles as of the cutoff date.

As of the cutoff date, the specified leases had the following characteristics:

	•	the number of specified leases was 29,473;

	•	the aggregate securitization value of the specified leases, discounted using the securitization rate, was $1,439,263,105.88;

•
the aggregate residual value of the specified leases being financed, discounted using the securitization rate, was $814,380,096.11 (which is approximately 56.58% of the aggregate securitization value);

	•	the weighted average original term to maturity of the specified leases was 38 months; and

	•	the weighted average remaining term to maturity of the specified leases was 26 months.

BMW FS does not consider any of the specified leases to be exceptions to its underwriting standards.

For more information regarding BMW FS’ underwriting standards, see “BMW FS’ Lease Financing Program—Underwriting” in this prospectus.

The securitization value of the specified leases will equal the sum of (i) the present value of the remaining monthly payments payable under the specified leases and (ii) the present value of the residual values of the related specified vehicles, each determined using a discount rate equal to the securitization rate. The residual value of each specified vehicle will be the lesser of (x) the residual value as determined by the Automotive Lease Guide at the time the related lease was originated and (y) the residual value as provided by the Automotive Lease Guide for July/August 2026. The “securitization rate” for any specified lease and the related specified vehicle, is an annualized rate that is the greater of (a) the imputed interest rate for such lease and (b) a discount rate of 11.25%.

Review of Pool Assets
In connection with the offering of the notes, the depositor has performed a review of the specified leases and certain disclosure in this prospectus relating to the specified leases and certain asset-level data disclosures incorporated by reference into this prospectus, and has concluded that it has reasonable assurance that such disclosure is accurate in all material respects, as described under “Review of Pool Assets” below.

As described in “BMW FS’ Lease Financing Program—Underwriting,” under BMW FS’ origination process, credit applications are evaluated when received and are either automatically approved, automatically rejected or forwarded for review by one or more BMW FS credit representatives or by a credit manager with appropriate approval authority.  The BMW FS credit representative or credit manager reviews each application forwarded to it for review through the use of a system of rules and scorecards, including an evaluation of the customer demographics, income and collateral, review of a credit bureau report, use of internet verification tools and a review of the applicant’s credit score based on a combination of such applicant’s credit bureau score and BMW FS’ own internal credit scoring process.

24,202 of the specified leases, having an aggregate securitization value of approximately $1,162,131,469.76 as of the cutoff date (approximately 80.74% of the aggregate securitization value of the specified leases as of the cutoff date), were automatically approved.  No completed applications for the specified leases were automatically rejected.  None of the specified leases were originated with exceptions to BMW FS’ underwriting guidelines.  We refer you to “Pool Underwriting” in this prospectus for more information.

The SUBI Certificate
On the closing date, the vehicle trust will issue a special unit of beneficial interest, which is also called a SUBI, which will constitute a beneficial interest in the specified leases and the related specified vehicles.

The SUBI certificate will evidence a beneficial interest in the SUBI assets, and not a direct ownership interest in those SUBI assets. The SUBI assets are the specified leases and specified vehicles. By holding the SUBI certificate, the issuing entity will be entitled to receive an amount equal to all payments made in respect of the SUBI assets.

The SUBI certificate will be transferred to the issuing entity on the closing date. The SUBI certificate is not being offered to you under this prospectus.

The SUBI certificate will not evidence an interest in any vehicle trust assets other than the SUBI assets, and payments made on or in respect of all other vehicle trust assets will not be available to make payments on the notes or the certificates.

For more information regarding the issuing entity’s property, see “The Issuing Entity—Property of the Issuing Entity,” “The 2026-2 SUBI” and “The Specified Leases” in this prospectus.

Removal of Pool Assets
The servicer may be required to reallocate from the 2026-2 SUBI certain specified leases and specified vehicles if, among other things, (i) there is a breach of the representations and warranties relating to those specified leases or specified vehicles and such breach materially and adversely affects the interests of the issuing entity and such breach is not timely cured or (ii) the servicer extends a specified lease so that it matures later than the last day of the collection period preceding the final scheduled payment date of the Class A-4 Notes.  In addition, the servicer may purchase any specified vehicle for which the related specified lease has reached its maturity date.

For more information regarding the representations and warranties made with respect to the specified leases and specified vehicles, and the remedies for breaches of such representations and warranties, see “The Specified Leases—General” and “—Representations, Warranties and Covenants” in this prospectus.

Asset Representations Review	The asset representations reviewer will perform a review of certain specified leases for compliance with certain representations made with respect to such specified leases if:

	•	a delinquency trigger for the specified leases is reached; and

	•	the required amount of noteholders vote to direct the review.

The asset representations reviewer is not and will not be affiliated with any of the sponsor, the depositor, the servicer, the indenture trustee, the owner trustee or any of their respective affiliates, and has not performed, and is not affiliated with any party hired by the sponsor or any underwriter to perform, pre-closing due diligence work on the specified leases.

For more information regarding the asset representations review see “Description of the Notes—Asset Representations Review” in this prospectus.

Reallocation Dispute Resolution
If a request is made for the reallocation of a specified lease due to a breach of a representation or warranty, and the request is not resolved within 180 days of receipt by BMW FS of such request, the party submitting the request will have the right to refer the matter to either arbitration or mediation.

For more information regarding the dispute resolution procedures, see “Description of the Notes—Dispute Resolution for Reallocation Request” in this prospectus.

Credit Risk Retention
The risk retention regulations in Regulation RR of the Securities Exchange Act of 1934, as amended, require the sponsor, either directly or through its majority-owned affiliates, to retain an economic interest in the credit risk of the specified leases.  The sponsor intends to satisfy its obligation to retain credit risk by causing the depositor, its wholly-owned affiliate, to retain the certificates.

The certificates represent the right to all funds not needed to make required payments on the notes, pay fees and expenses of the issuing entity or make deposits to the reserve fund on each payment date.  The certificates represent a first-loss interest in this securitization transaction.

None of the sponsor, the depositor or any of their affiliates may hedge, sell or transfer the required retention except to the extent permitted by Regulation RR. For more information regarding the risk retention regulations and the sponsor’s method of compliance with those regulations, see “Credit Risk Retention” in this prospectus.

EU Securitization Regulation and UK Securitization Framework
The transaction described in this prospectus has not been structured with the objective of enabling or facilitating compliance by any person with the due diligence or other requirements of: (i) Regulation (EU) 2017/2402 of the European Parliament and of the Council of December 12, 2017, as amended (the “EU Securitization Regulation”) or (ii) the framework for the regulation of certain aspects of securitization in the United Kingdom (the “UK”) comprising (A) the Securitisation Regulations 2024, as amended (the “SR 2024”), (B) the Securitisation sourcebook of the handbook of rules and guidance adopted by the UK Financial Conduct Authority, as amended (the “FCA Securitization Rules”), (C) the Securitisation Part of the rulebook of published policy of the Prudential Regulation Authority of the Bank of England, as amended (the “PRA Securitization Rules”) and (D) relevant provisions of the Financial Services and Markets Act 2000, as amended (the “FSMA”), in each case as further amended, supplemented or replaced (collectively, the “UK Securitization Framework”). Consequently, the notes may not be a suitable investment for investors who are subject to the EU Securitization Regulation or the UK Securitization Framework.  See “Risk Factors––Risks Primarily Related to the Nature of the Notes and the Structure of the Transaction—The notes may not be a suitable investment for investors subject to the EU Securitization Regulation or the UK Securitization Framework” and “Plan of Distribution—

Requirements for Certain European Economic Area and United Kingdom Regulated Investors and Affiliates” in this prospectus.
DESCRIPTION OF THE NOTES

General	The notes consist of:

	•	the Class A-1 Notes;

	•	the Class A-2a Notes and the Class A-2b Notes (the “Class A-2 Notes”);

	•	the Class A-3 Notes; and

	•	the Class A-4 Notes.

The initial principal amount of each class of notes is specified on the front cover of this prospectus.

The issuing entity will also issue certificates representing the equity interest in the issuing entity.  The certificates will initially be held by the depositor.  The depositor currently does not expect to sell the certificates, but may do so, to the extent permitted by Regulation RR.

The certificates are not being offered to you by this prospectus.  Any information in this prospectus relating to the certificates is presented solely to provide you with a better understanding of the notes.

Terms of the Notes
In general, noteholders will receive payments of interest and principal on the notes from the issuing entity only to the extent that collections from the issuing entity’s assets are sufficient to make those payments.  Collections from the issuing entity’s assets will be divided among the classes of notes in specified proportions.  The issuing entity will pay interest and principal on each payment date to noteholders of record as of the record date preceding such payment date.

Interest.  The interest rate for each class of notes (other than the Class A-2b Notes) will be a fixed rate, as set forth on the cover of this prospectus.  The interest rate for the Class A-2b Notes will be a floating rate equal to the applicable benchmark plus the spread set forth on the cover page of this prospectus.  As of the closing date, the benchmark will be the SOFR Rate; however, the benchmark may change following the occurrence of a Benchmark Transition Event (as defined under “Description of the Notes–Interest”).  See “Description of the Notes–Interest” in this prospectus.

The Class A-1 Notes and the Class A-2b Notes will accrue interest on an actual/360 basis from (and including) a payment date to (but excluding) the next payment date, except that the first interest accrual period for the Class A-1 Notes and the Class A-2b Notes will be from (and including) the closing date to (but excluding) the first payment date.  This means that the interest due on each of the Class A-1 Notes and the Class A-2b Notes on each payment date will be the product of:

	•	the outstanding principal amount of such class of notes;

•	the related interest rate; and

•
the actual number of days from (and including) the previous payment date (or, in the case of the first payment date, the actual number of days from (and including) the closing date) to (but excluding) the current payment date, divided by 360.

If the sum of the applicable benchmark and the spread set forth on the front cover of this prospectus is less than 0.00% for any interest accrual period, then the interest rate for the Class A-2b Notes for such interest accrual period will be deemed to be 0.00%.  For a description of how interest will be calculated on the Class A-2b Notes, see “Description of the Notes—Interest” in this prospectus.

The Class A-2a Notes, the Class A-3 Notes and the Class A-4 Notes will accrue interest on a 30/360 basis from (and including) the 25th day of the calendar month preceding a payment date to (but excluding) the 25th day of the calendar month in which the payment date occurs, except that the first interest accrual period for the Class A-2a Notes, the Class A-3 Notes and the Class A-4 Notes will be from (and including) the closing date to (but excluding) November 25, 2026. This means that the interest due on each of the Class A-2a Notes, the Class A-3 Notes and the Class A-4 Notes on each payment date will be the product of:

	•	the outstanding principal amount of such class of notes;

	•	the related interest rate; and

	•	30 (or, in the case of the first payment date, the number of days from (and including) the closing date to (but excluding) November 25, 2026 (assuming a 30-day calendar month)) divided by 360.

Each class of notes will be entitled to interest at the same level of priority with all other classes of notes.  If the noteholders of any class of notes do not receive all interest owed to them on a payment date, the issuing entity will make payments of interest on later payment dates to make up the shortfall, together with interest on those amounts at the related interest rate, to the extent lawful and to the extent funds from specified sources are available to cover the shortfall.

Principal.  The issuing entity generally will pay principal sequentially to the earliest maturing class of notes then outstanding until that class is paid in full (and principal of the Class A-2a Notes and the Class A-2b Notes will be paid pro rata, based on the outstanding principal amount of each such class of notes, until each such class is paid in full).

Priority of Payments
On each payment date prior to the acceleration of the notes, the issuing entity will pay the following amounts, in the following order of priority, from amounts collected or received in respect of the SUBI assets during the related collection period and, in the event of a shortfall in making the payments described in clauses 1 through 5, from amounts withdrawn from the reserve fund:

1.	to the servicer, the related payment date advance reimbursement;

2.	to the servicer, the related servicing fee and all unpaid servicing fees from prior collection periods;

3.
to the indenture trustee (in each of its capacities under the transaction documents), the owner trustee and the asset representations reviewer, the amount of any unpaid fees, costs, expenses and indemnification amounts due and owing to each such party, pro rata, based on amounts due and owing to each such party, in an aggregate amount not to exceed $250,000 in any calendar year;

4.	to the note distribution account, for distribution to the noteholders, accrued interest on the notes;

5.	to the note distribution account, the “first priority principal distribution amount,” which will generally be an amount equal to the excess of:

• the aggregate outstanding principal amount of the notes as of the preceding payment date (after giving effect to any principal payments made on the notes on that preceding payment date); minus

• the aggregate securitization value of the specified leases as of the last day of the related collection period;

which amount will be allocated to pay principal on the notes in the order of priority set forth under “—Distributions from the Note Distribution Account” and “—Acceleration of the Notes; Change in Priority of Payments upon Acceleration of the Notes” below;

6.
to the reserve fund, the amount, if any, necessary to cause the amount on deposit in the reserve fund to equal the reserve fund requirement, which will be equal to at least 0.25% of the aggregate securitization value of the specified leases as of the cutoff date or, on any payment date occurring on or after the date on which the aggregate principal amount of the notes has been reduced to zero, zero;

7.	to the note distribution account, the “regular principal distribution amount,” which will generally be an amount equal to the excess of:

• the aggregate outstanding principal amount of the notes as of the preceding payment date (after giving effect to any principal payments made on the notes on that preceding payment date); minus

• the excess of (i) the aggregate securitization value of the specified leases as of the last day of the related collection period, minus (ii) the overcollateralization target amount (as described below);

provided, that such amount will be reduced by any amounts previously deposited in the note distribution account pursuant to clause (5) above, and which amount will be allocated to pay principal on the notes in the order of priority set forth under “—Distributions from the Note Distribution Account” and “—Acceleration of the Notes; Change in Priority of Payments upon Acceleration of the Notes” below;

8.
to the indenture trustee (in each of its capacities under the transaction documents), the owner trustee and the asset representations reviewer, the amount of any fees, costs, expenses and indemnification amounts due to each such party and remaining unpaid as a result of the cap set forth in clause (3) above, pro rata, based on amounts due and owing to each such party; and

	9.	to the holders of the certificates, any remaining amounts.

On the final scheduled payment date of each class of notes, the amount required to be allocated to the note distribution account will include the amount necessary to reduce the outstanding principal amount of that class of notes to zero.

The “overcollateralization target amount” is equal to (i) with respect to any payment date on or prior to the date on which the outstanding principal amount of the Class A-2 Notes is paid in full, 15.65% of the aggregate securitization value of the specified leases as of the cutoff date and (ii) with respect to any payment date after the date on which the outstanding principal amount of the Class A-2 Notes is paid in full, 14.15% of the aggregate securitization value of the specified leases as of the cutoff date.

Distributions from the Note Distribution Account	From deposits made to the note distribution account, the issuing entity will pay principal on the notes in the following order of priority on each payment date prior to the acceleration of the notes:

	•	to the Class A-1 Notes until they are paid in full;

	•	to the Class A-2a Notes and the Class A-2b Notes, pro rata, based on the outstanding principal amounts of each such class of notes, until each such class is paid in full;

	•	to the Class A-3 Notes until they are paid in full; and

	•	to the Class A-4 Notes until they are paid in full.

Acceleration of the Notes; Change in Priority of Payments upon Acceleration of the Notes
Following the occurrence of any of the following events of default, the indenture trustee may (and, at the written direction of the holders of a majority of the aggregate outstanding principal amount of the notes shall) accelerate the notes to become immediately due and payable:

•	a default for five days or more in the payment of interest on the notes;

•	a default in the payment of principal of any note on its final scheduled payment date or redemption date;

•
a default in the observance or performance of any covenant or agreement of the issuing entity or breach of any representation or warranty of the issuing entity (that is not cured or eliminated) under the indenture or in connection therewith; or

•	an insolvency or a bankruptcy with respect to the issuing entity;

provided that a delay in or failure of performance referred to under the first bullet point above for a period of 45 days or less, under the second bullet point above for a period of 60 days or less, or under the third bullet point above for a period of 120 days or less, will not constitute an event of default if that failure or delay was caused by a force majeure or other similar occurrence.

See “Payments on the Notes” and “Description of the Transaction Documents—The Indenture—Events of Default; Rights Upon an Event of Default” in this prospectus.

In addition, upon an event of default and acceleration of the notes, the indenture trustee may (subject to the terms of the indenture) liquidate or sell the assets of the issuing entity; provided that, if such event of default is not caused by a failure to pay interest or principal, then at least one of the following conditions must be met:

•	the proceeds of the sale or liquidation of the issuing entity’s assets would be sufficient to repay the noteholders in full;

•	100% of the noteholders consent to such sale or liquidation; or

•
the indenture trustee has determined pursuant to the provisions of the indenture that the assets of the issuing entity will be insufficient to continue to make all required payments of principal and interest on the notes when due and payable, and noteholders holding at least 66-2/3% of the aggregate principal amount of outstanding notes consent to such sale or liquidation.

Following the acceleration of the notes, the issuing entity will reimburse or pay all unpaid fees, costs, expenses and indemnification amounts due and owing to the indenture trustee, the owner trustee and the asset representations reviewer before making any payments to noteholders and without regard to any annual cap on such amounts.

Following the acceleration of the notes, the issuing entity will pay principal first, to the Class A-1 Notes until the Class A-1 Notes are paid in full, and second, to the Class A-2a Notes, the Class A-2b Notes, the Class A-3 Notes and the Class A-4 Notes,

pro rata, based on the outstanding principal amounts of those classes of notes, until each such class of notes is paid in full.

Following the occurrence of an event of default that has not resulted in an acceleration of the notes, no change will be made to the priority of payments on the notes described under “—Priority of Payments” above.

Minimum Denominations, Registration, Clearance and Settlement
The notes of each class will be issued in U.S. Dollars in minimum denominations of $1,000 and integral multiples of $1,000 in excess thereof.  The notes will be issued in book-entry form and will be registered in the name of Cede & Co., as the nominee of The Depository Trust Company, the clearing agency.

Optional Purchase
The servicer may, at its option, purchase the interest in the 2026-2 SUBI evidenced by the SUBI certificate from the issuing entity on any payment date if, either before or after giving effect to any payment of principal required to be made on such payment date, the aggregate outstanding note balance is less than or equal to 5% of the initial aggregate principal amount of the notes.

We refer you to “Description of the Transaction Documents—Optional Purchase” in this prospectus for more detailed information.

Credit Enhancement
Credit enhancement is intended to protect you against losses and delays in payments on your notes by absorbing credit losses on the specified leases, residual losses on the specified vehicles and other shortfalls in cash flows.  The available credit enhancement is limited.  Losses on the specified leases and specified vehicles in excess of available credit enhancement will not result in a writedown of the principal amounts of the notes.  Instead, if losses on the specified leases and specified vehicles exceed the amount of available credit enhancement, the amount available to make payments on the notes will be reduced to the extent of such losses.

The credit enhancement for the notes will include:

	•	overcollateralization;

	•	the reserve fund; and

	•	excess cashflow.

If the credit enhancement is not sufficient to cover all amounts payable on the notes, notes having a later final scheduled payment date generally will bear a greater risk of loss than notes having an earlier final scheduled payment date. See “Risk Factors—Risks Primarily Related to the Nature of the Notes and the Structure of the Transaction—Because the issuing entity has limited assets, there is only limited protection against potential losses,” “—Payment priorities increase risk of loss or delay in payment to certain notes” and “Payments on the Notes” in this prospectus.

Overcollateralization.  Overcollateralization represents the amount by which the aggregate securitization value of the specified leases exceeds the aggregate principal amount of the outstanding notes.  Overcollateralization will be available to absorb credit losses on the specified leases and residual losses on the specified vehicles that are not otherwise covered by excess cashflow, if any.  The aggregate securitization value of the specified leases as of the cutoff date is expected to exceed the initial aggregate principal amount of the notes by approximately 13.15% of the aggregate securitization value of the specified leases as of the cutoff date.  Clause 7 in the “—Priority of Payments” above results in the application of all remaining funds, including any excess cashflow, to achieve and maintain overcollateralization at the overcollateralization target amount.  This application will result in the payment of more principal on the notes so long as these amounts are available for this purpose.  As the principal amounts of the notes are reduced faster than the reduction in the aggregate securitization value of the specified leases, credit enhancement in the form of additional overcollateralization is created.

Reserve Fund.  As an additional source of credit enhancement, the issuing entity will establish the reserve fund.

On each payment date, the issuing entity will use funds in the reserve fund to cover shortfalls in payments due and owing to the servicer, certain capped fees, costs, expenses and indemnification amounts due and owing to the indenture trustee, the owner trustee and the asset representations reviewer, interest on the notes and the first priority principal distribution amount.

The reserve fund will be funded as follows:

•
on the closing date, the depositor will make an initial deposit to the reserve fund of an amount equal to at least 0.25% of the aggregate securitization value of the specified leases as of the cutoff date; and

• on each payment date, amounts needed to increase the reserve fund balance to the required reserve fund balance will be deposited into the reserve fund after payments of higher priority have been made.

On each payment date, after all required distributions have been made, the amount on deposit in the reserve fund in excess of the reserve fund requirement will be released to the certificateholder.

Excess Cashflow.  The securitization rate, which is used to calculate the aggregate securitization value of the specified leases, is expected to be greater than the sum of (i) the weighted average of the interest rates payable on the notes, (ii) the rate payable to the servicer in respect of servicing compensation and reimbursement, and (iii) the aggregate rate payable to the indenture trustee, the owner trustee and the asset representations reviewer in respect of annual fees.  The amount of monthly collections corresponding to the difference between these rates will serve as additional credit enhancement.

For more detailed information about the credit enhancement for the notes, we refer you to “Credit Enhancement” in this prospectus.

Advances
On or before each deposit date, the servicer (i) is required to advance to the issuing entity lease payments that are due but unpaid by the related user-lessees and (ii) may, at its option, advance to the issuing entity an amount equal to the securitization value of specified vehicles for which the related specified leases have terminated during the related collection period and that the servicer has not sold.  The servicer will not be required to make any advance if it determines that it will not be able to recover an advance from future payments on the related specified lease or specified vehicle.

Servicer Compensation
As compensation for its roles as servicer and administrator, BMW FS will be entitled to receive a servicing fee for each collection period in an amount equal to 1.00% per annum of the outstanding aggregate securitization value of the specified leases as of the first day of such collection period; provided that, in the case of the first payment date, the servicing fee will be an amount equal to the sum of (a) the product of 1/12 and 1.00% of the aggregate securitization value of the specified leases as of the cutoff date and (b) the product of 1/12 and 1.00% of the aggregate securitization value of the specified leases as of the close of business on September 30, 2026.  In addition, as additional servicing compensation, the servicer will be entitled to retain any and all expense reimbursements, late payment fees, extension fees, early termination fees, prepayment charges, administrative fees or similar charges received with respect to any specified lease (other than excess wear and tear or excess mileage charges).  The servicing fee will be payable on each payment date from available funds prior to any other distributions.  For more detailed information about additional servicing compensation, we refer you to “Description of the Transaction Documents—Servicing Compensation” in this prospectus.

Trustee Fees and Expenses
Each of the indenture trustee and the owner trustee will be entitled to a fee in connection with the performance of its respective duties under the applicable transaction documents.  The issuing entity will pay (i) the indenture trustee an annual fee equal to $3,000 and (ii) the owner trustee an annual fee equal to $3,000.  Each of the indenture trustee and the owner trustee will also be entitled to reimbursement or payment by the issuing entity for all costs, expenses and indemnification amounts incurred by it in connection with the performance of its respective duties under the applicable transaction documents.

Asset Representations Reviewer Fees and Expenses	The asset representations reviewer will be entitled to a fee in connection with the performance of its duties under the asset representations review agreement. The issuing entity will pay the asset representations reviewer an annual fee equal to $5,000 and, in the event an asset representations review occurs, the asset representations reviewer will be entitled to a fee of $175 for each specified lease reviewed by it, as described under “Asset Representations Reviewer” in this prospectus.  The asset representations reviewer will also be entitled to reimbursement or payment by the issuing entity for all costs, expenses and indemnification amounts incurred by it in connection with the performance of its duties under the asset representations review agreement.

CUSIP Numbers	Class A-1 Notes: Class A-2a Notes: Class A-2b Notes: Class A-3 Notes: Class A-4 Notes:	09657UAA8 09657UAB6 09657UAC4 09657UAD2 09657UAE0

Tax Status
Tax counsel to the depositor is of the opinion, subject to the assumptions set forth in this prospectus, that although there is no authority with respect to a transaction closely comparable to that contemplated herein:

	•	as of their issuance date, the notes held by parties unaffiliated with the issuing entity for U.S. federal income tax purposes will be characterized as debt for U.S. federal income tax purposes, and

	•	the issuing entity will not be characterized as an association or a publicly traded partnership, in either case taxable as a corporation for U.S. federal income tax purposes.

By accepting a note, each noteholder or beneficial owner will be deemed to have agreed to treat such note as debt for purposes of U.S. federal, state and applicable local income and franchise taxes and for purposes of any other tax measured in whole or in part by income.

You should consult your own tax advisor regarding the U.S. federal income tax consequences and the tax consequences arising under the laws of any state or other taxing jurisdiction, of the purchase, ownership and disposition of the notes.

We refer you to “Material U.S. Federal Income Tax Considerations” in this prospectus.

Eligibility for Purchase by Money Market Funds
The Class A-1 Notes have been structured to be “eligible securities” as defined in paragraph (a)(11) of Rule 2a-7 under the Investment Company Act of 1940, as amended.  Rule 2a-7 includes additional criteria for investments by money market funds, including requirements relating to portfolio maturity, liquidity and risk diversification.  A money market fund should consult its legal advisers regarding the eligibility of the Class A-1 Notes under Rule 2a-7 and whether an investment in the

Class A-1 Notes satisfies the fund’s investment policies, ratings requirements and objectives.

ERISA Considerations
The notes are generally eligible for acquisition by employee benefit plans, individual retirement accounts, and other retirement plans or arrangements, subject to those considerations discussed under “ERISA Considerations” in this prospectus.

We refer you to “ERISA Considerations” in this prospectus.  If you are a benefit plan fiduciary considering acquisition of the notes you should, among other things, consult with your counsel in determining whether all required conditions have been satisfied.

Ratings
The sponsor has hired two rating agencies and will pay them a fee to assign ratings on the notes.  It is a condition to the issuance of the notes that they receive certain credit ratings from the two rating agencies hired by the sponsor.  The sponsor has not hired any other nationally recognized statistical rating organization, or “NRSRO,” to assign ratings on the notes and is not aware that any other NRSRO has assigned or intends to assign ratings on the notes.

None of the sponsor, the depositor, the servicer, the administrator, the indenture trustee, the owner trustee, the asset representations reviewer, the underwriters or any of their affiliates will be required to monitor any changes to the ratings on the notes.

Certain Investment Company Act Considerations
In determining that the issuing entity is not required to register as an investment company under the Investment Company Act of 1940, as amended, the issuing entity will be relying on its failure to meet the definitional requirements of the defined term “investment company” under Section 3(a)(1) of the Investment Company Act of 1940, as amended, although additional exemptions or exclusions may be applicable.  The issuing entity is being structured so as not to constitute a “covered fund” for purposes of the regulations adopted to implement Section 619 of the Dodd-Frank Wall Street Reform and Consumer Protection Act.

Summary of Risk Factors

The following summary is a concise description of certain of the material risk factors that you should consider in making your decision to purchase any notes.  This summary does not purport to summarize all of the risks that you should consider in making your decision to purchase any notes.  You should carefully read the risk factors set forth under “Risk Factors,” as well as the other information contained in this prospectus.

Risks Primarily Related to the Nature of the Notes and the Structure of the Transaction

The notes are subject to certain risks related to their nature as asset-backed securities and the structure of the transaction, which could lead to payment delays, shortfalls in payments or losses on your notes, including due to factors such as, but not limited to:

•	the limited assets of the issuing entity available to make payments on the notes;

•
unpredictability of the rate at which the notes will amortize, and the potential acceleration of payments on the notes due to the occurrence of an event of default or the optional purchase of the SUBI Certificate;

•	the possible insufficiency of proceeds from the sale of the issuing entity’s assets to repay all of the notes;

•	the subordination of certain classes of the notes to other more senior classes of the notes and to certain fees and other payments;

•	the limited control of certain classes of notes over actions of the issuing entity; and

•	the potential lack of suitability of the notes as investments for investors subject to the EU Securitization Regulation or the UK Securitization Framework.

Risks Primarily Related to the Class A-2b Notes

The Class A-2b Notes are subject to certain risks, including due to factors such as, but not limited to:

•	the issuing entity will not enter into any swap agreements or interest rate cap agreements with respect to the Class A-2b Notes;

•	the impact of negative benchmark rates on the Class A-2b Notes;

•
the Class A-2b Notes accrue interest based on the SOFR Rate, which is a relatively new reference rate in asset-backed securities transactions, and there may be unanticipated problems in the use, calculation or performance of SOFR;

•	uncertainty about SOFR’s differences from the former LIBOR benchmark, including its composition, characteristics and market acceptance, which may have an adverse impact on the Class A-2b Notes;

•
the determination of the SOFR Rate for each interest accrual period based on the average of the daily compounded SOFR rates for the preceding 30 days, which may result in a potential mismatch compared to daily rates actually in effect on the calculation date; and

•	changes to, or the elimination of, SOFR or the determinations made by the administrator may adversely affect the Class A-2b Notes.

Risks Primarily Related to the Specified Leases, Specified Vehicles and Economic Conditions

The notes are subject to certain risks related to the specified leases, the related specified vehicles and economic conditions, which could lead to payment delays, shortfalls in payments or losses on your notes, including due to factors such as, but not limited to:

•
the effect of health epidemics and other outbreaks, and related measures taken in response to such epidemics or outbreaks, on the lessees of the specified leases and on the abilities of the transaction parties to perform their respective obligations under the transaction documents;

•
concentrations of specified vehicles in particular models or powertrain types, geographic concentrations of the specified leases and extreme weather conditions and natural disasters (including any such conditions and disasters resulting from climate change), public health concerns, economic developments and other similar events in specific geographic areas;

•	the turn-in rates under the specified leases and certain factors that could adversely affect the used car market;

•	the failure of user-lessees to maintain physical damage insurance; and

•	potential adverse effects of any recalls with respect to the specified vehicles.

Risks Primarily Related to Legal and Regulatory Matters

The notes are subject to certain risks related to legal and regulatory matters, which could lead to payment delays, shortfalls in payments, losses on your notes or adverse effects on the price and liquidity of the notes in the secondary market, including due to factors such as, but not limited to:

•	regulatory reform (including reform intended to address climate change);

•	federal and state consumer protection laws regulating the creation, collection and enforcement of the specified leases;

•	the Servicemembers Civil Relief Act and other similar state laws potentially limiting the ability of the servicer to collect from certain user-lessees; and

•	vicarious tort liability.

Risks Primarily Related to Servicing

The notes are subject to certain risks related to the servicing of the specified leases and related specified vehicles, which could lead to payment delays, shortfalls in payments or losses on your notes, including due to factors such as, but not limited to:

•	the potential cost of transferring servicing responsibilities to a successor servicer, in the event of a servicer default, and the potential inability to obtain a successor servicer;

•	the ability of the servicer to commingle collections for a limited time; and

•	the potential that a security breach or cyber-attack could adversely affect BMW FS’ business and its ability to service the specified leases and related specified vehicles.

Risks Primarily Related to the Bankruptcy and Insolvency of Transaction Parties and Perfection of Security Interests

The notes are subject to certain risks related to the potential bankruptcy and insolvency of transaction parties and perfection of security interests, which could lead to payment delays, shortfalls in payments or losses on your notes, including due to factors such as, but not limited to:

•	the bankruptcy of BMW FS or BMW Auto Leasing LLC;

•	interests of other persons in the specified leases and the specified vehicles could be superior to the issuing entity’s interest therein; and

•	the failure of the servicer to maintain control of the authoritative copies of electronic contracts evidencing specified leases.

General Risks Relating to the Transaction

The notes are subject to certain general risks applicable to transactions of this nature, which could lead to payment delays, shortfalls in payments or losses on your notes, including due to factors such as, but not limited to:

•	the complexity of the notes and the potential absence of a secondary market for the notes;

•	withdrawal or downgrade of the initial ratings of the notes, the potential issuance of unsolicited ratings on the notes, rating agency conflicts of interest and related regulatory scrutiny; and

•	limitations on your ability to exercise rights directly, due to the absence of physical notes, and potential delays in receiving payments as the result of the notes being held in book-entry form.

Risk Factors

You should consider the following risk factors in deciding whether to purchase the notes.

Risks Primarily Related to the Nature of the Notes and the Structure of the Transaction

Because the issuing entity has limited assets, there is only limited protection against potential losses.

The only sources of funds for payments on the notes are the assets of the issuing entity and the reserve fund.  The notes are not obligations of, and will not be insured or guaranteed by, any governmental agency or the depositor, the sponsor, the vehicle trust, the servicer, any trustee, the asset representations reviewer or any of their affiliates.  You must rely solely on payments on the specified leases and the specified vehicles and amounts on deposit in the reserve fund for payments on the notes.  Although funds in the reserve fund will be available to cover shortfalls in payments of interest and certain principal payments on each payment date, the amounts deposited in the reserve fund will be limited.  If the entire reserve fund has been used, the issuing entity will depend solely on current collections on the specified leases and specified vehicles to make payments on the notes.  Any excess amounts released from the reserve fund to the certificateholders will no longer be available to noteholders on any later payment date.  We refer you to “Credit Enhancement—Reserve Fund” in this prospectus.

Occurrence of events of default under the indenture may result in insufficient funds to make payments on your notes.

Payment defaults or the insolvency or dissolution of the issuing entity may result in prepayment of the notes if the assets of the issuing entity are liquidated, which may result in losses.  Following the occurrence of an event of default, the indenture trustee may (and, at the written direction of the holders of at least a majority of the aggregate principal amount of the outstanding notes shall) declare the aggregate principal amount of the outstanding notes to be due immediately.  If this happens, the indenture trustee may (subject to the terms of the indenture) sell or may be directed by holders of 100% (or, in some cases, 66 2/3%) of the aggregate principal amount of the outstanding notes to sell the assets of the issuing entity and prepay the notes.  In the event the indenture trustee sells the assets of the issuing entity under adverse market conditions, proceeds from such sale may not be sufficient to repay all of the notes and you may suffer a loss.

The notes are subject to risk because payments on the notes are subordinated to certain fees and other payments.

The notes are subject to risk because payments of principal and interest on the notes on each payment date are subordinated to payment of any payment date advance reimbursement amount due to the servicer, the servicing fee, and certain amounts payable to the indenture trustee, the owner trustee and the asset representations reviewer in respect of unpaid fees, expenses, indemnification amounts and other payments due and owing to such parties.  This subordination could result in reduced or delayed payments of principal and interest on the notes.

Payment priorities increase risk of loss or delay in payment to certain notes.

Classes of notes that receive payments, particularly principal payments, before other classes will be repaid sooner than the other classes and payments to these other classes may be delayed if collections and amounts on deposit in the reserve fund are inadequate to pay all amounts payable on all classes of notes on any payment date.  In addition, because the principal of each class of notes generally will be paid sequentially, certain classes of notes will be outstanding longer and therefore will be exposed to the risk of losses during periods after other classes have received most or all amounts payable on their notes, and after which credit enhancement may have been applied and not replenished.

As a result, the yields of the later maturing classes of notes will be more sensitive to losses on the specified leases and specified vehicles and the timing of those losses.  If the actual rate and amount of losses exceeds historical levels, and if any available credit enhancement is insufficient to cover the resulting shortfalls, the yield to maturity on your notes may be lower than anticipated, and you could suffer a loss.

Classes of notes that receive payments of principal earlier than expected are exposed to greater reinvestment risk and classes of notes that receive payments of principal later than expected are exposed to greater risk of loss.  In either case, the yields on your notes could be materially and adversely affected.

The timing of principal payments is uncertain, and prepayments or reallocations of specified leases and specified vehicles, and the servicer’s optional purchase of the SUBI Certificate may cause prepayments on the notes, resulting in reinvestment risk to you.

The amount of distributions of principal on the notes and the time when you receive those distributions depend on the rate of payments and losses relating to the specified leases and the specified vehicles, which cannot be predicted with certainty.  Those principal payments may be regularly scheduled payments or unscheduled payments like those resulting from prepayments or liquidations of defaulted specified leases.  Additionally, the servicer may be required to make payments relating to the specified leases and specified vehicles under some circumstances, and will have the right to purchase all assets of the issuing entity pursuant to an optional redemption of the notes.  Each of these payments will have the effect of shortening the average lives of the notes.  You will bear any reinvestment risks resulting from a faster or slower rate of payments of the specified leases and the specified vehicles.

Prepayments on the specified leases will shorten the lives of the notes to an extent that cannot be predicted.  Prepayments may occur for a number of reasons.  Some prepayments may be caused by the user-lessees under the specified leases.  For example, user-lessees may default, resulting in the repossession and sale of the specified vehicle, or may damage the specified vehicle or become unable to make payments due to death or disability, resulting in payments to the servicer under any existing physical damage, credit life or other insurance.

Some prepayments may be caused by the servicer.  The servicer may be required to reallocate from the 2026-2 SUBI certain specified leases and specified vehicles if it breaches certain of its servicing obligations with respect to those specified leases and specified vehicles or if there is a breach of the representations and warranties relating to those specified leases or specified vehicles and such breach materially and adversely affects the interest of the issuing entity in such specified leases or specified vehicles and such breach is not timely cured.  In connection with any such reallocation, the servicer will be obligated to pay the issuing entity an amount equal to (i) the present value of the monthly payments remaining to be made under the affected specified lease and (ii) the present value of the residual value of the related specified vehicle, in each case discounted at the securitization rate.  This will result in the prepayment of the reallocated specified leases.

In addition, the servicer has the option to purchase the interest in the 2026-2 SUBI evidenced by the SUBI certificate from the issuing entity when the aggregate principal amount of the notes is less than or equal to 5% of the initial aggregate principal amount of the notes.  If exercised, this could reduce the average lives of the notes.

Further, the specified leases may be prepaid, in full or in part, voluntarily or as a result of defaults, theft of or damage to the related specified vehicles or for other reasons. The rate of prepayments on the specified leases may also be influenced by a variety of economic, social and other factors.  For these reasons, the servicer cannot predict the actual prepayment rates for the specified leases. You will bear any reinvestment risks resulting from prepayments on the specified leases and the corresponding acceleration of payments on the notes.

The final payment on each class of notes is expected to occur prior to its final scheduled payment date because of the prepayment and purchase considerations described above.  If sufficient funds are not available to pay any class of notes in full on its final scheduled payment date, an event of default will occur and final payment of that class of notes may occur later than that date.

Proceeds of the liquidation of the assets of the issuing entity may not be sufficient to pay your notes in full.

In certain circumstances, and if so directed by the holders of at least the requisite percentage of the aggregate principal amount of the outstanding notes, following an acceleration of the notes upon an event of default, the indenture trustee will liquidate the assets of the issuing entity.  However, there is no assurance that the amount received from liquidation will be equal to or greater than the aggregate principal amount of the outstanding notes. Therefore, upon an event of default, there can be no assurance that sufficient funds will be available to repay you in full.  This deficiency will be exacerbated where the aggregate principal amount of the notes exceeds the aggregate securitization value of the specified leases.

Failure to pay principal on your notes will not constitute an event of default until maturity.

The amount of principal required to be paid to noteholders will be limited to amounts available for that purpose in the SUBI collection account (and, with respect to certain principal payments, the reserve fund). Therefore, the failure to pay principal on your notes generally will not result in the occurrence of an event of default until the final scheduled payment date or redemption date for your notes.  We refer you to “Description of the Transaction Documents—The Indenture—Events of Default; Rights Upon an Event of Default” in this prospectus.

The notes may not be a suitable investment for investors subject to the EU Securitization Regulation or the UK Securitization Framework.

None of the issuing entity, the depositor, the sponsor, the servicer, the administrator, the indenture trustee, the paying agent, the owner trustee, the underwriters, the UTI beneficiary, the other parties to the transaction described in this prospectus, nor any of their respective affiliates, will undertake, or intends, to retain a material net economic interest with respect to such transaction in a manner that would satisfy the requirements of the EU Securitization Regulation or the UK Securitization Framework.

In addition, no such person will undertake, or intends, in connection with such transaction, to take any other action or refrain from taking any action prescribed or contemplated in the EU Securitization Regulation or the UK Securitization Framework, or for purposes of, or in connection with, facilitating or enabling compliance by any investor that is subject to the due diligence requirements of the EU Securitization Regulation or the UK Securitization Framework with such requirements or by any person with the requirements of any other law or regulation now or hereafter in effect in the European Union (the “EU”), any member state of the European Economic Area (the “EEA”) or the UK in relation to risk retention, due diligence and monitoring, credit granting standards, transparency or any other conditions with respect to investments in securitization transactions.

The arrangements described under “Credit Risk Retention” in this prospectus have not been structured with the objective of enabling or facilitating compliance by any person with the due diligence or other requirements of the EU Securitization Regulation or the UK Securitization Framework.

Consequently, the notes may not be a suitable investment for investors who are subject to the EU Securitization Regulation or the UK Securitization Framework.  As a result, the price and liquidity of the notes in the secondary market may be adversely affected.  Prospective investors are responsible for analyzing their own legal and regulatory position and are encouraged to consult with their own investment and legal advisors regarding the suitability of the notes for investment and the scope and applicability of, and compliance with, the requirements of the EU Securitization Regulation, the UK Securitization Framework and any other applicable existing or future similar regimes in any relevant jurisdictions.  For more information regarding the EU Securitization Regulation and the UK Securitization Framework, see “Plan of Distribution––Requirements for Certain European Economic Area and United Kingdom Regulated Investors and Affiliates” in this prospectus.

Risks Primarily Related to the Class A-2b Notes

The issuing entity will issue floating rate notes, but the issuing entity will not enter into any interest rate swap or cap agreements and you may suffer losses on your notes if interest rates rise.

The specified leases will provide for level monthly payments, while the Class A-2b Notes will bear interest at a floating rate based on a spread over the SOFR Rate, as defined under “Description of the Notes—Interest” in this prospectus. The issuing entity will not enter into any interest rate swap or cap agreements in connection with the issuance of the Class A-2b Notes.

If the floating rate payable by the issuing entity in respect of the Class A-2b Notes increases to the point where the amount of interest and principal due on the notes, together with other fees and expenses payable by the issuing entity, exceeds the amount of collections and other funds available to the issuing entity to make such payments, the issuing entity may not have sufficient funds to make payments on the notes.  If the issuing entity does not have sufficient funds to make payments, you may experience delays or reductions in the interest and principal payments on your notes.

If market interest rates rise or other conditions change materially after the issuance of the notes, you may experience delays or reductions in interest and principal payments on your notes. The issuing entity will make payments on the Class A-2b Notes out of its generally available amounts—not solely from funds that are dedicated to the Class A-2b

Notes.  Therefore, an increase in interest rates would reduce the amounts available for distribution to holders of all notes, not just the holders of the Class A-2b Notes.

Negative benchmark rates would reduce the rate of interest on the Class A-2b Notes.

The interest rate to be borne by the Class A-2b Notes will be based on a spread over a benchmark rate, which initially will be the SOFR Rate (as defined under “Description of the Notes—Interest” in this prospectus).  As a result, changes in the SOFR Rate (or any replacement benchmark) will affect the rate at which the Class A-2b Notes accrue interest and the level of interest payments on the Class A-2b Notes. To the extent that the SOFR Rate (or any replacement benchmark) decreases below 0.00% for any interest accrual period, the rate at which the Class A-2b Notes accrue interest for such interest accrual period will be reduced by the amount by which the related benchmark rate is negative, provided that the interest rate on the Class A-2b Notes for any interest accrual period will not be less than 0.00%.  A negative benchmark rate could result in the interest applied to the Class A-2b Notes decreasing to 0.00% for the related interest accrual period.

SOFR is a relatively new reference rate that may be more volatile than other benchmarks or market rates and its composition and characteristics are not the same as the former LIBOR benchmark.

The Class A-2b Notes will accrue interest at a floating rate based on a spread over a benchmark rate, which initially will be the SOFR Rate.  The SOFR Rate will be based on compounded averages of the secured overnight financing rate published for any day by the Federal Reserve Bank of New York (the “FRBNY”) on the FRBNY’s website, or by a successor administrator of such benchmark rate on such successor’s website (“SOFR”), which are used to determine Compounded SOFR.  For information on how the SOFR Rate and Compounded SOFR are determined, you should read “Description of the Notes—Interest” in this prospectus.  SOFR is a relatively new interest rate index, and the way that SOFR and any market-accepted adjustments to SOFR are determined may change over time.

SOFR is intended to be a broad measure of the cost of borrowing cash overnight collateralized by U.S. Treasury securities. SOFR is calculated as a volume-weighted median of transaction-level tri-party repo data collected from The Bank of New York Mellon as well as General Collateral Finance Repo transaction data and data on bilateral Treasury repo transactions cleared through The Fixed Income Clearing Corporation’s delivery-versus-payment service.  The FRBNY notes that it obtains information from DTCC Solutions LLC, an affiliate of The Depository Trust & Clearing Corporation.  The FRBNY states on its publication page for SOFR that the use of SOFR is subject to important limitations and disclaimers, including that the FRBNY may alter the methods of calculation, publication schedule, rate revision practices or availability of SOFR at any time without notice.

SOFR is published by the FRBNY based on data received from sources outside of the sponsor and the issuing entity’s control or direction and neither the sponsor nor the issuing entity has control over its determination, calculation or publication.  In contrast to other indices, SOFR may be subject to direct influence by activities of the FRBNY, which may directly affect prevailing SOFR rates in ways the issuing entity is unable to predict.  There can be no guarantee that SOFR will not be discontinued or fundamentally altered in a manner that is materially adverse to the interests of the holders of the Class A-2b Notes.  If the manner in which the SOFR calculation is changed, it may result in a reduction of the amount of interest payable on, and the trading prices of, the Class A-2b Notes.

The FRBNY began to publish SOFR in April 2018 and only began to publish compounded averages of SOFR in March 2020. The FRBNY has also been publishing historical indicative secured overnight financing rates going back to 2014.  Potential investors should not rely on any historical changes or trends in SOFR as an indicator of future changes or trends in SOFR.  As an overnight lending rate, SOFR may be subject to higher levels of volatility relative to other interest rate benchmarks.  Due to the emerging and developing adoption of SOFR as an interest rate index, investors who desire to obtain financing for their Class A-2b Notes may have difficulty obtaining any credit or credit with satisfactory interest rates, which may result in lower leveraged yields and lower secondary market prices upon the sale of the Class A-2b Notes.

The composition and characteristics of SOFR are not the same as those of the former London interbank offered rate (“LIBOR”) benchmark.  For example, while SOFR is a secured overnight rate, LIBOR historically was an unsecured rate calculated by reference to interbank submissions of different maturities (e.g., three months) (or, during the final stage of its existence, was determined in a synthetic basis using a methodology intended to approximate such an unsecured rate).  Additionally, since the initial publication of SOFR, daily changes in SOFR have, on occasion, been more volatile than daily changes in other benchmark or market rates, such as those formerly seen in LIBOR.  Although changes in the SOFR Rate, which is determined by reference to Compounded SOFR (as defined under “Description of the Notes—Interest”), generally are not expected to be as volatile as changes in the daily levels of SOFR, the return on and value of the Class A-2b Notes may fluctuate more than floating rate debt securities that are linked to less volatile rates.  As a result, there can be no assurance that SOFR will perform in the same way as LIBOR would have at any time, including, without limitation, as a result of changes in interest and yield rates in the market, market volatility or global or regional economic, financial, political, regulatory, judicial or other events.

Any failure of SOFR to gain market acceptance could adversely affect the Class A-2b Notes.

According to the Alternative Reference Rates Committee, SOFR was developed for use in certain U.S. dollar derivatives and other financial contracts as an alternative to U.S. dollar LIBOR in part because it is considered a representation of general funding conditions in the overnight U.S. Treasury repurchase agreement market.  However, as a rate based on transactions secured by U.S. Treasury securities, it does not measure bank-specific credit risk and, as a result, it is less likely to correlate with the unsecured short-term funding costs of banks.  This may mean that market participants would not consider SOFR a suitable replacement or successor for all of the purposes for which U.S. dollar LIBOR historically was used (including, without limitation, as a representation of the unsecured short-term funding costs of banks), which may, in turn, lessen market acceptance of SOFR.  Any failure of SOFR to gain market acceptance could adversely affect the return on and value of the Class A-2b Notes and the price at which investors can sell the Class A-2b Notes in the secondary market.

Because SOFR is a relatively new market index, the Class A-2b Notes will likely have no established trading market when issued, and an established trading market may not develop or may not provide significant liquidity.  Market terms for the Class A-2b Notes, such as the spread over the applicable benchmark rate, may evolve over time, and trading prices of the Class A-2b Notes may be lower than those of later-issued notes with interest rates based on SOFR as a result.  Investors in the Class A-2b Notes may not be able to sell the Class A-2b Notes at all or may not be able to sell the Class A-2b Notes at prices that will provide them with yields comparable to those of similar investments that have a developed secondary market, and may consequently experience increased pricing volatility and market risk.  If SOFR does not become widely adopted for securities like the Class A-2b Notes, or if the specific methodology for calculating interest on the Class A-2b Notes is not widely adopted by other market participants, the trading prices of the Class A-2b Notes may be lower than those of similar securities which are linked to indices that are more widely used.

Changes to or elimination of SOFR or the determinations made by BMW FS, as administrator, may adversely affect the Class A-2b Notes.

The FRBNY publishes SOFR based on data received by it from sources other than the sponsor, and neither the sponsor nor any other party to the transaction described in this prospectus has any control over its calculation methods, publication schedule, rate revision practices or availability at any time.  There can be no guarantee, particularly given its relatively recent introduction, that SOFR will not be discontinued or fundamentally altered in a manner that is materially adverse to the interests of investors in the Class A-2b Notes.  If the manner in which SOFR is calculated is changed, that change may result in a reduction in the amount of interest payable on the Class A-2b Notes and the trading prices of the Class A-2b Notes.  In addition, BMW FS, as administrator, may determine, in its discretion, that certain technical, administrative or operational changes (including changes to the interest accrual period, timing and frequency of determining rates and making payments of interest, rounding of amounts or tenors, and other administrative matters) may be appropriate to adjust the SOFR Rate in a manner substantially consistent with or conforming to market practice (or, if the administrator decides that adoption of any portion of such market practice is not administratively feasible or if the administrator determines that no market practice exists, in such other manner as the administrator determines is reasonably necessary). Noteholders, including the noteholders of the Class A-2b Notes, will not have any right to approve or disapprove of these determinations or changes and will be deemed to waive and release any and all claims relating to any such determinations and changes.  BMW FS, as administrator, may determine that such changes to the SOFR Rate are appropriate even if other market participants in similar products have not done so, and any such determination may adversely affect the return on, the trading market for, and the value of the Class A-2b Notes.

In certain circumstances, as described under “Description of the Notes—Interest—Effect of Benchmark Transition Event,” if BMW FS, as administrator, has determined prior to the relevant reference time that a benchmark transition event and its related benchmark replacement date have occurred, then the interest rate of the Class A-2b Notes will no longer be determined by reference to the SOFR Rate, but instead will be determined by reference to a benchmark replacement, as described under “Description of the Notes—Interest—Effect of Benchmark Transition Event.”

The determination of a benchmark replacement, the calculation of the interest rate on the Class A-2b Notes by reference to a benchmark replacement (including the application of any benchmark replacement adjustment), any implementation of benchmark replacement conforming changes and any other determinations, decisions or elections that may be made under the terms of the Class A-2b Notes in connection with a benchmark transition event, could adversely affect the value of the Class A-2b Notes, the return on the Class A-2b Notes and the price at which holders of the Class A-2b Notes can sell such Class A-2b Notes.  Furthermore, the issuing entity cannot anticipate how long it will take to adopt a specific benchmark replacement, which may delay and contribute to uncertainty and volatility surrounding any benchmark transition.

Furthermore, if a benchmark transition event and its related benchmark replacement date have occurred with respect to notes that have an interest rate that adjusts based on the SOFR Rate or the then-current benchmark, the U.S. federal income tax consequences of such a replacement of the benchmark are uncertain. If such a replacement constituted a “significant modification” of such notes under Treasury regulation section 1.1001-3, the replacement may result in a deemed taxable exchange of such notes and lead to the realization of gain or loss, as well as other corollary tax consequences. There is no direct Internal Revenue Service tax guidance regarding a possible change in the benchmark as contemplated herein. Note owners of notes that have an interest rate that adjusts based on the SOFR Rate or the then-current benchmark should consult with their own tax advisors regarding the potential consequences of a benchmark transition event.

BMW FS, as administrator, will have significant discretion with respect to certain elements of the benchmark replacement process, including determining whether a benchmark transition event and its related benchmark replacement date have occurred, determining which related benchmark replacement is available, determining the earliest practicable determination date for using the related benchmark replacement, determining related benchmark replacement adjustments (if not otherwise determined by the applicable governing bodies or authorities) and making related benchmark replacement conforming changes (including potential changes affecting the business day convention and determination date).  Noteholders, including noteholders of the Class A-2b Notes, will not have any right to approve or disapprove of these determinations or changes and will be deemed to waive and release any and all claims relating to any such determinations and changes.  If BMW FS, as administrator, determines in its sole discretion that an alternative index is not administratively feasible, including as a result of technical, administrative or operational issues, then such alternative index will be deemed to be unable to be determined as of such date.  BMW FS, as administrator, may determine an alternative to not be administratively feasible even if such rate has been adopted by other market participants in similar products and any such determination may adversely affect the return on, the trading market for, and the value of the Class A-2b Notes.

The issuing entity cannot predict if SOFR will be eliminated, or, if changes are made to SOFR, the effect of those changes.  In addition, the issuing entity cannot predict what alternative index would be chosen, should this occur.  If SOFR in its current form does not survive or if an alternative index is chosen, the market value and liquidity of the Class A-2b Notes could be adversely affected.

Reliance upon Compounded SOFR, and any adjustments to the methodology used to determine Compounded SOFR, may adversely affect the Class A-2b Notes.

In March 2020, the FRBNY began to publish compounded averages of SOFR, which are used to determine Compounded SOFR (as defined under “Description of the Notes—Interest”).  It is possible that there will be limited interest in securities products based on Compounded SOFR.  As a result, you should consider whether reliance on Compounded SOFR may adversely affect the market value and yield of the Class A-2b Notes due to potentially limited liquidity and resulting constraints on available hedging and financing alternatives.

BMW FS, as administrator, may, from time to time and in its sole discretion, make conforming changes (i.e., technical, administrative or operational changes) without the consent of noteholders or any other party, which could change the methodology used to determine Compounded SOFR.  The issuing entity can provide no assurance that the methodology used to calculate Compounded SOFR will not be adjusted as described in the prior sentence and, if so adjusted, that the resulting interest rate will yield the same or similar economic results over the term of the Class A-

2b Notes relative to the results that would have occurred had the interest rate been determined without any such adjustment or that the market value of the Class A-2b Notes will not decrease due to any such adjustment.  Noteholders, including noteholders of the Class A-2b Notes, will not have any right to approve or disapprove of these determinations or changes and will be deemed to waive and release any and all claims relating to any such determinations and changes.

You should carefully consider the foregoing uncertainties prior to investing in the notes.  In general, events related to SOFR and alternative reference rates may adversely affect the liquidity, market value and yield of your Class A-2b Notes.

Risks Primarily Related to the Specified Leases, Specified Vehicles and Economic Conditions

Adverse events arising from health epidemics and other outbreaks could have an adverse effect on your notes.

Health epidemics and other outbreaks, such as the infectious disease caused by a coronavirus discovered in late 2019 and related variants have led, and may in the future lead, to disruptions in global financial markets and in the economies of many nations, including in the United States. To the extent that a health epidemic or other outbreak and any related economic uncertainty results in increased delinquencies and defaults by user-lessees due to financial hardship or otherwise, BMW FS may implement a range of responsive actions with respect to user-lessees and the related specified leases.

A health epidemic or other outbreak may also have the effect of heightening many of the other risks described in this “Risk Factors” section, such as those related to the ability of user-lessees to make timely payments on the specified leases, vehicle values, performance, market value, credit ratings and secondary market liquidity of the notes, and risks of geographic concentration of the related user-lessees.  The occurrence of any such events could also adversely affect the ability of BMW FS and the other transaction parties to perform their respective obligations under the transaction documents, which could have an adverse effect on the timing and amount of payments on the notes.

Concentrations of specified vehicles in particular models or powertrain types could negatively affect the pool assets.

The X5, X3, 4 Series, X7, 5 Series, 3 Series, iX and 7 Series models represent approximately 18.21%, 14.91%, 10.89%, 10.26%, 8.89%, 8.17%, 7.76% and 6.52%, respectively, of the aggregate securitization value of the specified vehicles as of the cutoff date.  No other vehicle model accounted for more than 5.00% of the aggregate securitization value of the specified leases and related specified vehicles as of the cutoff date.

Specified vehicles with internal combustion, battery electric and hybrid electric powertrains represent approximately 72.68%, 19.13% and 8.19%, respectively, of the aggregate securitization value of the specified vehicles as of the cutoff date.

Any adverse change in the value of a specific model type or powertrain type would reduce the proceeds received at disposition of a specified vehicle of that type. As a result, you may incur a loss on your investment.

For additional information about the distribution of the specified vehicles by vehicle model and vehicle powertrain type, see the tables entitled “Distribution of the Specified Leases by Related Specified Vehicle Model” and “Distribution of the Specified Leases by Powertrain” under the heading “The Specified Leases” below.

The residual value of specified vehicles may be adversely affected by discount pricing incentives, marketing incentive programs, ongoing economic conditions and other factors.

Historical residual value loss experience on leased vehicles is partially attributable to new vehicle pricing policies of all manufacturers.  Discount pricing incentives or other marketing incentive programs on new vehicles by BMW of North America, LLC or by its competitors that effectively reduce the prices of new vehicles may have the effect of reducing demand by consumers for used vehicles.  The reduced demand for used vehicles resulting from discount pricing incentives or other marketing incentive programs introduced by BMW of North America, LLC or any of its competitors may reduce the prices consumers will be willing to pay for used vehicles, including for specified vehicles at the end of the related leases, and thus reduce the residual value of such specified vehicles.

In addition, periods of elevated unemployment and continued lack of availability of credit may lead to increased delinquency and default rates on the specified leases. These periods may be accompanied by decreased consumer demand for vehicles, increased turn-in rates and declining market values of off-lease vehicles, which may increase the amount of a loss in the event of default by a user-lessee. Significant increases in the inventory of used vehicles during an economic slowdown or recession may also depress the prices at which off-lease vehicles may be sold or delay the timing of these sales.  If economic conditions worsen, delinquencies and default rates on the specified leases could increase, which could result in losses on your notes.

Increases in fuel prices could disproportionately reduce the resale value of larger, less fuel efficient vehicle models, like full-sized trucks and SUVs, and a decrease in fuel prices could disproportionately reduce the resale value of more fuel efficient vehicles such as hybrid electric and battery electric vehicles.  These impacts may be more pronounced if they relate to vehicle models or vehicle powertrain types that represent a higher percentage of the specified vehicles.  For additional information about the distribution of the specified vehicles by vehicle model and vehicle powertrain type, see the tables entitled “Distribution of the Specified Leases by Related Specified Vehicle Model” and “Distribution of the Specified Leases by Powertrain” under the heading “The Specified Leases” below.

As a result of these incentive plans, an economic slowdown or other factors, the proceeds received by the vehicle trust upon disposition of specified vehicles may be reduced and may not be sufficient to pay amounts owing on the notes.

The geographic concentration of the specified leases and performance of the specified leases and related specified vehicles may increase the risk of loss on your investment.

Economic conditions, such as unemployment, interest rates, inflation rates and consumer perceptions of the economy, in the states where user-lessees reside may affect delinquencies, losses and prepayments on the specified leases.  If there is a concentration of vehicle registrations in particular states, any adverse economic conditions in those states, including those caused by extreme weather conditions and natural disasters, public health concerns and other similar events may affect the rate of prepayments and defaults on the specified leases and the ability to sell or dispose of the related specified vehicles for an amount at least equal to their Automotive Lease Guide residual values.

As of the cutoff date, the servicer’s records indicate that the aggregate securitization value of the specified leases and related specified vehicles was concentrated in the following states (based on the garaging addresses of the related user-lessees):

State	Percentage of Aggregate Securitization Value as of the Cutoff Date
California	17.25%
Florida	14.66%
New York	11.10%
New Jersey	10.82%
Texas	8.64%

No other state, based on the garaging addresses of the related user-lessees, accounted for more than 5.00% of the aggregate securitization value of the specified leases and related specified vehicles as of the cutoff date.

For a discussion of the breakdown of the specified leases and related specified vehicles by state, we refer you to “The Specified Leases” in this prospectus.

Certain user-lessees’ ability to make timely payments on the specified leases and specified vehicles may be adversely affected by extreme weather conditions, natural disasters, public health concerns and other similar events.

Extreme weather conditions and natural disasters, such as floods, hurricanes and wildfires (including an increase in the frequency of such conditions and disasters as the result of climate change), public health concerns (including without limitation, health epidemics and other outbreaks), instances of civil unrest, labor strikes, cyber-attacks and other similar events could cause or continue to cause substantial business disruptions, economic losses and increased unemployment.  As a result of one or more of the foregoing factors, the ability of user-lessees to make timely payments could be adversely affected which could, in turn, adversely affect the issuing entity’s ability to make payments on the notes.

Economic developments may adversely affect the performance and market value of your notes.

The United States economy has in the past experienced, and may in the future experience, a recession or period of economic slowdown or contraction. Any such economic slowdown may adversely affect the performance of the specified leases and the market value of your notes.  A deterioration in economic conditions, including elevated unemployment, inflation and lack of available credit, may lead to declines in consumer confidence and spending, decreased consumer demand for automobiles and declining market values of the specified vehicles, which may weaken collateral coverage and increase the amount of a loss in the event of user-lessee defaults.  Increases in the inventory of used automobiles during periods of economic recession may also depress the prices at which the specified vehicles may be sold or delay the timing of these sales.

Events in the global financial markets, including downgrades of sovereign credit ratings, devaluation of currencies by foreign governments, global health epidemics or pandemics, and slowing economic growth in the past have caused (and in the future may cause again) a significant reduction in liquidity in the secondary market for asset-backed securities.  In addition, disagreements over the federal budget have caused the United States federal government to shut down for periods of time, and rating agencies have lowered or threatened to lower the long-term sovereign credit rating of the United States in connection therewith. Recent United States debt ceiling concerns and budget impasses have increased the possibility of additional credit-rating downgrades. The impact of any such downgrades to the United States government’s sovereign credit rating or its perceived creditworthiness could adversely affect the United States and global financial markets and economic conditions. Continued adverse political and economic conditions could adversely affect the performance and market value of the notes and limit the ability of an investor to sell its notes.

Geopolitical conditions and other market events, including disruptive trade policies, disruption of operations as a result of systemic political or economic instability, adverse changes to tax laws and regulations, tariffs (including retaliatory tariffs), social unrest, outbreak of war or expansion of hostilities (such as continued or escalated hostilities between Russia and Ukraine and in the Middle East), public health concerns, climate-related risk, and acts of terrorism, could each have a material adverse effect on BMW FS’ business, results of operations and financial condition, and could have an adverse effect on the notes.

No prediction or assurance can be made as to the effect of economic developments on the rate of delinquencies, prepayments and/or losses on the specified leases or the market value of your notes.

Turn-in rates may increase losses.

Under each specified lease, the related user-lessee may elect to purchase the related specified vehicle at the expiration of the lease for an amount generally equal to the stated residual value established at the inception of the lease.  User-lessees who decide not to purchase their specified vehicles at lease termination will expose the issuing entity to possible losses if the sale prices of such vehicles in the used car market are less than their respective stated residual values. The level of turn-ins at lease termination could be adversely affected by user-lessee views on vehicle quality, the relative attractiveness of new models available to the user-lessees, sales and lease incentives offered with respect to other vehicles (including those offered by BMW FS), the level of the purchase option prices for the related specified vehicles compared to new and used vehicle prices and economic conditions generally. The grant of extensions and the early termination of specified leases by user-lessees may affect the number of turn-ins in a particular month. If losses resulting from increased turn-ins exceed the available credit enhancement, you may suffer a loss on your investment.

Used car market factors may increase the risk of loss for all investors.

The used car market could be adversely affected by factors such as changes in consumer tastes, discovery of defects, styling changes, an overabundance of used cars in the marketplace and economic conditions generally.  Any such adverse change could result in reduced proceeds upon the liquidation or other disposition of specified vehicles, and therefore could result in increased residual value losses. Discount pricing incentives or other marketing incentive programs on new cars, including those offered by BMW FS or by its competitors, that effectively reduce the prices of new cars may have the effect of reducing demand by consumers for used cars.  The market for used luxury vehicles may respond differently to changes in economic conditions than the market for other used cars.  Other factors that are beyond the control of the issuing entity, the depositor and the servicer could also have a negative impact on the value of a vehicle. The servicer manages periodic pricing and marketing promotions within its purview for the market for used BMW, MINI, and Rolls Royce motor vehicles through certain programs described herein, but there can be no assurance that the servicer will continue to do so or that such efforts will continue to be successful.

In addition, the used car market for any particular model of vehicle could be adversely affected by factors not affecting other model types, such as changes in consumer tastes, discovery of defects in respect of such model or an overabundance of that model in the used car market.  Any such adverse change with respect to a specific model type could result in reduced proceeds upon the liquidation or other disposition of specified vehicles of such model type, and therefore could result in increased residual value losses. If such losses exceed the credit enhancement available, you may suffer a loss on your investment.  See “—Concentrations of specified vehicles in particular models or powertrain types could negatively affect the pool assets.”

Failure of user-lessees to maintain physical damage insurance could result in a loss.

Each specified lease requires the user-lessee to obtain physical damage insurance covering loss or damage to the related specified vehicle.  Dealers are required to provide BMW FS with written evidence that physical damage and liability insurance covers the specified vehicle at least in the amount required by the related specified lease at the time such specified lease is acquired by BMW FS.  However, there can be no assurance that each specified vehicle will continue to be covered by physical damage insurance for the entire term during which the related specified lease is outstanding.  BMW FS does not currently “force place” insurance, and does not verify the existence of such insurance or monitor the maintenance of required user-lessee insurance.  In the event that this insurance coverage is exhausted and no third-party reimbursement for that damage is available, investors in the notes could incur a loss on their investment.

We refer you to “BMW FS’ Lease Financing Program—Physical Damage and Liability Insurance; Additional Insurance Provisions” and “—Contingent and Excess Liability Insurance” in this prospectus.

Vehicle recalls may adversely affect the performance of the specified leases and your notes.

Applicable laws, regulations and governmental standards require manufacturers to take actions, from time to time, to remedy defects related to vehicle safety through safety recall campaigns.  BMW of North America, LLC may be obligated to recall certain specified vehicles if it determines that the vehicles do not comply with an applicable safety standard.  Defects in products can also lead to customer dissatisfaction and safety issues if such defects led to product failures or unsafe driving conditions.

User-lessees of specified vehicles affected by a vehicle recall may be more likely to be delinquent in, or default on, payments on their specified leases.  Vehicle recalls may also adversely affect the residual value of the related specified vehicles and the price at which those vehicles are sold at auction. Significant increases in the inventory of used motor vehicles subject to a recall may also depress the prices at which repossessed motor vehicles may be sold or delay the timing of those sales. If the default rate on the specified leases increases and the price at which the related specified vehicles may be sold declines, you may experience losses with respect to your notes.  If any of the foregoing events materially affects collections on the specified leases and specified vehicles, you may experience accelerated, delayed or reduced payments and losses on your notes.

Risks Primarily Related to Legal and Regulatory Matters

Federal financial regulatory reform could have a significant impact on the servicer, the sponsor, the vehicle trust, the depositor or the issuing entity and could adversely affect the timing and amount of payments on your notes.

On July 21, 2010, the Dodd-Frank Wall Street Reform and Consumer Protection Act, or the Dodd-Frank Act, became law. The Dodd-Frank Act is extensive and significant legislation that, among other things:

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gives the Federal Deposit Insurance Corporation authority to act as receiver of bank holding companies, financial companies and their respective subsidiaries in specific situations under the Orderly Liquidation Authority, or the OLA, as described in more detail under “Certain Legal Aspects of the Vehicle Trust and the 2026-2 SUBI—Dodd Frank Orderly Liquidation Framework;”

•	strengthened the regulatory oversight of securities and capital markets activities by the Securities and Exchange Commission; and

•	created the Consumer Financial Protection Bureau (“CFPB”), which is responsible for administering and enforcing the laws and regulations for consumer financial products and services.

The Dodd-Frank Act affects the offering, marketing and regulation of consumer financial products and services offered by financial institutions, which may include BMW FS.  The CFPB has supervision, examination and enforcement authority over the consumer financial products and services of certain non-depository institutions and large insured depository institutions, including the ability to define and regulate unfair, deceptive and abusive acts and practices.  For additional information, you should refer to “Certain Legal Aspects of the Specified Leases and the Specified Vehicles—Consumer Protection Laws.”

There is considerable uncertainty as to the operating status of federal agencies and the future policies that the current U.S. administration may pursue in areas impacting financial regulation and consumer protection. Federal consumer financial regulation is in a period of extended transition for a variety of reasons, including that nominations for agency leadership are pending before the U.S. Senate, executive orders impacting the operations of federal agencies have been issued (with their application and implementation time period uncertain) and reductions of personnel are occurring across agencies. Many of the current administration’s executive orders are being challenged in court, with initial requests for injunctions being granted, denied, or extended, and the ultimate resolution of the legality of the executive orders is expected to take an extended period of time. Further, in pending litigation challenges to certain rules, agencies have sought to suspend the litigation in some cases, and in others have not yet taken action. The outlook is similarly uncertain as to pending enforcement cases. It is also uncertain how other federal and state regulators will respond to any changes at the CFPB, which may include increasing or decreasing enforcement activity.

Compliance with the implementing regulations under the Dodd-Frank Act and the oversight of the Securities and Exchange Commission, the CFPB or other government entities, as applicable, have imposed costs on, created operational constraints for, and placed limits on pricing with respect to, finance companies such as BMW FS.  Because of the complexity of the Dodd-Frank Act, the ultimate impact of the Dodd-Frank Act and its effects on the financial markets and their participants can be difficult to predict.  In particular, no assurance can be given that these requirements imposed, or that may be imposed in future regulatory changes, under the Dodd-Frank Act will not have a significant impact on the servicing of the specified leases and the specified vehicles, and on the regulation and supervision of BMW FS, the servicer, the sponsor, the UTI beneficiary, the vehicle trust, the depositor, the issuing entity or their respective affiliates.

The CFPB has also successfully asserted the power to investigate and bring enforcement actions directly against securitization vehicles.  On December 13, 2021, in an action brought by the CFPB, the U.S. District Court for the District of Delaware denied a motion to dismiss filed by a securitization trust by holding that the trust is a “covered person” under the Dodd-Frank Act because it engages in the servicing of loans, even if through servicers and subservicers.  CFPB v. Nat’l Collegiate Master Student Loan Trust, No. 1:17-cv-1323-SB (D. Del.).  On February 11, 2022, the district court granted the defendant trusts’ motion to certify that order for immediate appeal and stayed the case pending resolution of any appeal.  On March 19, 2024, the U.S. Court of Appeals for the Third Circuit (the “Third Circuit”) affirmed the district court’s decision, holding that the defendant trusts are “covered persons” under the Dodd-Frank Act and subject to the CFPB’s enforcement authority.  The Third Circuit and the U.S. Supreme Court denied further review.  On January 16, 2025, the CFPB announced a proposed settlement of the action with the defendant trusts, however, the proposed settlement order was never entered by the district court.  On April 25, 2025, the CFPB stipulated to the dismissal of the action with prejudice, and on April 28, 2025, the district court terminated the action pursuant to that stipulation of dismissal.

In addition, on May 6, 2024, the CFPB filed a separate complaint in the U.S. District Court for the Middle District of Pennsylvania against the National Collegiate Student Loan Trusts (“NCSL Trusts”), as well as the Pennsylvania Higher Education Assistance Agency (“PHEAA”), the primary student loan servicer for active student loans held by the NCSL Trusts, as part of a settlement with the NCSL Trusts and PHEAA. The CFPB alleged that the defendants failed to respond to borrower requests, failed to provide accurate information to borrowers and incorrectly denied forbearance requests. The CFPB also filed proposed final judgments, to which the NCSL Trusts and PHEAA agreed, that, if entered by the court following any appeals, would require the NCSL Trusts and PHEAA to pay $400,000 and $1.75 million in penalties, respectively; to pay an additional $3 million in redress to affected borrowers, to be allocated by agreement between PHEAA and the NCSL Trusts; and to correct outstanding requests by borrowers. The proposed orders would also require the NCSL Trusts to modify their servicing guidelines to address the CFPB’s allegations.  On June 21, 2024, Pacific Investment Management Company LLC (“PIMCO”), on behalf of the investment vehicle that holds notes issued by the NCSL Trusts, filed an objection to the proposed consent orders and motion to intervene. PIMCO’s motion to intervene was granted on September 19, 2024, but the court overruled PIMCO’s objection on October 1, 2024.  On January 3, 2025, the court agreed to stay the effectiveness of the settlement pending PIMCO’s appeal of its objection. The case was referred to the circuit mediator, and, on August 12, 2025, the parties filed a motion for partial remand. In that motion, the parties stated that, after participation in the Third Circuit’s Mediation Program, they had agreed to the terms of a proposed settlement and that a condition of that settlement is that the district court grant a motion to partially vacate or modify the stipulated judgments previously entered by the district court. The Third Circuit granted the parties’ motion for partial remand on September 25, 2025. On December 2, 2025, the parties filed a motion with the district court to modify the stipulated judgment. Under the terms of the modified stipulated judgment, the defendants would provide redress only to borrowers eligible for relief under the Servicemembers Civil Relief Act, as amended, and would not be required to make any changes to servicing guidelines, though the civil money penalties paid by the defendants would remain unchanged. On December 8, 2025, the district court granted the parties’ motion to modify the stipulated judgment. Upon joint stipulation filed by the parties on January 6, 2026, the Third Circuit dismissed the appeal with prejudice, providing a final resolution to the matter.

The CFPB and state attorneys general, who have the independent authority to enforce the Dodd-Frank Act, may rely on both cases as precedent in investigating and bringing enforcement actions against other trusts and securitization vehicles, including the issuing entity, in the future.

The future of the CFPB’s operations is uncertain. The Acting Director of the CFPB under the current administration has substantially restricted the operations of the CFPB, directed dismissal or stays of law enforcement cases pending in court, and withdrawn policy positions taken by prior administrations. There is pending litigation in federal court challenging the CFPB’s actions to reduce its workforce and substantially stop operations. On March 28, 2025, the U.S. District Court for the District of Columbia issued a preliminary injunction requiring the reinstatement of certain terminated CFPB employees and that the CFPB continue to carry out certain statutorily-mandated functions, including with respect to consumer complaint intake and response, and prohibiting the widescale termination of CFPB employees. Nat’l Treasury Emps. Union v. Vought, et. al., No. 1:25-cv-00381-ABJ (D.D.C.). The subsequent day, the CFPB appealed the district court’s preliminary injunction. Nat’l Treasury Emps. Union v. Vought, et. al., No. 25-5091 (D.C. Cir.). Notwithstanding the D.C. Circuit’s order, the CFPB issued reduction-in-force notices to a large majority of its employees on April 17, 2025.  Those notices were challenged, and the district court suspended the firings following an emergency hearing on April 18, 2025. On April 28, 2025, the D.C. Circuit clarified its April 11, 2025 order, reinstating certain of the district court’s restrictions on the agency’s ability to fire employees.  On May 16, 2025, the D.C. Circuit heard oral arguments on the CFPB’s appeal of the district court’s preliminary injunction, and on August 15, 2025, the D.C. Circuit vacated the district court’s preliminary injunction, finding that the district court lacked jurisdiction with respect to the plaintiffs’ claims related to loss of employment and that the plaintiffs’ other claims failed to target final agency action reviewable under the Administrative Procedure Act or unconstitutional action reviewable in equity.  The D.C. Circuit remanded the case back to the district court for further proceedings. On December 17, 2025, the D.C. Circuit vacated the panel’s August 15 order and granted the appellee’s petition for rehearing en banc.  The final outcome of the litigation remains uncertain.  There is no guarantee that the activities of the CFPB, in whole or in part, will remain suspended.  There remains considerable uncertainty as to the future of the CFPB and the areas of focus or priorities of the CFPB under the current Acting Director and any successor Acting Director or Director.  The state-level response to changes at federal agencies, including the CFPB, is also unclear and may include increasing, decreasing, or re-prioritizing enforcement activity.

In addition, the Federal Trade Commission (the “FTC”) and state attorneys general have, in recent years, increased their scrutiny of motor vehicle dealers and auto lending, particularly with respect to antidiscrimination and deception concerns related to the prices of, and fees charged in connection with, automobile financing, including add-on products such as GAP insurance and extended warranties. Also, on December 12, 2023, the FTC issued a final rule that would have (i) prohibited motor vehicle dealers from making certain misrepresentations in the course of selling, leasing, or arranging financing for motor vehicles, (ii) required accurate pricing disclosures in dealers’ advertising and sales discussions, (iii) required dealers to obtain consumers’ express, informed consent for charges, (iv) prohibited the sale of any add-on product or service that confers no benefit to the consumer, and (v) required dealers to keep records of advertisements and customer transactions.  The effective date was suspended pending a legal challenge to the rule filed in the U.S. Court of Appeals for the Fifth Circuit on January 5, 2024.  On January 27, 2025, the Fifth Circuit vacated the rule on procedural grounds.

On February 21, 2018, the Department of the Treasury proposed a number of changes to the bankruptcy process for financial companies and reform of the FDIC’s OLA authority. It is uncertain whether these proposals or other amendments to OLA will be enacted by statute or regulation, and what effect they would have on BMW FS, the UTI beneficiary, the depositor, the vehicle trust, the issuing entity or any of their respective creditors.

In addition, no assurances can be given that the framework for the liquidation of “covered financial companies” or their “covered subsidiaries” would not apply to BMW FS or its affiliates, including the UTI beneficiary, the vehicle trust, the issuing entity and the depositor, or, if it were to apply, would not result in a repudiation of any of the transaction documents where further performance is required or an automatic stay or similar power preventing the indenture trustee or other transaction parties from exercising their rights.  Application of this framework could materially adversely affect the timing and amount of payments of principal and interest on your notes.

Changes to the regulatory environment in which BMW FS operates, including, for example, anti-money laundering or anti-terrorism financing laws, or other laws or regulations intended to mitigate factors contributing to, or intended to address the potential impacts of, climate change (including laws or regulations which may adversely impact the automobile industry in particular as a result of efforts to mitigate certain factors contributing to climate change), could have a material adverse effect on BMW FS’ business and financial condition.  Any such changes could also adversely affect BMW FS’ ability to service the specified leases and perform its other obligations under the transaction documents, which could have an adverse effect on your notes.

Specified leases that fail to comply with consumer protection laws may be unenforceable, which may result in losses on your investment.

Numerous federal and state consumer protection laws, including the federal Consumer Leasing Act of 1976 and Regulation M promulgated by the Board of Governors of the Federal Reserve System, impose requirements on retail leases. California has enacted comprehensive vehicle leasing statutes that, among other things, regulate the disclosures to be made at the time a vehicle is leased.  The failure by the vehicle trust to comply with these requirements may give rise to liabilities on the part of the vehicle trust (as lessor under the specified leases) or the issuing entity (as owner of the SUBI certificate).  Further, many states have adopted “lemon laws” that provide vehicle users certain rights in respect of substandard vehicles.  A successful claim under a lemon law could result in, among other things, the termination of the related lease and/or the requirement that all or a portion of payment previously paid by the user-lessee be refunded. BMW FS will make representations and warranties that each specified lease complies with all requirements of applicable law in all material respects. If any such representation and warranty proves incorrect, materially and adversely affects the interest of the issuing entity in the related specified lease or specified vehicle, and is not timely cured, BMW FS will be required to make a reallocation payment in respect of the related specified lease and specified vehicle and reallocate the specified lease and related specified vehicle out of the 2026-2 SUBI.  To the extent that BMW FS fails to make such reallocation, or to the extent that a court holds the vehicle trust or the issuing entity liable for violating consumer protection laws regardless of such a reallocation, a failure to comply with consumer protection laws could result in required payments by the vehicle trust or the issuing entity.  If sufficient funds are not available to make both payments to user-lessees and on your notes, you may suffer a loss on your investment in the notes.

We refer you to “Certain Legal Aspects of the Specified Leases and the Specified Vehicles—Consumer Protection Laws” in this prospectus.

The return on your notes could be reduced by shortfalls due to the Servicemembers Civil Relief Act.

The Servicemembers Civil Relief Act, as amended, and similar laws of many states may provide relief to user-lessees who enter active military service and to user-lessees in reserve status who are called to active duty after the origination of their leases.  U.S. military operations and rising tensions in other regions may continue to involve military operations that will increase the number of citizens who have been called or will be called to active duty.

The Servicemembers Civil Relief Act provides, generally, that the lessor may not terminate the lease for breach of the terms of the lease, including nonpayment. Furthermore, under the Servicemembers Civil Relief Act, a user-lessee may terminate a lease of a vehicle at any time after the user-lessee’s entry into military service or the date of the user-lessee’s military orders if (i) the lease is executed by or on behalf of a person who subsequently enters military service under a call or order specifying a period of not less than 180 days (or who enters military service under a call or order specifying a period of 180 days or less and who, without a break in service, receives orders extending the period of military service to a period of not less than 180 days), or (ii) the user-lessee, while in the military, executes a lease of a vehicle and thereafter receives military orders for a permanent change of station outside of the continental United States or to deploy with a military unit for a period of not less than 180 days. No early termination charge may be imposed on the user-lessee for such termination.

Any interest shortfall resulting from application of the Servicemembers Civil Relief Act will be paid in subsequent periods to the extent of available amounts before payments of principal are made on the notes and may result in extending the anticipated maturity of your class of notes or possibly result in a loss in the absence of sufficient credit enhancement.  In addition, pursuant to the laws of many states, under certain circumstances, residents called into active duty with the reserves can apply to a court to delay payments on retail installment contracts, including the specified leases.

The Servicemembers Civil Relief Act also limits the ability of the servicer to repossess a defaulted vehicle during the related user-lessee’s period of active duty and, under certain circumstances, during an additional specified period thereafter, and, in some cases, may require the servicer to extend the maturity of the lease, lower the monthly payments and readjust the payment schedule for a period of time after the completion of the user-lessee’s military service.  As a result, there may be delays in payment and increased losses on the specified leases.  Those delays and increased losses will be borne primarily by the certificates, but if such losses are greater than anticipated, you may suffer a loss.  The servicer is not required to advance any shortfall due to the application of the Servicemembers Civil Relief Act.  We do not know how many specified leases have been or may be affected by the application of the Servicemembers Civil Relief Act.

Vicarious tort liability may result in a loss.

Some states allow a party that incurs an injury involving a leased vehicle to sue the owner of the vehicle merely because of that ownership. Most states, however, either prohibit these vicarious liability suits or limit the lessor’s liability to the amount of liability insurance that the user-lessee was required to carry under applicable law but failed to maintain.

On August 10, 2005, the Safe Accountable, Flexible, and Efficient Transportation Equity Act of 2005 (the “Transportation Act”), Pub. L. No. 109-59, was signed into law. The Transportation Act provides that an owner of a motor vehicle that rents or leases the vehicle to a person shall not be liable under the law of a state or political subdivision by reason of being the owner of the vehicle, for harm to persons or property that results or arises out of the use, operation, or possession of the vehicle during the period of the rental or lease, if (i) the owner (or an affiliate of the owner) is engaged in the trade or business of renting or leasing motor vehicles; and (ii) there is no negligence or criminal wrongdoing on the part of the owner (or an affiliate of the owner). This provision of the Transportation Act was effective upon enactment and applies to any action commenced on or after August 10, 2005. The Transportation Act is intended to preempt state and local laws that impose possible vicarious tort liability on entities owning motor vehicles that are rented or leased and it is expected that the Transportation Act should reduce the likelihood of vicarious liability being imposed on the vehicle trust.

State and federal courts considering whether the Transportation Act preempts state laws permitting vicarious liability have generally concluded that such laws are preempted with respect to cases commenced on or after August 10, 2005. One New York lower court, however, reached a contrary conclusion, concluding that the preemption provision in the Transportation Act was an unconstitutional exercise of congressional authority under the Commerce Clause of the United States Constitution and, therefore, did not preempt New York law regarding vicarious liability. New York’s appellate court overruled the trial court and upheld the constitutionality of the preemption provision in the Transportation Act. New York’s highest court, the Court of Appeals, dismissed the appeal. In a 2008 decision relating to a case in Florida, the U.S. Court of Appeals for the 11th Circuit upheld the constitutionality of the preemption provision in the Transportation Act, and the plaintiffs’ petition seeking review of the decision by the U.S. Supreme Court was denied.  In 2010, the U.S. Court of Appeals for the 8th Circuit issued a similar decision.  While the outcome in these cases upheld federal preemption under the Transportation Act, there are no assurances that future cases will reach the same conclusion.

BMW FS maintains, on behalf of the vehicle trust, contingent liability insurance coverage against third party claims that provides coverage at a minimum of $5 million per accident and permits multiple claims in any policy period. Claims could be imposed against the assets of the vehicle trust if such coverage were exhausted and damages were assessed against the vehicle trust. In that event, investors in the notes could incur a loss on their investment.

If vicarious liability imposed on the vehicle trust exceeds the coverage provided by BMW FS’ primary and excess liability insurance policies, or if lawsuits are brought against either the vehicle trust or BMW FS involving the negligent use or operation of a specified vehicle, you could experience delays in payments due to you or you may ultimately suffer a loss.

We refer you to “Certain Legal Aspects of the Specified Leases and the Specified Vehicles—Vicarious Tort Liability” in this prospectus.

Risks Primarily Related to Servicing

A servicer default may result in additional costs, increased servicing fees by a substitute servicer or a diminution in servicing performance, any of which may have an adverse effect on your notes.

If a servicer default occurs, the vehicle trustee, at the direction of the indenture trustee (acting at the written direction of noteholders holding at least 66 2/3% of the aggregate principal amount of outstanding notes) may remove the servicer without the consent of the owner trustee or the certificateholders.  In the event of the removal of the servicer and the appointment of a successor servicer, we cannot predict the cost of the transfer of servicing to the successor, the ability of the successor to perform the obligations and duties of the servicer under the servicing agreement, or the servicing fees charged by the successor.  Furthermore, the indenture trustee or the noteholders may experience difficulties in appointing a successor servicer and during any transition phase it is possible that normal servicing activities could be disrupted, which may delay or reduce payments to noteholders.

Paying the servicer a fee based on a percentage of the securitization value of the specified leases may result in the inability to obtain a successor servicer.

Because the servicer is paid its servicing fee based on a percentage of the aggregate securitization value of the specified leases, the fee the servicer receives each month will be reduced as the size of the pool decreases over time.  At some point, if the need arises to obtain a successor servicer, the fee that such successor servicer would earn might not be sufficient to induce a potential successor servicer to agree to assume the duties of the servicer with respect to the remaining specified leases and specified vehicles.  If there is a delay in obtaining a successor servicer, it is possible that normal servicing activities could be disrupted during this period, which may delay or reduce payments to noteholders.

Commingling by the servicer may result in delays and reductions in payments on your notes.

So long as BMW FS is the servicer, no servicer default has occurred and is continuing and either certain conditions established by the rating agencies rating the notes have been satisfied or alternative arrangements satisfactory to such rating agencies have been made, the servicer will not have to deposit collections into the SUBI collection account until the business day preceding the related payment date.  Until any collections or proceeds are deposited into the SUBI collection account, the servicer will be able to use those funds for its own benefit and will not segregate those funds from its own assets, and the proceeds of any investment of those funds will accrue to the servicer.  The servicer will pay no fee to the issuing entity or the noteholders for any use by the servicer of such collections or proceeds.  If the servicer were to become insolvent, the servicer’s failure to deposit such collections and proceeds in the SUBI collection account may result in delays and reductions in payments on the notes and investors may suffer a loss.

A security breach or a cyber-attack could adversely affect BMW FS, and could have an adverse effect on your notes.

BMW FS and its affiliates, agents, service providers and other contractual counterparties (including parties in BMW FS’ supply chain) could be at risk of interruptions, outages, and breaches of operational and security systems.  The in-vehicle systems included in BMW vehicles, which have become an increasingly important component of vehicle control systems and mobility services, are subject to similar risks.  In addition, BMW FS and its affiliates collect and store certain personal and financial information from customers, employees, and third parties. Security breaches or cyber-attacks involving or affecting (directly or indirectly) BMW FS or its affiliates could materially disrupt operational systems, result in loss of trade secrets or other proprietary or competitively sensitive information, compromise personally identifiable information of customers, employees, or others, jeopardize the security of BMW FS’ and its affiliates’ facilities or affect the performance of in-vehicle systems.  Further, security breaches or cyber-attacks involving or affecting BMW FS, its affiliates, agents, service providers and other contractual counterparties could adversely affect BMW FS’ and its affiliates’ ability to manufacture, repair or otherwise service BMW and MINI vehicles, including the specified vehicles.  A cyber incident could be caused by malicious persons using sophisticated, targeted methods to circumvent firewalls, encryption, and other security defenses. A cyber incident might not be detected in time to prevent a breach of these systems or other adverse effects. Any such incident could harm BMW FS’ and its affiliates’ reputations and subject BMW FS and its affiliates to regulatory actions or litigation. If any of these risks were to materialize, this could have a material adverse effect on BMW FS’ business and financial condition, could adversely affect BMW FS’ ability to service the specified leases and perform its other obligations under the transaction documents, and could have an adverse effect on your notes.

Risks Primarily Related to Bankruptcy and Insolvency of Transaction Parties and Perfection of Security Interests

The bankruptcy of BMW FS (servicer) or BMW Auto Leasing LLC (depositor) could result in losses or delays in payments on your notes.

Following a bankruptcy or insolvency of the servicer or the depositor, a court could conclude that the SUBI certificate is owned by the servicer or the depositor, instead of the issuing entity. This conclusion could be either because the transfer of that SUBI certificate from the depositor to the issuing entity was not a “true sale” or because the court concluded that the depositor or the issuing entity should be consolidated with the servicer or the depositor for bankruptcy purposes. If this were to occur, you could experience delays in payments due to you, or you may not ultimately receive all amounts due to you as a result of:

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the “automatic stay,” which prevents a secured creditor from exercising remedies against a debtor in bankruptcy without permission from the court, and provisions of the United States bankruptcy code that permit substitution for collateral in limited circumstances,

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tax or government liens on the servicer’s or the depositor’s property (that arose prior to the transfer of the SUBI certificate to the issuing entity) having a prior claim on collections before the collections are used to make payments on the notes, and

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the fact that neither the issuing entity nor the indenture trustee has a perfected security interest in the specified vehicles allocated to the 2026-2 SUBI and may not have a perfected security interest in any cash collections of the specified leases and specified vehicles held by the servicer at the time that a bankruptcy proceeding begins.

The depositor will take steps in structuring each transaction described in this prospectus to minimize the risk that a court would consolidate the depositor with BMW FS for bankruptcy purposes or conclude that the transfer of the SUBI certificate was not a “true sale.”

We refer you to “Certain Legal Aspects of the Vehicle Trust and the 2026-2 SUBI—Insolvency-Related Matters” in this prospectus.

The bankruptcy of the servicer could delay the appointment of a successor servicer or reduce payments on your notes.

In the event of default by the servicer resulting solely from certain events of insolvency or the bankruptcy of the servicer, a court, conservator, receiver or liquidator may have the power to prevent either the indenture trustee or the noteholders from appointing a successor servicer or prevent the servicer from appointing a sub-servicer, as the case may be, and delays in the collection of payments on the specified leases may occur.  Any delay in the collection of payments on the specified leases may delay or reduce payments to noteholders.

Interests of other persons in the specified leases and the specified vehicles could be superior to the issuing entity’s interest, which may result in delayed or reduced payment on your notes.

Because the 2026-2 SUBI will represent a beneficial interest in the SUBI assets, you will be dependent on payments made on the specified leases and proceeds received in connection with the sale or other disposition of the specified vehicles for payments on your notes.  Except to the extent of the back-up security interest as discussed in this prospectus under “Certain Legal Aspects of the Specified Leases and the Specified Vehicles—Back-up Security Interests,” the issuing entity will not have a direct ownership interest in the specified leases or a direct ownership interest or perfected security interest in the specified vehicles, which will be titled in the name of the vehicle trust or the vehicle trustee on behalf of the vehicle trust. It is therefore possible that a claim against or lien on the specified vehicles or the other assets of the vehicle trust could limit the amounts payable in respect of the SUBI certificate to less than the amounts received from the user-lessees of the specified vehicles or received from the sale or other disposition of the specified vehicles.

Further, liens in favor of and/or enforceable by the Pension Benefit Guaranty Corporation could attach to the leases and leased vehicles owned by the vehicle trust (including the specified leases and the specified vehicles allocated to the 2026-2 SUBI) and could be used to satisfy unfunded ERISA obligations of any member of a controlled group that includes BMW FS and its affiliates. Because these liens could attach directly to the specified leases and the specified vehicles, and because the issuing entity will not have a prior perfected security interest in the assets included in the 2026-2 SUBI, these liens could have priority over the interest of the issuing entity in the assets included in the 2026-2 SUBI.  As of the date of this prospectus, neither BMW FS nor any of its affiliates had any material unfunded liabilities with respect to their respective defined benefit pension plans.  Moreover, the depositor believes that the likelihood of this liability being asserted against the assets of the vehicle trust or, if so asserted, being successfully pursued, is remote. However, you cannot be sure the specified leases and specified vehicles will not become subject to an ERISA liability.

To the extent a third-party makes a claim against, or files a lien on, the assets of the vehicle trust, including the specified vehicles allocated to the 2026-2 SUBI, it may delay the disposition of those specified vehicles or reduce the amount paid to the holder of the SUBI certificate. If that occurs, you may experience delays in payment or losses on your investment.

We refer you to “Certain Legal Aspects of the Specified Leases and the Specified Vehicles—Back-up Security Interests” in this prospectus.

If the servicer does not maintain control of the authoritative copies of electronic contracts evidencing specified leases, the vehicle trust may not have a perfected interest in those leases.

As described in “BMW FS’ Lease Financing Program—Electronic Contracts and Electronic Contracting” in this prospectus, the specified leases may be originated electronically by the vehicle trust and stored in an electronic vault maintained by BMW FS, as servicer, or by one or more third-party service providers on behalf of BMW FS, as servicer.  BMW FS’ electronic vaulting system recognizes, and any third-party vaulting system that it may utilize will recognize, BMW FS as the party having control of the authoritative copies of electronic contracts evidencing specified leases originated electronically by the vehicle trust, and BMW FS, as servicer, will maintain control of the authoritative copies of electronic contracts evidencing specified leases on behalf of the vehicle trust and its assigns.  BMW FS’ electronic vaulting system is designed, and any third-party vaulting system that it may utilize will be designed, to enable the vehicle trust to perfect its security interest in leases evidenced by electronic contracts by satisfying the Uniform Commercial Code’s requirements for “control” of an authoritative electronic copy of a record evidencing chattel paper.  For a description of these requirements, see “Certain Legal Aspects of the Specified Leases and the Specified Vehicles—General” in this prospectus.

BMW FS will represent on the closing date that the vehicle trust has “control” (within the meaning of the applicable Uniform Commercial Code) of the authoritative copy of the electronic contract evidencing each specified lease, the beneficial interest in which (evidenced by the SUBI certificate) has been transferred to the issuing entity.  However, it is possible that another person could acquire an interest in an electronic contract that is superior to the vehicle trust’s interest (and, accordingly, the issuing entity’s beneficial interest or back-up security interest).  This could occur if BMW FS ceases to have “control” over the authoritative copy of an electronic contract and another party purchases that electronic contract (without knowledge that such purchase violates the vehicle trust’s rights, as applicable, in the electronic contract) and obtains “control” over the authoritative copy of the electronic contract.  BMW FS also could lose control over an authoritative copy of an electronic contract if, through fraud, forgery, negligence or error, or as a result of a computer virus or a failure of or weakness in an electronic vaulting system maintained by BMW FS or by a third-party service provider, a person other than the vehicle trust were able to modify or duplicate the authoritative copy of the contract.

Although the vehicle trust will perfect its assignment of a back-up security interest in the electronic contracts to the issuing entity by filing financing statements, if the interests in the specified leases that the vehicle trust acquired from the originating dealer were not perfected by control, the priority of the vehicle trust’s interest and the issuing entity’s beneficial interest in the specified leases (evidenced by the SUBI certificate) or back-up security interest could be affected. The vehicle trust’s interest and the issuing entity’s beneficial interest in the specified leases or back-up security interest could be junior to another party with a perfected interest in the inventory of the originating dealer or to judgment creditors who obtain a lien on the specified leases or to a bankruptcy trustee of a dealer that becomes a debtor in bankruptcy.

There can be no assurances that any third-party software employed by BMW FS or by a third-party service provider in its electronic vaulting system will perform as represented to the vehicle trust in maintaining the systems and controls required to provide assurance that BMW FS maintains control over the authoritative copy of an electronic contract.  In that event, there may be delays in obtaining copies of the electronic contract or confirming ownership and control of the authoritative copy.  Additionally, there is a risk that the systems employed by BMW FS or by a third-party service provider to maintain control of the authoritative copies of electronic contracts may be insufficient under applicable law to give the vehicle trust a perfected interest in the specified leases evidenced by electronic contracts and, accordingly, may affect the issuing entity’s beneficial interest (evidenced by the SUBI certificate) and back-up security interest in such specified leases.

From time to time, the specified leases evidenced by electronic contracts may be amended, including, without limitation, by extensions of the final maturity date.  An amendment may be evidenced in the form of a new amended electronic contract or as a tangible amendment to an existing electronic contract.  To the extent any of those amendments is evidenced in tangible form, BMW FS, as servicer, will agree to maintain the perfected security interest in the specified leases (consisting of the electronic contract and tangible amendment) by possession of the authoritative tangible copy of the amendment and control of the authoritative copy of the electronic contract.

As a result of the foregoing, the vehicle trust may not have a perfected interest and the issuing entity may not have a perfected back-up security interest in certain specified leases or the vehicle trust’s interest, although perfected, could be junior to that of another party.  Either circumstance could affect the receipt by the issuing entity of collections from the specified leases, including the proceeds from the repossession and sale of the related specified vehicles. Therefore, you may be subject to delays in payment on your notes and you may incur losses on your investment in the notes.

General Risks Relating to the Transaction

The notes are not suitable investments for all investors.

The notes are not a suitable investment for any investor that requires a regular or predictable schedule of payments or payment on specific dates.  The notes are complex investments that should be considered only by sophisticated investors.  We suggest that only investors who, either alone or with their financial, tax and legal advisors, have the expertise to analyze the prepayment, reinvestment and default risks, the tax consequences of an investment and the interaction of these factors should consider investing in the notes.

You may have difficulty selling your notes or obtaining your desired sales price.

The notes will not be listed on any securities exchange. Therefore, to sell your notes, you must first locate a willing purchaser.  The underwriters may or may not make a secondary market for the notes. If they do, they will not be obligated to make offers to buy the notes and may stop making offers at any time.  In addition, the underwriters may be unwilling or unable to make a market in the notes due to regulatory developments or otherwise.

Disruptions in the global financial markets have from time to time limited the secondary market liquidity for asset-backed securities such as the notes from time to time.  Periods of illiquidity may adversely affect the market value of your notes and your ability to locate a willing purchaser.  In these circumstances, the market value of the notes is likely to fluctuate.  Such fluctuations may be significant and could result in significant losses to you.

Withdrawal or downgrade of the initial ratings of the notes, or the issuance of unsolicited ratings on the notes, may affect the prices for the notes upon resale.

A credit rating is not a recommendation to buy, sell or hold securities and does not address market value or investor suitability.  The ratings of the notes address the likelihood of the payment of principal and interest on the notes pursuant to their terms and will be based primarily upon the value of the specified leases, the specified vehicles and the reserve fund.  Similar ratings on different types of securities do not necessarily mean the same thing.  A rating agency may change its rating of the notes after the notes are issued if that rating agency believes that circumstances have changed.  In the event that a rating with respect to the notes is qualified, reduced or withdrawn, no person or entity will be obligated to provide any additional credit enhancement with respect to the notes.  Any subsequent change in a rating will likely affect the price that a subsequent purchaser would be willing to pay for the notes and your ability to resell your notes.

The sponsor has hired two rating agencies and will pay them a fee to assign ratings on the notes.  The sponsor has not hired any other nationally recognized statistical rating organization, or “NRSRO,” to assign ratings on the notes and is not aware that any other NRSRO has assigned or intends to assign ratings on the notes.  However, under the Securities and Exchange Commission rules, information provided to a hired rating agency for the purpose of assigning or monitoring the ratings on the notes is required to be made available to each qualified NRSRO in order to make it possible for each such non-hired NRSRO to assign unsolicited ratings on the notes.  An unsolicited rating could be assigned at any time, including prior to the closing date, and none of the depositor, the sponsor, the underwriters or any of their affiliates will have any obligation to inform you of any unsolicited ratings assigned after the date of this prospectus.  NRSROs, including the hired rating agencies, have different methodologies, criteria, models and requirements.  If any non-hired NRSRO assigns an unsolicited rating on the notes, there can be no assurance that such rating will not be lower than the ratings provided by the hired rating agencies, which could adversely affect the market value of your notes and/or limit your ability to resell your notes.  Investors in the notes should consult with their legal counsel regarding the effect of the issuance of a rating by a non-hired NRSRO that is lower than the ratings assigned to the notes by the hired NRSROs. In addition, if the sponsor fails to make available to the non-hired NRSROs any information provided to any hired rating agency for the purpose of assigning or monitoring the ratings on the notes, a hired rating agency could withdraw its ratings on the notes, which could adversely affect the market value of your notes and/or limit your ability to resell your notes.

None of the sponsor, depositor, servicer, administrator, indenture trustee, owner trustee, asset representations reviewer, the underwriters or any of their affiliates will be required to monitor any changes to the ratings on the notes. Potential investors in the notes are urged to make their own evaluation of the creditworthiness of the specified leases and the credit enhancement on the notes, and not to rely solely on the ratings on the notes. Additionally, we note that it may be perceived that a rating agency has a conflict of interest where, as is the industry standard and the case with the ratings of the notes, the sponsor or the issuing entity pays the fee charged by each hired rating agency for its rating services.

Because the notes are in book-entry form, your rights can only be exercised indirectly.

Because the notes will be issued in book-entry form, you will be required to hold your interest in your notes through The Depository Trust Company in the United States, or Clearstream Banking, société anonyme, in Europe.  Transfers of interests in the notes within The Depository Trust Company or Clearstream, Luxembourg must be made in accordance with the usual rules and operating procedures of those systems.  So long as the notes are in book-entry form, you will not be entitled to receive a physical note representing your interest.  The notes will remain in book-entry form except in the limited circumstances described in this prospectus under the caption “Description of the Notes—Book-Entry Registration.” Unless and until the notes cease to be held in book-entry form, the indenture trustee will not recognize you as a “noteholder.”  As a result, except for certain rights to request an asset representations review, make a reallocation request, participate in certain dispute resolution matters and communicate with other investors, you will only be able to exercise the rights of noteholders indirectly through The Depository Trust Company (if in the United States) and its participating organizations, or Clearstream, Luxembourg (in Europe) and its participating organizations.  Holding the notes in book-entry form could also limit your ability to pledge your notes to persons or entities that do not participate in The Depository Trust Company or Clearstream, Luxembourg and to take other actions that require a physical note representing the notes.  Interest and principal on the notes will be paid by the issuing entity to The Depository Trust Company as the registered holder of the notes while they are held in book-entry form.  The Depository Trust Company will credit payments received from the issuing entity to the accounts of its participants which, in turn, will credit those amounts to noteholders either directly or indirectly through indirect participants.  This process may delay your receipt of principal and interest payments from the issuing entity.

Defined Terms

You can find a listing of the pages in this prospectus where the principal terms are defined under “Index of Principal Terms” beginning on page 160 of this prospectus.

Overview of the Transaction

Please refer to page 4 of this prospectus for a diagram providing an overview of the transaction described in this prospectus.

BMW passenger car centers, BMW light truck centers, BMW motorcycle dealers, MINI passenger car dealers, Rolls-Royce passenger car dealers and Rolls-Royce light truck dealers (collectively referred to as “Centers”) have assigned, and will assign, vehicle leases and the related vehicles to Financial Services Vehicle Trust, a Delaware statutory trust (the “Vehicle Trust”). The Vehicle Trust was created in August 1995 to facilitate the titling of passenger cars, light trucks and motorcycles in connection with the securitization of passenger car, light truck and motorcycle leases. The Vehicle Trust has issued to BMW Manufacturing L.P. (“BMW LP” or the “UTI Beneficiary”) a beneficial interest in the undivided trust interest (the “UTI”). The UTI represents the entire beneficial interest in assets of the Vehicle Trust that have not been allocated to special units of beneficial interest such as the ones described in this prospectus. The trustee of the Vehicle Trust will be directed by the UTI Beneficiary:

•	to establish a special unit of beneficial interest (the “2026-2 SUBI”); and

•
to allocate a separate pool of leases (the “Specified Leases”), the vehicles that are leased under the Specified Leases (the “Specified Vehicles”) and the related assets of the Vehicle Trust, including the cash proceeds (or other such equivalent proceeds) associated with such Specified Leases to the 2026-2 SUBI.

The 2026-2 SUBI will represent the entire beneficial interest in the Specified Leases and Specified Vehicles (collectively, the “SUBI Assets”). Upon creation of the 2026-2 SUBI, the SUBI Assets will no longer be a part of the assets of the Vehicle Trust represented by the UTI, and the interest in the Vehicle Trust Assets represented by the UTI will be reduced accordingly. The 2026-2 SUBI will evidence an indirect beneficial interest, rather than a direct legal interest, in the SUBI Assets. The 2026-2 SUBI will not represent a beneficial interest in any Vehicle Trust Assets other than the SUBI Assets. Payments made on or in respect of any Vehicle Trust Assets other than the SUBI Assets will not be available to make payments on the Notes or the Certificates. The UTI Beneficiary may from time to time cause special units of beneficial interest other than the 2026-2 SUBI (each, an “Other SUBI” and, together with the 2026-2 SUBI, the “SUBIs”) to be created out of the UTI. The Issuing Entity (and, accordingly, its’ Securityholders) will have no interest in the UTI, any Other SUBI or any assets of the Vehicle Trust Assets evidenced by the UTI or any Other SUBI. See “The 2026-2 SUBI” and “The Vehicle Trust and the Vehicle Trustee” in this prospectus.

BMW LP will sell, transfer and assign its interest in the 2026-2 SUBI to BMW Auto Leasing LLC (the “Depositor”). The Depositor will in turn transfer and assign the certificate representing its interest in the 2026-2 SUBI (the “SUBI Certificate”) to BMW Vehicle Lease Trust 2026-2 (which is referred to in this prospectus as the “Issuing Entity”). The Issuing Entity will issue the asset-backed notes described herein (the “Notes”) with an aggregate initial principal amount of $1,250,000,000 (the “Initial Note Balance”).  The Issuing Entity will also issue one class of asset-backed certificates (the “Certificates”), which represents the residual interest in the Issuing Entity. The Issuing Entity will pledge the SUBI Certificate to the Indenture Trustee as security for the Notes. The Notes and the Certificates are collectively referred to as the “Securities” and the holders of Securities are referred to as “Securityholders.” The registered holders of the Notes are referred to herein as the “Noteholders”, the beneficial owners of the Notes are referred to herein as the “Beneficial Owners” and the holders of the Certificates are referred to herein as the “Certificateholders.” Each Note will represent an obligation of, and each Certificate will represent a fractional undivided interest in, the Issuing Entity.  Payments in respect of the Certificates will be subordinated to payments in respect of the Notes to the extent described in this prospectus.  The Notes are the only securities being offered hereby.  The Certificates are not being offered to you in this offering.

The Issuing Entity

Formation

The Issuing Entity is a Delaware statutory trust that has been formed solely for the purposes of the transactions described in this prospectus. The Issuing Entity will be governed by an amended and restated trust agreement (the “Trust Agreement”), dated as of the date of issuance of the Notes (the “Closing Date”), between the Depositor and Wilmington Trust, National Association, as owner trustee (which is referred to in this prospectus as the “Owner Trustee”).

The Issuing Entity will issue the Notes under an indenture, dated as of the Closing Date (the “Indenture”), between the Issuing Entity and U.S. Bank Trust Company, National Association, as indenture trustee (which is referred to in this prospectus as the “Indenture Trustee”), note registrar, certificate registrar and paying agent (which is referred to in this prospectus as the “Paying Agent”). The Certificates will be issued under the Trust Agreement.

The Issuing Entity will not engage in any activity other than as duly authorized in accordance with the terms of the Trust Agreement. On the Closing Date, the authorized purposes of the Issuing Entity will be limited to:

•	issuing the Securities;

•	acquiring the SUBI Certificate and the other property of the Issuing Entity with the net proceeds from the sale of the Notes and the Certificates;

•	assigning and pledging the property of the Issuing Entity to the Indenture Trustee;

•	making payments on the Securities;

•	entering into and performing its obligations under the Transaction Documents to which it is a party; and

•
engaging in other transactions, including entering into agreements, that are necessary, suitable or convenient to accomplish, or that are incidental to or connected with, any of the foregoing activities.

Approval of additional activities and purposes may be requested and approved by holders holding in the aggregate at least 75% of the certificate percentage interest of the Certificates, subject to satisfaction of the Rating Agency Condition and certain other conditions in respect thereof.

“Rating Agency Condition” means, with respect to each rating agency hired by the sponsor to rate the Notes (each, a “Rating Agency” and together, the “Rating Agencies”) and any event or circumstance or proposed amendment or supplement to any Transaction Document, the satisfaction of either of the following conditions, according to the then-current policies of such Rating Agency: (a) receipt of written confirmation from such Rating Agency (which, for the avoidance of doubt and without limitation, may be in the form of a letter, a press release or other publication, or a change in such Rating Agency’s published ratings criteria to this effect) that such event or circumstance or proposed amendment or supplement will not result in the qualification, reduction or withdrawal by such Rating Agency of its then-current rating of any class of Notes; or (b) such Rating Agency has been given notice of such event or circumstance or proposed amendment or supplement at least ten (10) days (or such shorter period as is practicable or acceptable to such Rating Agency) prior to the occurrence of such event or circumstance or proposed amendment or supplement and such Rating Agency has not confirmed in writing that such event or circumstance or proposed amendment or supplement would result in the qualification, reduction or withdrawal of its then-current rating of any class of Notes.

The Issuing Entity may not issue securities other than the Notes and the Certificates.  Except for the Securities, the Issuing Entity is also prohibited from borrowing money or making loans to any other person.

The term “Transaction Documents” refers to, collectively, the Indenture, the SUBI Trust Agreement, the Servicing Agreement, the Administration Agreement, the Trust Agreement, the SUBI Certificate Transfer Agreement, the Issuer SUBI Certificate Transfer Agreement and the Asset Representations Review Agreement.

Notes owned by the Issuing Entity, the Depositor, the Servicer and their respective affiliates will be entitled to all benefits afforded to the Notes except that they generally will not be deemed outstanding for the purposes of making requests, demands, authorizations, directions, notices, consents or other actions under the Transaction Documents.

BMW FS, the sponsor of this transaction (referred to in this prospectus in such capacity as the “Sponsor”), will be appointed to act as the servicer (referred to in this prospectus in such capacity as the “Servicer”) of the Specified Leases and the related Specified Vehicles.  The Servicer will service the Specified Leases and the related Specified Vehicles pursuant to (i) a servicing agreement, dated as of August 30, 1995, as amended by a supplement to be dated as of the Closing Date (as amended or supplemented from time to time, referred to in this prospectus as the “Servicing Agreement”), among the Vehicle Trust, the UTI Beneficiary, and BMW FS, as Servicer and (ii) the issuer administration agreement dated as of the Closing Date (which is referred to in this prospectus as the “Administration Agreement”) among BMW FS, as administrator (referred to in this prospectus in such capacity as the “Administrator”), the Issuing Entity, the Depositor and the Indenture Trustee, and will be compensated for those services as described under “Description of the Transaction Documents—Servicing Compensation” in this prospectus.

The Issuing Entity’s principal offices will be in Wilmington, Delaware, in care of the Owner Trustee, at the address listed below under “The Owner Trustee and the Indenture Trustee”.  The Issuing Entity’s fiscal year end will occur on the 31st day of December each year.

Property of the Issuing Entity

On the Closing Date, the Depositor will transfer the SUBI Certificate to the Issuing Entity pursuant to the Issuer SUBI Certificate Transfer Agreement. The Issuing Entity will then pledge its interest in the SUBI Certificate to the Indenture Trustee under the Indenture.  See “The 2026-2 SUBI—Transfers of the SUBI Certificate” in this prospectus.

After giving effect to the transactions described in this prospectus, the property of the Issuing Entity (the “Trust Estate”) will include:

•
the SUBI Certificate, evidencing a beneficial interest in the assets allocated to the 2026-2 SUBI, including the right to payments thereunder from Termination Proceeds and Recovery Proceeds on deposit in the SUBI Collection Account and net investment earnings, if any, on amounts on deposit in the SUBI Collection Account;

•	the rights of the Issuing Entity as secured party under a back-up security agreement with respect to the SUBI Certificate and the undivided interest in the SUBI Assets;

•
the rights of the Issuing Entity to funds on deposit from time to time in the SUBI Collection Account, the Reserve Fund, the Note Distribution Account and any other account or accounts established pursuant to the Indenture and all cash, investment property and other property from time to time credited thereto and all proceeds thereof, if any;

•	the rights of the Depositor, as transferee, under the SUBI Certificate Transfer Agreement;

•	the rights of the Issuing Entity, as transferee, under the Issuer SUBI Certificate Transfer Agreement;

•	the rights of the Vehicle Trust under any related dealer agreements;

•	the rights of the Issuing Entity as a third party beneficiary of the Servicing Agreement and the SUBI Trust Agreement; and

•	all proceeds of the foregoing, which shall include Sales Proceeds.

The Indenture will require the Trust Estate to be pledged by the Issuing Entity to the Indenture Trustee.

Because the 2026-2 SUBI will represent a beneficial interest in the SUBI Assets, Noteholders will be dependent on payments made on the Specified Leases and proceeds received in connection with the sale or other disposition of Specified Vehicles for the payment of interest on and principal of the Notes. The Issuing Entity will not, except to the extent of the back-up security interest as discussed under “Certain Legal Aspects of the Specified Leases and the Specified Vehicles—Back-up Security Interests” in this prospectus, have a direct ownership interest in the Specified Leases or a direct ownership interest or perfected security interest in the Specified Vehicles, which will be titled in the name of the Vehicle Trust or the Vehicle Trustee.  Therefore, it is possible that a claim or lien in respect of the Specified Vehicles or the Vehicle Trust could limit the amounts payable in respect of the SUBI Certificate to less than the amounts received from the lessees of the Specified Vehicles (each, a “User-Lessee”) or received from the sale or other disposition of Specified Vehicles. To the extent that a claim or lien were to delay the disposition of the Specified Vehicles or reduce the amount paid to the holder of the SUBI Certificate in respect of its beneficial interests in the SUBI Assets, Noteholders could experience delays in payment or losses on their investment. See “Risk Factors—Risks Primarily Related to Bankruptcy and Insolvency of Transaction Parties and Perfection of Security Interests—The bankruptcy of BMW FS (servicer) or BMW Auto Leasing LLC (depositor) could result in losses or delays in payments on your notes,” “The 2026-2 SUBI,” “Certain Legal Aspects of the Vehicle Trust and the 2026-2 SUBI—The 2026-2 SUBI” and “Certain Legal Aspects of the Specified Leases and the Specified Vehicles—Back-up Security Interests” in this prospectus.

Capitalization of the Issuing Entity

The following table illustrates the approximate expected assets of the Issuing Entity as of the Closing Date. The total in the table may not sum due to rounding:

SUBI Certificate	$1,439,263,106
Reserve Fund(1)	$ 3,598,158
Total	$1,442,861,264
_____________________ (1) To be an amount not less than 0.25% of the Aggregate Securitization Value of the Specified Leases as of the Cutoff Date. This amount may be adjusted upward.

The following table illustrates the approximate capitalization of the Issuing Entity as of the Closing Date, as if the issuance and sale of the Notes had taken place on that date:

Notes	$1,250,000,000
Overcollateralization	$ 189,263,106
Total	$1,439,263,106

The Issuing Entity will also issue the Certificates which represent the residual interest in the Issuing Entity.  The Certificates are not offered by this prospectus and initially will be retained by the Depositor.

The Depositor

BMW Auto Leasing LLC, referred to in this prospectus as the Depositor, is a limited liability company and was formed under the laws of Delaware in August 2000.  The Depositor is a wholly owned, limited purpose subsidiary of BMW FS and BMW FS is the managing member of the Depositor. The principal office of the Depositor is located at c/o BMW Financial Services NA, LLC, 200 BMW Drive, Woodcliff Lake, New Jersey 07677 and its telephone number is (201) 307-4000.  Since its formation in August 2000, BMW Auto Leasing LLC has been the Depositor in each of BMW FS’ public and private lease securitization transactions, and has not participated in or been a party to any other financing transactions.

The Depositor was organized primarily for the purpose of acquiring interests in the SUBIs, causing securities to be issued and engaging in related transactions. The Depositor’s limited liability company agreement limits the activities of the Depositor to the foregoing purposes and to any activities related to, incidental to, and necessary, convenient or advisable for those purposes, including the following:

•
acquiring from, or selling to, BMW FS or its dealers or affiliates its rights and interest in and to (including any beneficial interests in and to) receivables or leases arising out of or relating to the sale or lease of BMW, MINI and Rolls-Royce motor vehicles, monies due under the receivables and the leases, security interests in the related financed or leased vehicles and proceeds from claims on the related insurance policies and any related rights (collectively, the “Receivables”);

•
acquiring from BMW FS or any of its affiliates as the holder of the UTI or one or more SUBIs and acting as the beneficiary of any such SUBIs, and selling to BMW FS or reallocating to the UTI certain of the Leased Vehicles and related Leases comprising such SUBIs;

•
acquiring, owning and assigning the Receivables and SUBIs, the collateral securing the Receivables and SUBIs, related insurance policies, agreements with Centers or lessors or other originators or servicers of the Receivables and any proceeds or rights thereto (the “Collateral”);

•
transferring the Receivables and SUBIs and/or related Collateral to a trust pursuant to one or more trust agreements, sale and servicing agreements or other agreements to be entered into by, among others, BMW Auto Leasing LLC, the related trustee and the servicer of the Receivables or SUBIs;

•	authorizing, selling and delivering any class of certificates or notes issued by the issuing entity under the related agreement;

•	acquiring from BMW FS the certificates or notes issued by one or more issuing entities to which BMW FS or one of its subsidiaries transferred the Receivables;

•	performing its obligations under each applicable trust agreement, indenture and any other related agreements; and

•	engaging in any activity and exercising any powers permitted to limited liability companies under the laws of the State of Delaware that are related or incidental to the foregoing.

Other than the obligation to obtain the consent of the Depositor with respect to amendments to the Trust Agreement or other consent rights given to the holder of the residual interest in the Issuing Entity, the payment of organizational expenses of the Issuing Entity, the maintenance and establishment of certain accounts, the maintenance of books and records, the perfection of the security interest created by the Trust Agreement and the appointment of a successor owner trustee for the Issuing Entity, the Depositor will have no ongoing duties with respect to the Issuing Entity.

The limited liability company agreement of the Depositor includes requirements for its special member to have at least one independent director, extensive corporate separateness covenants and restrictions on its permitted corporate functions (including on its ability to borrow money or incur debts), all of which are designed to prevent the consolidation of the assets of the Depositor with those of either BMW FS or any affiliate of BMW FS in the event of a bankruptcy or insolvency proceeding of BMW FS or such other affiliated entity.  In addition, the Depositor itself may not file a voluntary petition for bankruptcy or insolvency protection in either federal or any state court without the consent of all of its members, including the independent directors of its special member.

For the time period that the Issuing Entity is required to report under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), reports filed under the Exchange Act with respect to the Issuing Entity will be available on the SEC’s website located at www.sec.gov, as described under “Where You Can Find More Information About Your Notes” in this prospectus.

The Sponsor, Administrator and Servicer

General

BMW Financial Services NA, Inc., the predecessor of BMW Financial Services NA, LLC (“BMW FS”), was incorporated on April 23, 1984 in the State of Delaware and, on May 1, 2000, was converted into a limited liability company organized under the laws of the State of Delaware.  The national executive headquarters of BMW FS are located at 200 BMW Drive, Woodcliff Lake, New Jersey 07677.  Its telephone number is (201) 307‑4000.  Its Customer Service Center is located at 1400 City View Drive, Columbus, Ohio 43215.

The Sponsor is responsible for pooling and servicing the pool assets and structuring the securitization transaction.  In its roles as Administrator and Servicer, BMW FS plays a primary role in the management of the Issuing Entity, the Specified Leases and the Specified Vehicles.  In addition, as Servicer, BMW FS will be authorized to exercise certain discretionary powers with regard to the administration of the Specified Leases and the Specified Vehicles, as described under “—Servicing Experience” and “Description of the Transaction Documents” below.

Securitization Experience

BMW FS began originating retail leases and began selling retail installment sale contracts to asset-backed commercial paper conduits in 1993 and began sponsoring securitization trusts in 1999.  Additionally, BMW FS has sponsored securitizations backed by retail installment sales contracts since 1999 and has sponsored other securitization entities backed by pools of wholesale “floorplan” loans to automobile retailers. BMW FS has never defaulted in its payment obligations under its term securitization offerings, and none of the asset-backed securities issued under its term securitizations have defaulted, or otherwise been accelerated due to the occurrence of an early amortization or other performance triggering event.  BMW FS has never failed to pay principal in full at maturity on any of its securities issued in a term securitization.  BMW FS only securitizes leases that it has originated, and it selects such leases based on specified selection criteria, certain of which are described in this prospectus.

BMW FS expects that asset-backed debt offerings will continue to be a material funding source for BMW FS. For additional information regarding BMW FS’ overall procedures for originating or acquiring and securitizing assets similar to the Specified Leases, you should refer to “BMW FS’ Lease Financing Program” and “The Specified Leases” in this prospectus.

Servicing Experience

BMW FS, in its capacity as Servicer, began servicing operations in 1993.  In addition to servicing motor vehicle leases similar to the Specified Leases, BMW FS also services the retail installment sale contracts and wholesale floorplan loans securitized in the transactions described above.

BMW FS is the servicer for all of the loans and leases that it finances. As the servicer, BMW FS generally handles all collections, administers defaults and delinquencies and otherwise services the loans, the leases and the related vehicles.

The tables set forth below under “Delinquencies, Repossessions and Loss Information” show BMW FS’ servicing experience for its entire portfolio of retail leases on automobiles, including contracts sold in securitizations, that BMW FS continues to service, as further described under “Delinquencies, Repossessions and Loss Information” in this prospectus.  Additional information regarding BMW FS in its capacities as Sponsor, Administrator and Servicer may be found under “The Sponsor, Administrator and Servicer” and “Description of the Transaction Documents” in this prospectus.

Credit Risk Retention

The risk retention regulations in Regulation RR of the Exchange Act require the Sponsor, either directly or through its majority-owned affiliates, to retain an economic interest in the credit risk of the Specified Leases.  The

Sponsor intends to satisfy its obligation to retain credit risk by causing the Depositor, its wholly-owned affiliate, to retain the Certificates.

The Certificates represent the right to receive all funds not needed to make required payments on the Notes, pay fees and expenses of the Issuing Entity or make deposits to the Reserve Fund on each Payment Date.  The Certificates represent a first-loss interest in this securitization transaction.

The Depositor’s retention of the Certificates is intended to comply with the requirements for retention of an “eligible horizontal residual interest” under Regulation RR.  The Depositor is required to retain this interest until the latest of the date that is two years from the Closing Date, the date the Aggregate Securitization Value is one-third or less of the initial Aggregate Securitization Value, or the date the aggregate Note Balance is one-third or less of the Initial Note Balance.  None of the Sponsor, the Depositor or any of their affiliates may hedge, sell or transfer the Certificates except to the extent permitted by Regulation RR.

For a description of certain material terms of the Certificates, see “Payments on the Notes,” “The Certificates,” “Description of the Transaction Documents—The Indenture—Events of Default; Rights Upon an Event of Default” and “Description of the Notes—Events of Default” in this prospectus.

The fair value of the Certificates is expected to equal at least 5% of the aggregate fair value of the Notes and the Certificates, calculated as of the Closing Date.

The fair value of the Notes and the Certificates is summarized below.  The totals in the table may not sum due to rounding:

	Fair Value (in millions)	Fair Value (as a percentage of the aggregate fair value of the Notes and Certificates)
Class A-1 Notes	$223.0	14.7%
Class A-2a Notes	$305.6	20.2%
Class A-2b Notes	$175.0	11.6%
Class A-3 Notes	$480.6	31.8%
Class A-4 Notes	$65.8	4.3%
Certificates	$263.3	17.4%
Total	$1,513.3	100.0%

The Sponsor determined the fair value of the Notes and the Certificates using a fair value measurement framework under generally accepted accounting principles.  In measuring fair value, the use of observable and unobservable inputs and their significance in measuring fair value are reflected in the fair value hierarchy assessment, with Level 1 inputs favored over Level 3 inputs.

•	Level 1 inputs include quoted prices for identical instruments and are the most observable;

•	Level 2 inputs include quoted prices for similar instruments and observable inputs such as interest rates and yield curves; and

•	Level 3 inputs include data not observable in the market and reflect management judgment about the assumptions market participants would use in pricing the instrument.

The fair value of the Notes is categorized within Level 2 of the hierarchy, reflecting the use of inputs derived from prices for similar instruments.  The fair value of the Certificates is categorized within Level 3 of the hierarchy as inputs to the fair value calculation are generally not observable.

The fair value of each class of the Notes is assumed to be equal to its initial principal amount, or par amount.

To calculate the fair value of the Certificates, the Sponsor used an internal valuation model.  This model projects future interest and principal payments of the Specified Leases, the interest and principal payments on each class of the Notes, and fees and expenses of the Issuing Entity, including the Servicing Fee.  The resulting cash flows to the Certificates are discounted to their present values based on a discount rate that reflects the credit exposure to these cash flows and current market interest rates.  In completing these calculations, the Sponsor made the following assumptions:

•
except as otherwise described in the following bullets, cash flows in respect of the Specified Leases are calculated using the assumptions described under the heading “Weighted Average Lives of the Notes” in this prospectus;

•	interest accrues on each class of Notes at the related rate set forth on the front cover of this prospectus;

•	the initial principal amount of each class of Notes is equal to its initial principal amount set forth on the front cover of this prospectus;

•
in determining the interest payments on the Class A-2b Notes, the SOFR Rate is assumed to reset consistent with the applicable forward rate curve as of September 29, 2026 and it is assumed that no Benchmark Transition Event has occurred;

•	the Servicer does not exercise its option to purchase the SUBI Certificate on or after the first Payment Date on which such option becomes available to it;

•	the Specified Leases prepay at a rate equal to the 100% Prepayment Assumption described under the heading “Weighted Average Lives of the Notes” in this prospectus;

•
the pool of Specified Leases experiences a lifetime cumulative net loss rate of 0.80% (as a percentage of the initial Aggregate Securitization Value) and a loss severity rate of 50%, and these losses are incurred based on the following timing curve beginning in the month after the Cutoff Date and distributed equally within each range of months described below:

Months 1 - 3:	0%
Months 4 - 12:	40%
Months 13 - 24:	40%
Months 25 - 36:	20%

•	returned Specified Vehicles are assumed to be sold for an amount equal to their ALG Residual Values, resulting in no residual value gains or losses; and

•	cash flows in respect of the Certificates are discounted at 12.0%.

The Sponsor developed these inputs and assumptions by considering the following factors:

•	The prepayment rate assumption was developed considering the composition of the pool of Specified Leases and the performance of prior pools of leases securitized by the Sponsor.

•
The cumulative net loss rate is estimated using assumptions for both the magnitude of lifetime cumulative net losses and the shape of the cumulative net loss curve.  The lifetime cumulative net loss assumption and the shape of the cumulative net loss curve were developed considering the composition of the Specified Leases, the performance of prior pools of leases securitized by the Sponsor, the performance of leases in the Sponsor’s managed portfolio, economic conditions, and the cumulative net loss assumptions of the Rating Agencies.  Default and recovery rate estimates are included in the cumulative net loss assumption.

•
The assumption regarding the sale price of returned Specified Vehicles is consistent with the Sponsor’s belief that, as of the date of this prospectus, the ALG Residual Value represents a reasonable estimate of the Residual Value of each Specified Vehicle.

•
The discount rate applicable to the cash flows in respect of the Certificates is estimated to reflect the credit exposure to such cash flows and market interest rates.  Due to the lack of an actively traded market in residual interests similar to the Certificates, the discount rate was derived using qualitative factors that consider the equity-like component of the Certificates.

The Sponsor believes that the inputs and assumptions described above include the inputs and assumptions that could have a material impact on the fair value calculation or would be material to a prospective Noteholder’s ability to evaluate the fair value calculation.  The fair values of the Notes and the Certificates were calculated based on the assumptions described above, including the assumptions regarding the characteristics and performance of the Specified Leases that will differ from the actual characteristics and performance of the Specified Leases.  You should be sure you understand these assumptions when considering the fair value calculation.

The Sponsor will recalculate the fair values of the Notes and the Certificates following the Closing Date to reflect the issuance of the Notes and any material changes in the methodology or inputs and assumptions described above.  The dollar amount of the fair value of the Certificates, and the fair value of the Certificates as a percentage of the aggregate fair value of the Notes and the Certificates, in each case, as of the Closing Date, will be included in the monthly servicer’s statement for the first Collection Period (which will be attached as an exhibit to the Form 10-D for that Collection Period), together with a description of any material change in the methodology or inputs and assumptions used to calculate the fair values.

Reallocation Requests

The transaction documents for prior pools of retail leases securitized by BMW FS contain covenants requiring the reallocation of a lease for the uncured breach of certain representations or warranties that materially and adversely affects the interests of the related issuing entity.  During the three-year period ended June 30, 2026, there was no activity to report with respect to any demand to reallocate any lease underlying a securitization of retail leases sponsored by BMW FS.  BMW FS, as a securitizer, and on behalf of all of its related affiliated securitizers, discloses all fulfilled and unfulfilled reallocation requests for leases that were the subject of a demand to reallocate on SEC Form ABS-15G.  BMW FS filed its most recent Form ABS-15G with respect to such reallocation requests, on behalf of itself and its affiliated securitizers, with the Securities and Exchange Commission (the “SEC”) on February 13, 2026.  BMW FS’ CIK number is 0001541188.  Additional information regarding BMW FS in its capacities as Sponsor, Administrator and Servicer may be found under “The Sponsor, Administrator and Servicer” and “Description of the Transaction Documents” in this prospectus.  See also “Description of the Notes—Asset Representations Review.”

Affiliations and Related Transactions

The Vehicle Trust, the UTI Beneficiary and the Depositor are affiliates of the Sponsor, the Servicer and the Administrator.  There is not currently, and there was not during the past two years, any material business relationship, agreement, arrangement, transaction or understanding that is or was entered into outside the ordinary course of business or is or was on terms other than would be obtained in an arm’s length transaction with an unrelated third party, between any of the Depositor, the Issuing Entity, the UTI Beneficiary and the Sponsor.  The Asset Representations Reviewer is not and will not be affiliated with any of the Sponsor, the Depositor, the Servicer, the Indenture Trustee, the Owner Trustee or any of their respective affiliates, and has not performed, and is not affiliated with any party hired by the Sponsor or any underwriter to perform, pre-closing due diligence work on the Specified Leases.  For information regarding any interest in the transaction retained by the Depositor, the Sponsor or their affiliates to satisfy the credit risk retention rules, see “Credit Risk Retention.”  The Owner Trustee and the Indenture Trustee are not and will not be affiliated with any of the Sponsor, the Depositor, the Servicer or any of their respective affiliates.  Each of the Indenture Trustee, the Paying Agent and the Securities Intermediary is an affiliate of U.S. Bancorp Investments, Inc., one of the underwriters.

The Owner Trustee and the Indenture Trustee

Wilmington Trust, National Association

Wilmington Trust, National Association (“WTNA”) is the Owner Trustee under the Trust Agreement.  WTNA is a national banking association with trust powers incorporated under the federal laws of the United States.  WTNA’s principal place of business is located at 1100 North Market Street, Wilmington, Delaware 19890.  WTNA is an affiliate of Wilmington Trust Company and both WTNA and Wilmington Trust Company are subsidiaries of M&T Bank Corporation. Since 2012, WTNA has served as trustee in numerous asset-backed securities transactions.

On February 3, 2026, certain investors served WTNA with a civil complaint, filed in the Supreme Court of the State of New York, County of New York, for an unspecified amount of damages arising from alleged breaches of contract and duties related to WTNA’s roles as custodian and indenture trustee for certain Tricolor Holdings, LLC asset-backed securitization transactions.  The plaintiffs generally assert causes of action related to WTNA’s purported failure to comply with certain provisions related to waterfall payments, servicing transition costs and post-event of default duties and related to WTNA’s purported failure to perform certain actions as custodian with respect to the related receivables.  WTNA intends to vigorously defend itself against this legal action.  WTNA is subject to various other legal proceedings that arise from time to time in the ordinary course of business, and WTNA does not believe that the ultimate resolution of any of these proceedings will have a materially adverse effect on its services as Owner Trustee.

WTNA has provided the above information and has not participated in the preparation of, and is not responsible for, any other information contained in this prospectus.

U.S. Bank Trust Company, National Association

U.S. Bank Trust Company, National Association (“U.S. Bank Trust Co.”), a national banking association, will act as Indenture Trustee, registrar and note paying agent under the Indenture.  The Indenture Trustee and the Owner Trustee are referred to in this prospectus, together, as the “Trustees.”

U.S. Bank National Association (“U.S. Bank N.A.”) will act as Securities Intermediary.  U.S. Bank N.A. made a strategic decision to reposition its corporate trust business by transferring substantially all of its corporate trust business to its affiliate, U.S. Bank Trust Co., a non-depository trust company (U.S. Bank N.A. and U.S. Bank Trust Co. are collectively referred to herein as “U.S. Bank”).  Upon U.S. Bank Trust Co.’s succession to the business of U.S. Bank N.A., it became a wholly owned subsidiary of U.S. Bank N.A.  The Indenture Trustee will maintain the accounts of the issuing entity in the name of the Indenture Trustee at U.S. Bank N.A.

U.S. Bancorp, with total assets exceeding $725 billion as of June 30, 2026, is the parent company of U.S. Bank N.A., the fifth largest commercial bank in the United States.  As of June 30, 2026, U.S. Bancorp operated over 2,000 branch offices in 26 states. A network of specialized U.S. Bancorp offices across the nation provides a comprehensive line of banking, brokerage, insurance, investment, mortgage, trust and payment services products to consumers, businesses, and institutions.

U.S. Bank has one of the largest corporate trust businesses in the country with  a network of more than 50 domestic offices and international locations in London, England and Dublin, Ireland.  The Indenture will be administered from U.S. Bank’s corporate trust office located at 190 South LaSalle Street, 7th Floor, Chicago, Illinois 60603.

U.S. Bank has provided corporate trust services since 1924.  As of June 30, 2026, U.S. Bank was acting as trustee with respect to over 166,000 issuances of securities with an aggregate outstanding principal balance of over $7.2 trillion.  This portfolio includes corporate and municipal bonds, mortgage-backed and asset-backed securities and collateralized debt obligations.

The Indenture Trustee shall make each monthly statement available to the holders of the Notes via the Indenture Trustee’s internet website at https://pivot.usbank.com.  Holders of the Notes with questions may direct them to the Indenture Trustee’s bondholder services group at (800) 934-6802.

As of June 30, 2026, U.S. Bank (and its affiliate U.S. Bank Trust National Association) was acting as indenture trustee, registrar and paying agent on 225 issuances of automobile receivables-backed securities with an outstanding aggregate principal balance of approximately $96,113,500,000.

U.S. Bank N.A. and other large financial institutions have been sued in their capacity as trustee or successor trustee for certain residential mortgage-backed securities (“RMBS”) trusts.  The complaints, primarily filed by investors or investor groups against U.S. Bank N.A. and similar institutions, allege the trustees caused losses to investors as a result of alleged failures by the sponsors, mortgage loan sellers and servicers to comply with the governing agreements for these RMBS trusts.  Plaintiffs generally assert causes of action based upon the trustees’ purported failures to enforce repurchase obligations of mortgage loan sellers for alleged breaches of representations and warranties, notify securityholders of purported events of default allegedly caused by breaches of servicing standards by mortgage loan servicers and abide by a heightened standard of care following alleged events of default.

U.S. Bank N.A. denies liability and believes that it has performed its obligations under the RMBS trusts in good faith, that its actions were not the cause of losses to investors, that it has meritorious defenses, and it has contested and intends to continue contesting the plaintiffs’ claims vigorously.  However, U.S. Bank N.A. cannot assure you as to the outcome of any of the litigation, or the possible impact of these litigations on the trustee or the RMBS trusts.

On March 9, 2018, a law firm purporting to represent fifteen Delaware statutory trusts (the “DSTs”) that issued securities backed by student loans (the “Student Loans”) filed a lawsuit in the Delaware Court of Chancery against U.S. Bank N.A. in its capacities as indenture trustee and successor special servicer, and three other institutions in their respective transaction capacities, with respect to the DSTs and the Student Loans.  This lawsuit is captioned The National Collegiate Student Loan Master Trust I, et al. v. U.S. Bank National Association, et al., C.A. No. 2018-0167-JRS (Del. Ch.) (the “NCMSLT Action”).  The complaint, as amended on June 15, 2018, alleged that the DSTs have been harmed as a result of purported misconduct or omissions by the defendants concerning administration of the trusts and special servicing of the Student Loans. Since the filing of the NCMSLT Action, certain Student Loan borrowers have made assertions against U.S. Bank N.A. concerning special servicing that appear to be based on certain allegations made on behalf of the DSTs in the NCMSLT Action.

U.S. Bank N.A. has filed a motion seeking dismissal of the operative complaint in its entirety with prejudice pursuant to Chancery Court Rules 12(b)(1) and 12(b)(6) or, in the alternative, a stay of the case while other prior filed disputes involving the DSTs and the Student Loans are litigated.  On November 7, 2018, the Court ruled that the case should be stayed in its entirety pending resolution of the first-filed cases. On January 21, 2020, the Court entered an order consolidating for pretrial purposes the NCMSLT Action and three other lawsuits pending in the Delaware Court of Chancery concerning the DSTs and the Student Loans, which remains pending.

U.S. Bank N.A. denies liability in the NCMSLT Action and believes it has performed its obligations as indenture trustee and special servicer in good faith and in compliance in all material respects with the terms of the agreements governing the DSTs and that it has meritorious defenses.  It has contested and intends to continue contesting the plaintiffs’ claims vigorously.

As of the date of this prospectus, U.S. Bancorp Investments, Inc., one of the underwriters, is affiliated with the Indenture Trustee, the Paying Agent and the Securities Intermediary.

The Indenture Trustee and the Owner Trustee

The Depositor, the Servicer and their respective affiliates may maintain normal commercial banking relations with the Indenture Trustee, the Owner Trustee and their respective affiliates.

The Owner Trustee’s or the Indenture Trustee’s liability in connection with the issuance and sale of the Securities is limited solely to the express obligations of the Owner Trustee or Indenture Trustee set forth in the Trust Agreement or the Indenture, as applicable.  The Owner Trustee or the Indenture Trustee (with 30 days’ prior written notice) may resign at any time, in which event the Depositor, in the case of the Owner Trustee, and the Issuing Entity, in the case of the Indenture Trustee, will be obligated to appoint a successor owner trustee or indenture trustee, respectively.  The Depositor or the Certificateholders may also remove the Owner Trustee if it becomes insolvent or otherwise ceases to be eligible to continue in that capacity under the Trust Agreement.  The Issuing Entity may also remove the Indenture Trustee with 30 days’ prior written notice if it becomes insolvent or otherwise ceases to be eligible to continue in that capacity under the Indenture.  In those circumstances, the Depositor or the Issuing Entity, as the case may be, will be obligated to appoint a successor owner trustee or indenture trustee, respectively.  Any resignation or removal of the Owner Trustee or Indenture Trustee and appointment of a successor trustee will not become effective until acceptance of the appointment by the successor.

The Issuing Entity is required under the Transaction Documents to indemnify the Owner Trustee for any loss, liability, fee, disbursement or expense incurred by it in connection with the performance of its duties under Transaction Documents.  The Issuing Entity is not required to reimburse any expense or indemnify against any loss, liability or expense incurred by the Owner Trustee through the Owner Trustee’s own willful misconduct or gross negligence.

The Issuing Entity is required under the Transaction Documents to indemnify the Indenture Trustee against any and all loss, liability or expense (including attorneys’ fees and expenses) incurred by it in connection with the administration of the Issuing Entity and the performance of its duties under the Transaction Documents.  The Indenture Trustee is required to notify the Issuing Entity and the Administrator promptly of any claim for which it may seek indemnity; provided, that, failure by the Indenture Trustee to provide such notification will not relieve the Issuing Entity of its obligations under the Indenture.  The Issuing Entity is not required to reimburse any expense or indemnify against any loss, liability or expense incurred by the Indenture Trustee through the Indenture Trustee’s own willful misconduct, negligence or bad faith.

Neither of the Trustees will have any obligation or responsibility to monitor or enforce the Sponsor’s compliance with any applicable risk retention rules or regulations.  The Trustees will not be charged with knowledge of any such rules or regulations, and neither of the Trustees will be liable to any Noteholder or any other person for violation of such rules or regulations.

For a description of the roles and responsibilities of the Owner Trustee, see “Description of the Transaction Documents—Administration Agreement” and “—Duties of the Owner Trustee and the Indenture Trustee” in this prospectus. For a description of the roles and responsibilities of the Indenture Trustee, see “Description of the Transaction Documents—The Indenture” and “—Duties of the Owner Trustee and the Indenture Trustee” in this prospectus.

Asset Representations Reviewer

General

 Clayton Fixed Income Services LLC (“Clayton”), a Delaware limited liability company, will serve as Asset Representations Reviewer under an asset representations review agreement it will enter into with the Issuing Entity and the Servicer on the Closing Date (the “Asset Representations Review Agreement”).  The Asset Representations Reviewer is not affiliated with any of the Sponsor, the Depositor, the Servicer, the Indenture Trustee, the Owner Trustee, or any of their respective affiliates, and has not been, and is not, affiliated with any party that was hired by the Sponsor or any underwriter to perform pre-closing due diligence work on the Specified Leases.

Clayton is a wholly-owned subsidiary of Covius Services, LLC, and with its affiliates has provided independent due diligence loan review and servicer oversight services since 1989.  Clayton has been engaged as the asset representations reviewer on more than 850 auto and equipment loan, lease and dealer floorplan and credit card securitization transactions since 2015.

Clayton and its affiliates are leading providers of targeted due diligence reviews of securitized assets and policies and procedures of originators and servicers to assess compliance with representations and warranties, regulatory and legal requirements, investor guidelines and settlement agreements.  Clayton and its affiliates have performed over 17 million loan reviews and provided ongoing oversight on over $2 trillion of securitization transactions on behalf of investors, sponsors, issuers and originators, including government sponsored enterprises and other governmental agencies.  These services have been performed primarily on residential mortgage loan and residential mortgage-backed security transactions, although Clayton and its affiliates have also performed these services for transactions involving auto loans, equipment leases, credit cards, commercial mortgage loans, student loans, timeshare loans and boat and recreational vehicle loans.

Fees and Expenses

The Asset Representations Reviewer will receive as compensation an annual fee equal to $5,000 (the “ARR Service Fee”), which is payable by the Servicer on the Closing Date, and thereafter by the Issuing Entity in November of each year, commencing in 2027.  In addition, if the Asset Representations Reviewer is engaged to perform a review of Specified Leases, the Asset Representations Reviewer will be entitled to a fee of $175 for each Specified Lease reviewed by it (the “ARR Review Fee” and together with the ARR Service Fee, the “ARR Fee”).  The Asset Representations Reviewer will also be entitled to reimbursement or payment by the Issuing Entity for all costs, expenses and indemnification amounts incurred by it in connection with the performance of its duties under the Asset Representations Review Agreement. Prior to the acceleration of the Notes, the aggregate amount of unpaid fees, costs, expenses and indemnification amounts due and owing to the Asset Representations Reviewer, the Indenture Trustee and the Owner Trustee before payments are made to Noteholders on the 25th day of each month or, if such day is not a Business Day, the next succeeding Business Day, beginning November 25, 2026 (each, a “Payment Date”) will not exceed $250,000 in any calendar year.  A “Business Day” will be any day other than a Saturday, a Sunday or a day on which banking institutions in the states of Delaware, Illinois, Minnesota, Ohio, New Jersey or New York are authorized or obligated by law, executive order or government decree to be closed.  Any such unpaid fees, costs, expenses and indemnification amounts due and owing in excess of the annual cap will be paid to the Asset Representations Reviewer and such other parties after payment of principal and interest due on the Notes on the related Payment Date.  After the acceleration of the Notes, all unpaid fees, costs, expenses and indemnification amounts due and owing to the Asset Representations Reviewer, the Indenture Trustee and the Owner Trustee will be reimbursed or paid to such parties before the Issuing Entity makes any payments to Noteholders and without regard to any annual cap on such amounts.

Resignation and Removal

The Asset Representations Reviewer may not resign unless it determines it is legally unable to perform its obligations under the Asset Representations Review Agreement and there is no reasonable action that it could take to make the performance of its obligations under the Asset Representations Review Agreement permissible under applicable law.  If the Asset Representations Reviewer fails to perform in any material respect any covenants or agreements under the Asset Representations Review Agreement, becomes the subject of a bankruptcy or similar proceeding, or no longer satisfies applicable eligibility criteria, the Issuing Entity may remove the Asset Representations Reviewer and terminate its obligations under the Asset Representations Review Agreement. The Issuing Entity will be obligated to engage a successor asset representations reviewer after any such resignation or removal.  No resignation or removal of the Asset Representations Reviewer will be effective, and the Asset Representations Reviewer will continue to perform its obligations under the Asset Representations Review Agreement, until a successor asset representations reviewer has accepted its engagement for such purpose.

The Asset Representations Reviewer is not contractually obligated to pay the reasonable expenses incurred in the transfer of its rights and obligations under the Asset Representations Review Agreement.  To the extent expenses incurred by the Asset Representations Reviewer in connection with the replacement of the Asset Representations Reviewer are not paid by the Asset Representations Reviewer that is being replaced, the Issuing Entity will be responsible for the payment of such expenses to the Asset Representations Reviewer.  Any resignation, removal, replacement or substitution of the Asset Representations Reviewer, or the appointment of a new asset representations reviewer, will be reported by the Administrator in the Form 10-D related to the Collection Period in which such change occurs, together with a description of the circumstances surrounding the change and, if applicable, information regarding the new asset representations reviewer.

Indemnity and Liability

The Asset Representations Reviewer will not be liable to any person or entity for any action taken, or not taken, in good faith under the Asset Representations Review Agreement or for errors in judgment.  However, the Asset Representations Reviewer will be liable for its willful misconduct, bad faith or negligence in performing its obligations under the Asset Representations Review Agreement or by reason of reckless disregard of its obligations and duties thereunder.  The Asset Representations Reviewer and its officers, directors, employees and agents will be indemnified by the Issuing Entity for all costs, expenses, losses, damages and liabilities resulting from the performance of its obligations under the Asset Representations Review Agreement (including the costs and expenses of defending itself against any loss, damage or liability), but excluding any cost, expense, loss, damage or liability resulting from (i) the Asset Representations Reviewer’s willful misconduct, bad faith or negligence or reckless disregard of its obligations and duties under the Asset Representations Review Agreement or (ii) the Asset Representations Reviewer’s breach of any of its representations or warranties in the Asset Representations Review Agreement.  The Asset Representations Reviewer will indemnify each of the Issuing Entity, the Depositor, the Servicer, the Owner Trustee and the Indenture Trustee and their respective officers, directors, successors, assigns, legal representatives, agents, and servants for all fees, costs, expenses, losses, damages and liabilities resulting from the willful misconduct, bad faith or negligence of the Asset Representations Reviewer in performing its obligations under the Asset Representations Review Agreement; provided, however, that the Asset Representations Reviewer shall not be liable for or required to indemnify any such person from and against expenses arising or resulting from such person’s own willful misconduct, bad faith or negligence, or the inaccuracy of any representation or warranty made by such person.  The Asset Representations Reviewer will not be liable for any amount in excess of the fees received by it in accordance with the terms of the Asset Representations Review Agreement.

The Vehicle Trust and the Vehicle Trustee

General

The Vehicle Trust is a Delaware statutory trust and is governed by an amended and restated trust agreement, dated as of December 1, 2006 (the “Vehicle Trust Agreement”), between the UTI Beneficiary and BNY Mellon Trust of Delaware (formerly known as The Bank of New York (Delaware)), as trustee (the “Vehicle Trustee”).

The assets of the Vehicle Trust (the “Vehicle Trust Assets”) consist of:

•
closed-end retail lease contracts (“Leases”) of BMW passenger cars, BMW light trucks, BMW motorcycles, MINI passenger cars, Rolls-Royce passenger cars and Rolls-Royce light trucks (“Leased Vehicles”), which Leases are or were originated by Centers pursuant to Dealer Agreements entered into with BMW FS, all monies due from user-lessees under such Leases and all proceeds thereof;

•	Leased Vehicles, together with all accessories, additions and parts constituting a part thereof and all accessions thereto and all proceeds thereof;

•	proceeds from sales of Leased Vehicles;

•
the rights to proceeds from any physical damage, liability or other insurance policies, if any, covering Leases or the related user-lessees or the related Leased Vehicles, including but not limited to the Contingent and Excess Liability Insurance; and

•	all proceeds of the foregoing.

From time to time after the date of this prospectus, the Centers may assign additional Leases to the Vehicle Trust and, as described below, title the related Leased Vehicles in the name of the Vehicle Trust or the Vehicle Trustee on behalf of the Vehicle Trust.

The primary business purpose of the Vehicle Trust is to acquire Leases, including the Specified Leases, and serve as record holder of title to Leased Vehicles, including the Specified Vehicles, in connection with asset-backed securities issuance transactions.

Under the Vehicle Trust Agreement, the Vehicle Trust has not and will not:

•
issue interests or securities other than the 2026-2 SUBI, the SUBI Certificate, Other SUBIs, one or more certificates representing each Other SUBI (the “Other SUBI Certificates”), the UTI and one or more certificates representing the UTI (the “UTI Certificates”);

•	borrow money, except from BMW FS or the UTI Beneficiary in connection with funds used to acquire Leases and Leased Vehicles;

•	make loans;

•	invest in or underwrite securities;

•	offer securities in exchange for Vehicle Trust Assets, with the exception of the SUBI Certificate issued in connection with the Securities, Other SUBI Certificates and the UTI Certificates; or

•
repurchase or otherwise reacquire its securities, except as permitted by or in connection with financing or refinancing the acquisition of Leases and Leased Vehicles or as otherwise permitted by each such financing or refinancing.

For further information regarding the servicing of the Leases and the Leased Vehicles, see “Description of the Transaction Documents—Servicing Procedures” in this prospectus.

The UTI Beneficiary

BMW LP is the UTI Beneficiary under the Vehicle Trust Agreement. The sole general partner of BMW LP is BMW Facility Partners, LLC (“BMW Facility Partners”), a Delaware limited liability company. BMW FS is the limited partner of the UTI Beneficiary. The UTI Beneficiary was formed as a limited partnership under the laws of Indiana in September 1992. Currently, its only purposes are being the initial beneficiary of the Vehicle Trust, holding the UTI and the UTI Certificate, acquiring interests in the 2026-2 SUBI and Other SUBIs and engaging in related transactions. The limited liability company agreement of BMW Facility Partners and the limited partnership agreement of the UTI Beneficiary limit their respective activities to the foregoing purposes and to any activities incidental thereto or necessary therefor. The principal office of BMW LP is located at 200 BMW Drive, Woodcliff Lake, New Jersey 07677 and its telephone number is (201) 307-4000.

The UTI Beneficiary may from time to time assign, transfer, grant and convey, or cause to be assigned, transferred, granted and conveyed, to the Vehicle Trustee, in trust, Vehicle Trust Assets. At any time, the UTI Beneficiary may allocate all or a portion of the Leases and the Leased Vehicles held by the Vehicle Trust to an Other SUBI held by BMW Bank of North America (the “Bank SUBI”).  On or prior to the date that the 2026-2 SUBI is created, any Specified Leases held by the Bank SUBI will be released and assigned back to the UTI.  The UTI Beneficiary will hold the UTI, which represents a beneficial interest in all Vehicle Trust Assets except for (a) any Vehicle Trust Assets allocated to Other SUBIs (“Other SUBI Assets”) and (b) any SUBI Assets (those Vehicle Trust Assets to be referred to as the “UTI Assets”). The UTI Beneficiary may in the future pledge the UTI as security for obligations to third-party lenders and may in the future create and sell or pledge Other SUBIs in connection with financings similar to the transaction described in this prospectus. Each holder or pledgee of the UTI will be required to expressly waive any claim to the Vehicle Trust Assets other than the UTI Assets and to fully subordinate any such claims to those other Vehicle Trust Assets in the event that the waiver is not given full effect. Each holder or pledgee of any Other SUBI will be required to expressly waive any claim to the Vehicle Trust Assets, except for the related Other SUBI Assets, and to fully subordinate those claims to the Vehicle Trust Assets or any Other SUBI in the event that waiver is not given effect. Except under the limited circumstances described under “Certain Legal Aspects of the Vehicle Trust and the 2026-2 SUBI—The 2026-2 SUBI,” no SUBI Assets will be available to make payments in respect of, or pay expenses relating to, the UTI or any Other SUBI.

The Vehicle Trustee

BNY Mellon Trust of Delaware is the Vehicle Trustee under the Vehicle Trust Agreement.  The Depositor, the Servicer and their affiliates may maintain normal commercial banking relations with the Vehicle Trustee and its affiliates.

BNY Mellon Trust of Delaware is a Delaware banking corporation and its principal offices are located at 103 Bellevue Parkway, Wilmington, Delaware 19809.  BNY Mellon Trust of Delaware has served as trustee on multiple automobile lease securitizations over the past 15 years. It has served as Vehicle Trustee since 2006.  It also currently serves as vehicle trustee for other vehicle trusts for automobile lease securitization structures.  BNY Mellon Trust of Delaware is an affiliate of The Bank of New York Mellon, a New York banking corporation, which provides support services on its behalf in this transaction.

In the ordinary course of business, The Bank of New York Mellon is named as a defendant in or made a party to pending and potential legal actions.  In connection with its role as trustee of certain RMBS transactions, The Bank of New York Mellon has been named as a defendant in a number of legal actions brought by RMBS investors.  These lawsuits allege that the trustee had expansive duties under the governing agreements, including the duty to investigate and pursue breach of representation and warranty claims against other parties to the RMBS transactions.  While it is inherently difficult to predict the eventual outcomes of pending action, The Bank of New York Mellon denies liability and intends to defend the litigations vigorously.

The Vehicle Trustee will make no representations as to the validity or sufficiency of 2026-2 SUBI or the SUBI Certificate (other than with regard to the execution and authentication of such SUBI Certificate) or of any Specified Lease, Specified Vehicle or related document, will not be responsible for performing any of the duties of the UTI Beneficiary or the Servicer and will not be accountable for the use or application by any owners of beneficial interests in the Vehicle Trust Assets or the investment of any of such monies before such monies are deposited into the accounts relating to the 2026-2 SUBI, any Other SUBI and the UTI. The Vehicle Trustee will not independently verify any Specified Leases or the related Specified Vehicles. The duties of the Vehicle Trustee will generally be limited to the acceptance of assignments of the Leases, the creation of the 2026-2 SUBI, Other SUBIs and the UTI and the receipt of the various certificates, reports or other instruments required to be furnished to the Vehicle Trustee with regard to the 2026-2 SUBI under the SUBI Trust Agreement, in which case the Vehicle Trustee will only be required to examine them to determine whether they conform to the requirements of the SUBI Trust Agreement.

The Vehicle Trustee will be under no obligation to exercise any of the rights or powers vested in it by the SUBI Trust Agreement, to make any investigation of any matters arising thereunder or to institute, conduct or defend any litigation thereunder or in relation thereto at the request, order or direction of the UTI Beneficiary, the Servicer or the holders of a majority in interest in the 2026-2 SUBI, unless such party or parties have offered to the Vehicle Trustee reasonable security or indemnity against any costs, expenses or liabilities that may be incurred therein or thereby. The reasonable expenses of every such exercise of rights or powers or examination will be paid by the party or parties requesting such exercise or examination or, if paid by the Vehicle Trustee, will be a reimbursable expense of the Vehicle Trustee.

The Vehicle Trustee may enter into one or more agency agreements with such person or persons, including without limitation any affiliate of the Vehicle Trustee, as are by experience and expertise qualified to act in a trustee capacity and otherwise acceptable to the UTI Beneficiary and any assignee or pledgee of a SUBI Certificate.

The Vehicle Trustee may resign at any time by providing written notice of such resignation to the UTI Beneficiary.  The UTI Beneficiary will be required to remove the Vehicle Trustee if at any time the Vehicle Trustee ceases to be (i) a bank or trust company organized under the laws of the United States or any state with capital and surplus of at least $50,000,000 or (ii) have a principal place of business, or shall have appointed an agent with a principal place of business, in the State of Delaware. In addition, the UTI Beneficiary may remove the Vehicle Trustee if (A) any representation or warranty made by the Vehicle Trustee under any SUBI Trust Agreement was untrue in any material respect when made, and the Vehicle Trustee fails to resign upon written request by the UTI Beneficiary or the assignee or pledgee of any UTI Certificate or SUBI Certificate, (B) at any time the Vehicle Trustee is legally unable to act, or adjudged bankrupt or insolvent, (C) a receiver of the Vehicle Trustee or its property has been appointed or (D) any public officer has taken charge or control of the Vehicle Trustee or of its property or affairs for the purpose of rehabilitation, conservation or liquidation.

Upon the removal of the Vehicle Trustee, the UTI Beneficiary will promptly appoint a successor vehicle trustee. Any resignation or removal of the Vehicle Trustee and appointment of a successor vehicle trustee will not become effective until acceptance of appointment by the successor vehicle trustee. Any successor vehicle trustee will execute and deliver to the Servicer, the predecessor vehicle trustee, the UTI Beneficiary and the holder of all SUBI Certificates written acceptance of its appointment as Vehicle Trustee.  Any costs associated with the resignation or removal of the Vehicle Trustee will be paid by the Administrator.

The Vehicle Trustee will be indemnified and held harmless by BMW FS or out of and to the extent of the Vehicle Trust Assets (other than the SUBI Assets) with respect to any loss, liability, claim, damage or reasonable expense, including reasonable fees and expenses of counsel and reasonable expenses of litigation arising out of or incurred in connection with (a) any of the Vehicle Trust Assets, including without limitation any such fees and expenses relating to Leases or Leased Vehicles, any personal injury or property damage claims arising with respect to any such Leased Vehicle or any fees and expenses relating to any tax arising with respect to any Vehicle Trust Asset, or (b) the Vehicle Trustee’s acceptance or performance of the trusts and duties contained in the SUBI Trust Agreement.

Notwithstanding the foregoing, the Vehicle Trustee will not be indemnified or held harmless out of the Vehicle Trust Assets as to such fees and expenses:

•	for which BMW FS shall be liable under, and shall have paid pursuant to, a Servicing Agreement,

•	incurred by reason of the Vehicle Trustee’s willful misfeasance, bad faith or negligence, or

•	incurred by reason of the Vehicle Trustee’s breach of its respective representations and warranties made in the SUBI Trust Agreement or in the Servicing Agreement.

The Vehicle Trustee will not be liable in its individual capacity under the Vehicle Trust Agreement except for liability for its own negligent action, its own negligent failure to act, its own bad faith, its own breach of its representations, warranties or covenants given in its individual capacity or its own willful misfeasance or similar acts or omissions of any trust agent.  Further, the Vehicle Trustee will not be personally liable for any action taken, suffered or omitted by it or any error of judgment, in each case made in good faith by any officer of, or any other employee of the corporate trust office of, the Vehicle Trustee or any trust agent, unless it is proved that the Vehicle Trustee or trust agent was negligent or acted with willful misfeasance in performing its contractual duties.  The Vehicle Trustee will not be personally liable with respect to any action taken, suffered or omitted to be taken in good faith in accordance with the express direction of the UTI Beneficiary, the Issuing Entity as holder of the SUBI Certificate, or the Indenture Trustee as pledgee of the SUBI Certificate, or the holder or pledgee of any Other SUBI Certificate, relating to the exercise of any trust power conferred upon the Vehicle Trustee.

Except with respect to a claim based on the failure of the Vehicle Trustee to perform certain very limited specified duties or based on its (or any trust agent’s) willful misconduct, bad faith or negligence, no recourse shall be had against the Vehicle Trustee in its individual capacity for any claim based on any provision of the Vehicle Trust Agreement, the SUBI Trust Agreement, the Servicing Agreement, or any Vehicle Trust Asset or assignment thereof.  The Vehicle Trustee is not accountable for the use or application of the SUBI Certificate or any Other SUBI Certificate or any proceeds thereof, or the use or application of any funds properly paid to the Servicer pursuant to the Servicing Agreement.

If the Vehicle Trustee is unable to decide between alternative courses of action permitted or required by the terms of the Vehicle Trust Agreement, the SUBI Trust Agreement or any other agreement to which the Vehicle Trust is a party, the Vehicle Trustee shall promptly give written notice to the UTI Beneficiary, the beneficiary of the SUBI Certificate or the beneficiary of any Other SUBI Certificate requesting instruction as to the course of action, and to the extent the Vehicle Trustee acts in good faith, without negligence or willful misconduct, in accordance with any written instruction received from that beneficiary, the Vehicle Trustee shall not be liable on account of that action to any person. If the Vehicle Trustee has not have received appropriate instruction within ten business days of such notice (or within such shorter period as reasonably may be specified in such notice or may be necessary under the circumstances) it may, but shall be under no duty to, take or refrain from taking such action, not inconsistent with the Vehicle Trust Agreement, the SUBI Trust Agreement or any such other agreement, as it shall deem to be in the best interest of the beneficiary, and shall have no liability to any person or entity for such action or inaction, absent bad faith, willful misconduct or negligence.

If the Vehicle Trustee is unsure as to the application of any provision of the Vehicle Trust Agreement, the SUBI Trust Agreement or any other agreement to which the Vehicle Trustee is a party or any such provision is ambiguous as to its application, or is, or appears to be, in conflict with any other applicable provisions, or in the event that any such agreement permits any determination by the Vehicle Trustee or is silent or is incomplete as to the course of action that the Vehicle Trustee is required to take with respect to a particular set of facts, the Vehicle Trustee may give written notice to the UTI Beneficiary, the beneficiary of the SUBI Certificate or the beneficiary of any Other SUBI Certificate requesting instruction and, to the extent that the Vehicle Trustee acts or refrains from acting in good faith, without negligence or willful misconduct, in accordance with any such instruction received, the Vehicle Trustee shall not be liable, on account of such action or inaction, to any person or entity. If the Vehicle Trustee has not received appropriate instruction within 10 business days of such notice (or within such shorter period of time as reasonably may be specified in such notice or may be necessary under the circumstances) it may, but shall be under no duty to, take or refrain from taking such action, not inconsistent with any such agreement as it shall deem to be in the best interest of the beneficiary, and shall have no liability to any person or entity for such action or inaction, absent bad faith, willful misconduct or negligence.

The Vehicle Trustee will not be personally liable for (i) special, consequential or punitive damages, including lost profits, (ii) the acts or omissions of any nominee, correspondent, clearing agency or securities depository through which it may hold the Vehicle Trust’s securities or (iii) any losses due to forces beyond the reasonable control of the Vehicle Trustee, including strikes, work stoppages, acts of war or terrorism, insurrection, revolution, nuclear or natural catastrophes or acts of God and interruptions, loss or malfunctions of utilities, communications or computer (software and hardware) services.

Lease Origination and the Titling of Leased Vehicles

All Leases have been or will be underwritten using the underwriting criteria described under “BMW FS’ Lease Financing Program—Underwriting.”  Under each Lease, the Vehicle Trust, or the Vehicle Trustee on behalf of the Vehicle Trust, will be listed as the owner of the related Leased Vehicle on the Leased Vehicle’s certificate of title. Liens will not be placed on the certificates of title, nor will new certificates of title be issued, to reflect the interest of the Issuing Entity, as holder of the SUBI Certificate, in the Specified Vehicles.

All Leased Vehicles owned by the Vehicle Trust will be held for the benefit of entities that from time to time hold beneficial interests in the Vehicle Trust. Those interests will be evidenced by the 2026-2 SUBI, the UTI or the Other SUBIs.  Entities holding beneficial interests in the Vehicle Trust will not have a direct ownership in the related Leases or a direct ownership or perfected security interest in the related Leased Vehicles.

The certificates of title for the Specified Vehicles will not reflect the indirect interest of the Issuing Entity in the Specified Vehicles by virtue of its beneficial interest in the SUBI Assets. Therefore, the Issuing Entity will not have a direct perfected lien in the Specified Vehicles, but will have filed a financing statement to perfect the security interest in the SUBI Assets, but only to the extent that the security interest may be perfected by filing under the Uniform Commercial Code (the “UCC”). The Servicer has agreed to file or cause to be filed a financing statement and any appropriate continuing statements in each of the appropriate jurisdictions. For further information regarding the titling of the Specified Vehicles and the interest of the Issuing Entity therein, see “Certain Legal Aspects of the Specified Leases and the Specified Vehicles—Back-up Security Interests” in this prospectus.

BMW FS may use programs developed and maintained by BMW FS that allow BMW FS to complete the entire contracting process electronically. The electronic contracts created by the programs will be electronically signed by the related user-lessees and will be stored in an electronic vault maintained by BMW FS, as servicer, or by one or more third-party service providers on behalf of BMW FS, as servicer.  BMW FS does not expect to maintain physical copies of the electronic contracts; however, in some cases, amendments to electronic contracts may be executed manually and may be stored as tangible copies.

BMW FS’ Lease Financing Program

General

BMW FS currently provides financing for a substantial portion of the Leases originated by authorized Centers throughout the United States.  BMW FS finances Leases in accordance with its established underwriting procedures, subject to the terms of its agreement (each, a “Dealer Agreement”) with each Center. Except as otherwise specified, the discussion below applies to all Leases, whether owned by BMW FS or the Vehicle Trust.  See “—Underwriting.”

Each Dealer Agreement, among other things, obligates the related Center to repurchase any Lease BMW FS financed for the outstanding Lease balance thereof, if the Center breaches certain representations and warranties as set forth in the Dealer Agreement. The representations and warranties typically relate to the origination of the Lease and the transfer of the related Leased Vehicle and not the creditworthiness of the user-lessee under the Lease.

Underwriting

Leases are acquired or financed by BMW FS in accordance with underwriting guidelines which are intended to assess the applicant’s ability to pay the amounts due on the Lease and the adequacy of the Leased Vehicle as collateral. BMW FS utilizes credit score analysis and approval authority levels as credit controls.

BMW FS requires applicants to complete an application form providing various items of financial information, credit and employment history and other personal information.  Applications are submitted for new and used vehicles from approved retailers via InfoBahn - a BMW intranet system linked to Centers.  Credit applications are evaluated by BMW FS’ electronic decisioning system when received and are either automatically approved, automatically rejected or forwarded for review by one or more BMW FS Credit Representatives or by a Credit Manager with appropriate approval authority.

BMW FS’ electronic decisioning system, which was implemented in 2001 and receives periodic updates, is intended to enhance BMW FS’ ability to review an application and evaluate the probability that the proposed Lease will be paid in accordance with its terms.

This electronic decisioning system evaluates each application based on certain criteria, including the applicant’s credit bureau score and credit history, a set of business rules designed to identify certain credit-related items such as loan-to-value ratio, affordability measures (e.g., payment-to-income ratio) and collateral type and quality.  The electronic decisioning system also takes into consideration the custom credit score generated for each applicant based on a set of custom credit scorecards utilized for internal purposes by BMW FS.

The current custom credit scorecards are statistically-based models.  The custom scorecards, which were originally developed by TransUnion, were fully implemented in March 2025. The custom credit scorecards calculate a score based on credit application data and credit bureau information. They were developed based on the past performance of BMW FS’ contract portfolio, and the scores generated are designed to be indicative of the relative probability that an applicant will make scheduled payments to BMW FS as agreed.

The payment-to-income ratio for an applicant is calculated by dividing the related monthly lease payment by the gross monthly income of the applicant and any co-applicant, to the extent reported by such applicant and any co-applicant in the related application.  Payment-to-income ratios are calculated based solely on the gross monthly income reported by the applicant and any co-applicant, and without consideration of any other factors or adjustments to the applicant’s or any co-applicant’s self-reported gross monthly income. Payment-to-income ratios are not calculated for commercial use contracts with a business entity as the primary lessee or for applicants and co-applicants who have provided insufficient information in the related application for the purpose of determining their gross monthly income.

While independent verification of information in an application is generally not required, the electronic decisioning system also identifies incomplete or inconsistent data between an application and information in a credit bureau report such as an address, date of birth or social security number mismatch, which is often caused by incorrect data entry but could be a sign of fraud.  Such applications are not automatically accepted and BMW FS will seek independent verification of such inconsistent information as further described below.  In addition, in some cases, an application is not automatically rejected but does not meet the criteria for automatic approval due to incomplete or inconsistent information as described above or because one or more credit-related terms is not within prescribed automatic approval levels.  These applications are forwarded to Credit Representatives or Credit Managers for review and may subsequently be approved.

Credit Representatives and/or Credit Managers review each application that is not automatically approved through the use of a system of rules and scorecards.  Credit Representatives and Credit Managers have the authority to approve an application with total credit exposure to the related applicant of up to certain fixed dollar amounts, based on each Credit Representative’s and Credit Manager’s seniority and title. A Credit Representative or Credit Manager’s review includes an evaluation of the customer demographics, income and collateral, review of a credit bureau report on the applicant from an independent credit bureau, use of internet verification tools and a review of the applicant’s credit score based on the custom credit scorecards.

Upon review of the application, the applicant’s credit score and credit bureau report, an assessment is made regarding the relative degree of credit risk.  The current application system used by BMW FS to process applications provides review/decline indicators to assist the Credit Representatives and Credit Managers in their review of applications.  BMW FS’ guidelines provide that an applicant’s credit score will be highly considered by the Credit Representative or Credit Manager, as applicable, in determining whether to extend credit.  In addition, BMW FS also considers the applicant’s debt to income ratio, the applicant’s equity in the Leased Vehicle and other attributes as part of the decision making process.

When the applicant is a business, BMW FS generally requires an individual to guarantee the business’ obligations under the Lease.  When warranted, a business application may be approved without a guarantor, but only after a more thorough evaluation is performed which may include obtaining and reviewing audited/reviewed financial statements of the related business entity, as well as considering other important elements of the business to determine the credit worthiness.

BMW FS generally does not provide financing to applicants with previous bankruptcies. However, BMW FS’ guidelines do permit such financing under some circumstances, such as if the customer has adequately re-established credit in accordance with the guidelines.

Upon the maturity of a Lease, if a Leased Vehicle is not returned, the user-lessee has the option to purchase or re-lease the Leased Vehicle from BMW FS. The same underwriting and credit procedures described above apply to any financing offered to these user-lessees.

For the twelve-month period ended August 31, 2026, approximately 92.29% of all BMW FS lease credit applications were approved.

Servicing

Set forth below are descriptions of certain collection policies and practices of BMW FS. These collection policies and practices are subject to change from time to time.

BMW FS measures delinquency by the number of days elapsed from the date a payment is due under the Lease (each, a “Due Date”).  BMW FS considers a payment to be delinquent when the related user-lessee fails to make at least 90% of a scheduled monthly payment by the related Due Date.  BMW FS generally begins collection activities with respect to a delinquent Lease through telephone dialer contact that has payment self service capabilities. BMW FS assigns collectors to specific user-lessees and attempts to contact the delinquent user-lessee by telephone, letter or email based on a days-past-due risk combination.  BMW FS accelerates or decelerates collection activities based on a days-past-due approach.  Repossession procedures typically begin when a Lease becomes 60 days delinquent. Repossessions are carried out pursuant to applicable state law and specific procedures adopted by BMW FS.

Prior to March 14, 2025 BMW FS’ policy generally was to charge-off a Lease on the earlier of (a) the date on which the proceeds of sale of the Leased Vehicle were applied to the Lease balance or (b) the month in which the Lease reached its 150th day of delinquency.  On and after March 14, 2025, BMW FS’ policy generally is to charge-off a Lease on the earlier of (a) the date on which the proceeds of sale of the Leased Vehicle are applied to the Lease balance or (b) the month in which the Lease reaches its 160th day of delinquency.

Any deficiencies remaining after repossession and sale of the related Leased Vehicle or after full charge-off of the related Lease are pursued by BMW FS to the extent practicable and legally permitted. User-lessees are contacted and, when warranted by individual circumstances, repayment schedules are established and monitored until the deficiencies are either paid in full or become impractical to pursue.

Electronic Contracts and Electronic Contracting

BMW FS uses and maintains programs developed to allow it to complete the entire contracting process with respect to certain Leases electronically.  Centers originate electronic contracts and then transfer these electronic contracts to the Vehicle Trust, or the Vehicle Trustee on behalf of the Vehicle Trust.  Electronic contracts created by the programs are electronically signed by the related user-lessees and are stored in an electronic vault maintained by

BMW FS, as Servicer, or by one or more third-party service providers on behalf of BMW FS, as Servicer, through which BMW FS will maintain control of the authoritative copies of the electronic contracts on behalf of the Vehicle Trust and its assigns.  BMW FS does not maintain physical copies of electronic contracts; however, in some cases, amendments to electronic contracts may be executed manually and may be stored as tangible copies.

BMW FS’ electronic vaulting system permits transmission, storage, access and administration of electronic contracts and is comprised of proprietary and third-party software, hardware, network communications equipment, lines and services, computer servers, data centers, support and maintenance services, security devices and other related technology materials that enable electronic contracting in the automobile retail and lease industry.  BMW FS’ electronic vaulting system uses a combination of technological and administrative features that are designed to (i) designate a single copy of the record or records evidencing an electronic contract as being the single authoritative copy of the Lease, (ii) manage access to and the expression of the authoritative copy, (iii) identify the Vehicle Trust, or the Vehicle Trustee on behalf of the Vehicle Trust, as the owner of record of the authoritative copy and (iv) provide a means for transferring record ownership of, and the exclusive right of access to, the authoritative copy from the current owner of record to a successor owner of record.

Physical Damage and Liability Insurance; Additional Insurance Provisions

Each Lease requires the user-lessee to obtain physical damage insurance covering loss or damage to the Leased Vehicle, personal liability insurance, comprehensive liability insurance, including fire and theft, property damage liability and collision liability insurance covering the actual cash value of the Leased Vehicle. The Dealer Agreements include a requirement that the Centers provide BMW FS with written evidence that physical damage and liability insurance covers the Leased Vehicle at least in the amount required by the Lease at the time the Lease is acquired by BMW FS. BMW FS requires the policy to include BMW FS as loss payee and as additional insured. BMW FS does not verify the accuracy of such information or the existence of such physical damage and liability insurance.  Since user-lessees may choose their own insurers to provide the required coverage, the specific terms and conditions of policies vary.

If a user-lessee fails to obtain or maintain the required insurance, the related Lease will be in default and the Servicer may either obtain insurance on behalf of, and at the expense of, the user-lessee or deem the related Lease in default. In that event, it is the practice of the Servicer to repossess the related Leased Vehicle. There can be no assurance that each Leased Vehicle will continue to be covered by physical damage insurance for the entire term during which the related Lease is outstanding. BMW FS does not currently “force place” insurance.

In addition, if a user-lessee’s vehicle is destroyed or irretrievably lost as a result of theft, an accident or other reason that meets BMW FS’ published criteria, and BMW FS determines that the user-lessee is in compliance with its insurance obligations, BMW FS will accept the actual cash value paid by the user-lessee’s insurance company as payment in full of the related Lease balance. However, a user-lessee will be obligated to pay certain charges according to the related lease.

In addition, BMW FS may purchase residual value insurance on Leased Vehicles.  Such residual value insurance would insure the difference, if any, between the residual value originally estimated at the time that a Lease was signed and the actual market value of the Lease at lease termination.  If any such residual value insurance is purchased by BMW FS with respect to the Specified Vehicles, any proceeds therefrom will not be part of Available Funds.

BMW FS does not require user-lessees to carry credit disability, credit life or credit health insurance or other similar insurance coverage that provides for payments to be made on Leases on behalf of the user-lessees in the event of disability or death. To the extent that this type of insurance coverage is obtained on behalf of a user-lessee, payments received in respect of the coverage may be applied to payments on the related Lease only to the extent that the user-lessee’s beneficiary chooses to do so.

In the event that a user-lessee fails to maintain any required insurance and this failure results in a shortfall in amounts to be distributed to the noteholders which is not covered by amounts on deposit in the Reserve Fund or by subordination of payments on the Certificates to the extent described in this prospectus, Noteholders could suffer a loss on their investment.

Contingent and Excess Liability Insurance

In addition to the personal property and liability insurance coverage required to be obtained and maintained by the user-lessee pursuant to the Leases, and as additional protection in the event the user-lessee fails to maintain the required insurance, BMW FS maintains contingent liability insurance for the benefit of, among others, BMW FS, the Vehicle Trust, the UTI Beneficiary, the Depositor and the Issuing Entity, which provides coverage for liability caused by any Leased Vehicle owned by the Vehicle Trust. BMW FS also maintains excess insurance coverage as to which the Vehicle Trustee is an additional insured (together with the aforementioned primary contingent liability insurance policy, the “Contingent and Excess Liability Insurance”). These insurance policies collectively provide insurance coverage at a minimum of $5 million per accident and permit multiple claims in any policy period. Claims could be imposed against the assets of the Vehicle Trust if such coverage were exhausted or denied and damages were assessed against the Vehicle Trust. In that event, investors in the Notes could incur a loss on their investment. See “Risk Factors—Risks Primarily Related to Legal and Regulatory Matters—Vicarious tort liability may result in a loss,” “Certain Legal Aspects of the Vehicle Trust and the 2026-2 SUBI—The 2026-2 SUBI” and “Certain Legal Aspects of the Specified Leases and the Specified Vehicles—Vicarious Tort Liability” in this prospectus for a discussion of related risks.

With respect to damage to the Leased Vehicles, a user-lessee is required by the related Lease to maintain comprehensive and collision insurance. As more fully described under “—Physical Damage and Liability Insurance; Additional Insurance Provisions”, BMW FS requires that Centers provide it with written evidence that physical damage and liability insurance covers the Leased Vehicle at least in the amount required by the related Lease at the time the Lease is acquired by BMW FS.  BMW FS does not monitor the maintenance of required user-lessee insurance and will not be required to do so in the Transaction Documents.  In the event that the foregoing insurance coverage was exhausted or denied and no third-party reimbursement for that damage was available, investors in the Notes could incur a loss on their investment.

The Servicing Agreement will provide that, for so long as any Notes or Certificates are outstanding, BMW FS will maintain its Contingent and Excess Liability Insurance policy unless the termination or other modification of such policy would not reduce the Servicer’s insurance coverage below the $5 million minimum per accident and unless the Rating Agency Condition has been satisfied in respect thereof. These obligations of BMW FS will survive any termination of BMW FS as Servicer under the Servicing Agreement.

Leased Vehicle Maintenance

Each Lease states that the user-lessee is responsible for all maintenance, repair, service, operating expenses and damage to the related Leased Vehicle.  At the scheduled maturity date of a Lease, if the user-lessee does not purchase the Leased Vehicle, the user-lessee is required to pay BMW FS (a) any applicable charges for excess mileage at the stated rate on the related Lease (“Excess Mileage Payments”) and (b) any applicable charges for excess wear and tear (“Excess Wear and Use Payments”), as defined by the related Lease to be, but not limited to: (i) inoperative electrical or mechanical parts; (ii) dented, scratched, chipped, rusted, pitted, broken or mismatched body parts, paint, vehicle identification items, trim or grill work; (iii) non-functioning, scratched, cracked, pitted or broken glass or lights; (iv) missing equipment, parts, accessories or adornments; (v) torn, damaged, burned or stained interior; (vi) damage that makes the vehicle unlawful or unsafe to drive; (vii) damage due to installation or removal of non-manufacturer, after-market or replacement parts; (viii) damage, including damage to the engine, due to failure to maintain the vehicle in accordance with stated policies; and (ix) tires other than those with at least 1/8” tread remaining at the shallowest point, all the same grade, quantity and quality as those delivered with the Leased Vehicle.

Each of the above stated items is inspected during the vehicle inspection process as described under “—End of Lease Term; Vehicle Disposition” below.

If applicable charges are billed to the user-lessee through the maturity billing process and not paid in a timely manner to BMW FS, collection activities are pursued through the BMW FS’ Recovery Department.

Remarketing

BMW FS handles all remarketing activities of Leased Vehicles, including, but not limited to customer service, collections, accounting, end of term process and titling.  This department is managed from BMW FS’ Regional

Service Center in Columbus, Ohio, and Field Remarketing Managers are located at various auction sites throughout the United States.  All remarketing operations are handled electronically.

End of Lease Term; Vehicle Disposition

BMW FS’ Sales Channel Development Department handles vehicle sales for BMW FS, including those related to lease terminations, repossessions, company cars and maturity billing.  Customer interaction and lease portfolio management is handled by BMW FS’ Customer Loyalty and Center Sales Department commencing at 120 days prior to the scheduled maturity date for each Lease and continuing until the scheduled maturity date or termination of such Lease.

At 120 days prior to the expiration of a Lease, BMW FS, through its direct parent, BMW of North America, LLC (“BMW NA”), contacts each user-lessee through email, promoting the End-of-Term Center found within My BMW which outlines the steps for end of term.

At 75 days prior to the expiration of a Lease, BMW FS contacts each user-lessee through email, promoting a visit to the End-of-Term Center on My BMW, to learn about end-of-lease options and the end-of-lease process and information regarding the vehicle turn-in process, the inspection process, BMW FS’ excess wear and tear guidelines and vehicle inspection guidelines.

At 60 days prior to the expiration of a Lease, BMW FS’ Lease-End department begins placing calls to the related user-lessee if BMW FS has not obtained confirmation that their preferred retailer has been in contact with them to: (i) obtain the user-lessee’s end of term intentions and document the current mileage on the Leased Vehicle; (ii) determine the date the user-lessee plans to return the Leased Vehicle and the retailer to which the Leased Vehicle will be returned; (iii) assist and educate the user-lessee regarding the end-of-lease process; (iv) advise the user-lessee of the inspection process, including the option to repair the Leased Vehicle after the inspection; (v) advise the user-lessee to schedule an appointment with the retailer for the return of the Leased Vehicle; (vi) answer questions and resolve issues with the user-lessee regarding the end-of-lease maturity billing statement; and (vii) advise the user-lessee to sign and retain a copy of the federal odometer statement completed at the retailer upon return of the Leased Vehicle.

At 60 days prior to the expiration of a Lease, BMW FS contacts each user-lessee via email, again inviting them to go to their My BMW, to visit the End-of-Term Center content that guides them through the end-of-lease options and steps needed for their vehicle return.

Occasionally, BMW FS will extend a Lease up to a maximum of six months. The user-lessee can extend a Lease one or two months beyond the original scheduled maturity date without making any commitment to order another BMW vehicle. The user-lessee must provide proof of deposit or production number to extend their lease beyond two months.  BMW FS only offers a three-to-six month extension of a Lease if the user-lessee has ordered another BMW vehicle that has not yet been delivered.  If the user-lessee has decided to purchase the Leased Vehicle, such user-lessee may do so at the stated residual value of the Leased Vehicle.

If the user-lessee has decided not to purchase or re-lease the Leased Vehicle, the related Center has the option to purchase such Leased Vehicle for its pre-owned inventory.  Most Centers participate in the “Full Circle Retail Program,” which is an annual contract that each Center has the option to sign.  If a Center elects to participate in the Full Circle Retail Program, such Center is obligated to keep and retail a majority of the vehicles for which such Center originated the Lease and to purchase the related Leased Vehicles at the lower of current market value or stated residual value.  If a Center elects to join this program, BMW FS and BMW NA help such Center with tactical retail assistance tools.  If a Center elects not to purchase the related Leased Vehicle, BMW FS has established procedures to have the vehicle posted online for dealer purchase at a BMW Group website for auction sale while on the Center’s lot, after the completion of an inspection of such vehicle.  If the vehicle is sold at such auction, the purchasing dealer will transport the vehicle from the Center’s lot to their dealer location.  If the vehicle is not sold at such auction, BMW FS has established standardized pickup procedures to retrieve such vehicle from the Center and deliver it to a regional auction site for remarketing/sale.

Once a Leased Vehicle arrives at the regional auction site, a vehicle condition report is completed and the vehicle is prepped for sale.  BMW FS uses numerous auctions throughout the United States and monitors sale percentages, operational efficiencies and sale values.  The regional auctions currently used by BMW FS are, at first, “closed” auctions, which means that any licensed BMW franchise dealer may participate.  Vehicles are posted on a BMW Group website for franchise dealers to bid.  If the vehicle does not sell to a franchise dealer, the vehicle is posted into an online auction site, which is open to any licensed dealer to place a purchase bid.  Vehicles not sold to a licensed dealer will then be placed into a physical sale.  Upon completion of a sale, sale results are transmitted electronically in accordance with BMW FS’ policies and procedures.

The Certified Pre-Owned BMW Vehicle Program (“CPO”) was established by BMW NA in 1996 to create customer and Center demand for off-lease used BMW vehicles and to enhance the value of off-lease BMW vehicles. To qualify for CPO, a vehicle must pass an inspection conducted by a trained BMW technician employed at an authorized Center, based on standards set by BMW NA.  For CPO vehicles, BMW NA provides a limited warranty for either one or two years (as determined by the related Center) that becomes effective upon the expiration of the New Vehicle Warranty. Each CPO vehicle also is covered by the BMW Roadside Assistance Program for up to three years which is identical to that offered on new vehicles. CPO is actively communicated and marketed by BMW NA through a separate sales force and is advertised using online, broadcast, print and social media.

Occasionally, BMW FS offers to user-lessees, whose Leases are nearing expiration, incentives to lease new vehicles (“New Lease Incentives”). These incentives may include forgiveness of one or more monthly payments otherwise payable under the related Leases. In the event that a Lease subject to such forgiveness is a Specified Lease, BMW FS has agreed in the Servicing Agreement to pay to the Issuing Entity the Monthly Payments so forgiven.  New Lease Incentives may increase the turn-in rates for the related vehicles, including the Specified Vehicles, and increase the exposure of Noteholders to the risks associated with the market valuation of pre-owned vehicles.

Extensions and Pull-Ahead Program

On occasion, BMW FS may extend the term of a Lease if the user-lessee requests such extension and is not in default on any of its obligations under the Lease and if the user-lessee agrees to continue to make monthly payments.  In accordance with BMW FS’ current customary servicing practices, user-lessees at the end of a Lease who intend to lease or purchase another BMW, MINI or Rolls-Royce motor vehicle, but cannot do so at lease maturity because the new vehicle is unavailable at such time, may qualify for a lease term extension of up to six months. For additional information with respect to extensions and modifications of Specified Leases, see “The Specified Leases—General” and “—Representations, Warranties and Covenants” in this prospectus.

BMW FS, as Servicer, may also permit a user-lessee to terminate a Lease prior to its scheduled termination date as part of a “pull-ahead” or other marketing program in order to allow that user-lessee to, among other things, (1) enter into a new Lease for a different BMW, MINI or Rolls-Royce motor vehicle, (2) purchase a different BMW, MINI or Rolls-Royce motor vehicle or (3) finance a different BMW, MINI or Rolls-Royce motor vehicle; provided that the Servicer shall cause the related Pull-Ahead Amount to be deposited in the SUBI Collection Account within the time period required for the Servicer to deposit collections into the SUBI Collection Account.  The “Pull-Ahead Amount” means, for any Specified Lease, an amount to be determined by the Servicer in accordance with its customary servicing practices which is (a) at least equal to the sum of (i) the present value (discounted at the securitization rate) of the aggregate monthly payments remaining on the related Lease (including monthly payments due and not yet paid for which the Servicer has never made a monthly payment advance) and (ii) any applicable Excess Mileage Payments and Excess Wear and Use Payments and (b) not more than the related Early Termination Cost that would have been payable by the related Lessee upon exercise of its option to terminate such Specified Lease without purchase of the related Specified Vehicle.  For additional information with respect to the termination of a Specified Lease, see “The Specified Leases—General” in this prospectus.

The 2026-2 SUBI

 General

The 2026-2 SUBI will be issued by the Vehicle Trust under a supplement to the Vehicle Trust Agreement, dated as of the Closing Date by and between the UTI Beneficiary and the Vehicle Trust (the “SUBI Supplement” and, together with the Vehicle Trust Agreement, the “SUBI Trust Agreement”). The 2026-2 SUBI will not represent a direct interest in the SUBI Assets or an interest in any Vehicle Trust Assets other than the SUBI Assets. The Issuing

Entity and the Securityholders will have no interest in the UTI, any Other SUBI or any Vehicle Trust Assets evidenced by the UTI or any Other SUBI. Payments made on or in respect of Vehicle Trust Assets not represented by the 2026-2 SUBI will not be available to make payments on the Securities.

The SUBI Certificate will evidence a beneficial interest in the SUBI Assets, which will generally consist of the Specified Leases, the Specified Vehicles and all proceeds of or payments on such Specified Leases and Specified Vehicles received after the close of business on August 31, 2026 (which is referred to in this prospectus as the “Cutoff Date”) and all other SUBI Assets, including:

•	amounts in the SUBI Collection Account received in respect of the Specified Leases,

•	amounts in the SUBI Collection Account received in respect of the sale of the Specified Vehicles,

•
certain monies due under or payable in respect of the Specified Leases and the Specified Vehicles on or after the Cutoff Date, including the right to receive payments made to BMW FS, the Depositor, the Vehicle Trust, the Vehicle Trustee or the Servicer under any insurance policies relating to the Specified Leases, the Specified Vehicles or the related User-Lessees, and

•	all proceeds of the foregoing.

On or prior to the Closing Date, the Vehicle Trust will issue the SUBI Certificate to or upon the order of BMW LP, as UTI Beneficiary.

Transfers of the SUBI Certificate

Simultaneously with the issuance of the SUBI Certificate to BMW LP, BMW LP will convey the SUBI Certificate to the Depositor pursuant to a transfer agreement, dated as of the Closing Date (the “SUBI Certificate Transfer Agreement”).  BMW LP will covenant to treat the conveyance of the SUBI Certificate to the Depositor as an absolute sale, transfer and assignment for all purposes.

Immediately after the transfer of the SUBI Certificate to the Depositor, the Depositor will:

•
transfer to the Issuing Entity, without recourse, all of its right, title and interest in and to the SUBI Certificate under a transfer agreement, dated as of the Closing Date (the “Issuer SUBI Certificate Transfer Agreement”); and

•	deliver the SUBI Certificate to the Issuing Entity.

In exchange, the Issuing Entity will transfer to the Depositor the Notes and will issue to the Depositor the Certificates.

Immediately following the transfer of the SUBI Certificate to the Issuing Entity, the Issuing Entity will pledge its interest in the Trust Estate, which includes the SUBI Certificate, to the Indenture Trustee as security for the Notes. The Issuing Entity will deliver the SUBI Certificate to the Indenture Trustee to perfect the pledge of the SUBI Certificate.

The Specified Leases

General

The Specified Leases and the related Specified Vehicles will be described in a schedule appearing as an exhibit to the SUBI Trust Agreement.  Under the Servicing Agreement, the Servicer will represent and warrant as to certain characteristics of each Specified Lease and Specified Vehicle as described under “—Representations, Warranties and Covenants.”

Each of the Specified Leases was originated by a Center in the ordinary course of such Center’s business and assigned to the Vehicle Trust on or prior to the Cutoff Date, in accordance with the underwriting procedures described under “BMW FS’ Lease Financing Program” in this prospectus. As of the date of this prospectus, the Specified Leases are operating leases under International Financial Reporting Standards and U.S. generally accepted accounting principles and have been selected based upon the criteria specified in the Servicing Agreement and described under “—Characteristics” and “—Representations, Warranties and Covenants” below. All Specified Vehicles relating to the Specified Leases will be titled in the name of the Vehicle Trust or the Vehicle Trustee.

The Specified Leases and the related Specified Vehicles selected from the Vehicle Trust’s portfolio had an Aggregate Securitization Value as of the Cutoff Date of $1,439,263,105.88.  For purposes of presenting statistical information in this prospectus concerning the Specified Leases, the “Aggregate Securitization Value” for any such Specified Leases will mean an amount calculated as of the close of business on the Cutoff Date equal to the sum of the Securitization Values of such Specified Leases and, for purposes of the Transaction Documents and the Specified Leases, the “Aggregate Securitization Value” for any date will mean an amount calculated as of the close of business on such day equal to the sum of the Securitization Value of all Specified Leases.  For more information regarding how the Securitization Value for each Specified Lease is calculated, you should refer to “—Calculation of the Securitization Value of the Specified Leases” below.

Each Specified Lease provides for an equal, fixed lease payment payable monthly by the User-Lessee (each, a “Monthly Payment”), that does not include other amounts payable by the User-Lessee, such as late charges, returned check fees, taxes and similar items (all of which will be payable to the Servicer), that are allocated between principal and Rent Charges.  The “Rent Charge” portion of each Monthly Payment is the amount the User-Lessee is charged on the Lease Balance and is calculated on a constant yield basis at an imputed interest rate (the “Lease Rate”). The “Lease Balance” of a Specified Lease equals the present value of the remaining Monthly Payments owed by the User-Lessee and the present value of the Contract Residual Value of the related Specified Vehicle, each determined using a discount rate equal to the Lease Rate. The initial Lease Balance of a Specified Lease (the “Initial Lease Balance”) equals the adjusted capitalized cost set forth in the Specified Lease. The adjusted capitalized cost of a Specified Lease represents the initial value of the Specified Lease and the related Specified Vehicle (which value may exceed the manufacturer’s suggested retail price and may include certain fees and costs related to the origination of the Specified Lease). The Initial Lease Balance amortizes over the term of the Specified Lease to an amount equal to the Contract Residual Value.

All of the Specified Leases will be closed-end leases. Under a “closed-end lease,” at the end of its term, if the User-Lessee does not elect to purchase or re-lease the related Specified Vehicle by exercise of the purchase or re-lease option contained in the related Specified Lease, the User-Lessee is required to return the Specified Vehicle to or upon the order of BMW FS, as Servicer on behalf of the Vehicle Trust, at which time the User-Lessee will then owe (in addition to unpaid Monthly Payments) only incidental charges for excess mileage, excessive wear and use and other items as may be due under such lease.

Upon the maturity of a Lease, if the related Leased Vehicle is not returned, the related User-Lessee will be permitted to purchase or re-lease the Specified Vehicle at the scheduled termination date specified in the related Specified Lease (the “Maturity Date”) or upon the early termination of the related Specified Lease. The purchase price (the “Purchase Option Price”) is the amount payable by a User-Lessee upon the exercise of its option to purchase a Specified Vehicle which amount equals (a) with respect to a Matured Vehicle, the Contract Residual Value plus any fees, taxes and other charges imposed in connection with such purchase and (b) with respect to a Specified Vehicle for which the related Specified Lease has been terminated early by the User-Lessee, the sum of (i) any due but unpaid Monthly Payments, (ii) any fees, taxes and other charges imposed in connection with the Specified Lease and (iii) the excess of the sum of the Monthly Payments remaining until the end of the Specified Lease and the Contract Residual Value over the remaining unearned Rent Charges, calculated using the actuarial method (the “Actuarial Payoff”).  In addition, so long as a User-Lessee is not in default under a Specified Lease, a User-Lessee may terminate the Specified Lease and not exercise its option to purchase a Specified Vehicle at any time upon payment in full of a payoff amount (the “Early Termination Cost”).  The Early Termination Cost is the sum of (a) any due but unpaid Monthly Payments; (b) any fees and taxes assessed or billed in connection with the Specified Lease and any other amount charged to the User-Lessee under the Specified Lease, including repair charges at termination; (c) a disposition fee; and (d) the Actuarial Payoff; minus (e) the estimated value of the vehicle as determined by Black Book Wholesale Average Condition, or if unavailable, the N.A.D.A. Official Used Car Guide Wholesale Average Condition (or, in California, the Kelly Blue Book Auto Market Report).  As described under “BMW FS’ Lease Financing Program—Extensions and Pull-Ahead Program” in this prospectus, the Servicer may, in its discretion and with respect to any

Specified Lease, permit the related Lessee to terminate such Specified Lease prior to its scheduled termination date as part of a “pull-ahead” or other marketing program; provided that the Servicer shall cause the related Pull-Ahead Amount to be deposited in the SUBI Collection Account within the time period required for the Servicer to deposit collections into the SUBI Collection Account.

Each Specified Lease will provide that BMW FS, as Servicer on behalf of the Vehicle Trust, may terminate the Specified Lease and repossess the related Specified Vehicle following an event of default by the related User-Lessee (each, a “Lease Default”). Typical Lease Defaults include, but may not be limited to, failure of the User-Lessee to make payments when due, certain events of bankruptcy or insolvency of the User-Lessee, failure to maintain required insurance or failure to comply with any other term or condition of the Specified Lease. BMW FS regularly tracks User-Lessees’ compliance with their payment obligations, but BMW FS does not monitor the maintenance of required User-Lessee insurance and will not be required to do so in the Transaction Documents.

Consistent with its customary servicing practices, the Servicer may, in its discretion, modify or extend the term of a Specified Lease or re-lease a Specified Lease; provided, that if (i) the Servicer makes an extension that exceeds six months, (ii) the related Specified Lease as extended would mature later than the last day of the Collection Period preceding the Final Scheduled Payment Date of the Class A-4 Notes or (iii) the related Specified Vehicle is re-leased, the Servicer shall, on the Deposit Date related to the Collection Period in which the Servicer discovers or is notified that such event described above has occurred, (x) deposit or cause to be deposited into the SUBI Collection Account an amount equal to the Securitization Value (with respect to extensions) or the Contract Residual Value (with respect to re-leases) of the Specified Lease as of the last day of the related Collection Period and (y) direct the Vehicle Trustee to reallocate such Specified Lease and the related Specified Vehicle from the 2026-2 SUBI to the UTI and the Servicer may cause such Specified Lease and related Specified Vehicle to be conveyed to it.  Any extension of a Specified Lease by the Servicer may result in reduced or delayed receipt of collections in respect of such Specified Lease.

If a User-Lessee is in default under a Specified Lease, BMW FS may do any or all of the following: (i) take any reasonable measures to correct the default or save BMW FS from loss; (ii) terminate the Specified Lease and the User-Lessee’s rights to use and possess the Specified Vehicle, and if the User-Lessee does not voluntarily return the Specified Vehicle, take possession of the Specified Vehicle by any method permitted by law; (iii) determine the User-Lessee’s “early termination liability,” which is the sum of the Early Termination Cost, all collection costs, and to the extent permitted by law, court costs and reasonable attorney’s fees; or (iv) pursue any other remedy permitted by law. The User-Lessee is also liable for all related expenses, fees, legal cost and attorney’s fees incurred by BMW FS to repossess, store, restore and/or dispose of the Specified Vehicle.

In the event of termination of a Specified Lease where the related User-Lessee is in default following a casualty of the related Specified Vehicle, amounts collected with respect to the Specified Lease and Specified Vehicle, after deducting costs and other sums retained by the Servicer in connection therewith may be less than the Securitization Value of the Specified Lease. In the event that any of the foregoing shortfalls are not covered from available monies on deposit in the SUBI Collection Account and Reserve Fund, investors in the Notes could suffer a loss on their investment.

Representations, Warranties and Covenants

The Servicer will represent and warrant that each Specified Lease or, to the extent applicable, the related Specified Vehicle or User-Lessee:

•	was originated in the United States for a User-Lessee with a U.S. address and in compliance with BMW FS’ customary credit policies and practices;

•	is a U.S. dollar-denominated obligation;

•	was created in compliance in all material respects with all applicable federal and state laws, including consumer credit, truth in lending, equal credit opportunity and applicable disclosure laws;

•
(a) is a legal, valid and binding payment obligation of the User-Lessee, enforceable against the User-Lessee in accordance with its terms, as amended, (b) has not been satisfied, subordinated, rescinded, canceled or terminated and (c) no right of rescission, setoff, counterclaim or defense with respect to such Specified Lease has been asserted or threatened in writing;

•	for each Specified Lease that was executed electronically, an electronic executed copy of the documentation associated therewith is located at one of BMW FS’ offices;

•	requires the User-Lessee to obtain physical damage and liability insurance that names BMW FS or the lessor as loss payee covering the related Specified Vehicle;

•
has been validly assigned to the Vehicle Trust by the related Center and is owned by the Vehicle Trust, free of all liens, encumbrances or rights of others other than liens relating to administration of title and tax issues;

•
as of the Cutoff Date, the related User-Lessee has a garaging state address in a state in which the Vehicle Trust has all licenses, if any, necessary to own and lease vehicles and the related User-Lessee is not BMW FS, the Depositor or any of their respective affiliates;

•
the certificate of title related to each Specified Lease is registered in the name of the Vehicle Trust or the Vehicle Trustee (or a properly completed application for such certificate of title has been submitted to the appropriate titling authority);

•	is fully assignable and does not require the consent of the User-Lessee as a condition to any transfer, sale or assignment of the rights of the related originator;

•	has not been deferred or otherwise modified except in accordance with BMW FS’ normal credit and collection policies and practices;

•	is not an Other SUBI Asset;

•	the servicing systems of BMW FS do not indicate that the related User-Lessee is currently the subject of a bankruptcy proceeding; and

•	the Specified Leases constitute “chattel paper” for purposes of the UCC.

These representations and warranties are made to the other parties to the Servicing Agreement, which also provides that the Issuing Entity, as the holder of the 2026-2 SUBI, and the Indenture Trustee, as pledgee of the 2026-2 SUBI on behalf of the Noteholders, are third-party beneficiaries of these representations, warranties and covenants insofar as they relate to the SUBI Assets.  The Servicer will also make certain representations and warranties regarding the characteristics of the Specified Leases and Specified Vehicles described in the first paragraph under the heading “—Characteristics” below.

The Servicer will be required to deposit or cause to be deposited into the SUBI Collection Account for the Securities an amount equal to the Securitization Value of a Specified Lease (the “Reallocation Payment”) if:

•
the related User-Lessee moves to a state that is not a state in which the Vehicle Trust has all licenses, if any, necessary to own and lease vehicles and the Vehicle Trust does not have such licenses for such state within 90 days of the Servicer becoming aware of such move; or

•
the Servicer discovers, or the Vehicle Trustee or a responsible officer of the Indenture Trustee receives written notice of and gives prompt written notice to the Servicer of, a breach of any representation or warranty referred to in the preceding paragraph that materially and adversely affects the Issuing Entity’s interests in a Specified Lease or Specified Vehicle and the breach is not cured in all material respects within 60 days after the Servicer discovers the breach or is given notice of it.

In the case of the first bullet point above, the Reallocation Payment must be made by the Servicer on the Business Day immediately preceding the Payment Date (each such date, a “Deposit Date”) following the end of such 90-day period.  In the case of the second bullet point above, and so long as certain conditions established by the Rating Agencies have been satisfied, the Reallocation Payment must be made by the Servicer on the Deposit Date immediately preceding the Payment Date following the end of such 60-day period; otherwise, the Reallocation Payment must be made by the Servicer promptly after the end of such 60-day period. Upon any such payment, the related Specified Lease and Specified Vehicle shall no longer constitute SUBI Assets. The foregoing payment obligation will survive any termination of BMW FS as Servicer under the Servicing Agreement.

BMW FS will represent and warrant that, aside from the selection criteria described in this prospectus, it used no adverse selection procedures in selecting the Specified Leases from the pool of Leases for allocation to the 2026-2 SUBI as SUBI Assets and that aside from such criteria, it is not aware of any bias in the selection of the Specified Leases that would cause delinquencies or losses on the Specified Leases to be worse than any other Leases held by the Vehicle Trust. However, there can be no assurance as to actual delinquencies or losses on the Specified Leases. All Specified Vehicles relating to the Specified Leases will be titled in the name of the Vehicle Trust or the Vehicle Trustee on behalf of the Vehicle Trust.

Characteristics

The Specified Leases were selected by reference to several criteria, including, that as of the Cutoff Date, each Specified Lease:

•	applied to a Specified Vehicle that was a new BMW passenger car or BMW light truck at the time of origination of the Specified Lease;

•	applied to a Specified Vehicle that has a model year of 2023 or later;

•	was originated for a User-Lessee with a United States address;

•
provides for level payments that fully amortize the Initial Lease Balance of the Specified Lease at the related Lease Rate to the related Contract Residual Value over the lease term and, in the event of a User-Lessee initiated early termination, provides for payment of the related Early Termination Cost;

•	was originated on or after December 1, 2023;

•	has a Maturity Date on or after the December 2026 Payment Date and no later than the November 2029 Payment Date;

•	has an original term of not more than 39 months; and

•	was not more than 29 days delinquent.

In addition, currently, BMW FS only securitizes Leases that were originated in the following states: Alaska, Arizona, Arkansas, California, Colorado, Connecticut, Delaware, Florida, Georgia, Hawaii, Idaho, Illinois, Indiana, Kansas, Kentucky, Louisiana, Maine, Maryland, Massachusetts, Michigan, Minnesota, Mississippi, Montana, Nebraska, Nevada, New Jersey, New Mexico, New York, North Carolina, North Dakota, Ohio, Oklahoma, Oregon, Pennsylvania, South Carolina, South Dakota, Tennessee, Texas, Utah, Vermont, Virginia and Washington.

The characteristics of the Specified Leases and related Specified Vehicles as of the Cutoff Date are as set forth in the following tables.  The characteristics in the following tables related to the term of the Specified Leases may not match the asset-level data included as an exhibit to the Form ABS-EE as the result of differences between the methods of calculating the term of the Specified Leases for the purpose of presenting statistical information in this prospectus and for the purpose of presenting asset-level data in Form ABS-EE.

26,061 Specified Leases, having an Aggregate Securitization Value of approximately $1,269,948,365.24 (representing approximately 88.24% of the Aggregate Securitization Value as of the Cutoff Date) are evidenced by electronic contracts.

Composition of the Specified Leases as of the Cutoff Date

Aggregate Securitization Value	$1,439,263,105.88
Number of Specified Leases	29,473
Aggregate ALG Residual Value	$1,029,747,999.90
Aggregate of ALG Residual Values as a Percentage of Aggregate Securitization Value	71.55%
Aggregate of Discounted ALG Residual Values(1) as a Percentage of Aggregate Securitization Value	56.58%
BMW Passenger Cars as a Percentage of Aggregate Securitization Value	38.44%
BMW Light Trucks as a Percentage of Aggregate Securitization Value	61.56%
Weighted Average FICO Score(2)	796

	Average	Minimum	Maximum
Securitization Value	$48,833.27	$18,476.50	$168,904.39
Original Term to Maturity (months)	38(2)	24	39
Remaining Term to Maturity (months)	26(2)	5	38
Seasoning (months)	11(2)	1	32
ALG Residual Value	$34,938.69	$15,803.00	$97,864.00
____________________________________
(1)  Discounted by the securitization rate.
(2)  Weighted by Securitization Value as of the Cutoff Date.

The FICO Score of a User-Lessee is the highest of all available FICO Scores at the time of application.  A “FICO Score” is a measurement determined by Fair, Isaac & Company using information collected by the major credit bureaus to assess credit risk.  Data from an independent credit reporting agency, such as a FICO Score, is one of several factors that may be used by BMW FS in its credit scoring system to assess the credit risk associated with each applicant.  See “BMW FS’ Lease Financing Program” in this prospectus.  Additionally, FICO Scores are based on independent third party information.  BMW FS does not calculate the FICO scores and does not have access to the information used by the independent credit reporting agencies which provide the FICO scores to BMW FS.  FICO Scores should not be relied upon as a meaningful predictor of the performance of the Specified Leases.

Distribution of the Specified Leases by Securitization Value

As of the Cutoff Date, the distribution of the Specified Leases by Securitization Value was as follows:

Securitization Value as of the Cutoff Date	Number of Leases	Percentage of Total Number of Leases(2)	Aggregate Securitization Value as of the Cutoff Date(1)	Percentage of Aggregate Securitization Value as of the Cutoff Date(2)
$10,000.01 - $20,000.00	4	0.01%	$78,016.81	0.01%
$20,000.01 - $30,000.00	2,707	9.18	74,352,331.64	5.17
$30,000.01 - $40,000.00	8,363	28.38	294,247,892.09	20.44
$40,000.01 - $50,000.00	6,914	23.46	308,669,280.00	21.45
$50,000.01 - $60,000.00	4,798	16.28	263,212,130.94	18.29
$60,000.01 - $70,000.00	3,347	11.36	216,205,552.31	15.02
$70,000.01 - $80,000.00	1,671	5.67	124,093,457.92	8.62
$80,000.01 - $90,000.00	807	2.74	68,259,208.79	4.74
$90,000.01 - $100,000.00	406	1.38	38,473,964.09	2.67
$100,000.01 - $110,000.00	232	0.79	24,182,052.67	1.68
$110,000.01 - $120,000.00	115	0.39	13,174,962.41	0.92
$120,000.01 - $130,000.00	63	0.21	7,826,688.95	0.54
$130,000.01 - $140,000.00	25	0.08	3,391,201.31	0.24
$140,000.01 - $150,000.00	17	0.06	2,451,529.46	0.17
$150,000.01 or greater	4	0.01	644,836.48	0.04
Total:	29,473	100.00%	$1,439,263,105.88	100.00%
____________________________________
(1) Amounts may not sum to total due to rounding.
(2) Percentages may not add to 100.00% due to rounding.

Distribution of the Specified Leases by Original Term to Maturity

As of the Cutoff Date, the distribution of the Specified Leases by the original term to maturity was as follows:

Original Term to Maturity (months)	Number of Leases	Percentage of Total Number of Leases(2)	Aggregate Securitization Value as of the Cutoff Date(1)	Percentage of Aggregate Securitization Value as of the Cutoff Date(2)
19 - 24	86	0.29%	$5,669,212.30	0.39%
25 - 30	43	0.15	2,780,591.30	0.19
31 - 36	10,899	36.98	541,372,183.48	37.61
37 - 39	18,445	62.58	889,441,118.81	61.80
Total:	29,473	100.00%	$1,439,263,105.88	100.00%
____________________________________
(1) Amounts may not sum to total due to rounding.
(2) Percentages may not add to 100.00% due to rounding.

Distribution of the Specified Leases by Remaining Term to Maturity

As of the Cutoff Date, the distribution of the Specified Leases by the remaining term to maturity was as follows:

Remaining Term to Maturity (months)	Number of Leases	Percentage of Total Number of Leases(2)	Aggregate Securitization Value as of the Cutoff Date(1)	Percentage of Aggregate Securitization Value as of the Cutoff Date(2)
1 - 6	279	0.95%	$10,213,781.17	0.71%
7 - 12	2,553	8.66	95,227,219.32	6.62
13 - 18	4,015	13.62	169,256,308.25	11.76
19 - 24	6,021	20.43	275,375,918.05	19.13
25 - 30	6,138	20.83	315,156,673.26	21.90
31 - 36	7,894	26.78	441,339,060.30	30.66
37 - 39	2,573	8.73	132,694,145.53	9.22
Total:	29,473	100.00%	$1,439,263,105.88	100.00%
___________________________________
(1) Amounts may not sum to total due to rounding.
(2) Percentages may not add to 100.00% due to rounding.

Distribution of the Specified Leases by State

As of the Cutoff Date, the distribution of the Specified Leases, based on the garaging address of the User-Lessee of the related Specified Vehicle, was as follows:
State	Number of Leases	Percentage of Total Number of Leases(2)	Aggregate Securitization Value as of the Cutoff Date(1)	Percentage of Aggregate Securitization Value as of the Cutoff Date(2)
California	5,434	18.44%	$248,276,078.19	17.25%
Florida	4,282	14.53	211,049,011.19	14.66
New York	3,294	11.18	159,817,699.30	11.10
New Jersey	3,234	10.97	155,774,860.53	10.82
Texas	2,391	8.11	124,342,015.56	8.64
Pennsylvania	1,094	3.71	51,203,409.50	3.56
Illinois	919	3.12	47,646,453.47	3.31
Massachusetts	810	2.75	38,273,108.03	2.66
Georgia	680	2.31	34,191,458.09	2.38
Connecticut	663	2.25	32,268,315.61	2.24
Michigan	626	2.12	31,207,136.42	2.17
North Carolina	590	2.00	30,194,733.40	2.10
Virginia	554	1.88	28,878,132.27	2.01
Arizona	539	1.83	25,928,215.79	1.80
Ohio	490	1.66	25,399,054.84	1.76
Maryland	477	1.62	25,059,804.69	1.74
Colorado	388	1.32	19,294,975.75	1.34
Washington	396	1.34	19,100,811.39	1.33
South Carolina	320	1.09	16,866,530.29	1.17
Others(3)	2,292	7.78	114,491,301.58	7.95
Total:	29,473	100.00%	$1,439,263,105.88	100.00%
____________________________________
(1) Amounts may not sum to total due to rounding.
(2) Percentages may not add to 100.00% due to rounding.
(3) Includes States each accounting for less than 1.0% of the Aggregate Securitization Value as of the Cutoff Date.

No state other than California, Florida, New York, New Jersey and Texas accounts for 5% or more of the Aggregate Securitization Value of the Specified Leases and the related Specified Vehicles as of the Cutoff Date.  Adverse economic conditions in any of these states may have a disproportionate impact on the performance of the Specified Leases and Specified Vehicles.  See “Risk Factors—Risks Primarily Related to the Specified Leases, Specified Vehicles and Economic Conditions—The geographic concentration of the specified leases and performance of the specified leases and related specified vehicles may increase the risk of loss on your investment” in this prospectus.

Distribution of the Specified Leases by Related Specified Vehicle Model

As of the Cutoff Date, the distribution of the Specified Leases by the model of the related Specified Vehicle was as follows:

Model	Number of Leases	Percentage of Total Number of Leases(2)	Aggregate Securitization Value as of the Cutoff Date(1)	Percentage of Aggregate Securitization Value as of the Cutoff Date(2)
X5	4,388	14.89%	$262,098,524.22	18.21%
X3	5,413	18.37	214,578,776.52	14.91
4 Series	3,918	13.29	156,759,378.32	10.89
X7	2,131	7.23	147,678,727.52	10.26
5 Series	2,549	8.65	127,932,744.41	8.89
3 Series	3,105	10.54	117,609,481.77	8.17
iX	2,182	7.40	111,693,384.19	7.76
7 Series	1,403	4.76	93,804,003.38	6.52
X1	1,829	6.21	60,789,090.99	4.22
X6	612	2.08	44,927,808.42	3.12
2 Series	800	2.71	28,262,898.23	1.96
8 Series	360	1.22	25,694,085.73	1.79
XM	220	0.75	23,462,611.47	1.63
X4	341	1.16	14,392,494.43	1.00
X2	164	0.56	6,357,981.53	0.44
Z4	58	0.20	3,221,114.74	0.22
Total:	29,473	100.00%	$1,439,263,105.88	100.00%
____________________________________
(1) Amounts may not sum to total due to rounding.
(2) Percentages may not add to 100.00% due to rounding.

Distribution of the Specified Leases by Year and Quarter of Maturity

As of the Cutoff Date, the distribution of the Specified Leases based on the year and quarter of maturity was as follows:

Year and Quarter of Maturity	Number of Leases	Percentage of Total Number of Leases(2)	Aggregate Securitization Value as of the Cutoff Date(1)	Percentage of Aggregate Securitization Value as of the Cutoff Date(2)
2027 1st Quarter	1,013	3.44%	$35,786,964.22	2.49%
2027 2nd Quarter	872	2.96	33,420,788.64	2.32
2027 3rd Quarter	1,439	4.88	56,606,787.39	3.93
2027 4th Quarter	1,499	5.09	64,733,851.31	4.50
2028 1st Quarter	3,395	11.52	143,071,285.68	9.94
2028 2nd Quarter	2,727	9.25	124,455,916.52	8.65
2028 3rd Quarter	2,999	10.18	144,605,934.00	10.05
2028 4th Quarter	2,841	9.64	144,378,243.37	10.03
2029 1st Quarter	3,692	12.53	197,247,503.50	13.70
2029 2nd Quarter	3,843	13.04	221,626,670.97	15.40
2029 3rd Quarter	3,759	12.75	201,759,530.76	14.02
2029 4th Quarter	1,394	4.73	71,569,629.53	4.97
Total:	29,473	100.00%	$1,439,263,105.88	100.00%
____________________________________
(1) Amounts may not sum to total due to rounding.
(2) Percentages may not add to 100.00% due to rounding.

Distribution of the Specified Leases by FICO® Score

As of the Cutoff Date, the distribution of the Specified Leases by FICO® Score was as follows:

FICO® Score Range(1)	Number of Leases	Percentage of Total Number of Leases(3)	Aggregate Securitization Value as of the Cutoff Date(2)	Percentage of Aggregate Securitization Value as of the Cutoff Date(3)
601 - 650	640	2.17%	$32,112,458.67	2.23%
651 - 700	2,110	7.16	102,778,668.67	7.14
701 - 750	4,578	15.53	227,236,949.40	15.79
751 - 800	6,369	21.61	311,674,171.02	21.66
801 - 850	8,259	28.02	403,494,477.25	28.03
851 - 900	7,517	25.50	361,966,380.88	25.15
Total:	29,473	100.00%	$1,439,263,105.88	100.00%
___________________________________
(1) The FICO Score of a User-Lessee is the highest of all available FICO Scores at the time of application.
(2) Amounts may not sum to total due to rounding.
(3) Percentages may not add to 100.00% due to rounding.

Distribution of the Specified Leases by Powertrain

As of the Cutoff Date, the distribution of the Specified Leases by Powertrain was as follows:

Powertrain	Number of Leases	Percentage of Total Number of Leases(3)	Aggregate Securitization Value as of the Cutoff Date(2)	Percentage of Aggregate Securitization Value as of the Cutoff Date(3)
Internal Combustion	21,588	73.25%	$1,046,030,103.69	72.68%
Battery Electric	6,261	21.24	275,330,491.06	19.13
Hybrid Electric(1)	1,624	5.51	117,902,511.13	8.19
Total:	29,473	100.00%	$1,439,263,105.88	100.00%
___________________________________
(1) Includes vehicles with a plug-in hybrid electric power source.
(2) Amounts may not sum to total due to rounding.
(3) Percentages may not add to 100.00% due to rounding.

Determination of Residual Values

BMW FS conducts a broad analysis of different factors that may affect the residual values of the Leased Vehicles. However, the residual values of the Specified Vehicles for purposes of calculation of the Securitization Value will be calculated by the Servicer using the lesser of (i) ALG residual values of the Specified Vehicles at the scheduled termination of the Specified Leases at the time the related Specified Lease was signed and (ii) the ALG residual values of the Specified Vehicles at the scheduled termination of the Specified Leases provided by ALG for July/August 2026 (the “ALG Residual Value”). ALG is an independent publisher of lease residual value percentages and is frequently used for comparison purposes by the vehicle leasing industry.

As part of BMW NA sales support programs, BMW FS distributes to Centers residual value percentages for certain vehicles that are higher than those determined pursuant to the methods described above. As a result, the residual value set forth in a Specified Lease (the “Contract Residual Value”) may be higher than the residual value determined using ALG Residual Values. The Securitization Values have been and will be calculated by the Servicer based upon ALG Residual Values. As a result, the excess of the Contract Residual Value over ALG Residual Values will not be financed in the transaction described herein. However, the Purchase Option Prices (which if paid are part of Collections available to the Issuing Entity) for the Specified Vehicles at the Maturity Dates of the Specified Leases will be the Contract Residual Values.

All of the Specified Leases and related Specified Vehicles have been originated under the residual value policies described above.  Notwithstanding the foregoing, no assurance can be given as to BMW FS’ future experience with respect to the return rates of BMW motor vehicles relating to Specified Leases originated under these policies. If the residual values of the Specified Vehicles, as originally determined by BMW FS, are substantially higher than the sales proceeds actually realized upon the sale of such Specified Vehicles, you may suffer losses on your investment. See “Risk Factors—Risks Primarily Related to the Specified Leases, Specified Vehicles and Economic Conditions—Used car market factors may increase the risk of loss for all investors.” For more information regarding BMW FS’ procedures for realizing the residual value of Leased Vehicles, see “BMW FS’ Lease Financing Program—End of Lease Term; Vehicle Disposition” above.

The aggregate ALG Residual Value of the Specified Vehicles (discounted at the Securitization Rate) will constitute less than 65% of the Aggregate Securitization Value of the Specified Leases, in each case as of the Cutoff Date.  For more information regarding the aggregate ALG Residual Value of the Specified Leases, see the table entitled “Composition of the Specified Leases as of the Cutoff Date” under “The Specified Leases—Characteristics” above.  For historical information regarding BMW FS’ experience with ALG Residual Value losses in its entire portfolio of leases, see the table entitled “BMW FS Managed New Lease Portfolio ALG Residual Value Loss Experience” under “Delinquencies, Repossessions and Loss Information” below.

Calculation of the Securitization Value of the Specified Leases

Under the Servicing Agreement, the Servicer will calculate a “securitization value” (the “Securitization Value”) for each Specified Lease equal to:

(a)
as of the Cutoff Date or any date other than the Maturity Date of such Specified Lease, the sum of (i) the present value (discounted at the Securitization Rate) of the aggregate Monthly Payments remaining on such Specified Lease (including Monthly Payments due and not yet paid for which the Servicer has never made a Monthly Payment Advance) and (ii) the present value (discounted at the Securitization Rate) of the ALG Residual Value of the related Specified Vehicle; and

(b)
as of the Maturity Date of such Specified Lease, the ALG Residual Value of the related Specified Vehicle; provided, however, that the Securitization Value of a Liquidated Lease, except for purposes of calculating a Reallocation Payment, is equal to zero.

The “Securitization Rate” for any Specified Lease and the related Specified Vehicle is an annualized rate that is the greater of (a) the Lease Rate for such Specified Lease and (b) a discount rate of 11.25%.

The initial Securitization Value represents the amount of financing that will be raised for each Specified Vehicle and related Specified Lease. The Securitization Value at any given time during the term of a Specified Lease represents the principal amount of the Notes that can be amortized by the sum of the Monthly Payments due in respect of the Specified Lease over the remaining lease term, plus the ALG Residual Value of the related Specified Vehicle.

A “Liquidated Lease” means a Specified Lease for which any of the following has occurred during a Collection Period (or, with respect to clause (d) below, on the Deposit Date immediately following such Collection Period):

(a)
the related Specified Vehicle was sold or otherwise disposed of by the Servicer following (i) such Specified Lease becoming a Defaulted Lease, (ii) the early termination (including any early termination by the related User-Lessee) of such Specified Lease, or (iii) such Specified Vehicle becoming a Matured Vehicle;

(b)	such Specified Lease became a Defaulted Lease or such Specified Lease terminated or matured more than 90 days prior to the end of such Collection Period and the related Specified Vehicle was not sold;

(c)
the Servicer’s records, in accordance with its customary servicing practices, disclose that all insurance proceeds expected to be received have been received by the Servicer following a casualty or other loss with respect to the related Specified Vehicle; or

(d)	the Servicer shall have made a Sales Proceeds Advance with respect to such Specified Lease.

A “Defaulted Lease” will mean a Specified Lease terminated by the Servicer (a) following a default by or bankruptcy of the related User-Lessee or (b) because the related Specified Vehicle has been lost, stolen or damaged beyond economic repair.

Delinquencies, Repossessions and Loss Information

Set forth below is information concerning BMW FS’ experience with respect to its entire portfolio of leases.  Credit losses are an expected cost in the business of extending credit and are considered in BMW FS’ rate-setting process.  The following tables set forth the historical delinquency experience, net credit loss and repossession experience and ALG residual loss value experience of BMW FS’ portfolio of leases.

Delinquency, repossession and loss experience may be influenced by a variety of economic, social and geographic conditions and other factors beyond the control of BMW FS.  There is no assurance that BMW FS’ delinquency, repossession and loss experience with respect to its motor vehicle leases, or the experience of the Issuing Entity with respect to the Specified Leases, will be similar to that set forth below.  If economic conditions in the future differ from those during the periods referenced in the tables below, BMW FS’ delinquency, repossession and loss experience may be adversely affected.

The percentages in the tables below have not been adjusted to eliminate the effect of the growth of BMW FS’ portfolio.  Accordingly, the delinquency, repossession and net loss percentages would be expected to be higher than those shown if a group of leases were isolated at a period in time and the delinquency, repossession and net loss data showed the activity only for that isolated group over that period.

In the table below, the periods of delinquency as of June 30, 2026 and 2025, and for the years ended December 31, 2025, 2024, 2023, 2022 and 2021, are based on the number of days that more than a specified percentage of any scheduled monthly payment is unpaid as of the related Due Date.  BMW FS considers a payment to be delinquent when the related user-lessee fails to make at least 90% of a scheduled monthly payment by the related Due Date.  The information included in the table below under the heading “Leases Delinquent” excludes vehicles that have been repossessed.  There is no assurance that the performance of the Specified Leases will be comparable to BMW FS’ experience shown in the following tables.

BMW FS MANAGED NEW LEASE PORTFOLIO
DELINQUENCY EXPERIENCE(1)(2)
(Dollars in Thousands)
	At December 31,
	2025		2024		2023		2022		2021
Leases Outstanding ($)	20,919,214		18,323,237		16,994,211		17,042,212		21,148,843
Number of Leases Outstanding	379,816		336,241		339,367		364,454		457,035

Leases Delinquent	Dollars	%	Dollars	%	Dollars	%	Dollars	%	Dollars	%
31-60 Days	120,064	0.57%	91,065	0.50%	85,570	0.50%	72,485	0.43%	70,217	0.33%
61-90 Days	40,591	0.19%	33,770	0.18%	34,072	0.20%	32,082	0.19%	22,090	0.10%
91-120 Days	15,894	0.08%	14,719	0.08%	13,680	0.08%	14,825	0.09%	11,442	0.05%
121-150 Days	6,677	0.03%	7,062	0.04%	6,725	0.04%	5,752	0.03%	5,088	0.02%
151 Days or More(3)	5,055	0.02%	5,825	0.03%	5,907	0.03%	4,926	0.03%	5,301	0.03%
TOTAL	188,280	0.90%	152,441	0.83%	145,955	0.86%	130,069	0.76%	114,138	0.54%
________________

	At June 30,
	2026		2025
Leases Outstanding ($)	21,957,331		19,614,125
Number of Leases Outstanding	398,321		355,219

Leases Delinquent	Dollars	%	Dollars	%
31-60 Days	105,394	0.48%	95,134	0.49%
61-90 Days	40,215	0.18%	35,425	0.18%
91-120 Days	13,253	0.06%	13,408	0.07%
121-150 Days	7,573	0.03%	5,185	0.03%
151 Days or More(3)	6,274	0.03%	5,713	0.03%
TOTAL	172,708	0.79%	154,866	0.79%
________________

(1)	Data presented in the table is based upon Lease Balance for new BMW vehicles including those that have been sold but are serviced by BMW FS.
(2)	Percentages and numbers may not add to total due to rounding.
(3)
Prior to March 14, 2025, leases generally were charged off when they became 150 days delinquent, except when BMW FS was prohibited by applicable law from charging-off such leases, including when the related user-lessee was the subject of bankruptcy proceedings. On and after March 14, 2025, leases generally are charged off when they become 160 days delinquent, except when BMW FS is prohibited by applicable law from charging-off such leases, including when the related user-lessee is the subject of bankruptcy proceedings.

BMW FS MANAGED NEW LEASE PORTFOLIO
NET CREDIT LOSS AND REPOSSESSION EXPERIENCE(1)(2)
(Dollars in Thousands)
	For the year ended December 31,
	2025	2024	2023	2022	2021
Leases Outstanding ($)	20,919,214	18,323,237	16,994,211	17,042,212	21,148,843
Average Leases Outstanding ($)	19,621,226	17,658,724	17,018,212	19,095,527	21,164,674
Number of Leases Outstanding	379,816	336,241	339,367	364,454	457,035
Average Number of Leases Outstanding	358,029	337,804	351,911	410,745	462,429

Number of Repossessions Sold (3)	2,292	1,809	1,503	887	1,508
Number of Repossessions Sold as a Percentage of the Average Number of Leases Outstanding (3)	0.64%	0.54%	0.43%	0.22%	0.33%

Charge-offs (4) ($)	85,239	67,854	46,157	30,017	47,310
Recoveries (5) ($)	(22,870)	(18,754)	(18,103)	(16,142)	(20,199)
Net Losses ($)	62,369	49,100	28,055	13,875	27,111
Net Losses as a Percentage of Average Dollar Amount of Leases Outstanding	0.32%	0.28%	0.16%	0.07%	0.13%

	For the six months ended June 30,
	2026	2025
Leases Outstanding ($)	21,957,331	19,614,125
Average Leases Outstanding ($)	21,438,272	18,968,681
Number of Leases Outstanding	398,321	355,219
Average Number of Leases Outstanding	389,069	345,730

Number of Repossessions Sold (3)	1,276	1,150
Number of Repossessions Sold as a Percentage of the Average Number of Leases Outstanding (3)	0.66%	0.67%

Charge-offs (4) ($)	47,068	40,821
Recoveries (5) ($)	(11,663)	(13,044)
Net Losses ($)	35,405	27,776
Net Losses as a Percentage of Average Dollar Amount of Leases Outstanding (6)	0.33%	0.29%

___________________________________
(1)
Data presented in the table is based upon Lease Balance for new BMW vehicles including those that have been sold but are serviced by BMW FS.  Averages are computed by taking a simple average of month end outstanding amounts for each period presented.

(2)	Percentages and numbers may not add to total due to rounding.
(3)	“Number of Repossessions Sold” means the number of repossessed leased vehicles that have been sold by BMW FS in a given period.
(4)
Charge-offs represent the total aggregate Lease Balance determined to be uncollectible in the period less proceeds from disposition of the related leased vehicles, other than recoveries described in Note (5).

(5)	Recoveries generally include amounts received with respect to leases previously charged off, net of the proceeds realized in connection with the sale of the related leased vehicles.
(6)	Annualized.

BMW FS MANAGED NEW LEASE PORTFOLIO
ALG RESIDUAL VALUE LOSS EXPERIENCE(1)(2)(3)
	For the year ended December 31,
	2025	2024	2023	2022	2021
Total Number of Vehicles Scheduled to Terminate	96,599	165,474	155,250	187,114	159,253
Total Initial ALG Residual on Vehicles Scheduled to Terminate	$3,198,410,849	$4,914,105,369	$4,448,633,715	$5,042,166,531	$4,068,488,144
Number of Vehicles Returned to BMW FS(4)	66,747	114,544	102,236	115,237	133,406
Number of Vehicles Going to Full Term(5)	69,753	125,418	117,396	144,890	146,321
Vehicles Returned to BMW FS Ratio	69%	69%	66%	62%	84%
Total Gain/(Loss) on ALG Residuals on Vehicles Returned to BMW FS(6)	$278,431,195	$507,079,745	$708,577,507	$962,009,572	$885,467,442
Average Gain/(Loss) on ALG Residuals on Vehicles Returned to BMW FS(6)	$4,171	$4,427	$6,931	$8,348	$6,637
Total ALG Residual on Vehicles Returned to BMW FS	$2,165,513,172	$3,357,969,165	$2,887,703,090	$3,059,953,647	$3,395,420,628
Total Gain/(Loss) on ALG Residuals on Vehicles Returned to BMW FS as a Percentage of ALG Residuals of Returned Vehicles sold by BMW FS	12.9%	15.1%	24.5%	31.4%	26.1%
Total Gain/(Loss) on ALG Residuals on Vehicles Returned to BMW FS as a Percentage of ALG Residuals of Vehicles Scheduled to Terminate	8.7%	10.3%	15.9%	19.1%	21.8%

	For the six months ended June 30,
	2026	2025
Total Number of Vehicles Scheduled to Terminate	49,780	51,818
Total Initial ALG Residual on Vehicles Scheduled to Terminate	$1,777,436,533	$1,665,824,469
Number of Vehicles Returned to BMW FS(4)	34,034	38,654
Number of Vehicles Going to Full Term(5)	34,619	41,053
Vehicles Returned to BMW FS Ratio	68%	75%
Total Gain/(Loss) on ALG Residuals on Vehicles Returned to BMW FS(6)	$146,060,102	$149,917,286
Average Gain/(Loss) on ALG Residuals on Vehicles Returned to BMW FS(6)	$4,292	$3,878
Total ALG Residual on Vehicles Returned to BMW FS	$1,193,287,526	$1,216,715,895
Total Gain/(Loss) on ALG Residuals on Vehicles Returned to BMW FS as a Percentage of ALG Residuals of Returned Vehicles sold by BMW FS	12.2%	12.3%
Total Gain/(Loss) on ALG Residuals on Vehicles Returned to BMW FS as a Percentage of ALG Residuals of Vehicles Scheduled to Terminate	8.2%	9.0%

___________________________________________
(1)
Includes leases for new BMW vehicles including those that have been sold but are serviced by BMW FS.  These leases are grouped by scheduled lease maturity date. Excludes leases that have been terminated pursuant to a lessee default (including, but not limited to, as a result of the lessee’s failure to maintain insurance coverage required by the lease, the failure of the lessee to timely or properly perform any obligation under the lease, or any other act by the lessee constituting a default under applicable law).

(2)	Percentages and numbers may not add to total due to rounding.
(3)	ALG Residual adjusted for applicable mileage (assumed, for the purpose of this table, to be actual lease contract mileage and term).
(4)	Excludes repossessions, early terminations, and vehicles in inventory.
(5)	Includes all vehicles terminating at scheduled maturity, terminating past scheduled maturity and terminating within 120 days prior to scheduled maturity.
(6)	Residual loss is net of remarketing expenses and end of lease collections.

Static Pools

Attached to this prospectus as Appendix A, we have included charts that reflect the static pool performance of previous, recent securitizations of the Sponsor.  The static pool information is deemed to be a part of this prospectus.

The information in Appendix A consists of cumulative losses, prepayments and delinquency data for the prior securitized pools and summary information about the original characteristics of the prior pools as well as graphical presentation of the data.  Although the original characteristics of the prior pools may differ somewhat from each other and from the characteristics of the Specified Leases described in this prospectus because BMW FS has changed its origination, purchasing and underwriting policies and procedures over the years, the prior pools are generally comparable since these changes have not been material and the Specified Leases were originated under the same general underwriting and purchasing policy framework as the leases in the prior pools.  In addition, although the selection criteria used for the leases in the prior pools have changed over time to accommodate new financing products, increased vehicle pricing and changes in securitization market practices, these changes do not diminish the general comparability of the prior pools to the Specified Leases described in this prospectus.  Nevertheless, losses, prepayments and delinquencies for the pool of Specified Leases in the securitization transaction described in this prospectus may differ from the information shown in Appendix A for prior securitized pools of leases.

Asset-Level Data for the Specified Leases

The Depositor prepared asset-level data for the Specified Leases that will be allocated to the 2026-2 SUBI, and has filed such asset-level data with the SEC prior to the filing of this prospectus as an exhibit to Form ABS-EE (such asset-level data, the “Initial Asset-Level Data”).  The Initial Asset-Level Data is incorporated by reference into this prospectus.  The Initial Asset-Level Data contains detailed information concerning each Specified Lease, including data regarding its origination characteristics, lease terms, characteristics of the related Specified Vehicle and User-Lessee, lease and payment activity, servicing activity and status.  Investors should carefully review the Initial Asset-Level Data.

The Servicer will also prepare asset-level data with respect to the Specified Leases for each Collection Period and file it with the SEC on exhibits to Form ABS-EE at or before the time of filing the related Form 10-D. The exhibits to the Form ABS-EE filed by or on behalf of the Issuing Entity after the filing of this prospectus will be incorporated by reference into the related Form 10-D.

The characteristics of the Specified Leases and related Specified Vehicles as of the Cutoff Date as set forth in the tables under the heading “The Specified Leases—Characteristics,” may not match the Initial Asset-Level Data or subsequent asset-level data included as an exhibit to the Form ABS-EE as the result of differences between the methods of calculating the term of the Specified Leases for the purpose of presenting statistical information in this prospectus and for the purpose of presenting asset-level data in Form ABS-EE.

Pool Underwriting

In connection with the offering of the Notes, the Depositor has performed a review of the Specified Leases and certain disclosures in this prospectus relating to the Specified Leases, as described under “Review of Pool Assets” below.

As described in “BMW FS’ Lease Financing Program—Underwriting” in this prospectus, under BMW FS’ origination process, credit applications are evaluated when received and are either automatically approved, automatically rejected or forwarded for review by one or more BMW FS Credit Representatives or by a Credit Manager with appropriate approval authority.  The BMW FS Credit Representatives and Credit Managers review each application forwarded to it for review through the use of a system of rules and scorecards, including an evaluation of the customer demographics, income and collateral, review of a credit bureau report, use of internet verification tools and a review of the applicant’s credit score based on a combination of such applicant’s credit bureau score and BMW FS’ own internal credit scoring process.  24,202 of the Specified Leases, having an Aggregate Securitization Value of approximately $1,162,131,469.76 as of the Cutoff Date (approximately 80.74% of the Aggregate Securitization Value of the Specified Leases as of the Cutoff Date), were automatically approved.  BMW FS determined that whether a Specified Lease was approved automatically by BMW FS’ electronic decisioning system or was approved following review by one or more BMW FS Credit Representatives or by a Credit Manager was not indicative of the quality of the related Specified Lease.  No completed applications for the Specified Leases were automatically rejected.  None of the Specified Leases were originated with exceptions to BMW FS’ underwriting guidelines.

Review of Pool Assets

In connection with the offering of the Notes, the Depositor has performed a review of the Specified Leases and the disclosures regarding the Specified Leases included in this prospectus, including the Initial Asset-Level Data (such disclosures, collectively, the “Rule 193 Information”).  This review was designed and affected to provide the Depositor with reasonable assurance that the Rule 193 Information is accurate in all material respects.  This review included a review of BMW FS’ underwriting guidelines and the contract terms, eligibility and characteristics of the Specified Leases, as well as a review of the disclosure describing such underwriting guidelines, contract terms and the eligibility and characteristics of the Specified Leases in this prospectus.  Certain of the statistical information included in the Initial Asset-Level Data was also reviewed for consistency with the descriptions of the Specified Leases in this prospectus.

As part of the review of the Specified Leases, BMW FS and the Depositor identified the Rule 193 Information to be covered and identified the review procedures for each portion of such Rule 193 Information.  Descriptions in this prospectus consisting of factual information were reviewed and approved by BMW FS’ senior management to ensure the accuracy of such descriptions.  Additionally, members of BMW FS’ securitization group consulted with internal counsel, as well as external counsel, with respect to the descriptions of the legal and regulatory provisions that may materially and adversely affect the performance of the Specified Leases or payments on the Notes.

In addition, BMW FS performed an eligibility review of the Specified Leases to confirm that the Specified Leases satisfied the criteria set forth under “The Specified Leases—Characteristics” above in this prospectus.  The first aspect of that review tested the accuracy of the data contained in BMW FS’ data tape.  The data tape is an electronic record maintained by BMW FS, which includes certain attributes of the Specified Leases.  BMW FS selected a random sample of 100 leases from a pool of leases that were intended for inclusion as Specified Leases (such pool, the “Preliminary Pool”) to confirm that the following data points, among others, in the lease file for each such lease conformed to the applicable information on the data tape: first payment date, monthly base payment amount, original term to maturity, maturity date, ALG residual amount at inception, state of registration, vehicle identification number, vehicle model year, adjusted manufacturer’s suggested retail price, FICO credit score, remaining term to maturity and days delinquent.  No variances between the sample leases and the data points reviewed were found.  A second aspect of that review consisted of a comparison of the statistical information relating to the Specified Leases set forth in this prospectus to data contained in, or derived from, the data tape.  Specifically, statistical information relating to the Specified Leases was recalculated using the applicable information on the data tape.  No variances between the statistical information and the data tape were found.  The Specified Leases described in this prospectus were selected from the Preliminary Pool. 97 of the sample leases are Specified Leases.

In addition to this review, the Depositor’s review of the Specified Leases, including the Initial Asset-Level Data, is further supported by BMW FS’ extensive compliance procedures used in the day-to-day operation of its business.  These procedures include regular internal audits of key business functions, including credit decisions, servicing and systems processing, controls to verify compliance with procedures and quality assurance reviews for credit decisions and securitization processes.  In addition, BMW FS has an integrated network of computer applications to make certain that information about the Specified Leases is accurately entered, captured and maintained in its systems.  These computer systems are subject to change control processes, automated controls testing and control review programs to determine whether systems controls are operating effectively and accurately.  All of these controls and procedures ensure integrity of data and information and accuracy of securitization disclosures including the Rule 193 Information.

Portions of the review of legal matters and the review of the characteristics of, and statistical information with respect to, the Specified Leases, were performed with the assistance of third parties engaged by BMW FS.  BMW FS and the Depositor determined the nature, extent and timing of the review and the sufficiency of the assistance provided by the third parties for purposes of its review.  The Depositor had ultimate authority and control over, and assumes all responsibility for, the review and the findings and conclusions of the review.  The Depositor attributes all findings and conclusions of the review to itself.

After undertaking the review described above, the Depositor has found and concluded that it has reasonable assurance that the Rule 193 Information, including the Initial Asset-Level Data, is accurate in all material respects.

Description of the Notes

General

The Notes will be issued pursuant to the terms of the Indenture, a form of which has been filed as an exhibit to the registration statement.  A copy of the final form of Indenture will be filed with the SEC at the time of the filing of the final prospectus.  The following summary describes the material terms of the Notes and the Indenture.  The summary does not purport to be complete and is subject to, and is qualified in its entirety by reference to, all the provisions of the Notes and the Indenture.

The Notes will be issued in minimum denominations of $1,000 and integral multiples of $1,000 in excess thereof in book-entry form. The Notes initially will be represented by certificates registered in the name of Cede & Co., the nominee of DTC. No Beneficial Owner will be entitled to receive a certificate representing that owner’s Note, except as set forth below. Unless and until Notes are issued in fully registered certificated form (the “Definitive Notes”) under the limited circumstances described below, all references herein to distributions, notices, reports and statements to Noteholders will refer to the same actions made with respect to DTC or Cede & Co., as the case may be, for the benefit of Beneficial Owners in accordance with DTC procedures. See “—Book-Entry Registration” below and “—Definitive Securities” in this prospectus.

Distributions in respect of the Certificates will be subordinated to distributions in respect of the Notes to the extent described under “Payments on the Notes.”

Interest

Interest on the unpaid principal amount of each class of the Notes will be paid in monthly installments on each Payment Date, beginning November 25, 2026.  If any Payment Date, including the final Payment Date, falls on a day that is not a Business Day, the related payment of principal or interest will be made on the next succeeding Business Day as if made on the date that payment was due, and no interest will accrue (except in the case of the Class A-1 Notes and the Class A-2b Notes) on the amount so payable for the period from and after that Payment Date.  For Notes (x) held in book-entry form, interest payments will be made to the Noteholders of record as of the close of business on the Business Day immediately preceding the Payment Date or redemption date, as applicable and (y) issued in definitive form, interest payments will be made to the Noteholders of record as of the last Business Day of the month preceding the related Payment Date or redemption date, as applicable (each such date, a “Record Date”).

Interest will cease to accrue on each class of the Notes on the Payment Date on which the outstanding principal amount of such class of Notes is reduced to zero.

If Noteholders of any class do not receive all interest owed to them on a Payment Date, the Issuing Entity will make payments of interest on later Payment Dates to make up the shortfall, together with interest on those amounts at the related interest rate, to the extent lawful and to the extent funds from specified sources are available to cover the shortfall and interest thereon.

As more fully described under “Payments on the Notes” in this prospectus, interest payments on the Notes on each Payment Date generally will be made from the sum of:

•
Available Funds remaining after (i) the Servicer has been paid the related Payment Date Advance Reimbursement and the Servicing Fee, and (ii) the Indenture Trustee, the Owner Trustee and the Asset Representations Reviewer have been paid all unpaid fees, costs, expenses and indemnification amounts due and owing to each such party (subject to an aggregate cap prior to the acceleration of the Notes), and

•	the Reserve Fund Draw Amount, if any.

Interest payments to holders of all classes of Notes will have the same priority.  If the sum of Available Funds (after the payment of the Issuing Entity’s obligations with higher priorities) and the Reserve Fund Draw Amount, if any, for such Payment Date is insufficient, the amount available for interest payments could be less than the amount of interest due and payable on all classes of Notes on any Payment Date, in which case the holders of such classes of Notes will receive their ratable share (based upon the aggregate amount of interest due to that class) of the aggregate amount available to be distributed in respect of interest on such Notes.

Each of the Class A-1 Notes, the Class A-2a Notes, the Class A-3 Notes and the Class A-4 Notes will bear interest at the applicable fixed per annum interest rate specified on the cover page of this prospectus, and the Class A-2b Notes will bear interest at a floating rate equal to the sum of the Benchmark and the spread set forth on the cover page of this prospectus. If the sum of the Benchmark and the spread set forth on the front cover of this prospectus is less than 0.00% for any interest accrual period, then the interest rate for the Class A-2b Notes for such interest accrual period will be deemed to be 0.00%. The Benchmark as of the Closing Date will be the SOFR Rate.

Interest on the outstanding principal amount of the Class A-1 Notes and the Class A-2b Notes will accrue at the related interest rate during an accrual period from (and including) the previous Payment Date to (but excluding) the next Payment Date, except that the first interest accrual period for the Class A-1 Notes and the Class A-2b Notes will be from (and including) the Closing Date to (but excluding) the first Payment Date.  Interest on the Class A-1 Notes and the Class A-2b Notes will be calculated on the basis of the actual number of days elapsed in such accrual period, but assuming a 360-day year.

Interest on the outstanding principal amount of the Class A-2a Notes, the Class A-3 Notes and the Class A-4 Notes will accrue at the related interest rate during an accrual period from (and including) the 25th day of the calendar month preceding a Payment Date to (but excluding) the 25th day of the calendar month in which the Payment Date occurs, except that the first interest accrual period for the Class A-2a Notes, the Class A-3 Notes and the Class A-4 Notes will be from (and including) the Closing Date to (but excluding) November 25, 2026.  Interest on the Class A-2a Notes, the Class A-3 Notes and the Class A-4 Notes for each such accrual period will be computed on the basis of a 360-day year consisting of twelve 30-day months, irrespective of how many days are actually in that accrual period.

The “SOFR Rate” will be obtained by the Paying Agent for each interest accrual period on the second U.S. Government Securities Business Day before the first day of such interest accrual period (the “SOFR Determination Date”) as of 3:00 p.m. (New York time) on such U.S. Government Securities Business Day, at which time Compounded SOFR is published on the FRBNY’s Website  (or, if the Benchmark is not SOFR, the time determined by the Administrator after giving effect to any Benchmark Replacement Conforming Changes) (the “Reference Time”) and will mean, with respect to the Class A-2b Notes and any Payment Date, a rate equal to Compounded SOFR as of the SOFR Determination Date; provided, that, the Administrator will have the right, in its sole discretion, to make SOFR Adjustment Conforming Changes at any time after the Closing Date.  The SOFR Rate obtained by the Paying Agent, in the absence of manifest error, will be conclusive for all purposes and binding on the Noteholders.

Any determination, decision or election that may be made by the Administrator or any other person in connection with any SOFR Adjustment Conforming Change or any decision to take or refrain from taking any action in connection with the SOFR Rate, will be conclusive and binding absent manifest error, may be made in the Administrator’s sole discretion, and will become effective without the consent of any other person (including any Noteholder). The Noteholders, including the holders of the Class A-2b Notes, will not have any right to approve or disapprove of these determinations or changes and will be deemed by its acceptance of a Note to waive and release any and all claims relating to any such determinations and changes. None of the Issuing Entity, the Owner Trustee, the Indenture Trustee, the Paying Agent, the Vehicle Trustee, the UTI Beneficiary, the Administrator, the Sponsor, the Depositor or the Servicer will have any liability for any action or inaction taken or refrained from being taken by it with respect to any SOFR Adjustment Conforming Changes or any other matters related to or arising in connection with the foregoing. Each Noteholder and Beneficial Owner, by its acceptance of a Note or a beneficial interest in a Note, will be deemed to waive and release any and all claims against the Issuing Entity, the Owner Trustee, the Indenture Trustee, the Paying Agent, the Vehicle Trustee, the UTI Beneficiary, the Administrator, the Sponsor, the Depositor and the Servicer relating to any such determinations and changes.

For the purposes of computing interest on the Class A-2b Notes based on the SOFR Rate, the following terms will have the following respective meanings:

“Compounded SOFR” with respect to any U.S. Government Securities Business Day, means:

(1) the applicable compounded average of SOFR for a tenor of 30 days as published on such U.S. Government Securities Business Day at the Reference Time related to SOFR; or

(2) if the rate specified in (1) above does not so appear, the applicable compounded average of SOFR for a tenor of 30 days as published in respect of the first preceding U.S. Government Securities Business Day for which such rate appeared on the FRBNY’s Website.

The specific Compounded SOFR rate is referred to by its tenor. For example, “30-day Average SOFR” refers to the compounded average SOFR over a rolling 30-calendar day period as published on the FRBNY’s Website.

“FRBNY” means the Federal Reserve Bank of New York.

“FRBNY’s Website” means the website of the FRBNY, currently at https://www.newyorkfed.org/markets/reference-rates/sofr-averages-and-index or at such other page as may replace such page on the FRBNY’s website.

“SOFR Adjustment Conforming Changes” means, with respect to any SOFR Rate, any technical, administrative or operational changes (including changes to the interest accrual period, timing and frequency of determining rates and making payments of interest, rounding of amounts or tenors, and other administrative matters) that the Administrator decides, from time to time, may be appropriate to adjust the SOFR Rate in a manner substantially consistent with or conforming to market practice (or, if the Administrator decides that adoption of any portion of such market practice is not administratively feasible or if the Administrator determines that no market practice exists, in such other manner as the Administrator determines is reasonably necessary).

“U.S. Government Securities Business Day” means any day except for a Saturday, a Sunday or a day on which the Securities Industry and Financial Markets Association recommends that the fixed income departments of its members be closed for the entire day for purposes of trading in U.S. government securities.

All percentages resulting from any calculation on the Class A-2b Notes will be rounded to the nearest one hundred-thousandth of a percentage point, with five-millionths of a percentage point rounded upwards (e.g., 9.8765445% (or 0.098765445) would be rounded to 9.87655% (or 0.0987655)), and all dollar amounts used in or resulting from that calculation on the Class A-2b Notes will be rounded to the nearest cent (with one-half cent being rounded upwards).

Effect of Benchmark Transition Event

Notwithstanding the foregoing, if the Administrator determines prior to the relevant Reference Time that a Benchmark Transition Event and its related Benchmark Replacement Date have occurred prior to the determination of the then-current Benchmark, the Benchmark Replacement determined by the Administrator will replace the then-current Benchmark for all purposes relating to the Class A-2b Notes in respect of such determination on such date and all such determinations on all subsequent dates (unless and until a subsequent Benchmark Transition Event and its related Benchmark Replacement Date occurs).

The Administrator will deliver written notice to each Rating Agency and to the Indenture Trustee and the Paying Agent on any SOFR Determination Date if, as of the applicable Reference Time, the Administrator has determined with respect to the related interest accrual period that there will be a change in the SOFR Rate or the terms related thereto since the immediately preceding SOFR Determination Date due to a determination by the Administrator that a Benchmark Transition Event and its related Benchmark Replacement Date have occurred.

In connection with the implementation of a Benchmark Replacement, the Administrator will have the right, in its sole discretion, to make Benchmark Replacement Conforming Changes from time to time.

Any determination, decision or election that may be made by the Administrator or any other person in connection with a Benchmark Transition Event, a Benchmark Replacement Conforming Change or a Benchmark Replacement as described above, including, but not limited to, any determination with respect to administrative feasibility (whether due to technical, administrative or operational issues), a tenor, rate, an adjustment or of the occurrence or non-occurrence of an event, circumstance or date and any decision to take or refrain from taking any action or any selection, will be conclusive and binding absent manifest error, may be made in the Administrator’s sole discretion, and, will become effective without the consent of any other person (including any Noteholder). The Noteholders, including the holders of the Class A-2b Notes, will not have any right to approve or disapprove of these determinations or changes and will be deemed to waive and release any and all claims relating to any such determinations and changes. None of the Issuing Entity, the Owner Trustee, the Indenture Trustee, the Paying Agent, the Vehicle Trustee, the UTI Beneficiary, the Administrator, the Sponsor, the Depositor or the Servicer will have any liability for any action or inaction taken or refrained from being taken by it with respect to any Benchmark, Benchmark Transition Event, Benchmark Replacement Date, Benchmark Replacement, Unadjusted Benchmark Replacement, Benchmark Replacement Adjustment, Benchmark Replacement Conforming Changes or any other matters related to or arising in connection with the foregoing. Each Noteholder and Beneficial Owner, by its acceptance of a Note or a beneficial interest in a Note, will be deemed to waive and release any and all claims against the Issuing Entity, the Owner Trustee, the Indenture Trustee, the Paying Agent, the Vehicle Trustee, the UTI Beneficiary, the Administrator, the Sponsor, the Depositor and the Servicer relating to any such determinations and changes.

With respect to a Benchmark Transition Event, the following terms will have the following respective meanings:

“Benchmark” means, initially, the SOFR Rate; provided that if the Administrator determines prior to the relevant Reference Time that a Benchmark Transition Event and its related Benchmark Replacement Date have occurred with respect to the SOFR Rate or the then-current Benchmark, then “Benchmark” means the applicable Benchmark Replacement.

“Benchmark Replacement” means the first alternative set forth in the order below that can be determined by the Administrator as of the Benchmark Replacement Date:

(1) the sum of: (a) the alternate rate of interest for the Corresponding Tenor that has been selected or recommended by the Relevant Governmental Body as the replacement for the then-current Benchmark and (b) the Benchmark Replacement Adjustment;

(2) the sum of: (a) the ISDA Fallback Rate and (b) the Benchmark Replacement Adjustment; or

(3) the sum of: (a) the alternate rate of interest for the Corresponding Tenor that has been selected by the Administrator as the replacement for the then-current Benchmark giving due consideration to any industry-accepted rate of interest as a replacement for the then-current Benchmark for U.S. dollar-denominated floating rate securities at such time and (b) the Benchmark Replacement Adjustment.

“Benchmark Replacement Adjustment” means the first alternative set forth in the order below that can be determined by the Administrator as of the Benchmark Replacement Date:

(1) the spread adjustment (which may be a positive or negative value or zero), or method for calculating or determining such spread adjustment, that has been selected or recommended by the Relevant Governmental Body for the applicable Unadjusted Benchmark Replacement;

(2) if the applicable Unadjusted Benchmark Replacement is equivalent to the ISDA Fallback Rate, the ISDA Fallback Adjustment; or

(3) the spread adjustment (which may be a positive or negative value or zero) that has been selected by the Administrator giving due consideration to any industry-accepted spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of the then-current Benchmark with the applicable Unadjusted Benchmark Replacement for U.S. dollar-denominated floating rate securities at such time.

“Benchmark Replacement Conforming Changes” means, with respect to any Benchmark Replacement, any technical, administrative or operational changes (including changes to the interest accrual period, timing and frequency of determining rates and making payments of interest, rounding of amounts or tenors, and other administrative matters) that the Administrator decides may be appropriate to reflect the adoption of such Benchmark Replacement in a manner substantially consistent with market practice (or, if the Administrator decides that adoption of any portion of such market practice is not administratively feasible or if the Administrator determines that no market practice for use of the Benchmark Replacement exists, in such other manner as the Administrator determines is reasonably necessary).

“Benchmark Replacement Date” means the earliest to occur of the following events with respect to the then-current Benchmark (including the daily published component used in the calculation thereof):

(1) in the case of clause (1) or (2) of the definition of “Benchmark Transition Event,” the later of (a) the date of the public statement or publication of information referenced therein and (b) the date on which the administrator of the Benchmark permanently or indefinitely ceases to provide the Benchmark (or such component); or

(2) in the case of clause (3) of the definition of “Benchmark Transition Event,” the date of the public statement or publication of information referenced therein.

For the avoidance of doubt, if the event that gives rise to the Benchmark Replacement Date occurs on the same day as, but earlier than, the Reference Time in respect of any determination, the Benchmark Replacement Date will be deemed to have occurred prior to the Reference Time for such determination.

“Benchmark Transition Event” means the occurrence of one or more of the following events with respect to the then-current Benchmark (including the daily published component used in the calculation thereof):

(1) a public statement or publication of information by or on behalf of the administrator of the Benchmark (or such component) announcing that such administrator has ceased or will cease to provide the Benchmark (or such component), permanently or indefinitely, provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide the Benchmark (or such component); or

(2) a public statement or publication of information by the regulatory supervisor for the administrator of the Benchmark (or such component), the central bank for the currency of the Benchmark (or such component), an insolvency official with jurisdiction over the administrator for the Benchmark (or such component), a resolution authority with jurisdiction over the administrator for the Benchmark (or such component) or a court or an entity with similar insolvency or resolution authority over the administrator for the Benchmark, which states that the administrator of the Benchmark (or such component) has ceased or will cease to provide the Benchmark (or such component) permanently or indefinitely, provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide the Benchmark (or such component); or

(3) a public statement or publication of information by the regulatory supervisor for the administrator of the Benchmark announcing that the Benchmark is no longer representative.

“Corresponding Tenor” means, with respect to a Benchmark Replacement, a tenor (including overnight) having approximately the same length (disregarding any business day adjustment) as the applicable tenor for the then-current Benchmark.

“ISDA Definitions” means the 2021 ISDA Definitions published by the International Swaps and Derivatives Association, Inc. or any successor thereto, as amended or supplemented from time to time, or any successor definitional booklet for interest rate derivatives published from time to time.

“ISDA Fallback Adjustment” means the spread adjustment (which may be a positive or negative value or zero) that would apply for derivatives transactions referencing the ISDA Definitions to be determined upon the occurrence of an index cessation event with respect to the Benchmark.

“ISDA Fallback Rate” means the rate that would apply for derivatives transactions referencing the ISDA Definitions to be effective upon the occurrence of an index cessation date with respect to the Benchmark for the applicable tenor excluding the applicable ISDA Fallback Adjustment.

“Relevant Governmental Body” means the Federal Reserve Board and/or the FRBNY, or a committee officially endorsed or convened by the Federal Reserve Board and/or the FRBNY or any successor thereto.

“Unadjusted Benchmark Replacement” means the Benchmark Replacement excluding the Benchmark Replacement Adjustment.

For the avoidance of doubt: (a) in no event will (x) the Paying Agent be responsible for determining the SOFR Rate or any substitute for SOFR if such rate does not appear on the FRBNY’s Website or on a comparable system as is customarily used to quote SOFR or such substitute for SOFR, (y) the Indenture Trustee, the Owner Trustee or the Vehicle Trustee be responsible for determining the SOFR Rate or any substitute for SOFR, or (z) the Indenture Trustee, the Paying Agent, the Owner Trustee or the Vehicle Trustee be responsible for making any decision or election in connection with a Benchmark Transition Event or a Benchmark Replacement as described above, including any determination with respect to a tenor, rate or adjustment or of the occurrence or non-occurrence of an event and (b) in connection with any of the matters referenced in clause (a) of this sentence, the Indenture Trustee, the Paying Agent, the Owner Trustee and the Vehicle Trustee will be entitled to conclusively rely on any determinations made by the Administrator (on behalf of the Issuing Entity), as applicable, in regards to such matters and will have no liability for any action taken with respect thereto at the direction of the Administrator (on behalf of the Issuing Entity).

The Indenture Trustee, the Paying Agent, the Owner Trustee and the Vehicle Trustee will be under no obligation (i) to monitor, determine or verify the availability, unavailability or cessation of SOFR (or other applicable Benchmark), or whether or when there has occurred, or to give notice to any other transaction party of the occurrence of, any Benchmark Transition Event or Benchmark Replacement Date, (ii) to select, determine or designate any Benchmark Replacement, or other successor or replacement benchmark index, or whether any conditions to the designation of such a rate have been satisfied, (iii) to select, determine or designate any Benchmark Replacement Adjustment or Unadjusted Benchmark Replacement, or other modifier to any replacement or successor index, or (iv) to determine whether or what SOFR Adjustment Conforming Changes or Benchmark Replacement Conforming Changes are necessary or advisable, if any.

The Indenture Trustee, the Paying Agent, the Owner Trustee and the Vehicle Trustee will not be liable for any inability, failure or delay on its part to perform any of its duties set forth in the Transaction Documents as a result of the unavailability of SOFR (or other applicable Benchmark) and the absence of a designated Benchmark Replacement, including as a result of any inability, delay, error or inaccuracy on the part of any other transaction party, including without limitation, the Servicer or the Administrator (on behalf of the Issuing Entity), in providing any direction, instruction, notice or information required or contemplated by the terms of the Transaction Documents and reasonably required for the performance of such duties.

Principal

Noteholders are entitled to receive, to the extent of funds available for payment, on each Payment Date (unless the maturity of the Notes has been accelerated following an Event of Default) an amount (the “Principal Distribution Amount”) equal to the sum of the First Priority Principal Distribution Amount and the Regular Principal Distribution Amount not to exceed the outstanding Note Balance.  The final scheduled Payment Date and expected final Payment Date for each class of Notes are set forth on the cover of this prospectus (each, a “Final Scheduled Payment Date” and “Expected Final Payment Date,” respectively).  Following the acceleration of the maturity of the Notes, the outstanding principal amount of each class of Notes then outstanding will become immediately due and payable.

For the purposes of this prospectus, the following terms will have the following meanings:

“First Priority Principal Distribution Amount” will mean, with respect to any Payment Date, an amount not less than zero, equal to (a) the aggregate principal amount of the outstanding Notes as of the preceding Payment Date (after giving effect to any principal payments made on the Notes on that preceding Payment Date), minus (b) the Aggregate Securitization Value at the end of the Collection Period preceding that Payment Date; provided, however, that the First Priority Principal Distribution Amount on and after the Final Scheduled Payment Date of any class of Notes will not be less than the amount that is necessary to reduce the aggregate outstanding principal amount of that class of Notes to zero.

“Regular Principal Distribution Amount” will mean, with respect to any Payment Date, an amount not less than zero, equal to the difference between (a) the excess, if any, of (i) the aggregate principal amount of the outstanding Notes as of the preceding Payment Date (after giving effect to any principal payments made on the Notes on that preceding Payment Date) minus (ii) the Targeted Note Balance and (b) the First Priority Principal Distribution Amount, if any, with respect to that Payment Date.

“Targeted Note Balance” will mean, with respect to any Payment Date, the excess, if any, of (x) the Aggregate Securitization Value at the end of the Collection Period preceding that Payment Date over (y) the Overcollateralization Target Amount.

On each Payment Date, unless the maturity of the Notes has been accelerated following an Event of Default, principal payments shall be made sequentially, in the following order of priority:

1.	first, to the Class A-1 Notes until paid in full;

2.	second, to the Class A-2a Notes and the Class A-2b Notes, pro rata, based on the aggregate outstanding principal amount of each such class of Notes, until each such class is paid in full;

3.	third, to the Class A-3 Notes until paid in full; and

4.	fourth, to the Class A-4 Notes until paid in full.

On each Payment Date after the maturity of the Notes has been accelerated following an Event of Default, principal will be allocated, first, to the Class A-1 Notes until paid in full, and second, pro rata, based upon their respective unpaid principal amounts on such Payment Date, to the Class A-2a Notes, the Class A-2b Notes, the Class A-3 Notes and the Class A-4 Notes until each such class is paid in full.  See “Payments on the Notes” and “Description of the Transaction Documents—The Indenture—Events of Default; Rights Upon an Event of Default” in this prospectus.

The principal amount of each class of Notes, to the extent not paid, will be due on the related Final Scheduled Payment Date. The failure to pay principal in full on a class of Notes will result in an Event of Default only on the related Final Scheduled Payment Date or a redemption date. If the principal amount of a class of Notes has not been paid in full on or prior to its Final Scheduled Payment Date, as shown on the front cover of this prospectus, the Principal Distribution Amount for that Payment Date will, to the extent the remaining Available Funds and the Reserve Fund Draw Amount are sufficient, include an amount sufficient to reduce the unpaid principal amount of that class of Notes to zero on that Payment Date.  The actual date on which a class of Notes is paid may be earlier than its Final Scheduled Payment Date based on a variety of factors, including the factors described under “Risk Factors—Risks Primarily Related to the Nature of the Notes and the Structure of the Transaction—The timing of principal payments is uncertain, and prepayments or reallocations of specified leases and specified vehicles, and the servicer’s optional purchase of the SUBI Certificate may cause prepayments on the notes, resulting in reinvestment risk to you” and “Maturity, Prepayment and Yield Considerations” in this prospectus.

The “Note Balance” as of any date of determination, will be equal to the Initial Note Balance, as reduced by all payments of principal made on the Notes on or prior to such date of determination and, in the case of any such determination as of a Payment Date, will be calculated prior to giving effect to any payments to be made on such Payment Date.

Events of Default

Upon an Event of Default, the Noteholders will have the rights set forth in this prospectus under “Description of the Transaction Documents—The Indenture—Events of Default; Rights Upon an Event of Default.”  Following the occurrence of an Event of Default under the Indenture that results in an acceleration of the Notes, payments of principal on the Notes will be made to the Noteholders in the order and priority set forth in the second following paragraph.

The Indenture Trustee may sell the assets of the Trust Estate subject to the conditions and procedures set forth in the Indenture after the maturity of the Notes has been accelerated following an Event of Default.  In the case of an Event of Default not involving any default in payment of principal of or interest on a Note, the Indenture Trustee is prohibited from selling the assets of the Trust Estate unless one of the conditions set forth in this prospectus under “Description of the Transaction Documents—The Indenture—Events of Default; Rights Upon an Event of Default” has been satisfied.

Following the occurrence of an Event of Default under the Indenture that has resulted in an acceleration of the Notes, payments on the Notes will be made to the Noteholders in the following order and priority:

•
first, pro rata, to the Indenture Trustee (in each of its capacities under the Transaction Documents), the Owner Trustee and the Asset Representations Reviewer, based on amounts due to each such party, the amount of any unpaid fees, costs, expenses and indemnification amounts due and owing to each such party pursuant to the terms of the Indenture, the Trust Agreement and the Asset Representations Review Agreement, respectively;

•	second, to the Servicer for any Payment Date Advance Reimbursement;

•	third, to the Servicer for amounts due in respect of unpaid Servicing Fees;

•
fourth, to the Noteholders to pay due and unpaid interest, including any overdue interest and, to the extent permitted under applicable law, interest on any overdue interest at the related interest rate, pro rata, based upon the aggregate amount of interest due to such Noteholders;

•	fifth, to the holders of the Class A-1 Notes to pay due and unpaid principal on the Class A-1 Notes until paid in full;

•
sixth, to the holders of the Class A-2a Notes, the Class A-2b Notes, the Class A-3 Notes and the Class A-4 Notes to pay due and unpaid principal on those classes of Notes, pro rata, based on the aggregate outstanding principal amount of each such class, until paid in full; and

•	seventh, to the Certificateholder, any remaining amounts.

Repurchase and Reallocation Obligations

Each Dealer Agreement, among other things, obligates the related Center to repurchase any Lease BMW FS financed for the outstanding lease balance thereof, if the Center breaches certain representations and warranties as set forth in the Dealer Agreement. The representations and warranties typically relate to the origination of the Lease and the transfer of the related Leased Vehicles and not the creditworthiness of the user-lessee under the Lease. In addition, the Servicer will be required to repurchase any Specified Vehicles covered by Specified Leases not meeting certain representations and warranties of the Servicer by making Reallocation Payments in respect thereof. Those representations and warranties relate primarily to the origination of the Specified Leases, and do not typically relate to the creditworthiness of the related user-lessees or the collectability of the Specified Leases. In addition, the Servicer will be obligated to reallocate certain Specified Vehicles by making Reallocation Payments in the event the user-lessee moves to a state that is not a state in which the Vehicle Trust has all licenses necessary to own and lease vehicles or in the event that certain servicing obligations are not complied with.

The Vehicle Trust will receive the proceeds of any repurchase of a Specified Lease or Specified Vehicle or of any Reallocation Payment by the Servicer with respect thereto.  To the extent those proceeds relate to the SUBI Assets, they will be allocated to the 2026-2 SUBI, and will constitute Collections as described below under “Description of the Transaction Documents—Collections,” which will be applied as described below under “Payments on the Notes.”

Asset Representations Review

The Asset Representations Reviewer will perform a review of certain Specified Leases for compliance with certain representations and warranties made by the Servicer about the Specified Leases in the Servicing Agreement (an “Asset Representations Review”) if:

•	a Delinquency Trigger occurs; and

•	the required amount of Noteholders vote to direct an Asset Representations Review.

A “Delinquency Trigger” will occur with respect to a Collection Period if the Aggregate Securitization Value of the Specified Leases that are 60 or more days delinquent as of the last day of such Collection Period, as a percentage of the Aggregate Securitization Value of the Specified Leases as of the last day of such Collection Period, exceeds the Delinquency Trigger Percentage set by the Sponsor as described below.  For these purposes, delinquency will be calculated by reference to active accounts only, which will not include Defaulted Leases, charged-off Specified Leases or Specified Leases in respect of which the related Specified Vehicle has been repossessed.

Upon the occurrence of a Delinquency Trigger, the Servicer will promptly send a notice to the Administrator and the Indenture Trustee which notice will describe the occurrence of the Delinquency Trigger.  Upon receipt of such notice, the Administrator will notify each Noteholder and clearing agency (which notice will be forwarded to the related Beneficial Owners) of the occurrence of a Delinquency Trigger and the rights of the Noteholders and Beneficial Owners regarding an Asset Representations Review (including a description of the method by which Noteholders and Beneficial Owners may contact the Indenture Trustee in order to request a formal Noteholder vote).  The Administrator will also include such descriptions in the Issuing Entity’s Form 10-D filing for the Collection Period in which the Delinquency Trigger occurs.

If Noteholders and Verified Beneficial Owners (as defined below) holding at least 5% of the Note Balance, other than Notes held by the Depositor, the Sponsor, the Servicer (so long as BMW FS or one of its affiliates is the servicer) or any affiliate of such entities, request a formal Noteholder vote by contacting the Indenture Trustee within 90 days after the date on which the Form 10-D describing the occurrence of the Delinquency Trigger was filed, then the Administrator will include in the Issuing Entity’s next Form 10-D filing a statement that sufficient Noteholders and Verified Beneficial Owners are requesting a full vote of Noteholders on whether to commence an Asset Representations Review, so long as the Administrator receives notice of such request at least two Business Days before the filing deadline for that Form 10-D, and if such information is not received by such time, it will be included in the next succeeding Form 10-D to be filed by the Administrator.  If the requesting party is a Noteholder, no further verification of ownership will be required.  If the requesting party is a Beneficial Owner, then the Beneficial Owner must include with its request to the Indenture Trustee a written certification that it is a Beneficial Owner, together with one of the following additional forms of documentation of the requesting party’s status as a Beneficial Owner:

•	a trade confirmation,

•	an account statement,

•	a letter from a broker dealer that is acceptable to the Indenture Trustee or Administrator, as applicable, or

•	any other form of documentation that is acceptable to the Indenture Trustee or the Administrator, as applicable.

Any Beneficial Owner who provides the required certification and documentation is referred to herein as a (“Verified Beneficial Owner”).  While Verified Beneficial Owners may request a formal Noteholder vote without acting through their respective DTC Participants, in a formal Noteholder vote, Beneficial Owners may vote only through their respective DTC Participants.  For more information on the policies and procedures applicable to book-entry Notes, refer to “Description of the Notes—Book-Entry Registration” in this prospectus.

The related Form 10-D filing will specify the means by which Noteholders and Beneficial Owners may make their votes known to the Indenture Trustee and will also specify the voting deadline (not earlier than 150 days from the date of the Form 10-D filing that first reported the occurrence of the Delinquency Trigger) that will be used to calculate whether the requisite amount of Noteholders have cast affirmative votes to direct the Indenture Trustee to notify the Asset Representations Reviewer to commence an Asset Representations Review.  If, by that voting deadline, (i) votes have been cast by Noteholders holding at least 5% of the Note Balance (excluding, for the purpose of each such calculation of the requisite percentage of Noteholders, any Notes held by the Depositor, the Sponsor, the Servicer (so long as BMW FS or one of its affiliates is the servicer) or any affiliate of such entities) and (ii) affirmative votes in favor of an Asset Representations Review have been cast by Noteholders representing at least a majority of the Note Balance held by voting Noteholders, then the Indenture Trustee will be required to send a notice to the Asset Representations Reviewer, the Administrator and the Servicer informing them that the requisite Noteholders have directed the Asset Representations Reviewer to perform a review of all Specified Leases that are 60 days or more delinquent as of the end of the Collection Period immediately preceding the date on which the requisite Noteholders voted to direct an Asset Representations Review (the “ARR Leases”) for the purpose of determining whether such Specified Leases were in compliance with the representations and warranties made by the Servicer about the Specified Leases in the Servicing Agreement.  The Form 10-D filing for the Collection Period in which the Indenture Trustee sent the foregoing notice to the Administrator will specify that the requisite Noteholders have directed an Asset Representations Review, so long as the Administrator receives notice of such request at least two Business Days before the filing deadline for that Form 10-D, and if such information is not received by such time, it will be included in the next succeeding Form 10-D to be filed by the Administrator.

However, if by the voting deadline date set forth in the related Form 10-D, (i) votes were not cast by Noteholders holding at least 5% of the Note Balance (excluding, for the purpose of each such calculation of the requisite percentage of Noteholders, any Notes held by the Depositor, the Sponsor, the Servicer (so long as BMW FS or one of its affiliates is the servicer) or any affiliate of such entities) or (ii) affirmative votes have not been cast by Noteholders representing at least a majority of the Note Balance held by voting Noteholders, then no Asset Representations Review will occur for that occurrence of the Delinquency Trigger.

Within 60 days of the delivery by the Indenture Trustee to the Asset Representations Reviewer, the Administrator and the Servicer of the notice directing the Asset Representations Reviewer to proceed with an Asset Representations Review, the Servicer will give the Asset Representations Reviewer access to the information necessary for it to perform a review of the ARR Leases, as described below.  The Asset Representations Reviewer will be obligated to complete its review within 60 days after receiving access to such information, provided that such deadline will be extended for an additional 30 days in respect of any ARR Lease in respect of which additional information was required by the Asset Representations Reviewer for the purpose of completing the related review. If the Servicer notifies the Asset Representations Reviewer that an ARR Lease has been paid in full by the related User-Lessee or purchased from the Issuing Entity in accordance with the terms of the Transaction Documents, the Asset Representations Reviewer will immediately terminate its review of such ARR Lease.  If any ARR Lease was included in a prior review, the Asset Representations Reviewer will not conduct an additional review of such ARR Lease and will include the previously reported review results for such ARR Lease in the report provided by the Asset Representations Reviewer for the current review, unless the Asset Representations Reviewer has reason to believe that the prior review was conducted in a manner that would not have ascertained the compliance of that ARR Lease with a specific representation or warranty, in which case the Asset Representations Reviewer may conduct additional tests.  The specified review procedures for each ARR Lease and each component of the specified representations and warranties made regarding such ARR Lease will consist of tests designed to determine whether such ARR Lease was or was not in compliance as of the Cutoff Date or the Closing Date, as applicable.  The Asset Representations Reviewer will determine whether each test was passed or failed; however, the specified review procedures will not determine why the User-Lessee is delinquent, the creditworthiness of the User-Lessee (either at the time of review or origination date), or compliance by the Servicer with its servicing obligations in respect of any ARR Lease.  In addition, the Asset Representations Reviewer will not be limited to the specified review procedures set forth in the Asset Representations Review Agreement, and may, in its discretion, perform other tests that it deems reasonable and appropriate in determining whether the ARR Leases were in compliance with the representations and warranties made by the Servicer about the Specified Leases in the Servicing Agreement, but will be under no obligation to do so.

The Servicing Agreement will provide that the Servicer will render reasonable assistance, including granting access to copies of any underlying documents, to the Asset Representations Reviewer to facilitate the performance of a review of all ARR Leases in order to verify compliance with certain representations and warranties made to the Issuing Entity by the Servicer with regard to the Specified Leases.  The Servicer will provide the Asset Representations Reviewer with access to the related ARR Leases and all other relevant documents related to each ARR Lease.  The Servicer may redact these materials to remove any personally identifiable customer information, but will use commercially reasonable efforts not to change the meaning of these materials or their usefulness to the Asset Representations Reviewer in connection with its review.

The Asset Representations Reviewer will report its findings and conclusions to the Issuing Entity, the Servicer, the Administrator and the Indenture Trustee after completion of the Asset Representations Review, but in any event, no later than five days after completion of the Asset Representations Review.  The ultimate determination as to whether the compliance or non-compliance of any representation constitutes a breach of the Servicing Agreement will not be made by the Asset Representations Reviewer, but by the Servicer, as described below. The related Form 10-D filed for the Issuing Entity will include a summary of the Asset Representations Reviewer’s report, so that Noteholders and Beneficial Owners can form their own views of whether they consider any non-compliance of any representation to be a breach of the Servicing Agreement and, if so, what actions they intend to take.  The Form 10-D will also specify the means by which Noteholders and Verified Beneficial Owners may notify the Indenture Trustee and the Servicer in writing that it considers any non-compliance of any representation to be a breach of the Servicing Agreement, or may request in writing that a Specified Lease be reallocated.  If a Noteholder or a Verified Beneficial Owner notifies the Indenture Trustee in writing that it considers any non-compliance of any representation to be a breach of the Servicing Agreement, or requests in writing that a Specified Lease be reallocated, the Indenture Trustee will forward that written notice to the Servicer.  Subject to the provisions for indemnification and certain limitations contained in the Indenture, the holders of Notes evidencing not less than a majority of the outstanding Note Balance will have the right to direct the Indenture Trustee regarding the time, method and place of exercising of any trust or power conferred on the Indenture Trustee, including the ability to determine and assert to the Servicer, on behalf of all Noteholders, whether it considers that any such non-compliance constitutes a breach and to request the reallocation of the related Specified Lease.

The Servicer will evaluate any report of the Asset Representations Reviewer, and any reallocation request received from the Indenture Trustee, any Noteholder, any Verified Beneficial Owner or the Owner Trustee.  After receiving and reviewing a report of the Asset Representations Reviewer, or any such reallocation request, the Servicer will have the sole ability to determine if there was non-compliance with any representation or warranty made by it that constitutes a breach, and whether to reallocate the related ARR Lease from the Issuing Entity.  None of the Indenture Trustee, the Owner Trustee, the Asset Representations Reviewer, the Depositor, the Sponsor or the Servicer is otherwise obligated to monitor the Specified Leases or otherwise to investigate the accuracy of the representations and warranties with respect to the Specified Leases.  The Transaction Documents require that any breach of the representations and warranties must materially and adversely affect the Issuing Entity’s interests in a Specified Lease before the Servicer would be required to reallocate such Specified Lease. See “—Dispute Resolution for Reallocation Request” below for a description of dispute resolution procedures that may be employed in the event of unresolved reallocation requests.

60+ Day Delinquency Trigger.  The “Delinquency Trigger Percentage” will equal 5.15%.  BMW FS developed the Delinquency Trigger Percentage by considering the monthly 60 or more days delinquency rates of the leases in each of its public lease securitization transactions since 2007.  BMW FS observed the highest monthly delinquency rate from these transactions and applied a multiple of approximately five to that delinquency rate.  This multiple corresponds generally to the multiple of expected cumulative net losses on the pool of Specified Leases that would cause the Notes to realize the first dollar loss.  By aligning this multiple with the maximum level of credit losses that the Notes can withstand without a loss, BMW FS believes the Delinquency Trigger Percentage provides an appropriate early warning threshold at the point when Noteholders may benefit from an Asset Representations Review.

BMW FS believes that the Delinquency Trigger Percentage is appropriate based on:

•	its experience with delinquency in its securitization transactions, and in its portfolio of Leases;

•	its experience setting delinquency triggers in its private securitization programs;

•	its observation that 60 or more days delinquency rates and cumulative losses in its securitization transactions increase over time; and

•	its assessment of the amount of cumulative losses that would result in a greater risk of loss to noteholders of the most junior notes issued in its securitization transactions.

For the prior pools of Leases that were securitized by BMW FS included in Appendix A, the percentage of Leases that have been 60 or more days delinquent have ranged from 0.00% to 1.03%.

Dispute Resolution for Reallocation Request

The Servicing Agreement provides that if the Owner Trustee or the Indenture Trustee requests (by written notice to the Servicer), or if any Noteholder or Verified Beneficial Owner requests (by written notice to the Indenture Trustee or the Servicer), that a Specified Lease be reallocated due to an alleged breach of a representation or warranty as described above, and the request has not been fulfilled or otherwise resolved to the reasonable satisfaction of the requesting party within 180 days of the receipt of such request by the Servicer (which, if sent by a Noteholder or Verified Beneficial Owner to the Indenture Trustee, will be forwarded by the Indenture Trustee to the Servicer), then the requesting party has the right to refer the matter, at its discretion, to either mediation (including non-binding arbitration) or third-party binding arbitration held in New York, New York, on the terms described below, or to institute a legal proceeding.  Dispute resolution to resolve reallocation requests will be available regardless of whether Noteholders and Verified Beneficial Owners voted to direct an Asset Representations Review or whether the Delinquency Trigger occurred.

The Servicer will direct the Indenture Trustee to, and the Indenture Trustee will, notify the requesting party of the date when the 180-day period ends without resolution by the appropriate party.  The requesting party will be required to provide notice of its choice to mediate, to arbitrate or to institute a legal proceeding to the Servicer within 30 days after the delivery of such notice of the end of the 180-day period.  If it selects binding arbitration, the requesting party will give up its right to sue in court.

JAMS, an organization providing alternative dispute resolution services, will administer any mediation (including non-binding arbitration) pursuant to its mediation procedures in effect at the time of the proceeding. The mediator will be impartial, knowledgeable about and experienced with the laws of the State of New York and an attorney specializing in commercial litigation with at least 15 years of experience, and will be appointed from a list of neutrals maintained by JAMS.  Upon being supplied a list of at least 10 potential mediators fitting the criteria above by JAMS, each party will have the right to exercise two peremptory challenges within 14 days and to rank the remaining potential mediators in order of preference.  JAMS will select the mediator from the remaining attorneys on the list, respecting the preference choices of the parties to the extent possible.  The parties will use commercially reasonable efforts to begin the mediation within 30 days of the selection of the mediator and to conclude the mediation within 60 days of the start of the mediation. The fees and expenses of the mediation will be allocated as mutually agreed by the parties as part of the mediation, and will not be borne by the Issuing Entity.

Any binding arbitration will be administered by the American Arbitration Association (the “AAA”) pursuant to its commercial arbitration rules and mediation procedures in effect at the time of the proceeding. The panel will consist of three members.  One arbitrator will be appointed by the requesting party within five Business Days of its notice to BMW FS selecting arbitration, one arbitrator will be appointed by BMW FS within five Business Days of the requesting party’s appointment, and one arbitrator (who will preside over the panel) will be chosen by the two party-appointed arbitrators within five Business Days of the second appointment.  If any party fails to appoint an arbitrator or the two party-appointed arbitrators fail to appoint the third within the required time periods, then the appointments will be made by the AAA.  In each such case, each arbitrator will be impartial, knowledgeable about and experienced with the laws of the State of New York and an attorney specializing in commercial litigation with at least 15 years of experience.  Each arbitrator will be independent and will abide by the AAA’s code of ethics for arbitrators in commercial disputes in effect at the time of the proceeding.  Before accepting an appointment, each arbitrator must disclose any circumstances likely to create a reasonable inference of bias or conflict of interest or likely to preclude completion of the hearings within the prescribed time schedule.  Any arbitrator may be removed by the AAA for cause consisting of actual bias, conflict of interest or other serious potential for conflict.

After consulting with the parties, the panel will devise procedures and deadlines for the arbitration, to the extent not already agreed to by the parties, with the goal of expediting the proceeding and completing the arbitration within 90 days after appointment.  The arbitral panel will have the authority to schedule, hear, and determine any and all motions in accordance with New York law, and will do so on the motion of any party.  Unless otherwise agreed by the parties, each party to the arbitration will be presumptively limited to four party witness depositions not to exceed five hours, and one set of interrogatories, document requests and requests for admissions, though the panel will have the ability to grant additional discovery based on a determination of good cause after a showing that additional discovery is reasonable and necessary.

The panel will make its final determination no later than 90 days after appointment.  The panel will not have the power to award punitive damages or consequential damages.  The panel will determine and award the costs of the arbitration and reasonable attorneys’ fees to the parties as determined by the panel in its reasonable discretion and no such costs or fees will be borne by the Issuing Entity.  The determination in any binding arbitration will be final and non-appealable and may be enforced in any court of competent jurisdiction.  By selecting binding arbitration, the selecting party will give up the right to sue in court, including the right to a trial by jury.  No person may bring a putative or certified class action to arbitration.

Each party to a mediation or arbitration will agree to keep the information concerning the mediation or arbitration, including the existence and details of the mediation or arbitration proceeding, confidential, subject to any disclosure required by applicable laws.

If JAMS or the AAA no longer exists, or if their rules would no longer permit mediation or arbitration of the dispute, the matter will be administered by another nationally recognized mediation or arbitration organization selected by BMW FS, using its relevant rules then in effect.  However, if any such rules are inconsistent with the terms of the mediation or arbitration stated in the Servicing Agreement, the Servicing Agreement terms will apply.  Any mediation or arbitration will be held in New York City, but any party may appear by video conference or teleconference.

Notices

Noteholders will be notified in writing by the Indenture Trustee of any Event of Default promptly upon a responsible officer of the Indenture Trustee obtaining actual knowledge of such an event.  The Servicer will notify Noteholders of a Servicer Default.  If Notes are issued other than in book-entry form, those notices will be mailed to the addresses of Noteholders as they appear in the register maintained by the Indenture Trustee prior to mailing.  Those notices will be deemed to have been given on the date of their mailing.

Governing Law

The Indenture and the Notes are governed by and shall be construed in accordance with the laws of the State of New York applicable to agreements made in and to be performed wholly within that jurisdiction.

Definitive Securities

The Certificates will be issued in fully registered, certificated form.  The Notes will be issued in fully registered, certificated form to Noteholders or their respective nominees, rather than to DTC or its nominee, only if:

1.
the Administrator advises the Indenture Trustee in writing that DTC is no longer willing or able to discharge properly its responsibilities as depository with respect to those Notes and the Depositor, the Administrator or the Indenture Trustee is unable to locate a qualified successor;

2.	the Administrator, at its option, with the consent of the applicable DTC Participants, advises the Indenture Trustee in writing that it elects to terminate the book-entry system through DTC; or

3.
after the occurrence of an Event of Default with respect to the Notes, holders representing in the aggregate at least a majority of the outstanding principal amount of the Notes acting together as a single class, advise the Indenture Trustee through DTC in writing that the continuation of a book-entry system through DTC (or its successor) with respect to those Notes is no longer in the best interests of the holders of those Notes.

Upon the occurrence of any event described in the immediately preceding paragraph, the Indenture Trustee will be required to notify all Beneficial Owners through DTC Participants of the availability of definitive securities.  Upon surrender by DTC of the definitive notes representing the corresponding Notes and receipt of instructions for re-registration, the Indenture Trustee will reissue those Notes as definitive notes to the related holders.

Payments of principal of, and interest on, the definitive securities will thereafter be made by the Indenture Trustee in accordance with the procedures set forth in the Indenture directly to holders of definitive securities in whose names the definitive securities were registered at the close of business on the Record Date specified for those Notes.  Those payments will be made by wire transfer or, if the Indenture Trustee is not provided wire transfer instructions, by check mailed to the address of that holder as it appears on the register maintained by the Indenture Trustee.  The final payment on any definitive security, however, will be made only upon presentation and surrender of that definitive security at the office or agency specified in the notice of final payment to the applicable Noteholders.  The Indenture Trustee will provide notice to the Noteholders not less than 30 days prior to the date on which final payment is expected to occur.

Definitive securities will be transferable and exchangeable at the offices of the Indenture Trustee or of a registrar named in a notice delivered to holders of definitive securities.  No service charge will be imposed for any registration of transfer or exchange, but the Indenture Trustee may require payment of a sum sufficient to cover any tax or other governmental charge imposed in connection therewith.

Book-Entry Registration

The Notes will be issued in book-entry form.  Each class of Notes offered by this prospectus will be represented by one or more certificates registered in the name of Cede & Co., as nominee of DTC.  Beneficial Owners may hold beneficial interests in Notes through DTC (in the United States) or Clearstream Banking, société anonyme (formerly Cedelbank), which is referred to in this prospectus as “Clearstream, Luxembourg”, directly if they are participants of those systems, or indirectly through organizations which are participants in those systems.

No Beneficial Owner will be entitled to receive a certificate representing that person’s interest in the Notes, except as set forth below.  Unless and until Notes of a class are issued in fully registered certificated form under the limited circumstances described below, all references in this prospectus to actions by Noteholders shall refer to actions taken by DTC upon instructions from DTC Participants, and all references in this prospectus to distributions, notices, reports and statements to Noteholders shall refer to distributions, notices, reports and statements to Cede & Co., as the registered holder of the Notes, for distribution to Noteholders in accordance with DTC procedures.  Therefore, it is anticipated that the only Noteholder will be Cede & Co., as nominee of DTC.  Beneficial Owners will not be recognized by the Indenture Trustee as Noteholders, Certificateholders or Securityholders as those terms will be used in the Transaction Documents, and Beneficial Owners will only be permitted to exercise the rights of holders of Notes of the related class indirectly through DTC and DTC Participants, as further described below.

Clearstream, Luxembourg will hold omnibus positions on behalf of its participants, which are referred to in this prospectus as “Clearstream, Luxembourg Participants”, through customers’ securities accounts in their respective names on the books of their respective depositaries, which are referred to collectively in this prospectus as the “Depositaries,” which in turn will hold those positions in customers’ securities accounts in the Depositaries’ names on the books of DTC.

Transfers between DTC Participants will occur in accordance with DTC rules.  Transfers between Clearstream, Luxembourg Participants will occur in accordance with Clearstream, Luxembourg’s rules and operating procedures.

Cross-market transfers between persons holding directly or indirectly through DTC, on the one hand, and directly or indirectly through Clearstream, Luxembourg Participants, on the other, will be effected in DTC in accordance with DTC rules on behalf of the relevant European international clearing system by its Depositary.  However, each of these cross-market transactions will require delivery of instructions to the relevant European international clearing system by the counterparty in that system in accordance with its rules and procedures and within its established deadlines.  The relevant European international clearing system will, if the transaction meets its settlement requirements, deliver instructions to its Depositary to take action to effect final settlement on its behalf by delivering or receiving securities in DTC, and making or receiving payment in accordance with normal procedures for same-day funds settlement applicable to DTC.  Clearstream, Luxembourg Participants may not deliver instructions directly to the Depositaries.

Because of time-zone differences, credits of securities received in Clearstream, Luxembourg as a result of a transaction with a DTC Participant will be made during subsequent securities settlement processing and dated the business day following the DTC settlement date.  Those credits or any transactions in those securities settled during that processing will be reported to the relevant Clearstream, Luxembourg Participant on that business day. Cash received in Clearstream, Luxembourg as a result of sales of securities by or through a Clearstream, Luxembourg Participant to a DTC Participant will be received with value on the DTC settlement date but will be available in the relevant Clearstream, Luxembourg cash account only as of the business day following settlement in DTC.

DTC is a limited purpose trust company organized under the laws of the State of New York, a “banking organization” within the meaning of the New York Banking Law, a member of the Federal Reserve System, a “clearing corporation” within the meaning of the New York Uniform Commercial Code and a “clearing agency” registered pursuant to Section 17A of the Exchange Act.  DTC was created to hold securities for its participating members (“DTC Participants”) and to facilitate the clearance and settlement of securities transactions between DTC Participants through electronic book-entries, thereby eliminating the need for physical movement of certificates.  DTC Participants include securities brokers and dealers, banks, trust companies and clearing corporations which may include underwriters, agents or dealers with respect to the Notes of any class.  Indirect access to the DTC system also is available to the “Indirect DTC Participants,” either directly or indirectly through relationships with DTC Participants.  The rules applicable to DTC and DTC Participants are on file with the SEC.

Beneficial Owners that are not DTC Participants or Indirect DTC Participants but desire to purchase, sell or otherwise transfer ownership of, or other interests in, the Notes may do so only through DTC Participants and Indirect DTC Participants.  DTC Participants will receive a credit for the securities on DTC’s records.  The ownership interest of each Beneficial Owner will in turn be recorded on the respective records of the DTC Participants and Indirect DTC Participants.  Beneficial Owners will not receive written confirmation from DTC of their purchase, but Beneficial Owners are expected to receive written confirmations providing details of the transaction, as well as periodic statements of their holdings, from the DTC Participant or Indirect DTC Participant through which the Beneficial Owner entered into the transaction.  Transfers of ownership interests in the securities of any class will be accomplished by entries made on the books of DTC Participants acting on behalf of Beneficial Owners.

To facilitate subsequent transfers, all Notes deposited by DTC Participants with DTC will be registered in the name of Cede & Co., as nominee of DTC.  The deposit of the Notes with DTC and their registration in the name of Cede & Co. will effect no change in beneficial ownership of the Notes by the actual purchasers.  DTC will have no knowledge of the actual Beneficial Owners and its records will reflect only the identity of the DTC Participants to whose accounts those Notes are credited, which may or may not be the Beneficial Owners.  DTC Participants and Indirect DTC Participants will remain responsible for keeping account of their holdings on behalf of their customers.  While the Notes are held in book-entry form, Beneficial Owners will not have access to the list of Beneficial Owners, which may impede the ability of Beneficial Owners to communicate with each other.  However certain communications between Beneficial Owners regarding exercising their rights under the terms of the Transaction Documents will be facilitated by the Administrator by inclusion in Form 10-D. See “Description of the Transaction Documents—Investor Communications.”

Conveyance of notices and other communications by DTC to DTC Participants, by DTC Participants to Indirect DTC Participants and by DTC Participants and Indirect DTC Participants to Beneficial Owners will be governed by arrangements among them, subject to any statutory or regulatory requirements that may be in effect from time to time.

Under the rules, regulations and procedures creating and affecting DTC and its operations, DTC is required to make book-entry transfers among DTC Participants on whose behalf it acts with respect to the Notes and is required to receive and transmit payments of principal of and interest on the Notes.  DTC Participants and Indirect DTC Participants with which Beneficial Owners have accounts with respect to the Notes similarly are required to make book-entry transfers and receive and transmit those payments on behalf of their respective Beneficial Owners.

DTC’s practice is to credit DTC Participants’ accounts on each payment date in accordance with their respective holdings shown on its records, unless DTC has reason to believe that it will not receive payment on that payment date.  Payments by DTC Participants and Indirect DTC Participants to Beneficial Owners will be governed by standing instructions and customary practices, as is the case with Notes held for the accounts of customers in bearer form or registered in “street name,” and will be the responsibility of that DTC Participant and not of DTC, the Indenture Trustee (or any paying agent appointed by the Indenture Trustee), the Depositor or the Servicer, subject to any statutory or regulatory requirements that may be in effect from time to time.  Payment of principal of and interest on each class of Notes to DTC will be the responsibility of the Indenture Trustee (or any paying agent), disbursement of those payments to DTC Participants will be the responsibility of DTC and disbursement of those payments to the related Beneficial Owners will be the responsibility of DTC Participants and Indirect DTC Participants.  DTC will forward those payments to its DTC Participants which thereafter will forward them to Indirect DTC Participants or Beneficial Owners.

Because DTC can only act on behalf of DTC Participants, who in turn act on behalf of Indirect DTC Participants and some other banks, a Beneficial Owner may be limited in its ability to pledge the Notes to persons or entities that do not participate in the DTC system, or otherwise take actions with respect to those Notes due to the lack of a physical certificate for those Notes.

DTC has advised the Depositor that it will take any action permitted to be taken by a Noteholder only at the direction of one or more DTC Participants to whose account with DTC the Notes are credited.  Additionally, DTC has advised the Depositor that it will take those actions with respect to specified percentages of the Noteholders’ interest only at the direction of and on behalf of DTC Participants whose holdings include undivided interests that satisfy those specified percentages.  DTC may take conflicting actions with respect to other undivided interests to the extent that those actions are taken on behalf of DTC Participants whose holdings include those undivided interests.

Neither DTC nor Cede & Co. will consent or vote with respect to the Notes.  Under its usual procedures, DTC will mail an “Omnibus Proxy” to the Indenture Trustee as soon as possible after any applicable record date for that consent or vote.  The Omnibus Proxy will assign Cede & Co.’s consenting or voting rights to those DTC Participants to whose accounts the related Notes are credited on that record date (which record date will be identified in a listing attached to the Omnibus Proxy).

Clearstream, Luxembourg, incorporated under the laws of Luxembourg as a professional depository, holds securities for its customers and facilitates the clearance and settlement of securities transactions between Clearstream, Luxembourg customers through electronic book-entry changes in accounts of Clearstream, Luxembourg customers, thereby eliminating the need for physical movement of certificates.  Transactions may be settled by Clearstream, Luxembourg in any of 36 currencies, including United States dollars.  Clearstream, Luxembourg provides to its customers, among other things, services for safekeeping, administration, clearance and settlement of internationally traded securities and securities lending and borrowing.  Clearstream, Luxembourg also deals with domestic securities markets in over 30 countries through established depository and custodial relationships.  Clearstream, Luxembourg is registered as a bank in Luxembourg, and is subject to regulation by the Commission de Surveillance du Secteur Financier, “CSSF,” which supervises Luxembourg banks.  Clearstream, Luxembourg’s customers are world-wide financial institutions including underwriters, securities brokers and dealers, banks, trust companies and clearing corporations.  Clearstream, Luxembourg’s U.S. customers are limited to securities brokers and dealers, and banks.  Currently, Clearstream, Luxembourg has approximately 2,000 customers located in over 80 countries, including all major European countries, Canada, and the United States.  Indirect access to Clearstream, Luxembourg is available to other institutions that clear through or maintain a custodial relationship with an account holder of Clearstream, Luxembourg.

Payments with respect to Notes held through Clearstream, Luxembourg will be credited to the cash accounts of Clearstream, Luxembourg Participants in accordance with the system’s rules and procedures, to the extent received by its Depositary.  Those payments will be subject to tax withholding in accordance with relevant United States tax laws and regulations.  We refer you to “Material U.S. Federal Income Tax Considerations” in this prospectus. Clearstream, Luxembourg will take any other action permitted to be taken by a securityholder on behalf of a Clearstream, Luxembourg Participant only in accordance with its relevant rules and procedures and subject to its Depositary’s ability to effect those actions on its behalf through DTC.

Although DTC and Clearstream, Luxembourg have agreed to the foregoing procedures in order to facilitate transfers of Notes among DTC Participants and Clearstream Luxembourg Participants, they are under no obligation to perform or continue to perform those procedures and those procedures may be discontinued at any time.

Payments on the Notes

On or before the second Business Day preceding each Payment Date (each of which is referred to as a “Determination Date”), the Servicer will inform the Vehicle Trustee, the Indenture Trustee and the Owner Trustee of, among other things, the amount of (a) Collections, (b) Advances to be made by the Servicer and (c) the Servicing Fee payable to the Servicer, in each case with respect to the calendar month immediately preceding the calendar month (or, in the case of the first Payment Date, two months) in which the Payment Date occurs (which is referred to as the “Collection Period”).  On or before each Determination Date, the Servicer will also determine the First Priority Principal Distribution Amount, the Regular Principal Distribution Amount, and, based on Available Funds and other amounts available for distribution on the related Payment Date as described below, the amount to be distributed to the Securityholders.

The Indenture Trustee, as paying agent, will make distributions from the SUBI Collection Account to the Note Distribution Account, Certificate Distribution Account, Reserve Fund, the Indenture Trustee, the Owner Trustee and the Asset Representations Reviewer. The Indenture Trustee will make distributions to the Noteholders out of amounts on deposit in the Note Distribution Account and the Reserve Fund and the Owner Trustee (or the paying agent, on its behalf) will make distributions to the Certificateholders out of amounts on deposit in the Certificate Distribution Account. The amount to be distributed to the Securityholders will be determined in the manner described below.  For as long as BMW FS is Servicer, amounts owed to the Servicer on any Payment Date will be retained by the Servicer as described under “Description of the Transaction Documents—Net Deposits” in this prospectus.

Determination of Available Funds

The amount of funds available for distribution on a Payment Date will generally equal the sum of Available Funds and the Reserve Fund Draw Amount.

“Available Funds” for a Payment Date and the related Collection Period will equal the sum of the following amounts: (a) Collections, (b) Advances made by the Servicer, (c) in the case of an Optional Purchase, the Optional Purchase Price, and (d) net investment earnings on amounts on deposit in the SUBI Collection Account.

The “Available Funds Shortfall Amount” for a Payment Date and the related Collection Period will equal the amount by which the amount necessary to make the distributions in clauses (a) through (e) under “—Priority of Payments—SUBI Collection Account” below exceeds the Available Funds.

Priority of Payments

SUBI Collection Account.  On each Deposit Date, the Servicer will allocate Available Funds on deposit in the SUBI Collection Account with respect to the related Collection Period as described below and will instruct the Indenture Trustee, to cause the following distributions to be made on the related Payment Date in the following amounts and order of priority:

(a)	first, to the Servicer, the related Payment Date Advance Reimbursement;

(b)	second, to the Servicer, the related Servicing Fee, together with any unpaid Servicing Fees from prior Collection Periods;

(c)
third, to the Indenture Trustee, the Owner Trustee and the Asset Representations Reviewer, the amount of any unpaid fees, costs, expenses and indemnification amounts due and owing to each such party, pro rata, based on amounts due and owing to each such party, in an aggregate amount not to exceed $250,000 in any calendar year;

(d)
fourth, to the Note Distribution Account, to pay interest due on each class of outstanding Notes on that Payment Date, and, to the extent permitted under applicable law, interest on any overdue interest at the related interest rate;

(e)
fifth, to the Note Distribution Account, the First Priority Principal Distribution Amount, which will be allocated to pay principal on the Notes in the amounts and order of priority described under “Description of the Notes—Principal” in this prospectus;

(f)	sixth, to the Reserve Fund, the amount, if any, necessary to cause the amount on deposit in the Reserve Fund to equal the Reserve Fund Requirement;

(g)
seventh, to the Note Distribution Account, the Regular Principal Distribution Amount, which will be allocated to pay principal on the Notes in the amounts and order of priority described under “Description of the Notes—Principal” in this prospectus;

(h)
eighth, to the Indenture Trustee, the Owner Trustee and the Asset Representations Reviewer, the amount of any fees, costs, expenses and indemnification amounts due and owing to each such party and remaining unpaid as a result of the cap set forth in clause (c) above, pro rata, based on amounts due and owing to each such party; and

(i)	ninth, to the Certificate Distribution Account, any remaining amounts.

See “Description of the Transaction Documents—Accounts” in this prospectus.

Reserve Fund. On each Payment Date, after taking into account amounts available to be distributed to Securityholders from the SUBI Collection Account, the Servicer will allocate the amounts necessary to pay clauses (a) through (e) under “—Priority of Payments—SUBI Collection Account” above, if any, to the extent of amounts on deposit in the Reserve Fund with respect to the related Collection Period and will instruct the Indenture Trustee to make corresponding deposits and distributions in the order of priority specified in clauses (a) through (e) under “—Priority of Payments—SUBI Collection Account” above.

On each Payment Date, if, after giving effect to the distributions set forth above, the amount on deposit in the Reserve Fund exceeds the Reserve Fund Requirement, any such excess shall be released to the Certificateholder.  See “Description of the Transaction Documents—Accounts” in this prospectus.

In addition, upon an event of default and acceleration of the Notes, all amounts on deposit in the Reserve Fund will be included as part of Available Funds.

The “Payment Date Advance Reimbursement” for a Payment Date will equal the sum of (x) all outstanding Sales Proceeds Advances and Monthly Payment Advances that have been outstanding for at least 90 days as of the end of the related Collection Period, and (y) with respect to Specified Vehicles that have become Residual Value Loss Vehicles during the related Collection Period, an amount equal to the excess, if any, of (1) the related aggregate Sales Proceeds Advances over (2) the sum of the aggregate related Sales Proceeds and the aggregate related Termination Proceeds.

“Residual Value Loss Vehicle” will mean a Specified Vehicle that has been sold and for which (i) the Servicer has made a Sales Proceeds Advance and (ii) the Sales Proceeds Advance exceeds the related Sales Proceeds or Termination Proceeds, as the case may be.

The final distribution to any Noteholder will be made only upon surrender and cancellation of the certificate representing its Notes at an office or agency of the Issuing Entity specified in the notice of termination. Any funds remaining in the Issuing Entity, after the Indenture Trustee has taken certain measures to locate the related Noteholders and those measures have failed, will be distributed to the Depositor.

Amounts properly distributed to any Securityholder or the Servicer will not have to be refunded.

Following the occurrence of an Event of Default under the Indenture that results in an acceleration of the Notes, payments of principal on the Notes will be made to the Noteholders in the order and priority set forth in “Description of the Notes—Events of Default” in this prospectus.

The Certificates

The Certificates are not being offered pursuant to this prospectus and all information presented regarding the Certificates is given to further a better understanding of the Notes.  The Certificates will be issued pursuant to the terms of the Trust Agreement, a form of which has been filed as an exhibit to the registration statement.  A copy of the final form of Trust Agreement will be filed with the SEC at the time of the filing of the final prospectus.  The Certificates will evidence undivided ownership interests in the Issuing Entity.

The Trust Agreement and the Certificates are governed by and shall be construed in accordance with the laws of the State of Delaware applicable to agreements made in and to be performed wholly within that jurisdiction.

Credit Enhancement

The protection afforded to the Noteholders will be effected both by the preferential right of such Noteholders to receive, to the extent described in this prospectus, current distributions, the subordination of the Certificateholder’s right to receive distributions, excess cashflow, overcollateralization and the establishment of the Reserve Fund.  The available credit enhancement is limited.  Losses on the Specified Leases and residual losses on the related Specified Vehicles in excess of available credit enhancement will not result in a writedown of the principal amounts of the Notes.  Instead, if credit losses on the Specified Leases and residual losses on the related Specified Vehicles exceed the amount of available credit enhancement, the amount available to make payments on the Notes will be reduced to the extent such losses result in shortfalls.  If the available credit enhancement is exhausted by losses on the Specified Leases and related Specified Vehicles, there may be insufficient funds to pay in full the accrued interest and principal amounts of the Notes and Notes having a later Final Scheduled Payment Date generally will bear a greater risk of loss than Notes having an earlier Final Scheduled Payment Date.  See “Risk Factors—Risks Primarily Related to the Nature of the Notes and the Structure of the Transaction—Because the issuing entity has limited assets, there is only limited protection against potential losses” and “—Payment priorities increase risk of loss or delay in payment to certain notes.”

Overcollateralization

Overcollateralization represents the amount by which the Aggregate Securitization Value of the Specified Leases exceeds the outstanding principal amount of the Notes.  Overcollateralization will be available to absorb losses on the Specified Leases that are not otherwise covered by excess cashflow, if any.  The Aggregate Securitization Value of the Specified Leases as of the Cutoff Date is expected to exceed the initial aggregate principal amount of the Notes by approximately 13.15% of the Aggregate Securitization Value of the Specified Leases as of the Cutoff Date.  The “Overcollateralization Target Amount” is equal to (i) with respect to any Payment Date on or prior to the date on which the outstanding principal amount of the Class A-2 Notes is paid in full, 15.65% of the Aggregate Securitization Value of the Specified Leases as of the Cutoff Date and (ii) with respect to any Payment Date after the date on which the outstanding principal amount of the Class A-2 Notes is paid in full, 14.15% of the Aggregate Securitization Value of the Specified Leases as of the Cutoff Date..  Payment of the Regular Principal Distribution Amount results in the application of all remaining funds, including any excess cashflow, to achieve and maintain overcollateralization at the Overcollateralization Target Amount.  This application will result in the payment of more principal on the Notes so long as these amounts are available for this purpose.  As the principal amounts of the Notes are reduced faster than the reduction in the Aggregate Securitization Value of the Specified Leases, credit enhancement in the form of additional overcollateralization is created.

Reserve Fund

On or before the Closing Date, the Issuing Entity will establish (or will cause the Indenture Trustee to establish) with U.S. Bank N.A., as securities intermediary (which is referred to in this prospectus as the “Securities Intermediary”), and on and after the Closing Date, the Indenture Trustee will maintain, a segregated account in the name of the Indenture Trustee for the benefit of the Noteholders (the “Reserve Fund”).  The Reserve Fund will be established to provide additional security for payments on the Notes. On each Payment Date, amounts on deposit in the Reserve Fund, together with Available Funds, will be available to make the distributions described under “Payments on the Notes—Priority of Payments—Reserve Fund” in this prospectus.

The Reserve Fund initially will be funded by the Depositor with a deposit of an amount equal to at least 0.25% of the Aggregate Securitization Value of the Specified Leases as of the Cutoff Date (the “Initial Deposit”).  On each Payment Date, monies on deposit in the Reserve Fund will be supplemented by the deposit of:

•	payments, to the extent necessary to cause the amount therein to equal the Reserve Fund Requirement, as described under “Payments on the Notes—Priority of Payments” in this prospectus; and

•	income received on the investment of funds on deposit in the Reserve Fund.

On each Payment Date, a withdrawal will be made from the Reserve Fund in an amount (the “Reserve Fund Draw Amount”) equal to the lesser of (a) the Available Funds Shortfall Amount, calculated as described above under “Payments on the Notes—Determination of Available Funds” for that Payment Date, and (b) the amount on deposit in the Reserve Fund after giving effect to all deposits thereto on the Deposit Date or that Payment Date.

On any Payment Date on which the amount on deposit in the Reserve Fund, after giving effect to all withdrawals therefrom and deposits thereto in respect of that Payment Date, exceeds the Reserve Fund Requirement, any such excess will be released to the Certificateholder.

On any Payment Date, the “Reserve Fund Requirement” will equal:

•	an amount equal to the Initial Deposit, or

•	on any Payment Date occurring on or after the date on which the Note Balance has been reduced to zero, zero.

Excess Cashflow

The Securitization Rate, which is used to calculate the Aggregate Securitization Value of the Specified Leases, is expected to be greater than the sum of the weighted average of the interest rates payable on the Notes, the aggregate rate payable to the Servicer in respect of servicing compensation and reimbursement, and the aggregate rate payable to the Indenture Trustee, the Owner Trustee and the Asset Representations Reviewer in respect of annual fees.  The amount of monthly collections corresponding to the difference between these rates will serve as additional credit enhancement.

Maturity, Prepayment and Yield Considerations

For more detailed information regarding maturity and prepayment considerations with respect to the Notes, see “Weighted Average Lives of the Notes” and “Risk Factors—Risks Primarily Related to the Nature of the Notes and the Structure of the Transaction—The timing of principal payments is uncertain, and prepayments or reallocations of specified leases and specified vehicles, and the servicer’s optional purchase of the SUBI Certificate may cause prepayments on the notes, resulting in reinvestment risk to you” in this prospectus.  Except upon the occurrence of an Event of Default that results in an acceleration of the Notes, no principal payments will be made on the Class A-2a Notes and the Class A-2b Notes until the Class A-1 Notes have been paid in full, no principal payments will be made on the Class A‑3 Notes until the Class A-2a Notes and the Class A-2b Notes have been paid in full and no principal payments will be made on the Class A-4 Notes until the Class A-3 Notes have been paid in full.  We refer you to “Payments on the Notes” in this prospectus.  However, following an Event of Default and an acceleration of the Notes, principal payments will be made first to the Class A-1 Notes until they have been paid in full.  After the Class A-1 Notes have been paid in full, principal payments will be made to the Class A-2a Notes, the Class A-2b Notes, the Class A-3 Notes and the Class A-4 Notes, on a pro rata basis, based on the outstanding principal amounts of those classes of Notes, until such classes have been paid in full.  We refer you to “Description of the Notes—Events of Default” in this prospectus and “Description of the Transaction Documents—The Indenture—Events of Default; Rights Upon an Event of Default” in this prospectus for a more detailed description of events of default.

The proceeds of any liquidation of the assets of the Issuing Entity may be insufficient to pay in full all accrued interest on and principal of each outstanding class of Notes.

In addition, because the rate of payment of principal of each class of Notes depends primarily on the rate of payment (including prepayments) on the Specified Leases, final payment of any class of Notes could occur significantly earlier than their respective Final Scheduled Payment Dates.  Noteholders will bear the risk of being able to reinvest principal payments on the Notes at yields at least equal to the yield on their respective classes of Notes.  Higher rates of prepayments on the Specified Leases with Lease Rates higher than the discount rates used to calculate the related Securitization Values will decrease the amount available to cover delinquencies and defaults on the Specified Leases.  No prediction can be made as to the rate of prepayments on the Specified Leases in either stable or changing interest rate environments.

The timing of changes in the SOFR Rate may affect the actual yields on the Notes even if the aggregate rate of the SOFR Rate is consistent with your expectations. Prospective investors must make an independent decision as to the appropriate SOFR Rate assumptions to be used in deciding whether to purchase a Note.

Weighted Average Lives of the Notes

The following information is provided solely to illustrate the effect of prepayments of the Specified Leases on the unpaid principal amounts of the Notes and the weighted average life of the Notes under the assumptions stated below, and is not a prediction of the prepayment rates that might actually be experienced with respect to the Specified Leases.

Prepayments on motor vehicle leases may be measured by a prepayment standard or model. The prepayment model used in this prospectus is based on a prepayment assumption (the “Prepayment Assumption”) expressed in terms of percentages of the Absolute Prepayment Model (“ABS”).  ABS refers to a prepayment model that assumes a constant percentage of the original number of leases in a pool prepay each month. However, as used in this prospectus, a 100% Prepayment Assumption assumes that, based on the assumptions below, the Initial Lease Balance of a lease will prepay as follows:

(1)	0.04% ABS in month one, increasing by 0.03% (precisely 0.46%/15) ABS in each subsequent month until reaching 0.50% ABS in the 16th month of the life of the lease;

(2)	0.50% ABS in month 16, increasing by 0.01% (precisely 0.20%/15) ABS in each subsequent month until reaching 0.70% ABS in the 31st month of the life of the lease;

(3)	0.70% ABS in month 31, increasing by 0.08% (precisely 0.40%/5) ABS in each subsequent month until reaching 1.10% ABS in the 36th month of the life of the lease;

(4)	1.10% ABS in months 36 and 37, decreasing to 0.75% in months 38 and 39; and

(5)	0.50% ABS in month 40 and remain at that level until the Initial Lease Balance of the lease has been paid in full.

Neither ABS nor the Prepayment Assumption purports to be a historical description of prepayment experience or a prediction of the anticipated rate of prepayment of leases, including the Specified Leases. There can be no assurance that the Specified Leases will prepay at the indicated levels of the Prepayment Assumption or at any other rate.

The tables below were prepared on the basis of certain assumptions regarding the Specified Leases and related Specified Vehicles, including that:

•	the Specified Leases and Specified Vehicles have the characteristics set forth in this prospectus;

•	all Monthly Payments are made in accordance with the cashflow schedule set forth in Appendix B to this prospectus;

•	the ALG Residual Value for each Specified Vehicle is received on the maturity date of the related Specified Lease in accordance with the cashflow schedule set forth in Appendix B to this prospectus;

•	all Monthly Payments are timely received and no Specified Lease is ever delinquent;

•
the interest rate on the Class A-1 Notes is 4.625% based on an actual/360 day count, on the Class A-2a Notes is 5.13% based on a 30/360 day count, on the Class A-2b Notes is 4.31072% based on an actual/360 day count, on the Class A-3 Notes is 5.57% based on a 30/360 day count, and on the Class A-4 Notes is 5.63% based on a 30/360 day count;

•
the initial principal amount of each class of Notes is equal to its initial principal amount set forth on the front cover of this prospectus, except that the initial principal amount of the Class A-2a Notes is assumed to be $240,300,000 and of the Class A-2b Notes is assumed to be $240,300,000;

•	no Reallocation Payment is made in respect of any Specified Lease;

•	there are no losses in respect of the Specified Leases;

•	distributions of principal of and interest on the Notes are made on the 25th day of each month, whether or not the day is a Business Day;

•
the Servicing Fee is 1.00% per annum of the outstanding Aggregate Securitization Value as of the first day of the related Collection Period; provided that, in the case of the first Payment Date, the Servicing Fee will be an amount equal to the sum of (a) the product of 1/12 and 1.00% of the Aggregate Securitization Value as of the Cutoff Date and (b) the product of 1/12 and 1.00% of the Aggregate Securitization Value as of the close of business on September 30, 2026;

•
the aggregate amount of fees, costs, expenses and indemnification amounts payable to the Indenture Trustee, Owner Trustee and the Asset Representations Reviewer on each Payment Date is equal to $916.67, commencing in November 2026;

•	the Reserve Fund is funded with an amount equal to the Initial Deposit and no income is earned;

•	all prepayments are prepayments in full; and

•	the Closing Date is October 14, 2026.

No representation is made as to what the actual levels of losses and delinquencies on the Specified Leases will be. Because payments on the Specified Leases will differ from those used in preparing the following tables, distributions of principal of the Notes may be made earlier or later than as set forth in the tables. Investors are urged to make their investment decisions on a basis that includes their determination as to anticipated prepayment rates under a variety of the assumptions discussed herein.

The following tables set forth the percentages of the unpaid principal amount of the Notes that would be outstanding after each of the dates shown, based on a prepayment rate equal to 0%, 50%, 75%, 100%, 150% and 200% of the Prepayment Assumption.  As used in the tables, “0% Prepayment Assumption” assumes no prepayments on a Specified Lease, “50% Prepayment Assumption” assumes that a Specified Lease will prepay at 50% of the Prepayment Assumption, and so forth.

Percentage of Class A-1 Note Balance Outstanding(1)

Payment Date	0%	50%	75%	100%	150%	200%
Closing Date	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
November 2026	79.17%	76.64%	75.33%	74.00%	71.23%	68.34%
December 2026	69.23%	65.34%	63.32%	61.26%	56.98%	52.48%
January 2027	59.24%	53.92%	51.16%	48.33%	42.45%	36.25%
February 2027	48.27%	41.41%	37.85%	34.19%	26.57%	18.53%
March 2027	38.76%	30.42%	26.08%	21.62%	12.32%	2.47%
April 2027	21.34%	11.66%	6.61%	1.42%	0.00%	0.00%
May 2027	11.01%	0.00%	0.00%	0.00%	0.00%	0.00%
June 2027	0.05%	0.00%	0.00%	0.00%	0.00%	0.00%
July 2027	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%

Weighted Average Life to Maturity (years)(2)	0.39	0.35	0.33	0.31	0.29	0.26
Weighted Average Life to Call (years)(2)(3)	0.39	0.35	0.33	0.31	0.29	0.26
_________________________
(1)	Percentages assume that no Optional Purchase occurs.
(2)
The weighted average life of the Class A-1 Notes is determined by (a) multiplying the amount of each distribution in reduction of principal amount by the number of years from the Closing Date to the date indicated, (b) adding the results and (c) dividing the sum by the aggregate distributions in reduction of principal amount referred to in clause (a).

(3)
The weighted average life to call assumes that an Optional Purchase occurs (i) at the earliest possible opportunity and is exercised on such Payment Date and (ii) before giving effect to any payment of principal required to be made on that Payment Date.

In calculating the Expected Final Payment Date shown on the cover to this prospectus, a 100% Prepayment Assumption was utilized.  The actual Payment Date on which the Class A-1 Notes are paid in full may be before or after this date depending on the actual payment experience of the Specified Leases.

Percentage of Class A-2a and Class A-2b Note Balances Outstanding(1)

Payment Date	0%	50%	75%	100%	150%	200%
Closing Date	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
November 2026	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
December 2026	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
January 2027	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
February 2027	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
March 2027	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
April 2027	100.00%	100.00%	100.00%	100.00%	95.63%	90.29%
May 2027	100.00%	99.95%	97.26%	94.49%	88.70%	82.54%
June 2027	100.00%	94.22%	91.19%	88.07%	81.52%	74.55%
July 2027	94.04%	87.63%	84.27%	80.81%	73.55%	65.79%
August 2027	87.74%	80.74%	77.07%	73.28%	65.32%	56.80%
September 2027	81.18%	73.62%	69.65%	65.55%	56.92%	47.66%
October 2027	74.49%	66.39%	62.14%	57.74%	48.46%	38.49%
November 2027	68.64%	60.00%	55.46%	50.75%	40.82%	30.10%
December 2027	62.73%	53.58%	48.76%	43.76%	33.19%	21.75%
January 2028	53.98%	44.46%	39.43%	34.22%	23.18%	11.19%
February 2028	44.66%	34.84%	29.65%	24.27%	12.82%	0.36%
March 2028	34.46%	24.44%	19.14%	13.62%	1.88%	0.00%
April 2028	22.27%	12.21%	6.88%	1.33%	0.00%	0.00%
May 2028	12.79%	2.62%	0.00%	0.00%	0.00%	0.00%
June 2028	5.44%	0.00%	0.00%	0.00%	0.00%	0.00%
July 2028	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%

Weighted Average Life to Maturity (years)(2)	1.32	1.23	1.18	1.14	1.05	0.96
Weighted Average Life to Call (years)(2)(3)	1.32	1.23	1.18	1.14	1.05	0.96
_________________________
(1)	Percentages assume that no Optional Purchase occurs.
(2)
The weighted average lives of the Class A-2a Notes and Class A-2b Notes are determined by (a) multiplying the amount of each distribution in reduction of principal amount by the number of years from the Closing Date to the date indicated, (b) adding the results and (c) dividing the sum by the aggregate distributions in reduction of principal amount referred to in clause (a).

(3)
The weighted average life to call assumes that an Optional Purchase occurs (i) at the earliest possible opportunity and is exercised on such Payment Date and (ii) before giving effect to any payment of principal required to be made on that Payment Date.

In calculating the Expected Final Payment Date shown on the cover to this prospectus, a 100% Prepayment Assumption was utilized.  The actual Payment Date on which the Class A-2a Notes and Class A-2b Notes are paid in full may be before or after this date depending on the actual payment experience of the Specified Leases.

Percentage of Class A-3 Note Balance Outstanding(1)

Payment Date	0%	50%	75%	100%	150%	200%
Closing Date	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
November 2026	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
December 2026	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
January 2027	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
February 2027	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
March 2027	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
April 2027	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
May 2027	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
June 2027	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
July 2027	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
August 2027	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
September 2027	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
October 2027	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
November 2027	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
December 2027	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
January 2028	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
February 2028	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
March 2028	100.00%	100.00%	100.00%	100.00%	100.00%	89.06%
April 2028	100.00%	100.00%	100.00%	100.00%	89.49%	80.99%
May 2028	100.00%	100.00%	97.22%	91.58%	84.03%	70.75%
June 2028	100.00%	95.00%	93.93%	88.12%	75.62%	61.70%
July 2028	94.87%	88.86%	83.24%	77.34%	64.53%	49.99%
August 2028	90.60%	79.93%	74.18%	68.10%	54.72%	39.05%
September 2028	81.05%	70.29%	64.44%	58.21%	44.21%	26.94%
October 2028	71.30%	60.51%	54.58%	48.18%	33.44%	13.66%
November 2028	62.11%	51.35%	45.38%	38.90%	23.61%	1.79%
December 2028	53.10%	42.73%	36.98%	30.74%	16.11%	0.00%
January 2029	44.67%	34.71%	29.19%	23.21%	9.24%	0.00%
February 2029	35.38%	26.10%	20.98%	15.44%	2.58%	0.00%
March 2029	24.56%	16.18%	11.57%	6.59%	0.00%	0.00%
April 2029	11.97%	4.73%	0.76%	0.00%	0.00%	0.00%
May 2029	2.98%	0.00%	0.00%	0.00%	0.00%	0.00%
June 2029	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%

Weighted Average Life to Maturity (years)(2)	2.26	2.17	2.12	2.07	1.95	1.81
Weighted Average Life to Call (years)(2)(3)	2.26	2.17	2.12	2.07	1.95	1.81
_________________________
(1)	Percentages assume that no Optional Purchase occurs.
(2)
The weighted average life of the Class A-3 Notes is determined by (a) multiplying the amount of each distribution in reduction of principal amount by the number of years from the Closing Date to the date indicated, (b) adding the results and (c) dividing the sum by the aggregate distributions in reduction of principal amount referred to in clause (a).

(3)
The weighted average life to call assumes that an Optional Purchase occurs (i) at the earliest possible opportunity and is exercised on such Payment Date and (ii) before giving effect to any payment of principal required to be made on that Payment Date.

In calculating the Expected Final Payment Date shown on the cover to this prospectus, a 100% Prepayment Assumption was utilized.  The actual Payment Date on which the Class A-3 Notes are paid in full may be before or after this date depending on the actual payment experience of the Specified Leases.

Percentage of Class A-4 Note Balance Outstanding(1)

Payment Date	0%	50%	75%	100%	150%	200%
Closing Date	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
November 2026	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
December 2026	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
January 2027	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
February 2027	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
March 2027	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
April 2027	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
May 2027	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
June 2027	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
July 2027	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
August 2027	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
September 2027	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
October 2027	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
November 2027	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
December 2027	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
January 2028	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
February 2028	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
March 2028	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
April 2028	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
May 2028	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
June 2028	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
July 2028	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
August 2028	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
September 2028	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
October 2028	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
November 2028	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
December 2028	100.00%	100.00%	100.00%	100.00%	100.00%	67.66%
January 2029	100.00%	100.00%	100.00%	100.00%	100.00%	26.42%
February 2029	100.00%	100.00%	100.00%	100.00%	100.00%	0.00%
March 2029	100.00%	100.00%	100.00%	100.00%	64.14%	0.00%
April 2029	100.00%	100.00%	100.00%	74.26%	2.39%	0.00%
May 2029	100.00%	74.77%	49.04%	21.41%	0.00%	0.00%
June 2029	39.95%	1.02%	0.00%	0.00%	0.00%	0.00%
July 2029	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%

Weighted Average Life to Maturity (years)(2)	2.73	2.68	2.65	2.61	2.50	2.28
Weighted Average Life to Call (years)(2)(3)	2.73	2.68	2.65	2.59	2.50	2.25
_________________________
(1)	Percentages assume that no Optional Purchase occurs.
(2)
The weighted average life of the Class A-4 Notes is determined by (a) multiplying the amount of each distribution in reduction of principal amount by the number of years from the Closing Date to the date indicated, (b) adding the results and (c) dividing the sum by the aggregate distributions in reduction of principal amount referred to in clause (a).

(3)
The weighted average life to call assumes that an Optional Purchase occurs (i) at the earliest possible opportunity and is exercised on such Payment Date and (ii) before giving effect to any payment of principal required to be made on that Payment Date.

In calculating the Expected Final Payment Date shown on the cover to this prospectus, a 100% Prepayment Assumption was utilized.  The actual Payment Date on which the Class A-4 Notes are paid in full may be before or after this date depending on the actual payment experience of the Specified Leases.

Note Factors

The “Note Factor” for each class of Notes will be a two-digit decimal that the Servicer will compute for each Payment Date, which will represent the remaining outstanding principal amount of that class of Notes as of that Payment Date, after giving effect to payments made on the Payment Date, expressed as a fraction of the initial outstanding principal amount of that class of Notes. The Note Factor for each class of Notes will initially be 1.00, and will thereafter decline to reflect reductions in the unpaid principal amount of that class of Notes.  A Noteholder’s portion of the principal amount of a particular class of Notes will be the product of (a) the original denomination of that class of Notes and (b) the applicable Note Factor.

Use of Proceeds

The Issuing Entity will use the net proceeds from the sale of the Notes to acquire the SUBI Certificate from the Depositor pursuant to the Issuer SUBI Certificate Transfer Agreement.  The net proceeds to be received by the Depositor from the transfer of the SUBI Certificate to the Issuing Entity will be used by the Depositor to acquire the SUBI Certificate from BMW LP and to make the required deposit to the Reserve Fund.

Where You Can Find More Information About Your Notes

The Issuing Entity—Unless Definitive Notes are issued under the limited circumstances described in this prospectus, the sole Noteholder of record will be Cede & Co.  The Indenture Trustee will provide to Noteholders of record unaudited monthly and annual reports concerning the related Specified Leases and Specified Vehicles and other specified matters. We refer you to “Description of the Transaction Documents—Statements to Noteholders” and “—Evidence as to Compliance” in this prospectus.  Copies of these reports may be obtained at no charge at the offices or the website specified in this prospectus.

The Depositor—BMW Auto Leasing LLC, as Depositor, has filed with the SEC a registration statement on Form SF-3 under the Securities Act of 1933, as amended (the “Securities Act”) of which this prospectus forms a part.  The registration statement and all reports filed by the Depositor will be available for website viewing and printing in the SEC’s Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549, on official business days between the hours of 10:00 a.m. and 3:00 p.m.  You may obtain information on the operation of the SEC’s public reference rooms by calling the SEC at (800) SEC-0330.  The SEC also maintains a website (http://www.sec.gov) that contains reports, registration statements, proxy and information statements and other information regarding issuers that file electronically with the SEC using the SEC’s Electronic Data Gathering Analysis and Retrieval system (commonly known as EDGAR).  The registration statement and all reports filed by the Depositor may be found on EDGAR filed under the registration number 333-283340, and all reports filed by the Issuing Entity will be found on EDGAR filed under registration number 333-283340-05.  Copies of the operative agreements relating to the Notes will also be filed with the SEC on EDGAR under the registration number of the Depositor or the Issuing Entity shown above.

The Depositor on behalf of the Issuing Entity will file the reports required under Section 13(a), 13(c), 14 or 15(d) of the Exchange Act.  These reports include (but are not limited to):

•	Reports on Form 8-K (Current Report), including as exhibits thereto the Transaction Documents;

•
Reports on Form 8-K (Current Report), following the occurrence of events specified in Form 8-K requiring disclosure, which are required to be filed within the time-frame specified in Form 8-K related to the type of event;

•
Reports on Form 10-D (Asset-Backed Issuer Distribution Report), containing the distribution and pool performance, asset representations review and investor communication information required on Form 10-D, which are required to be filed 15 days following the related Payment Date;

•
Reports on Form ABS-EE (Submission of Electronic Exhibits for Asset-Backed Securities), including as exhibits thereto monthly asset-level data for the related Collection Period and the Specified Leases, which exhibits will be incorporated by reference into the related Form 10-D; and

•
Report on Form 10-K (Annual Report), containing the items specified in Form 10-K with respect to a fiscal year, and the items required pursuant to Items 1122 and 1123 of Regulation AB of the Securities Act.

Unless specifically stated in any report filed by or on behalf of the Issuing Entity with the SEC, the reports and any information included in such report will neither be examined nor reported on by an independent public accountant.

The distribution and pool performance reports filed on Form 10-D will be forwarded to each Noteholder as specified in “Description of the Transaction Documents—Statements to Noteholders” in this prospectus.  For the time period that the Issuing Entity is required to report under the Exchange Act, the Depositor, on behalf of the Issuing Entity, will file the Issuing Entity’s annual reports on Form 10-K, distribution reports on Form 10-D, any current reports on Form 8-K, and amendments to those reports with the SEC.  Such reports will be available on the SEC’s website which is located at www.sec.gov as soon as reasonably practicable after such reports are filed with the SEC.

Description of the Transaction Documents

The following summary of the Transaction Documents describes the material terms of the Transaction Documents.  The description of the terms of the Transaction Documents in this prospectus does not purport to be complete and is subject to, and qualified in its entirety by reference to, all the provisions of the Transaction Documents.  Forms of the Transaction Documents have been filed as exhibits to the registration statement.  Copies of the final Transaction Documents will be filed as current reports on Form 8-K with the SEC.  We refer you to “Where You Can Find More Information About Your Notes—The Depositor” in this prospectus for additional information regarding reports required to be filed by the Depositor.

Transfer, Assignment and Pledge of the SUBI Certificate

On or prior to the Closing Date, the UTI Beneficiary will direct the Vehicle Trust to create the 2026-2 SUBI in connection with the Specified Leases and Specified Vehicles.  Pursuant to the terms of the SUBI Certificate Transfer Agreement, the UTI Beneficiary will sell, transfer and assign its interest in the 2026-2 SUBI to the Depositor. On the Closing Date, the Depositor will in turn transfer and assign the SUBI Certificate to the Issuing Entity pursuant to the Issuer SUBI Certificate Transfer Agreement.  The Issuing Entity will pledge its interest in the SUBI Certificate to the Indenture Trustee as security for the Noteholders.  See “The 2026-2 SUBI—Transfers of the SUBI Certificate” in this prospectus.  The net proceeds received from the sale of the Notes will be applied to make the required initial deposit into the Reserve Fund and to purchase the SUBI Certificate from the UTI Beneficiary.

Representations and Warranties

The UTI Beneficiary, pursuant to the SUBI Certificate Transfer Agreement, and the Depositor, pursuant to the Issuer SUBI Certificate Transfer Agreement, will represent and warrant, among other things, that:

1.	Immediately prior to the transfer of the SUBI Certificate, such party was the true and lawful owner of such SUBI Certificate;

2.	Such party had the legal right to transfer the SUBI Certificate; and

3.	Such party had good and valid title to the SUBI Certificate.

Upon the discovery by the UTI Beneficiary, the Depositor or the Issuing Entity of a breach of these representation and warranties, the party discovering such breach shall give prompt written notice to the other parties.

Accounts

On or prior to the Closing Date, the Issuing Entity will establish with the Securities Intermediary, and on and after the Closing Date, the Indenture Trustee will maintain, a segregated account in the name of the Issuing Entity for the benefit of the holders of interests in the 2026-2 SUBI, into which collections on or in respect of the Specified Leases and the Specified Vehicles will generally be deposited (the “SUBI Collection Account”) together with income received on the investment of funds on deposit in the SUBI Collection Account.  The SUBI Collection Account initially shall be established with U.S. Bank N.A.  Pending deposit into the SUBI Collection Account, SUBI collections for the Issuing Entity may be employed by the Servicer at its own risk and for its own benefit and shall not be segregated from its own funds.

Amounts held in the SUBI Collection Account shall be invested by the Indenture Trustee, at the written direction of the Servicer, in Permitted Investments.  On each Deposit Date, all net income or other gain from the investment of funds on deposit in the SUBI Collection Account in respect of the related Collection Period will be deposited in the SUBI Collection Account.

“Permitted Investments” means, at any time, any one or more of the following instruments, obligations and securities, generally having original or remaining maturities of 30 days or less, but in no event occurring later than the Payment Date next occurring after the Indenture Trustee acquires the investments, which evidence:

(a)	direct obligations of, and obligations fully guaranteed as to the full and timely payment by, the United States of America;

(b)
demand deposits, time deposits or certificates of deposit of any depository institution, including the Indenture Trustee acting in its commercial capacity or any affiliate of the Indenture Trustee, or trust company incorporated under the laws of the United States of America or any state thereof (or any domestic branch of a foreign bank) and subject to supervision and examination by federal or state banking or depository institution authorities; provided, however, that at the time of the investment or contractual commitment to invest therein, the commercial paper or other short-term unsecured debt obligations (other than such obligations the rating of which is based on the credit of a person other than such depository institution or trust company) thereof shall have a short-term deposit or issuer rating acceptable to the Rating Agencies;

(c)
repurchase obligations held by the Vehicle Trustee with respect to any security that is a direct obligation of, or fully guaranteed by, the United States of America or any agency or instrumentality thereof the obligations of which are backed by the full faith and credit of the United States of America, in either case entered into with a depository institution or trust company (acting as principal) described in clause (b) above;

(d)
securities bearing interest or sold at a discount issued by any corporation incorporated under the laws of the United States or any state thereof, including the Indenture Trustee acting in its commercial capacity or any affiliate of the Indenture Trustee, so long as at the time of such investment or contractual commitment providing for such investment either (i) the long-term, unsecured debt of such corporation has a rating acceptable to the Rating Agencies or (ii) the commercial paper or other short-term debt of such corporation has a rating acceptable to the Rating Agencies;

(e)
investments of proceeds maintained in sweep accounts, short-term asset management accounts and the like utilized for the commingled investment, on an overnight basis, of residual balances in investment accounts maintained at the Vehicle Trustee or any affiliate thereof; and

(f)
any other money market, common trust fund or obligation, or interest bearing or other security or investment (including those managed or advised by the Indenture Trustee or any affiliate thereof) which has a rating acceptable to the Rating Agencies.  Such investments in this subsection (f) may include money market mutual funds or common trust funds, including any fund for which U.S. Bank Trust Co., in its capacity other than as the Indenture Trustee, or an affiliate thereof serves as an investment advisor, administrator, shareholder, servicing agent, and/or custodian or subcustodian, notwithstanding that (x) U.S. Bank Trust Co., the Indenture Trustee or any affiliate thereof charges and collects fees and expenses from such funds for services rendered, (y) U.S. Bank Trust Co., the Indenture Trustee or any affiliate thereof charges and collects fees and expenses for services rendered pursuant to the Indenture, and (z) services performed by the Indenture Trustee for such funds and pursuant to the Indenture may converge at any time. U.S. Bank Trust Co. or an affiliate thereof is authorized under the Indenture to charge and collect from the Indenture Trustee such fees as are collected from all investors in such funds for such services rendered to such funds (but not to exceed investment earnings thereon).

Each of the foregoing criteria may be amended, modified or deleted and additional criteria may be added to this definition by the Depositor if the Rating Agency Condition has been satisfied with respect thereto.

On or prior to the Closing Date, the Issuing Entity will establish with the Securities Intermediary, and on and after the Closing Date, the Indenture Trustee will maintain, a segregated account in the name of the Indenture Trustee on behalf of the Noteholders, into which amounts released from the SUBI Collection Account and, when necessary, from the Reserve Fund, for distribution to the Noteholders will be deposited and from which all distributions to the Noteholders will be made (the “Note Distribution Account”).  On or prior to the Closing Date, the Owner Trustee will establish (or will cause the Indenture Trustee to establish) a segregated account in its name on behalf of the Certificateholders, into which amounts released from the SUBI Collection Account for distribution to the Certificateholders will be deposited and from which all distributions to the Certificateholders will be made (the “Certificate Distribution Account”).

Each of the SUBI Collection Account, the Note Distribution Account, the Certificate Distribution Account and the Reserve Fund will be a segregated account maintained at an Eligible Institution.  “Eligible Institution” means (a) a bank or depository institution organized under the laws of the United States or any state thereof or any United States branch or agency of a foreign bank or depository institution that (i) is subject to supervision and examination by federal or state banking authorities, (ii) has (x) a short-term deposit rating acceptable to the Rating Agencies and (y) a short-term deposit rating or issuer rating acceptable to the Rating Agencies, (iii) if the institution holds the related account other than as a segregated account and the deposits are to be held in the accounts for more than 30 days, has a long-term unsecured debt rating or issuer rating acceptable to the Rating Agencies and (iv) if the institution is organized under the laws of the United States, whose deposits are insured by the Federal Deposit Insurance Corporation, or (b) the corporate trust department of any bank or depository institution organized under the laws of the United States or any state thereof or any United States branch or agency of a foreign bank or depository institution that is subject to supervision and examination by federal or state banking authorities that (i) is authorized under those laws to act as a trustee or in any other fiduciary capacity and (ii) has a long-term deposit rating or issuer rating acceptable to the Rating Agencies.

If the institution maintaining the SUBI Collection Account, the Note Distribution Account or the Reserve Fund ceases to be an Eligible Institution, the Indenture Trustee will, with the assistance of the Servicer, as applicable, cause each such account to be moved to an Eligible Institution within forty-five days (or such longer period in respect of which the Rating Agency Condition has been satisfied) following (i) receipt by the Indenture Trustee of written notice of such occurrence or (ii) a responsible officer of the Indenture Trustee having actual knowledge of such occurrence.

On the Payment Date on which all Notes have been paid in full and following payment of any remaining obligations of the Issuing Entity under the Transaction Documents, any amounts remaining on deposit in the accounts, after giving effect to all withdrawals therefrom and deposits thereto in respect of that Payment Date, will be released to the Certificateholder.

Except to the extent, if at all, covered under the annual accountants’ attestation report described under “—Evidence as to Compliance” in this prospectus, there will not be any independent verification of the accounts or the activity in those accounts.

Collections

The Transaction Documents generally require that the Servicer deposit all Collections received into the SUBI Collection Account not later than two Business Days after receipt. However, pursuant to the terms of the Servicing Agreement, for so long as certain conditions established by the Rating Agencies have been satisfied, or alternative arrangements satisfactory to the Rating Agencies have been made, the Servicer may retain such amounts received during a Collection Period until the related Deposit Date.  As of the date of this prospectus, the conditions that would permit the Servicer to retain Collections until the related Deposit Date are satisfied.

“Collections” with respect to any Collection Period will include all net collections collected or received in respect of the SUBI Assets during the Collection Period that are allocable to the Securities, including:

•	Monthly Payments made by User-Lessees, net of Daily Advance Reimbursements;

•	Reallocation Payments made by the Servicer;

•	Sales Proceeds;

•	Termination Proceeds;

•	Recovery Proceeds;

•	pull-ahead amounts, as described under “BMW FS’ Lease Financing Program—Extensions and Pull-Ahead Program” in this prospectus; and

•	the price paid by the Servicer for certain Specified Leases and Specified Vehicles on or after the Maturity Dates of such Specified Vehicles.

Pending deposit into the SUBI Collection Account, Collections may be used by the Servicer at its own risk and for its own benefit and will not be segregated from its own funds.

Advances

On or before each Deposit Date, the Servicer will be obligated to make, by deposit into the SUBI Collection Account, a Monthly Payment Advance in respect of the unpaid Monthly Payments of certain Specified Leases and may, at its option, by deposit into the SUBI Collection Account, make a Sales Proceeds Advance equal to the Securitization Value of Specified Leases relating to certain Specified Vehicles for which the Specified Lease has terminated and the related Specified Vehicle was not sold.  An “Advance” refers to either a Monthly Payment Advance or a Sales Proceeds Advance.  The Servicer will be required to make an Advance only to the extent that it determines that such Advance will be recoverable from future payments on or in respect of the related Specified Lease or Specified Vehicle.  In making Advances, the Servicer will assist in maintaining a regular flow of scheduled payments on the Specified Leases and, accordingly, in respect of the Notes, rather than guarantee or insure against losses.  Accordingly, all Advances will be reimbursable to the Servicer, without interest.

A “Monthly Payment Advance” means an amount advanced by the Servicer to the Issuing Entity due to the failure of a User-Lessee to make a Monthly Payment.  The Servicer will offset, on an ongoing basis, from amounts collected or received in respect of the SUBI Assets, an amount to repay Monthly Payment Advances where a Monthly Payment Advance amount has been recovered in a subsequent payment made by the related User-Lessee of the Monthly Payment due (the “Daily Advance Reimbursement”), or if a Monthly Payment Advance has been outstanding for at least 90 days as of the end of a Collection Period, it will be reimbursed on the related Payment Date as part of the Payment Date Advance Reimbursement.

A “Sales Proceeds Advance” means an advance made by the Servicer, at its option, to the Issuing Entity, of an amount equal to the Securitization Value of a Specified Lease if, during a Collection Period, the Servicer has not sold a Specified Vehicle for which the Specified Lease terminated during that Collection Period.  After the Servicer makes a Sales Proceeds Advance for a Specified Vehicle, the Issuing Entity will have no claim against or interest in that Specified Vehicle or any Sales Proceeds or Termination Proceeds, as the case may be, resulting from its sale or other disposition except for any Sales Proceeds or Termination Proceeds, as the case may be, in excess of the Securitization Value. If the Servicer sells or otherwise disposes of a Specified Vehicle after making a Sales Proceeds Advance, the Issuing Entity will retain the related Sales Proceeds Advance, and the Servicer will retain the Sales Proceeds or Termination Proceeds, as the case may be, up to the Securitization Value of the related Specified Lease, and will deposit any Sales Proceeds or Termination Proceeds, as the case may be, in excess of the Securitization Value into the SUBI Collection Account. In the event that the Sales Proceeds and Termination Proceeds in respect of a Specified Vehicle are less than the related Sales Proceeds Advance, the Servicer will be reimbursed the difference as part of the related Payment Date Advance Reimbursement.

If the Servicer has not sold a Specified Vehicle within 90 days after it has made a Sales Proceeds Advance, it will be reimbursed for that Sales Proceeds Advance as part of the Payment Date Advance Reimbursement.  Within six months of receiving that reimbursement, if the related Specified Vehicle has not been sold, the Servicer shall, if permitted by applicable law, cause that Specified Vehicle to be sold at auction and shall remit the proceeds associated with the disposition of that Specified Vehicle to the SUBI Collection Account.

Servicing Compensation

The Servicer will be entitled to compensation for the performance of its servicing and administrative obligations with respect to the SUBI Assets under the Servicing Agreement. The Servicer will be entitled to receive a fee equal to 1.00% per annum of the outstanding Aggregate Securitization Value as of the first day of the related Collection Period; provided that, in the case of the first Payment Date, the Servicing Fee will be an amount equal to the sum of (a) the product of 1/12 and 1.00% of the Aggregate Securitization Value as of the Cutoff Date and (b) the product of 1/12 and 1.00% of the Aggregate Securitization Value as of the close of business on September 30, 2026 (the “Servicing Fee”).  The Servicing Fee will be payable on each Payment Date in respect of the related Collection Period and will be calculated and paid based upon a 360-day year consisting of twelve 30-day months.

The Servicer will also be entitled to additional compensation in the form of expense reimbursement, administrative fees, late payment fees, extension fees, early termination fees, prepayment charges and similar charges received with respect to the Specified Leases, other than excess wear and tear or excess mileage charges.

The Servicing Fee will compensate the Servicer for performing the functions of a third party servicer of the Specified Leases as an agent for the Vehicle Trust under the Servicing Agreement, including collecting and processing payments, responding to inquiries of user-lessees, investigating delinquencies, sending payment statements, paying costs of the sale or other disposition of Matured Vehicles and Defaulted Vehicles, overseeing the SUBI Assets and administering the Specified Leases, including making Advances, accounting for collections, furnishing monthly and annual statements to the Vehicle Trustee with respect to distributions and generating federal income tax information.

The Servicing Fee, together with any previously unpaid Servicing Fee, will be paid to the Servicer on each Payment Date solely to the extent of Available Funds and, to the extent available, the Reserve Fund Draw Amount in accordance with the priority of payments set forth above under “Payments on the Notes—Priority of Payments” in this prospectus.

Net Deposits

For so long as BMW FS is the Servicer, the Servicer will be permitted to deposit into the SUBI Collection Account only the net amount distributable to the Issuing Entity on the related Deposit Date. The Servicer will, however, account to the Issuing Entity, the Indenture Trustee, the Owner Trustee and the Noteholders and Certificateholders as if all of the deposits and distributions described herein were made individually.

Optional Purchase

The Servicer will be permitted at its option to purchase from the Issuing Entity the SUBI Certificate on any Payment Date if, either before or after giving effect to any payment of principal required to be made on that Payment Date, the Note Balance is less than or equal to 5% of the Initial Note Balance. The exercise of that option by the Servicer is referred to in this prospectus as an “Optional Purchase.” The purchase price for the SUBI Certificate will equal the sum of (i) the Note Balance together with accrued interest thereon to the date fixed for redemption and (ii) the aggregate amount of any accrued and unpaid fees, costs, expenses and indemnities due and owing to the Indenture Trustee (in each of its capacities under the Transaction Documents), the Owner Trustee and the Asset Representations Reviewer, in each case to the extent such fees, costs, expenses and indemnities have not been previously paid by the Issuing Entity (the “Optional Purchase Price”), which amount will be deposited by the Servicer into the SUBI Collection Account on the Deposit Date related to the Payment Date fixed for redemption. In connection with an Optional Purchase, the Notes will be redeemed on that Payment Date in whole, but not in part, for the Redemption Price. The “Redemption Price” for a class of Notes will equal the Note Balance for the related class, plus accrued and unpaid interest thereon at the applicable interest rate, to but not including the Payment Date fixed for redemption. The Administrator or the Issuing Entity will provide at least 20 days’ prior notice of the redemption of the Notes to the Indenture Trustee and the Owner Trustee, and the Indenture Trustee will provide at least 10 days’ notice thereof to the Noteholders. On the Payment Date fixed for redemption, the Notes will be due and payable at the Redemption Price, and no interest will accrue on the Notes after the Payment Date if paid in full.

Termination

The respective obligations of the Depositor, the Servicer, the Owner Trustee, the Indenture Trustee and the Asset Representations Reviewer, as the case may be, pursuant to a Transaction Document will terminate upon the earlier of:

•	the maturity or other liquidation of the last Specified Lease and the disposition of the last Specified Vehicle;

•
the final distribution of all funds or other property or proceeds of the Trust Estate in accordance with the terms of the Indenture and the final distribution on the Certificates pursuant to the Trust Agreement; or

•
the purchase by the Servicer or the termination of the pledge of the SUBI Certificate on any Payment Date on which either before or after giving effect to any payment of principal required to be made on that Payment Date, the Note Balance is less than or equal to 5% of the sum of the Initial Note Balance.

The Indenture Trustee and Owner Trustee will give written notice of termination to each Securityholder of record.  The final distribution to any Securityholder will be made only upon surrender and cancellation of that holder’s Security at any office or agency of the Indenture Trustee specified in the notice of termination.  Any funds remaining in the Issuing Entity will be distributed, subject to applicable law, to the Depositor.

Upon termination of the Issuing Entity, the assets of the Issuing Entity will be liquidated and the proceeds from any liquidation, and amounts held in related accounts, will be applied to pay the Securities in full, to the extent of amounts available.

Investor Communications

A Noteholder or a Verified Beneficial Owner may send a request to the Administrator stating that the Noteholder or Beneficial Owner is interested in communicating with other Noteholders and Beneficial Owners about the possible exercise of rights under the Transaction Documents.  The Administrator has agreed in the Administration Agreement to include in the Form 10-D for any Collection Period any written request received by the Administrator during that Collection Period from a Noteholder or Verified Beneficial Owner to communicate with other Noteholders and Beneficial Owners regarding exercising their rights under the Transaction Documents.

Upon receipt of such a request, the Administrator will include in the Form 10-D for the relevant Collection Period the following information:

•	the name of the requesting Noteholder or Verified Beneficial Owner;

•	the date the request was received;

•
a statement that the Administrator has received the request, and that the Noteholder or Verified Beneficial Owner is interested in communicating with other Noteholders and Beneficial Owners about the possible exercise of rights under the Transaction Documents; and

•	a description of the method by which the other Noteholders and Beneficial Owners may contact the requesting Noteholder or Verified Beneficial Owner.

The Administrator is not required to include any additional information regarding a Noteholder or Verified Beneficial Owner’s written request in the Form 10-D, and is required to disclose a Noteholder’s or a Verified Beneficial Owner’s written request only where the communication relates to the exercise by a Noteholder or a Verified Beneficial Owner of its rights under the Transaction Documents.  The expenses of administering the foregoing investor communication provisions will be the responsibility of the Administrator, which will be compensated by means of the administration fee paid by the Servicer as described below.

Sales Proceeds and Termination Proceeds

Under the Servicing Agreement, the Servicer, on behalf of the Issuing Entity, will sell or otherwise dispose of Specified Vehicles related to (i) Specified Leases that have reached their respective Maturity Dates (a “Matured Vehicle”), and (ii) Specified Leases where the User-Lessee has terminated the Specified Lease or related to Defaulted Leases (each, a “Defaulted Vehicle”).  In connection with the sale or other disposition of such Specified Vehicles, the Servicer will deposit into the SUBI Collection Account all Sales Proceeds, Termination Proceeds and Recovery Proceeds from Specified Vehicles received during the related Collection Period within two Business Days.  However, pursuant to the terms of the Servicing Agreement, for so long as certain conditions established by the Rating Agencies have been satisfied, or alternative arrangements satisfactory to the Rating Agencies have been made, the Servicer may retain such amounts received during a Collection Period until the related Deposit Date.

“Disposition Expenses” will mean expenses and other amounts reasonably incurred by the Servicer in connection with the sale or other disposition of a Matured Vehicle, a Defaulted Vehicle or a Specified Vehicle related to a Specified Lease terminated early by the related User-Lessee, including but not limited to sales commissions, and expenses incurred in connection with making claims under any Contingent and Excess Liability Insurance or other applicable insurance policies. Disposition Expenses will be reimbursable to the Servicer from amounts otherwise included in Sales Proceeds, Insurance Proceeds and Termination Proceeds.

“End of Lease Term Liability” will mean with respect to a Matured Vehicle returned to the Servicer by the User-Lessee, the amount paid by such User-Lessee including any disposition fee, unpaid Monthly Payments due, excess mileage payments, excess wear and use payments and any fees and taxes.

“Insurance Proceeds” will include recoveries or proceeds collected by the Servicer net of related Disposition Expenses under any insurance policy, including any self-insurance, and also including any vehicle liability insurance policy required to be obtained and maintained by the related User-Lessees pursuant to the Specified Leases, any blanket or supplemental vehicle casualty insurance policy maintained by the Servicer and any other insurance policy relating to the Specified Leases or the related User-Lessees, in each case in connection with damage to a Specified Vehicle or its loss, destruction or theft, except to the extent required to be paid to a User-Lessee.

“Recovery Proceeds” will mean any Insurance Proceeds, any security deposit applied to an amount owed by a User-Lessee, any Total Loss Payoff, Early Termination Cost and End of Lease Term Liability received from a User-Lessee and any other net recoveries recovered by the Servicer with respect to Specified Leases that have been charged-off minus amounts included in such items that represent third-party charges paid or payable (such as fees, taxes and repair costs).

“Sales Proceeds” with respect to a Specified Vehicle will mean all proceeds received from the sale at auction of such Specified Vehicle, net of related Disposition Expenses.

“Termination Proceeds” will mean any Purchase Option Price received upon the purchase of a Specified Vehicle by the related User-Lessee or the price received from the sale of a Specified Vehicle to a dealer minus amounts included in either such price that represent reimbursement for third-party charges paid or payable (such as fees and taxes).

“Total Loss Payoff” will mean with respect to a Specified Vehicle that has been lost, stolen or damaged beyond economic repair, an amount paid by the User-Lessee generally equal to the deductible under the related insurance policy, unpaid Monthly Payments due, and any official fees and taxes and any other charges owed under the Specified Lease.

The Servicer will be required to reallocate a Specified Vehicle before the Maturity Date of the related Specified Lease and remit to the SUBI Collection Account an amount equal to the Securitization Value of that Specified Lease as of the effective date of termination if the Servicer agrees with the User-Lessee to a change in the Lease Rate applicable to that Specified Vehicle and that change results in a change in the Contract Residual Value and/or the lease term.

After the sale of the SUBI Certificate to the Issuing Entity, the Servicer will be obligated to reallocate from the Issuing Entity, any Specified Vehicles covered by Specified Leases not meeting certain representations and warranties by depositing or causing to be deposited into the SUBI Collection Account an amount equal to the Securitization Value of the Specified Lease not meeting such representations and warranties made by the Servicer that materially and adversely affect the interests of the Issuing Entity in the Specified Vehicle or Specified Lease  and that are not timely cured.  See “The Specified Leases—General” and “—Representations, Warranties and Covenants” in this prospectus for a description of the representations and warranties made by the Servicer in respect of the Specified Leases and the Servicer’s obligations to reallocate certain Specified Vehicles.

Realization Upon Charged-off Leases

The Servicing Agreement will provide that if the Servicer decides to repossess a Defaulted Vehicle, the Servicer will use commercially reasonable efforts to repossess and liquidate it. Such liquidation may be effected through repossession and disposition through sale, or the Servicer may take any other action permitted by applicable law. The Servicer may enforce all rights of the lessor under the related Defaulted Lease, sell that Defaulted Vehicle in accordance with such Defaulted Lease and commence and pursue any proceedings in connection with such Defaulted Lease. In connection with any such repossession, the Servicer will follow such practices and procedures as are used by the Servicer in respect of any leases serviced by it for its own account. The Servicer will be responsible for all costs and expenses incurred in connection with the sale or other disposition of Defaulted Vehicles, but will be entitled to reimbursement to the extent such costs constitute Disposition Expenses or are expenses recoverable under an applicable insurance policy. Proceeds from the sale or other disposition of repossessed Specified Vehicles will constitute Sales Proceeds or Termination Proceeds and will be deposited into the SUBI Collection Account. Collections in respect of a Collection Period will include all Sales Proceeds, Termination Proceeds and Recovery Proceeds collected during that Collection Period.

Notification of Liens and Claims

The Servicer will be required to immediately notify the Depositor (in the event that BMW FS is not acting as the Servicer), the Indenture Trustee and the Vehicle Trustee of all liens or claims of any kind of a third party that would materially and adversely affect the interests of the Depositor, the Vehicle Trust or the Issuing Entity in any Specified Lease or Specified Vehicle.

The Indenture

Modification of Indenture.  The Issuing Entity and the Indenture Trustee may, with the consent of the holders of at least a majority of the aggregate principal amount of the outstanding Notes and subject to satisfaction of the Rating Agency Condition with respect thereto, execute a supplemental indenture to add provisions to, change in any manner or eliminate any provisions of, the Indenture, or modify (except as provided below) in any manner the rights of the related Noteholders; provided that, without the consent of the holder of each outstanding affected Note, no supplemental indenture will:

1.	change:

•	the due date of any installment of principal of or interest on that Note or reduce the principal amount of that Note;

•	the interest rate for that Note or the redemption price for that Note;

•	provisions of the Indenture relating to the application of collections on, or proceeds of a sale of, the Trust Estate to payments of principal and interest on the Note; or

•	any place of payment where or the coin or currency in which that Note or any interest on that Note is payable;

2.	impair the right to institute suit for the enforcement of specified provisions of the Indenture regarding payment;

3.
reduce the percentage of the aggregate amount of the outstanding Notes, the consent of the holders of which is required for any supplemental indenture or any waiver of compliance with specified provisions of the Indenture or of specified defaults and their consequences as provided for in the Indenture;

4.	modify or alter the provisions of the Indenture regarding the voting of Notes held by the Issuing Entity, the Administrator, the Depositor or an affiliate of any of them;

5.
reduce the percentage of the aggregate outstanding principal amount of Notes, the consent of the holders of which is required to direct the Indenture Trustee to sell or liquidate the Trust Estate if the proceeds of that sale would be insufficient to pay the principal amount of and accrued but unpaid interest on the outstanding Notes;

6.
reduce the percentage of the aggregate outstanding principal amount of Notes required to amend the sections of the Indenture that specify the applicable percentages of aggregate principal amount of the Notes necessary to amend the Indenture or other specified agreements; or

7.
permit the creation of any lien ranking prior to or on a parity with the lien of the Indenture with respect to any of the collateral for that Note or, except as otherwise permitted or contemplated in the Indenture, terminate the lien of the Indenture on any of the collateral or deprive the holder of any Note of the security afforded by the lien of the Indenture.

The Issuing Entity and the Indenture Trustee may also enter into supplemental indentures, without the consent of the Noteholders, and with written notice to each Rating Agency rating the Notes, for any of the following purposes:

1.
to correct or amplify the description of any property at any time subject to the lien of the Indenture, or better to assure, convey or confirm unto the Indenture Trustee any property subject or required to be subjected to the lien of the Indenture, or to subject additional property to the lien of the Indenture;

2.
to evidence the succession, in compliance with the applicable provisions of the Indenture, of another Person to the Issuing Entity and the assumption by any such successor of the covenants of the Issuing Entity contained in the Indenture and in the Notes;

3.	to add to the covenants of the Issuing Entity for the benefit of the Noteholders or to surrender any right or power under the Indenture conferred upon the Issuing Entity;

4.	to convey, transfer, assign, mortgage or pledge any property to or with the Indenture Trustee;

5.
to cure any ambiguity, correct or supplement any provision in the Indenture or in any supplemental indenture that may be defective or inconsistent with any other provision in the Indenture or in any supplemental indenture or make any other provisions with respect to matters or questions arising under the Indenture or in any supplemental indenture that shall not be inconsistent with the provisions of the Indenture; provided that such other provisions shall not adversely affect the interests of the Noteholders, as evidenced by an officer’s certificate of the Issuing Entity;

6.
to evidence and provide for the acceptance of the appointment under the Indenture by a successor trustee with respect to the Notes or to add to or change any of the provisions of the Indenture as shall be necessary to facilitate the administration of the trusts under the Indenture by more than one trustee, pursuant to the requirements set forth therein; or

7.
to modify, eliminate or add to the provisions of the Indenture to the extent necessary to effect the qualification of such Indenture under the TIA or under any similar federal statute hereafter enacted and to add to the Indenture such other provisions as may be expressly required by the TIA;

The Issuing Entity and the Indenture Trustee may also execute a supplemental indenture for the purpose of adding any provisions to, or changing in any manner or eliminating any of the provisions of, the Indenture or for the purpose of modifying in any manner (other than the modifications set forth above, which require the consent of the holder of each outstanding affected Note) the rights of the Noteholders under the Indenture; provided, that:

•	such action will not materially adversely affect the interests of any Noteholder, as evidenced by an officer’s certificate of the Issuing Entity;

•	the Rating Agency Condition has been satisfied with respect thereto; and

•	an opinion of counsel as to certain tax matters is delivered.

Notwithstanding anything under this heading to the contrary, the Indenture may be supplemented by the Issuing Entity without the consent of the Indenture Trustee, the Paying Agent, the Owner Trustee, the Vehicle Trustee, any Noteholder or any other Person, and without satisfying any other provisions of the Indenture or any other transaction document related to supplements thereto, solely in connection with any SOFR Adjustment Conforming Changes or, following the determination of a Benchmark Replacement, any Benchmark Replacement Conforming Changes to be made by the Administrator; provided, that the Issuing Entity has delivered notice of such supplement to the Rating Agencies on or prior to the date such supplement is executed; provided, further, that any such SOFR Adjustment Conforming Changes or any such Benchmark Replacement Conforming Changes will not affect the Indenture Trustee’s, the Paying Agent’s, the Owner Trustee’s or the Vehicle Trustee’s rights, indemnities or obligations without the consent of the Indenture Trustee, the Paying Agent, the Owner Trustee or the Vehicle Trustee, respectively. For the avoidance of doubt, any SOFR Adjustment Conforming Changes or any Benchmark Replacement Conforming Changes in any supplement to the Indenture may be retroactive (including retroactive to the Benchmark Replacement Date) and the Indenture may be supplemented more than once in connection with any SOFR Adjustment Conforming Changes or any Benchmark Replacement Conforming Changes.

Events of Default; Rights Upon an Event of Default.  With respect to the Notes, events of defaults under the Indenture (each, an “Event of Default”) will consist of the occurrence and continuation of any of the following:

•	a default for five days or more in the payment of interest on the Notes when the same becomes due and payable;

•	a default in the payment of principal of a class of Notes on the related Final Scheduled Payment Date or on the Payment Date fixed for redemption of the Notes;

•
a default in the observance or performance in any material respect of any covenant or agreement of the Issuing Entity made in the Indenture (other than a covenant or agreement, a default in the observance or performance of which is elsewhere specifically dealt with), or any representation or warranty of the Issuing Entity made in the Indenture or in any certificate or writing delivered under the Indenture proves to have been incorrect in any material respect at the time made, and the continuation of that default for a period of 30 days after written notice thereof is given to the Issuing Entity by the Indenture Trustee or to the Issuing Entity and the Indenture Trustee by the holders of not less than 25% of the aggregate principal amount of the Notes; or

•	certain events of bankruptcy, insolvency, receivership or liquidation of the Issuing Entity.

Notwithstanding the foregoing, a delay in or failure of performance referred to under the first bullet point above for a period of 45 days, under the second bullet point above for a period of 60 days or under the third bullet point above for a period of 120 days, will not constitute an Event of Default if that failure or delay was caused by a force majeure or other similar occurrence.

Noteholders holding at least a majority of the aggregate outstanding principal amount of the Notes, by written notice to the Issuing Entity and the Indenture Trustee, may waive any past default or Event of Default prior to the declaration of the acceleration of the maturity of the Notes, except a default in the payment of principal of or interest on any of the Notes, or in respect of any covenant or provision in the Indenture that cannot be modified or amended without unanimous consent of the Noteholders.

If an Event of Default occurs and is continuing, the Indenture Trustee may and, at the written direction of the holders of a majority of the aggregate outstanding principal amount of the Notes, shall declare the principal of the Notes to be immediately due and payable. This declaration may be rescinded by the holders of a majority of the aggregate outstanding principal amount of the Notes before a judgment or decree for payment of the amount due has been obtained by the Indenture Trustee if:

•
the Issuing Entity has deposited with the Indenture Trustee an amount sufficient to pay (1) all interest on and principal of the Notes as if the Event of Default giving rise to that declaration had not occurred and (2) all amounts advanced by the Indenture Trustee and its costs and expenses, and

•	all Events of Default (other than the nonpayment of principal of the Notes that has become due solely due to that acceleration) have been cured or waived.

If the Notes have been declared due and payable following an Event of Default, the Indenture Trustee may institute proceedings to collect amounts due, exercise remedies as a secured party, including foreclosure or sale of the Trust Estate, or elect to maintain the Trust Estate and continue to apply proceeds from the Trust Estate as if there had been no declaration of acceleration. The Indenture Trustee may not, however, sell the Trust Estate following an Event of Default (other than the occurrence of an Event of Default described in the first two bullet points in the definition thereof) unless:

•	100% of the Noteholders consent thereto;

•	the proceeds of that sale are sufficient to pay in full the principal of and the accrued interest on all outstanding Notes; or

•
the Indenture Trustee determines that the Trust Estate would not be sufficient on an ongoing basis to make all required payments of principal and interest on the Notes when due and payable and the Indenture Trustee obtains the consent of holders of at least 66 2/3% of the aggregate principal amount of the outstanding Notes.

The Indenture Trustee may, but is not required to, obtain and rely upon an opinion of an independent accountant or investment banking firm as to the sufficiency of the Trust Estate to pay interest on and principal of the Notes on an ongoing basis. Any sale of the Trust Estate of the Issuing Entity is subject to the requirement that an opinion of counsel be delivered to the effect that such sale will not cause the Vehicle Trust or an interest therein or a portion thereof to be characterized as an association or a publicly traded partnership, in either case taxable as a corporation for U.S. federal income tax purposes.

In the event of a sale of the Trust Estate following the occurrence of an Event of Default under the circumstances described in the second preceding paragraph, at the direction of the Indenture Trustee, the proceeds of such sale, including any available monies on deposit in any Reserve Fund, will be distributed as described under “Description of the Notes—Events of Default” in this prospectus.

Subject to the provisions of the Indenture relating to the duties of the Indenture Trustee, if an Event of Default occurs and is continuing, the Indenture Trustee will be under no obligation to exercise any of the rights or powers under the Indenture at the request or direction of any of the Noteholders if the Indenture Trustee reasonably believes it will not be adequately indemnified against the costs, expenses and liabilities that might be incurred by it in complying with that request. Subject to such provisions for indemnification and some limitations contained in the Indenture, the holders of at least a majority of the aggregate outstanding principal amount of the Notes will have the right to direct the time, method and place of conducting any proceeding or any remedy available to the Indenture Trustee or exercising any trust power conferred on the Indenture Trustee.

No Noteholder will have the right to institute any proceeding with respect to the Indenture unless:

•	that Noteholder previously has given the Indenture Trustee written notice of a continuing Event of Default,

•
Noteholders holding not less than 25% of the aggregate principal amount of the outstanding Notes, voting together as a single class, have made written request of the Indenture Trustee to institute that proceeding in its own name as Indenture Trustee under the Indenture,

•	the Noteholder has offered the Indenture Trustee indemnity satisfactory to it,

•	the Indenture Trustee has for 60 days failed to institute that proceeding, and

•
no direction inconsistent with that written request has been given to the Indenture Trustee during that 60-day period by Noteholders holding a majority of the aggregate principal amount of the outstanding Notes.

In addition, the Indenture Trustee and the Noteholders, by accepting the Notes, will covenant that they will not at any time that is prior to one year and one day after the date upon which all obligations and payments under the related Transaction Documents have been paid in full, institute against the Issuing Entity any bankruptcy, reorganization or other proceeding under any federal or state bankruptcy or similar law.

Any Notes owned by the Depositor, the Servicer or any of their affiliates will be entitled to equal and proportionate benefits under the Transaction Documents, except that such Notes while unpledged will not be considered to be outstanding for the purpose of determining whether the requisite percentage of Noteholders have given any request, demand, authorization, direction, notice, consent or other action under the Indenture.

With respect to the Issuing Entity, neither the Indenture Trustee nor the Owner Trustee in their respective individual capacities, nor any holder of a Certificate, nor any of their respective owners, beneficiaries, agents, officers, directors, employees, successors or assigns will, in the absence of an express agreement to the contrary, be personally liable for the payment of interest on or principal of the Notes or for the agreements of the Issuing Entity contained in the Indenture.

Particular Covenants.  The Indenture will provide that the Indenture Trustee may not consolidate with or merge into any other entity, or convey or transfer any of its assets, including those included in the assets of the Issuing Entity, unless, among other things:

1.	the entity formed by or surviving the consolidation or merger is organized under the laws of the United States or any state and meets certain requirements set forth in the Indenture; and

2.	the Indenture Trustee provides each Rating Agency rating the Notes with written notice of any such merger or consolidation within 30 days of such consolidation or merger.

The Issuing Entity will not, so long as any Notes are outstanding, among other things:

•
except as expressly permitted by the Indenture, the Transaction Documents or other specified documents, sell, transfer, exchange or otherwise dispose of any of the assets of the Issuing Entity unless directed to do so by the Indenture Trustee;

•
claim any credit on or make any deduction from the principal of and interest payable on the Notes (other than amounts withheld under the Internal Revenue Code of 1986, as amended, or applicable state law) or assert any claim against any present or former holder of those notes because of the payment of taxes levied or assessed upon the Issuing Entity;

•	except as expressly permitted by the Transaction Documents, dissolve or liquidate in whole or in part;

•
permit the validity or effectiveness of the Indenture to be impaired or permit any person to be released from any covenants or obligations under the Indenture except as may be expressly permitted by the Indenture;

•
permit any lien or other encumbrance (other than the lien of the Indenture) to be created on or extend to or otherwise arise upon or burden the assets of the Issuing Entity or any part of the Issuing Entity, or any interest in the assets of the Issuing Entity or the proceeds of those assets; or

•	assume, incur or guarantee any indebtedness other than the Notes or as expressly permitted by the Indenture or the Transaction Documents.

The Issuing Entity may not engage in any activities other than financing, acquiring, owning, leasing (subject to the lien of the Indenture), pledging and managing the SUBI Certificate as contemplated by the Indenture and the other Transaction Documents.

Annual Compliance Statement.  The Issuing Entity will be required to file an annual written statement with the Indenture Trustee certifying the fulfillment of its obligations under the Indenture.

Reports and Documents by Indenture Trustee to Noteholders.  If required by the TIA, the Indenture Trustee will mail to the Noteholders of record a brief report relating to its eligibility and qualification to continue as Indenture Trustee under the Indenture, any amounts advanced by it under the Indenture, the outstanding principal amount, the interest rate and the Final Scheduled Payment Date in respect of each class of Notes, the indebtedness owing by the Issuing Entity to the Indenture Trustee in its individual capacity, the property and funds physically held by the Indenture Trustee and any action taken by the Indenture Trustee that materially affects the Notes and that has not been previously reported.

The Indenture Trustee will also deliver, at the expense of the Issuing Entity, to each Noteholder such information as may be reasonably requested (and reasonably available to the Indenture Trustee) to enable such holder to prepare its federal and state income tax returns.

The Indenture Trustee will be required to furnish to any Noteholder promptly upon receipt of a written request by such Noteholder (at the expense of the requesting Noteholder) duplicates or copies of all reports, notices, requests, demands, certificates and any other documents furnished to the Indenture Trustee under the Transaction Documents.

If required by TIA Section 313(a), beginning in the year 2027, the Indenture Trustee will be required to mail to each Noteholder as required by TIA Section 313(c) a brief report dated as of such date that complies with TIA Section 313(a).

Under the Servicing Agreement, the Issuing Entity will cause the Servicer to deliver to the Indenture Trustee, the Owner Trustee and each paying agent, if any, on or prior to the related Payment Date, a report describing distributions to be made to the Noteholders on such Payment Date, as described below under “—Statements to Noteholders” in this prospectus.  The Indenture Trustee will make such reports available to the Noteholders pursuant to the terms of the Indenture.

Satisfaction and Discharge of Indenture.  The Indenture will be discharged with respect to the collateral securing the Notes upon the delivery to the Indenture Trustee for cancellation of all of the Notes or, with some limitations (including receipt of certain opinions with respect to tax matters) upon deposit with the Indenture Trustee of funds sufficient for the payment in full of all of the Notes, including interest thereon, and any unpaid fees, costs, expenses and indemnification amounts due and owing to the Servicer, the Indenture Trustee, the Owner Trustee and the Asset Representations Reviewer.

The Owner Trustee and the Indenture Trustee

WTNA will be the Owner Trustee under the Trust Agreement.  U.S. Bank Trust Co. will be the Indenture Trustee under the Indenture.  The Owner Trustee, the Indenture Trustee and any of their respective affiliates may hold Notes in their own names or as pledgees.

For the purpose of meeting the legal requirements of some jurisdictions, the Depositor and the Owner Trustee, acting jointly, or the Indenture Trustee (or in some instances, the Owner Trustee acting alone), will have the power to appoint co-trustees or separate trustees of all or any part of the assets of the Issuing Entity.  In the event of an appointment of co-trustees or separate trustees, all rights, powers, duties and obligations conferred or imposed upon the Owner Trustee or the Indenture Trustee by the Transaction Documents will be conferred or imposed upon the Owner Trustee or the Indenture Trustee and each of their respective separate trustees or co-trustees jointly, or, in any jurisdiction in which the Owner Trustee or the Indenture Trustee will be incompetent or unqualified to perform specified acts, singly upon that separate trustee or co-trustee who will exercise and perform those rights, powers, duties and obligations solely at the direction of the Owner Trustee or the Indenture Trustee.

The Owner Trustee and the Indenture Trustee (with 30 days’ prior written notice) may resign at any time by so notifying the Issuing Entity, the Servicer and each Rating Agency rating the Notes or Certificates, in which event the Depositor or the Issuing Entity, respectively, will be obligated to appoint a successor owner trustee or indenture trustee, as applicable.  The Depositor or Issuing Entity may also remove the Owner Trustee or the Indenture Trustee (with 30 days’ prior written notice), respectively, if either ceases to be eligible to continue as trustee under the Trust Agreement or the Indenture, as the case may be, becomes legally unable to act or becomes insolvent.  In those circumstances, the Depositor or Issuing Entity will be obligated to appoint a successor owner trustee or indenture trustee, respectively, as applicable. Any successor indenture trustee must at all times satisfy all applicable requirements of the TIA, and in addition, have a combined capital and surplus of at least $50,000,000 and a long-term debt or issuer rating of “A” or better by each Rating Agency rating the Notes or be otherwise acceptable to each Rating Agency rating the Notes.  The Rating Agency Condition must be satisfied with respect to the appointment of the successor indenture trustee. Any resignation or removal of the Owner Trustee or the Indenture Trustee and appointment of a successor owner trustee or indenture trustee, as applicable, will not become effective until acceptance of the appointment by the successor.  Any costs associated with the resignation or removal of the Owner Trustee or the Indenture Trustee will be paid by the Servicer, in its capacity as Administrator.

Each of the Owner Trustee and the Indenture Trustee will be entitled to reimbursement or payment by the Issuing Entity for all fees, costs, expenses and indemnification amounts incurred by it in connection with the performance of its duties under the Trust Agreement and the Indenture, respectively.  Prior to the acceleration of the Notes, the aggregate amount of fees, costs, expenses and indemnification amounts payable to the Indenture Trustee, the Owner Trustee and the Asset Representations Reviewer before payments are made to Noteholders on any Payment Date will not exceed $250,000 in any calendar year.  Any such fees, costs, expenses and indemnification amounts due and owing in excess of the annual cap will be paid to the Indenture Trustee, the Owner Trustee and the Asset Representations Reviewer after payment of principal and interest due on the Notes on the related Payment Date.  After the acceleration of the Notes, all fees, costs, expenses and indemnification amounts due and owing to the Indenture Trustee, the Owner Trustee and the Asset Representations Reviewer will not be subject to any cap and will be reimbursed or paid to such parties before the Issuing Entity makes any payments to Noteholders.

The Owner Trustee will be entitled to indemnification by the Issuing Entity for, and will be held harmless against, any loss, liability, fee, disbursement or expense incurred by the Owner Trustee not resulting from its own willful misconduct or gross negligence.  The Indenture Trustee will be entitled to indemnification by the Issuing Entity for, and will be held harmless against, any loss, liability, fee, disbursement or expense incurred by the Indenture Trustee not resulting from its own willful misconduct, bad faith or negligence.

Duties of the Owner Trustee and the Indenture Trustee

The Owner Trustee will make no representations as to the validity or sufficiency of the Trust Agreement, the SUBI Certificate, the Notes or Certificates (other than the authentication of the Certificates) or of any Specified Leases or related documents and is not accountable for the use or application by the Depositor or the Servicer of any funds paid to the Depositor or the Servicer in respect of the Notes, the Certificates or the SUBI Certificate, or the investment of any monies by the Servicer before those monies are deposited into the SUBI Collection Account.  The Owner Trustee will not independently verify the Specified Leases.  The Owner Trustee is required to perform only those duties specifically required of it under the Trust Agreement.  In addition to making distributions to the Certificateholder, those duties generally are limited to the receipt of the various certificates, reports or other instruments required to be furnished to the Owner Trustee under the Trust Agreement, in which case it will only be required to examine them to determine whether they conform to the requirements of the Trust Agreement.

The Owner Trustee will not be required to perform any of the obligations of the Issuing Entity under the Trust Agreement or the other Transaction Documents that are required to be performed by:

•	the Servicer under the Servicing Agreement or the SUBI Trust Agreement;

•	the Administrator under the Trust Agreement, the Administration Agreement or the Indenture;

•	the Depositor under the SUBI Certificate Transfer Agreement, the Trust Agreement or the Back-up Security Agreement; or

•	the Indenture Trustee under the Indenture.

In addition, the Owner Trustee will be under no obligation to exercise any of the rights or powers vested in it by the Trust Agreement or to institute, conduct or defend any litigation under the Trust Agreement or in relation thereto or to any other Transaction Document at the request, order or direction of any of the Certificateholders, unless those Certificateholders have offered to the Owner Trustee security or indemnity reasonably satisfactory to the Owner Trustee against the costs, expenses and liabilities that may be incurred by the Owner Trustee in connection with the exercise of those rights.

The Owner Trustee will administer the Issuing Entity in the interest of the Certificateholders, subject to the lien of the Indenture and the obligations of the Issuing Entity with respect to the Notes, in accordance with the Trust Agreement and the other Transaction Documents.

The Indenture Trustee will make no representations as to the validity or sufficiency of the Indenture, the Notes (other than authentication of the Notes) or of the SUBI Certificate or related documents, and is not accountable for the use or application by the Depositor or the Servicer of any funds paid to the Depositor or the Servicer in respect of the Notes or the SUBI Certificate, or the investment of any monies by the Servicer before those monies are deposited into the SUBI Collection Account.  The Indenture Trustee will not independently verify the Specified Leases.  If no Event of Default has occurred, the Indenture Trustee is required to perform only those duties specifically required of it under the Indenture.  In addition to making distributions to the Noteholders, those duties generally are limited to the receipt of the various certificates, reports or other instruments required to be furnished to the Indenture Trustee under the Indenture, in which case it will only be required to examine them to determine whether they conform on their face to the requirements of the Indenture.  The Indenture provides that the Indenture Trustee will not be deemed to have knowledge about any event unless a responsible officer of the Indenture Trustee has actual knowledge of the event or has received written notice of the event.

If required by the TIA, the Indenture Trustee will mail to all Noteholders a brief report relating to its eligibility and qualification to continue as Indenture Trustee under the Indenture.  For additional information regarding such reports, see “Description of the Transaction Documents—The Indenture—Reports and Documents by Indenture Trustee to Noteholders” in this prospectus.

The Indenture Trustee will be under no obligation to exercise any of the rights or powers vested in it by the Indenture or to institute, conduct or defend any litigation under the Indenture or in relation to the Indenture at the request or direction of any of the Noteholders, other than requests, demands or directions relating to (i) an Asset Representations Review, (ii) the dispute resolution provisions described above under “Description of the Notes—Dispute Resolution for Reallocation Request” or (iii) the investor communication provisions described above under “Description of the Transaction Documents—Investor Communications,” unless those Noteholders have offered to the Indenture Trustee security or indemnity satisfactory to it against the reasonable costs, expenses and liabilities that may be incurred by the Indenture Trustee, its agents and its counsel in connection with the exercise of those rights.  A Noteholder’s right to institute any proceeding with respect to the Indenture Trustee is conditioned upon the Noteholder providing the Indenture Trustee with written notice of the Event of Default and the holders of outstanding Notes evidencing not less than 25% of the aggregate principal amount of the outstanding Notes, have made written request upon the Indenture Trustee to institute that proceeding in its own name as the Indenture Trustee under the Indenture, the Indenture Trustee has for 60 days failed to institute that proceeding and no direction inconsistent with such written request has been given to the Indenture Trustee during such 60-day period by Noteholders evidencing a majority of the aggregate principal amount of the outstanding Notes.  Except as noted above, no obligation of the Indenture Trustee shall arise unless the Noteholders have offered to the Indenture Trustee indemnity satisfactory to it.  Beneficial Owners will also have the right to institute proceedings pursuant to the dispute resolution procedures, as described above under “Description of the Notes—Dispute Resolution for Reallocation Request.”

Upon the continuance of an Event of Default of which a responsible officer of the Indenture Trustee has actual knowledge, the Indenture Trustee will be required to exercise the rights and powers vested in it by the Indenture and use the same degree of care and skill in the exercise thereof as a prudent person would exercise or use under the circumstances in the conduct of that person’s own affairs.

Fees and Expenses

The table below sets forth the fees and expenses payable by the Issuing Entity on each Payment Date.

Fee	Amount
Servicing Fee (1)
1.00% per annum of the outstanding Aggregate Securitization Value as of the first day of the related Collection Period; provided, that in the case of the first Payment Date, the Servicing Fee will be an amount equal to the sum of (a) the product of 1/12 and 1.00% of the Aggregate Securitization Value as of the Cutoff Date and (b) the product of 1/12 and 1.00% of the Aggregate Securitization Value as of the close of business on September 30, 2026.

Indenture Trustee Fee (2)	An annual fee equal to $3,000, payable on the Payment Date occurring in November of each year, commencing in 2027.
Owner Trustee Fee (2)	An annual fee equal to $3,000, payable on the Payment Date occurring in November of each year, commencing in 2027.
ARR Service Fee (2)	An annual fee equal to $5,000, payable on the Payment Date occurring in November of each year, commencing in 2027.
ARR Review Fee (2)	$175 per ARR Lease reviewed, in the event of an Asset Representations Review.

(1)	To be paid before any amounts are distributed to Noteholders. A portion of the Servicing Fee will be paid to the Administrator as the administrator fee.
(2)
Fees, costs, expenses and indemnification amounts due and owing to the Indenture Trustee, the Owner Trustee and the Asset Representations Reviewer are to be paid before any amounts are distributed to Noteholders, subject to an aggregate cap equal to $250,000 in any calendar year prior to the acceleration of the Notes.  Amounts due and owing to any such party in excess of such aggregate cap will be payable after distributions of principal and interest to the Noteholders on any Payment Date prior to the acceleration of the Notes.  After the acceleration of the Notes, all unpaid fees, costs, expenses and indemnification amounts due and owing to the Indenture Trustee, the Owner Trustee and the Asset Representations Reviewer are to be paid before any amounts are distributed to Noteholders, without application of any cap on such amounts.

Servicing Procedures

Under the Servicing Agreement, the Servicer will perform on behalf of the Vehicle Trust all of the obligations of BMW FS under the Specified Leases, including, but not limited to, collecting and processing payments, responding to inquiries of user-lessees, investigating delinquencies, sending payment statements, paying costs of the sale or other disposition of Matured Vehicles or Defaulted Vehicles, overseeing the Specified Leases, commencing legal proceedings to enforce the Specified Leases and servicing the Specified Leases, including accounting for collections, furnishing monthly and annual statements to the Vehicle Trustee with respect to distributions and generating federal income tax information. In this regard, the Servicer will make reasonable efforts to collect all amounts due on or in respect of the Specified Leases and, in a manner consistent with the Servicing Agreement, will be obligated to service the Specified Leases generally in accordance with the customary and usual procedures of the Servicer in respect of automobile leases serviced by it for its own account. See “BMW FS’ Lease Financing Program” in this prospectus.  The Servicer has discretion in servicing the Specified Leases and the related Specified Vehicles, including the ability to grant payment extensions and to determine the timing and method of collection and liquidation procedures.

The Servicing Agreement will require the Servicer to obtain all licenses and make all filings required to be held or filed by the Vehicle Trust in connection with the ownership of the Specified Leases and the Specified Vehicles and take all necessary steps to maintain evidence of the Vehicle Trust’s ownership on the certificates of title to the Specified Vehicles.

The Servicer will be responsible for filing all periodic sales and use tax or property (real or personal) tax reports, periodic renewals of licenses and permits, periodic renewals of qualifications to act as a statutory trust and other periodic regulatory filings, registrations or approvals arising with respect to or required of the Vehicle Trustee or the Vehicle Trust.

The Servicing Agreement will provide that, in accordance with its customary servicing practices, the Servicer may, in its discretion, modify or extend the term of a Specified Lease.  If any extension of a Maturity Date exceeds six months, the Servicer will be required to reallocate the Specified Lease by making a Reallocation Payment. The Servicer will also be required to make a Reallocation Payment for any extension that causes such Specified Lease to mature later than the last day of the Collection Period preceding the Final Scheduled Maturity Date for the Class A-4 Notes.

In addition, the Servicing Agreement will require the Servicer to notify as soon as practicable the Depositor (in the event that BMW FS is not acting as the Servicer), the Indenture Trustee and the Vehicle Trustee of all liens or claims of any kind of a third party that would materially and adversely affect the interests of, among others, the Depositor or the Vehicle Trust in any Specified Lease or Specified Vehicle.

Custody of Lease Documents and Certificates of Title

To reduce administrative costs and ensure uniform quality in the servicing of the Specified Leases and BMW FS’ own portfolio of leases, the Vehicle Trust will appoint the Servicer as its agent, bailee and custodian of the Specified Leases (or, with respect to any Specified Leases that are evidenced by authoritative copies of the related electronic leases, as the party that maintains control of such authoritative copies), the certificates of title relating to the related Specified Vehicles, the insurance policies and insurance records and other documents related to the Specified Leases and the related User-Lessees and Specified Vehicles. Such documents will not be physically segregated from other leases, certificates of title, insurance policies and insurance records or other documents related to other leases and vehicles owned or serviced by the Servicer, including Leases and related Leased Vehicles which are not part of the SUBI Assets. The accounting records and computer systems of BMW FS will reflect the allocation of the Specified Leases and related Specified Vehicles to the 2026-2 SUBI, and the interest of the holder of the related SUBI Certificate therein. UCC financing statements reflecting certain interests in such Specified Leases will be filed as described under “Certain Legal Aspects of the Specified Leases and the Specified Vehicles—Back-up Security Interests.”

Upon written instructions from the Vehicle Trust, setting forth a reasonable basis therefor, or in the exercise of its duties and powers under the Servicing Agreement, the Servicer shall release any Specified Lease, certificate of title to a Specified Vehicle, or other related item to the Vehicle Trustee or its agent or designee.  In connection therewith, the Servicer will not be responsible for any loss occasioned by the failure of the Vehicle Trustee to return any document or any delay in doing so.

Statements to Trustees and the Issuing Entity

On a date on or prior to each Payment Date, the Servicer will provide to the Indenture Trustee and the Owner Trustee a statement setting forth with respect to the Notes substantially the same information that is required to be provided in the periodic reports made available to Noteholders described under “—Statements to Noteholders” below.

Statements to Noteholders

On or prior to each Payment Date, the Servicer will prepare and provide to the Indenture Trustee a statement to be made available to the Noteholders on that Payment Date.  In addition, on or prior to each Payment Date, the Servicer will prepare and provide to the Owner Trustee a statement to be made available to the Certificateholders.  Each statement to be delivered to Securityholders will include the following information with respect to that Payment Date:

(a)	the amount of Collections allocable to the SUBI Certificate for the related Collection Period;

(b)	the amount of Available Funds for the related Collection Period;

(c)
the amount of interest accrued with respect to each class of Notes for the related accrual period, including the Benchmark and the interest rate for the related accrual period with respect to the Class A-2b Notes;

(d)	the aggregate Note Balance of the Notes, before and after giving effect to distributions on such Payment Date;

(e)	the aggregate amount of Collections deposited into the Note Distribution Account and the Certificate Distribution Account, respectively;

(f)
the amount on deposit in the Reserve Fund before and after giving effect to withdrawals therefrom and deposits thereto in respect of such Payment Date, the Reserve Fund Requirement for such Payment Date and the related Reserve Fund Deposit Amount, if any, and the Reserve Fund Draw Amount, if any, for such Payment Date;

(g)	the amount being distributed to the Noteholders on such Payment Date (the “Note Distribution Amount”);

(h)	the amount of the Note Distribution Amount allocable each class of the Notes;

(i)	the First Priority Principal Distribution Amount and the Regular Principal Distribution Amount for such Payment Date;

(j)	the Note Factor for each class of Notes, after giving effect to the distribution of the Note Distribution Amount;

(k)
the amount, if any, by which the net proceeds from the sale of Specified Vehicles during the related Collection Period are less than the aggregate ALG Residual Values of the Specified Leases (“Residual Value Losses”);

(l)	the amount of Sales Proceeds Advances and Monthly Payment Advances included in Available Funds;

(m)	the Payment Date Advance Reimbursement for such Payment Date and the amount of Daily Advance Reimbursements included therein;

(n)	the Certificate Distribution Amount for such Payment Date;

(o)	the Servicing Fee for such Payment Date;

(p)	amounts due and payable to each of the Indenture Trustee, the Owner Trustee and the Asset Representations Reviewer, before and after giving effect to distributions on such Payment Date;

(q)	notice of the making of any SOFR Adjustment Conforming Changes; and

(r)
notice of the occurrence of a Benchmark Transition Event and its related Benchmark Replacement Date, the determination of a Benchmark Replacement, the Unadjusted Benchmark Replacement, the Benchmark Replacement Adjustment and the making of any Benchmark Replacement Conforming Changes.

Each amount set forth pursuant to clauses (c) and (h) above will be expressed in the aggregate and as a dollar amount per $1,000 of original principal amount of a Note. The statement to Noteholders related to the first Collection Period will also include the fair value of the Certificates as a dollar amount and the fair value of the Certificates as a percentage of the aggregate fair value of the Notes and the Certificates.  Copies of the statements may be obtained by Securityholders by a request in writing addressed to the Indenture Trustee.  In addition, within the prescribed period of time for tax reporting purposes after the end of each calendar year, the Indenture Trustee will mail to each person who at any time during that calendar year was a Noteholder and who so requests in writing a statement containing that information as is reasonably necessary to permit such Noteholder to prepare its state and U.S. federal income taxes and reasonably available to the Indenture Trustee.

The Servicer, on behalf of the Issuing Entity, will also prepare an asset-level data file with respect to the Specified Leases for each calendar month and file it with the SEC on Form ABS-EE at or before the time of filing the related Form 10-D.  The exhibits to each Form ABS-EE filed by or on behalf of the Issuing Entity after the filing of this prospectus will be incorporated by reference into the related Form 10-D.  Each asset-level data file will contain detailed information concerning each Specified Lease, including data regarding its origination characteristics, lease terms, characteristics of the related Specified Vehicle and User-Lessee, payment activity, servicing activity and status.  Certain asset-level data, such as data related to collections and losses on the Specified Leases and repossessions and residual values of the related Specified Vehicles, may not match the aggregate data provided on the monthly statements to Securityholders as a result of differences between the methods of calculating such data for the purpose of presenting the monthly statements to Securityholders and for the purpose of presenting asset-level data in Form ABS-EE.

Evidence as to Compliance

The Servicing Agreement will provide that the Servicer will be required to furnish to the Issuing Entity and the Administrator an annual servicer report detailing the Servicer’s assessment of its compliance with the servicing criteria set forth in the relevant SEC regulations for asset-backed securities transactions as of and for the period ending the end of each fiscal year of the Issuing Entity (or in the case of the first report, from the Closing Date, which may be shorter than twelve months). The Servicer’s assessment report will also identify any material instance of noncompliance.

The Servicing Agreement will provide that a firm of independent public accountants will furnish to the Issuing Entity and the Administrator annually a statement as to compliance in all material respects by the Servicer during the preceding twelve months (or, in the case of the first statement, from the Closing Date, which may be shorter than twelve months) with specified standards relating to the servicing of the Specified Leases and related Specified Vehicles.

The Servicing Agreement will also provide for delivery to the Owner Trustee, Indenture Trustee and Rating Agencies, substantially simultaneously with the delivery of those accountants’ statement referred to above, of a certificate signed by an authorized officer of the Servicer stating that, to the best of such officer’s knowledge, based on a review of the Servicer’s activities, the Servicer has fulfilled its obligations under the Servicing Agreement throughout the preceding twelve months (or, in the case of the first certificate, from the Closing Date, which may be shorter than twelve months) in all material respects or, if there has been a default in the fulfillment of any obligation, describing each default known to such officer and the nature and status thereof.  The Servicer has agreed to give the Indenture Trustee notice of specified Servicer Defaults under the Servicing Agreement.

Copies of the statements and certificates may be obtained by Noteholders by a request in writing addressed to the Indenture Trustee.

Certain Matters Regarding the Servicer

The Servicing Agreement shall provide that the Servicer may not resign from its obligations and duties under such Servicing Agreement unless it determines that its duties thereunder are no longer permissible by reason of a change in applicable law or regulations. No such resignation will become effective until a successor servicer acceptable to the Indenture Trustee (acting at the direction of Noteholders holding at least a majority of the aggregate outstanding principal amount of the Notes) has assumed the Servicer’s obligations under the Servicing Agreement.

Under the circumstances specified in the Servicing Agreement, any entity into which the Servicer may be merged or consolidated, or any entity resulting from any merger or consolidation to which the Servicer is a party, or any entity succeeding to all or substantially all of the business of the Servicer will be the successor of the Servicer under the Servicing Agreement.

In addition, the Servicer will indemnify the Vehicle Trustee and its agents for any loss, claim, damage or expense that may be incurred by it as a result of any act or omission by the Servicer in connection with the performance of its duties under the Servicing Agreement but only to the extent such liability arose out of the Servicer’s negligence, willful misconduct, bad faith or recklessness.

Servicer Defaults

A “Servicer Default” under the Servicing Agreement will consist of the following:

(a)
any failure by the Servicer to deliver to (1) the Vehicle Trustee for distribution to holders of interests in the UTI, the 2026-2 SUBI or any Other SUBI, (2) the Indenture Trustee for distribution to the noteholders or (3) the Owner Trustee for distribution to the Certificateholders, any required payment, which failure continues unremedied for five business days after (i) discovery thereof by an officer of the Servicer or (ii) receipt by the Servicer of notice thereof from the Indenture Trustee, the Owner Trustee or the Noteholders evidencing not less than a majority of the aggregate principal amount of the outstanding Notes, voting together as a single class;

(b)
any failure by the Servicer to duly observe or perform in any material respect any other of its covenants or agreements in the Servicing Agreement, which failure materially and adversely affects the rights of a holder of the SUBI Certificate or the Noteholders, as applicable, and which continues unremedied for 90 days after (i) receipt by the Servicer of written notice thereof given by the Indenture Trustee or the Noteholders as described in clause (a) above or (ii) such default becomes known to the Servicer;

(c)
any representation, warranty or statement of the Servicer made in the Servicing Agreement, any other Transaction Document to which the Servicer is a party or by which it is bound or any certificate, report or other writing delivered pursuant to the Servicing Agreement shall prove to be incorrect in any material respect when made, which failure materially and adversely affects the rights of holders of interests in the 2026-2 SUBI or the Noteholders, as applicable, and which failure continues unremedied for 90 days after (i) receipt by the Servicer of written notice thereof given by the Indenture Trustee or the Noteholders as described in clause (a) above or (ii) such default becomes known to the Servicer;

(d)
the entry of a decree or order for relief by a court or regulatory authority having jurisdiction over the Servicer in an involuntary case under the federal bankruptcy laws, or another present or future federal or state bankruptcy, insolvency or similar law, appointing a receiver, liquidator, assignee, trustee, custodian sequestrator or other similar official of the Servicer or of any substantial part of its property, the ordering the winding up or liquidation of the affairs of the Servicer and the continuance of any such decree or order unstayed and in effect for a period of 90 consecutive days; or

(e)
the commencement by the Servicer of a voluntary case under the federal bankruptcy laws, or any other present or future or state bankruptcy, insolvency or similar law, or the consent by the Servicer to the appointment of or taking possession by a receiver, liquidator, assignee, trustee, custodian, sequestrator or other similar official of the Servicer or of any substantial part of its property or the making by the Servicer of an assignment for the benefit of creditors or the failure by the Servicer generally to pay its debts as such debts become due or the taking of corporate action by the Servicer in furtherance of any of the foregoing;

provided, however, that the occurrence and continuation of any event set forth in clauses (a) through (e) with respect to the 2026-2 SUBI will be a Servicer Default only with respect to the 2026-2 SUBI and will not be a Servicer Default with respect to the UTI or any Other SUBI.

Notwithstanding the foregoing, a delay in or failure of performance referred to under clause (c) for a period of 120 days, under clause (a) for a period of 45 days or under clause (d) for a period of 60 days, will not constitute a Servicer Default if that failure or delay was caused by force majeure. Upon the occurrence of any such event, the Servicer will not be relieved from using all commercially reasonable efforts to perform its obligations in a timely manner in accordance with the terms of the Servicing Agreement, and the Servicer will provide to the Indenture Trustee, the Vehicle Trustee, the Depositor and the Securityholders prompt notice of such failure or delay by it, together with a description of its efforts to so perform its obligations.

Upon the occurrence of any Servicer Default with respect to the 2026-2 SUBI, the sole remedy available to the holders of the UTI and the 2026-2 SUBI will be to remove the Servicer and appoint a successor Servicer. However, if the commencement of a bankruptcy or similar case or proceeding were the only default, the Servicer or its trustee-in-bankruptcy might have the power to prevent that removal. See “—Rights Upon Servicer Default” below.

Rights Upon Servicer Default

The Servicing Agreement will provide that upon the occurrence of a Servicer Default, the Vehicle Trustee shall, to the extent such Servicer Default relates to the SUBI Assets, upon the written direction of the holder and pledgee of the SUBI Certificate (which holder for this purpose will be the Indenture Trustee, acting at the direction of the Noteholders holding not less than 66 2/3% of the aggregate principal amount of the outstanding Notes), waive any default by the Servicer in the performance of its obligations under the Servicing Agreement or terminate all of the rights and obligations of the Servicer under the Servicing Agreement with respect to the SUBI Assets. Upon any such waiver of a past default, such Servicer Default shall cease to exist and shall be deemed to have been remedied. If the Servicer is terminated, the Vehicle Trustee will effect that termination by delivering notice thereof to the Servicer, with a copy to each Rating Agency rating the Notes or any other securities based on any Other SUBIs affected by that Servicer Default.

Upon the termination of the Servicer with respect to the SUBI Assets, the Servicer subject to that termination will continue to perform its functions as Servicer, until the date on which the Vehicle Trustee acting at the direction of the holder of the SUBI Certificate (which holder for this purpose will be the Indenture Trustee, acting at the direction of the Noteholders holding not less than 66 2/3% of the aggregate principal amount of the outstanding Notes) shall have appointed a successor servicer under the Servicing Agreement.  The Vehicle Trustee will have the right to approve any successor servicer, and that approval may not be unreasonably withheld.  Upon appointment of a successor servicer, the successor servicer will assume all of the rights, responsibilities, duties, liabilities and obligations of the Servicer under the Servicing Agreement; provided, however, that no successor servicer will have any responsibilities with respect to making Advances. Notwithstanding termination under this section, the Servicer shall be entitled to payment of amounts payable to it, for services rendered prior to termination and will have the right to be reimbursed for any outstanding Advances made with respect to the SUBI Assets to the extent funds are available therefor in respect of the Advances made.

If a bankruptcy trustee or similar official has been appointed for the Servicer, that trustee or official may have the power to prevent the Indenture Trustee, the Owner Trustee, the Noteholders or the Certificateholders from effecting that transfer of servicing. Further, in such event, the Servicer shall use its commercially reasonable efforts to effect the orderly and efficient transfer of the servicing of the affected Specified Leases to the successor servicer and as promptly as practicable, the Servicer shall provide to the successor servicer a current computer tape containing all information regarding the related Specified Leases required for the proper servicing of the affected Specified Leases, together with documentation containing any and all information necessary for use of the tape.  The Servicer will promptly reimburse the Issuing Entity and the Administrator for all reasonable expenses incurred by such entity in connection with the transfer of servicing of the Specified Leases.  Any compensation payable to a successor servicer may not be in excess of that permitted the predecessor servicer.

Insolvency Event

Each Transaction Document contains a non-petition clause, under which all applicable parties covenant not to institute any bankruptcy or insolvency proceedings (or take any related actions) against either the Issuing Entity or the Depositor for a period of one year and one day after payment in full of any obligations relating to the Notes or any of the Transaction Documents.

Administration Agreement

The Administrator will enter into an Administration Agreement with the Issuing Entity, the Depositor and the Indenture Trustee.  Under the Administration Agreement, the Administrator will agree to perform all the duties of the Issuing Entity and the Owner Trustee under the Transaction Documents to which the Issuing Entity or the Owner Trustee is a party.  The Administrator will monitor the performance of the Issuing Entity and will notify the Owner Trustee when action is necessary to comply with the respective duties of the Issuing Entity and the Owner Trustee under such agreements. The Administrator will prepare for execution by the Issuing Entity or the Owner Trustee, or shall cause the preparation by other appropriate persons of, all such documents, reports, notices, filings, instruments, certificates and opinions that it shall be the duty of the Issuing Entity or the Owner Trustee to prepare, file or deliver.

In addition, the Administrator will take (or cause to be taken) all appropriate action that the Issuing Entity or the Owner Trustee is required to take pursuant to the Indenture including, among other things:

•	the preparation of or obtaining of the documents and instruments required for execution and authentication of the Notes and delivery of the same to the Indenture Trustee;

•	the preparation of definitive securities in accordance with the instructions of the applicable clearing agency;

•	the preparation, obtaining or filing of the instruments, opinions and certificates and other documents required for the release of property from the lien of the Indenture;

•	the maintenance of an office for registration of transfer or exchange of the Notes;

•	the duty to cause newly appointed paying agents, if any, to deliver to the Indenture Trustee the instrument specified in the Indenture regarding funds held in trust;

•	the direction to the Indenture Trustee to deposit monies with paying agents, if any, other than the Indenture Trustee;

•	the obtaining and preservation of the Issuing Entity’s qualifications to do business in each state where such qualification is required,

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the preparation of all supplements and amendments to the Indenture and all financing statements, continuation statements, instruments of further assurance and other instruments and the taking of such other action as are necessary or advisable to protect the Trust Estate;

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the delivery of the opinion of counsel on the closing date and the annual delivery of opinions of counsel as to the Trust Estate, and the annual delivery of the officer’s certificate and certain other statements as to compliance with the Indenture;

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the notification of the Indenture Trustee and the Rating Agencies of each Servicer Default and, if such Servicer Default arises from the failure of the Servicer to perform any of its duties or obligations under the Servicing Agreement with respect to the SUBI Assets, the taking of all reasonable steps available to remedy such failure;

•	the notification of the Indenture Trustee, the Vehicle Trustee, the Owner Trustee and the Rating Agencies of each Event of Default under the Indenture;

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the monitoring of the Issuing Entity’s obligations as to the satisfaction and discharge of the Indenture and the preparation of an officer’s certificate and the obtaining of the opinion of counsel and the independent certificate relating thereto;

•	the compliance with the Indenture with respect to the sale of the Trust Estate in a commercially reasonable manner if an Event of Default has occurred and is continuing;

•	the preparation of all required documents and delivery to Noteholders of notice of the removal of the Indenture Trustee and the appointment of a successor indenture trustee;

•	the opening of one or more accounts in the Issuing Entity’s name and the taking of all other actions necessary with respect to investment and reinvestment of funds in the accounts;

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the preparation of issuer requests, the obtaining of opinions of counsel, if necessary, and the certification to the Indenture Trustee with respect to the execution of supplemental indentures and the mailing to the Noteholders of notices with respect to such supplemental indentures;

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the duty to notify Noteholders and to make such notice available to the Rating Agencies of redemption of the Notes or to cause the Indenture Trustee to provide such notification pursuant to an Optional Purchase by the Servicer; and

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the preparation and delivery of all officer’s certificates, opinions of counsel and independent certificates with respect to any requests by the Issuing Entity to the Indenture Trustee to take any action under the Indenture.

To the extent any notice must be delivered to the Rating Agencies by the Issuing Entity, the Owner Trustee, the Vehicle Trustee or the Indenture Trustee, under the terms of the Administration Agreement, such notice will be delivered to the Administrator and the Administrator will deliver such notice to the Rating Agencies hired by the Sponsor.

As further described herein under “Description of the Notes—Interest”, the Administrator will also make certain determinations with respect to the Class A-2b Notes, including the Benchmark for the Class A-2b Notes, any Benchmark Transition Event and Benchmark Replacement Date, any SOFR Adjustment Conforming Changes and any Benchmark Replacement Conforming Changes.

As compensation for the performance of the Administrator’s obligations under the Administration Agreement and as reimbursement for its expenses related thereto, the Administrator will be entitled to a monthly administration fee in an amount agreed to between the Administrator and the Servicer, which fee will be paid by the Servicer out of the Servicing Fee.

Amendment

The Servicing Agreement and the SUBI Trust Agreement may be amended by the parties thereto without the consent of the holders of the Notes or the holder of the SUBI Certificate, provided that any such amendment will not, in the good faith judgment of the parties thereto, materially and adversely affect the interest of the holder of the SUBI Certificate or, in the case of any amendment to the Servicing Agreement, any holders of the Notes.  The Servicing Agreement and the SUBI Trust Agreement may also be amended with the consent of the holders of at least a majority of the aggregate outstanding principal amount of the Notes and, to the extent affected thereby, the consent of a majority of the holders of the Certificates, provided that, to the extent that any such amendment materially affects the UTI or any Other SUBI, the SUBI Certificate or the SUBI Assets, such amendment will require the consent of at least a majority of the holders of each such security affected thereby.  In the case of any such amendment to the Servicing Agreement or the SUBI Trust Agreement, the amendment will be deemed not to materially and adversely affect the interests of any holder of the Notes if the Rating Agency Condition has been satisfied with respect thereto.  Notwithstanding the foregoing, the consent of the holder of the SUBI Certificate or all of the holders of the Notes and Certificates, as the case may be, will be required in the case of any amendment (i) increasing or reducing in any manner the amount of, or accelerate or delay the timing of, collections or payments in respect of the 2026-2 SUBI or the SUBI Certificate, (ii) distributions required to be made on the Notes or Certificates, or (iii) reducing the percentage of the aggregate principal amount of the Notes or Certificates required to consent to any such amendment.  An opinion of counsel as to certain tax matters is required with respect to any amendment to the Servicing Agreement or the SUBI Trust Agreement.

The Trust Agreement may be amended by the parties to such agreement, without the consent of the holders of the Notes or Certificates, to cure any ambiguity, correct or supplement any provision therein that may be inconsistent with any other provision therein, add any other provisions with respect to matters or questions arising under such agreement that are not inconsistent with the provisions of the agreement, or add or amend any provision therein in connection with permitting transfers of the Certificates or otherwise, provided, that any such action does not materially adversely affect the interests of any holder of the SUBI Certificate (which, so long as any Notes are outstanding, will include the Indenture Trustee) or any holder of the Notes or Certificates.  In the case of any such amendment to the Trust Agreement, the amendment will be deemed not to materially and adversely affect the interests of any holder of the Notes if the Rating Agency Condition is satisfied in respect thereof.  The Trust Agreement may also be amended from time to time by the parties thereto, with the consent of the holders of a majority of the Notes and, to the extent affected thereby, the consent of the holders of a majority of the Certificates, and subject to satisfaction of the Rating Agency Condition with respect thereto, for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the Trust Agreement or of modifying in any manner the rights of the related holders of the Notes or Certificates.  However, no such amendment described in the immediately preceding sentence may (i) increase or reduce in any manner the amount of, or accelerate or delay the timing of, distributions that are required to be made on the Notes or Certificates or (ii) reduce the percentage of the holders of the Notes or Certificates required to consent to any such amendment, without the consent of all such holders, and any such amendment will not be permitted unless an opinion of counsel is furnished to the Indenture Trustee and the Owner Trustee to the effect that such amendment will not (A) affect the treatment of the outstanding Notes as debt for U.S. federal income tax purposes, (B) be deemed to cause a taxable exchange of the Notes for U.S. federal income tax purposes or (C) cause the Issuing Entity or the Vehicle Trust to be characterized as an association or a publicly traded partnership, in either case taxable as a corporation for U.S. federal income tax purposes.  The Trust Agreement may also be amended or supplemented from time to time, at the request of the holders of not less than 75% of the Certificates, to approve certain additional purposes of the Issuing Entity, upon not less than 90 days’ notice from the Administrator to each Rating Agency and each holder of the Notes, with the consent of the holders of at least 75% of the Notes, subject to satisfaction of the Rating Agency Condition with respect thereto, and provided that an opinion of counsel is furnished to the Indenture Trustee and the Owner Trustee to the effect that such amendment or supplement will not affect the treatment of any of the Notes for U.S. federal income tax purposes, or cause the Issuing Entity or the Vehicle Trust to be characterized as an association or a publicly traded partnership, in either case taxable as a corporation for U.S. federal income tax purposes.  Notwithstanding the foregoing, the Trust Agreement may be amended at any time by the parties thereto to the extent reasonably necessary to assure that none of the Vehicle Trust, the Issuing Entity or the Depositor will be characterized as an association, or a publicly traded partnership, in either case taxable as a corporation for U.S. federal income tax purposes.

For purposes of the three immediately preceding paragraphs, the Indenture Trustee will be the holder of the SUBI Certificate for purposes of determining whether any proposed amendment to the SUBI Trust Agreement, the Servicing Agreement or the Trust Agreement will materially adversely affect the interests of the holder of the SUBI Certificate.  For additional information, see “Description of the Transaction Documents—The Indenture—Modification of Indenture” in this prospectus.

The SUBI Certificate Transfer Agreement and the Issuer SUBI Certificate Transfer Agreement may be amended from time to time by the parties thereto without the consent of the holders of the Notes or the Certificates, provided that, in the case of any amendment to the Issuer SUBI Certificate Transfer Agreement, such amendment will not, in the good faith judgment of the parties thereto, materially and adversely affect the interest of any of such holders.

The Administration Agreement may be amended from time to time by the parties thereto, with the written consent of the Owner Trustee but without the consent of the holders of the Notes or Certificates, for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the Administration Agreement or of modifying in any manner the rights of the holders of the Notes and Certificates, provided, that such amendment will not materially and adversely affect the interest of any such holders.  The Administration Agreement may also be amended by the parties thereto, with the written consent of the Owner Trustee and the holders of a majority of the Notes and Certificates for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the Administration Agreement or of modifying in any manner the rights of the holders of the Notes and Certificates, provided, however, that no such amendment may (i) increase or reduce in any manner the amount of, or accelerate or delay the timing of, collections of payments on the Specified Leases or distributions that are required to be made for the benefit of the holders of the Notes and Certificates or (ii) reduce the percentage of the holders of the Notes and Certificates which are required to consent to any such amendment, without the consent of the holders of all such Notes and Certificates.  The Administrator may not amend the Administration Agreement without the permission of the Depositor, which permission may not be unreasonably withheld.

The Asset Representations Review Agreement may be amended from time to time by the parties thereto, without the consent of any holders of the Notes to (i) comply with any change in any applicable federal or state law, to cure any ambiguity, to correct or supplement any provisions in the Asset Representations Review Agreement or for

the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions in the Asset Representations Review Agreement; provided, however, that such action, as evidenced by an opinion of counsel delivered to the Issuing Entity and the Servicer, shall not adversely affect in any material respect the interests of any Noteholder whose consent has not been obtained, or (ii) correct any manifest error in the terms of the Asset Representations Review Agreement as compared to the terms expressly set forth in this prospectus. The Asset Representations Review Agreement may also be amended by the parties thereto, with the written consent of the holders of a majority of the Note Balance for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the Asset Representations Review Agreement or of modifying in any manner the rights of the Noteholders.

Notes Owned by the Issuing Entity, the Depositor, the Servicer and their Affiliates

In general, except as otherwise described in this prospectus and the Transaction Documents, any Notes owned by the Issuing Entity, the Depositor, the Servicer (so long as BMW FS or one of its affiliates is the servicer) or any of their respective affiliates will be entitled to benefits under the Transaction Documents equally and proportionately to the benefits afforded other owners of the Notes. See “Formation of the Issuing Entities,” “The Transaction Documents—Servicer Defaults” and “—Amendment” in this prospectus.

Certain Legal Aspects of the Vehicle Trust and the 2026-2 SUBI

The Vehicle Trust

General.  The Vehicle Trust is a statutory trust under Delaware law.  In a statutory trust, the trust property is managed for the profit of the beneficiaries, as opposed to a common law “asset preservation” trust, where the trustee is charged with the mere maintenance of trust property. The principal requirement for the formation of a statutory trust in Delaware is the execution of a trust agreement and the filing of a Certificate of Trust with the Secretary of State of the State of Delaware. The Vehicle Trust has been so formed. The Vehicle Trust has also made trust filings or obtained certificates of authority to transact business in some states where, in the judgment of the Servicer, such action may be required.

Because the Vehicle Trust is a statutory trust for Delaware and other state law purposes, it, like a corporation, may be eligible to be a debtor in its own right under the United States Bankruptcy Code (the “Bankruptcy Code”), as further described under “—Insolvency-Related Matters”. To the extent that the Vehicle Trust may be eligible for relief under the Bankruptcy Code or similar applicable state laws (the “Insolvency Laws”), the Vehicle Trustee is not authorized to commence a case or proceeding thereunder. Each of the Vehicle Trustee, the UTI Beneficiary and the holders from time to time of the UTI, the 2026-2 SUBI and any Other SUBI have agreed not to institute a case or proceeding against the Vehicle Trust under any Insolvency Law for a period of one year and one day after payment in full of all distributions to holders of the UTI, the 2026-2 SUBI and any Other SUBI under the Vehicle Trust Agreement. See “Description of the Transaction Documents—Insolvency Event” in this prospectus.

Notwithstanding the foregoing, claims against Vehicle Trust Assets could have priority over the beneficial interest in those assets represented by the 2026-2 SUBI. Additionally, claims of a third party against the Vehicle Trust Assets, including the SUBI Assets, to the extent such claims are not covered by insurance, would take priority over the holders of beneficial interests in the Vehicle Trust, such as the Indenture Trustee.

Structural Considerations. Unlike many structured financings in which the holders of the related securities have a direct ownership interest or a perfected security interest in the underlying assets being securitized, the Issuing Entity will not directly own the SUBI Assets. Instead, the Vehicle Trust will own the Vehicle Trust Assets, including the SUBI Assets, and the Vehicle Trust will take actions with respect thereto in the name of the Vehicle Trust on behalf of and as directed by the beneficiaries of the Vehicle Trust (i.e., the holders of the UTI Certificate, the SUBI Certificate and all Other SUBI Certificates). The primary asset of the Issuing Entity will be the SUBI Certificate evidencing a 100% beneficial interest in the SUBI Assets, and the Owner Trustee will take action with respect thereto in the name of the Issuing Entity and on behalf of the Securityholders and the Depositor. Beneficial interests in the related Specified Leases and the related Specified Vehicles represented by the SUBI Certificate, rather than direct legal ownership are transferred under this structure in order to avoid the administrative difficulty and expense of retitling the Specified Vehicles in the name of the transferee. The Servicer and/or the Vehicle Trustee will segregate the SUBI Assets from the other Vehicle Trust Assets on the books and records each maintains for such assets.  Neither the Servicer nor any holders of other beneficial interests in the Vehicle Trust will have rights in such SUBI Assets and, except under the limited circumstances described under “—Allocation of Vehicle Trust Liabilities,” payments made on any Vehicle Trust Assets other than the SUBI Assets will be unavailable to make payments on the Securities or to cover expenses of the Vehicle Trust allocable to such SUBI Assets.

Allocation of Vehicle Trust Liabilities. The Vehicle Trust Assets are comprised of several pools of Other SUBI Assets, together with the SUBI Assets and the UTI Assets. The UTI Beneficiary may in the future pledge the UTI as security for obligations to third-party lenders, and may in the future create and sell or pledge Other SUBIs in connection with other financings. The Vehicle Trust Agreement will permit the Vehicle Trust, in the course of its activities, to incur certain liabilities relating to its assets other than the SUBI Assets, or relating to its assets generally. Pursuant to the Vehicle Trust Agreement, as among the beneficiaries of the Vehicle Trust, any Vehicle Trust liability relating to a particular pool of Vehicle Trust Assets will be allocated to and charged against the pool of Vehicle Trust Assets to which it belongs. Vehicle Trust liabilities incurred with respect to the Vehicle Trust Assets generally will be borne pro rata among all pools of Vehicle Trust Assets. The Vehicle Trustee and the beneficiaries of the Vehicle Trust, including the Issuing Entity, will be bound by that allocation. In particular, the Vehicle Trust Agreement will require the holders from time to time of the UTI Certificates and any Other SUBI Certificates to waive any claim they might otherwise have with respect to the SUBI Assets and to fully subordinate any claims to such SUBI Assets in the event that such waiver is not given effect. Similarly, by virtue of holding Notes or a beneficial interest therein, noteholders will be deemed to have waived any claim they might otherwise have with respect to the UTI Assets or any Other SUBI Assets.

The Vehicle Trust Assets are located in several states, the tax laws of which vary. Additionally, the Vehicle Trust may in the future own Leases and Leased Vehicles located in states other than the states in which it conducts business as of the date of this prospectus.  Should the UTI Beneficiary fail to fulfill its indemnification obligations, amounts otherwise distributable to it as holder of the UTI Certificates will be applied to satisfy such obligations. However, it is possible that Noteholders could incur a loss on their investment in the event the UTI Beneficiary did not have sufficient assets available, including distributions in respect of the UTI, to satisfy such state or local tax liabilities.

The Vehicle Trust Agreement provides for the UTI Beneficiary to be liable as if the Vehicle Trust were a disregarded entity and the UTI Beneficiary was the general partner of the partnership to the extent necessary after giving effect to the payment of liabilities allocated severally to the holders of SUBI Certificate and any Other SUBI Certificates. However, it is possible that the Noteholders and Certificateholders could incur a loss on their investment to the extent any such claim were allocable to the Issuing Entity as the holder of a SUBI Certificate, either because a lien arose in connection with the SUBI Assets or in the event the UTI Beneficiary did not have sufficient assets available, including distributions in respect of the UTI, to satisfy such claimant or creditor in full.

The 2026-2 SUBI

The 2026-2 SUBI will evidence a beneficial interest in the SUBI Assets. The 2026-2 SUBI will represent neither a direct legal interest in the SUBI Assets, nor an interest in any Vehicle Trust Assets other than the SUBI Assets. Payments made on or in respect of such other Vehicle Trust Assets will not be available to make payments on the Securities or to cover expenses of the Vehicle Trust allocable to the SUBI Assets. Any liability to third parties arising from or in respect of a Specified Lease or a Specified Vehicle will be borne by the holders of the 2026-2 SUBI, including the Issuing Entity.  If any such liability arises from a Lease or Leased Vehicle that is an Other SUBI Asset or a UTI Asset, the SUBI Assets will not be subject to such liability.

Because the Issuing Entity’s primary asset will be the SUBI Certificate, the Issuing Entity, and, accordingly, the Indenture Trustee, will have an indirect beneficial ownership interest, rather than a security interest, in the SUBI Assets. Except as otherwise described below or under “Certain Legal Aspects of the Specified Leases and the Specified Vehicles,” generally the Issuing Entity will not have a perfected security interest in the SUBI Assets, and in no circumstances will the Issuing Entity have a direct ownership or perfected security interest in any Specified Vehicle.

The Issuing Entity will generally be deemed to own the SUBI Certificate and, through such ownership, to have an indirect beneficial ownership interest in the related Specified Leases and Specified Vehicles. If a court of competent jurisdiction were to recharacterize the sale of the SUBI Certificate to the Issuing Entity, the Issuing Entity, or, during the term of the Indenture, the Indenture Trustee, could instead be deemed to have a perfected security interest in the SUBI Certificate, and certain rights susceptible to perfection under the UCC, but in no event would the Issuing Entity or the Indenture Trustee be deemed to have a perfected security interest in the related Specified Vehicles.

Because the Issuing Entity will not directly own the SUBI Assets, and because its interest therein will generally be an indirect beneficial ownership interest, perfected liens of third-party creditors of the Vehicle Trust in the SUBI Assets will take priority over the interests of the Issuing Entity and the Indenture Trustee in the SUBI Assets. Therefore, a general creditor of the Vehicle Trust may obtain a lien on one or more SUBI Assets, regardless of whether its claim would be allocated to such SUBI Assets under the terms of the Vehicle Trust Agreement. Such liens could include tax liens, liens arising under various federal and state criminal statutes, certain liens in favor of the Pension Benefit Guaranty Corporation and judgment liens resulting from successful claims against the Vehicle Trust arising from the operation of the Specified Vehicles. See “Risk Factors—Risks Primarily Related to Bankruptcy and Insolvency of Transaction Parties and Perfection of Security Interests—Interests of other persons in the specified leases and the specified vehicles could be superior to the issuing entity’s interest, which may result in delayed or reduced payment on your notes” and “—Vicarious tort liability may result in a loss” and “Certain Legal Aspects of the Specified Leases and the Specified Vehicles—Vicarious Tort Liability” in this prospectus for a further discussion of these risks.

Insolvency-Related Matters

Each holder or pledgee of the UTI Certificates and any Other SUBI Certificate will be required to expressly disclaim any interest in the SUBI Assets and to fully subordinate any claims to such SUBI Assets in the event that disclaimer is not given effect. Although no assurances can be given, in the unlikely event of the bankruptcy of BMW LP, the Depositor believes that any SUBI Assets would not be treated as part of BMW LP’s bankruptcy estate and that, even if they were so treated, the subordination by the holders and pledgees of the UTI Certificates and any Other SUBI Certificate would be enforceable. In addition, as described herein under “Risk Factors—Risks Primarily Related to Bankruptcy and Insolvency of Transaction Parties and Perfection of Security Interests—The bankruptcy of BMW FS (servicer) or BMW Auto Leasing LLC (depositor) could result in losses or delays in payments on your notes,” each of BMW LP, the Vehicle Trust, or the Vehicle Trustee when acting on its behalf, and the Depositor has taken steps in structuring the transactions described in this prospectus and has undertaken to act throughout the life of such transactions in a manner intended to ensure that in the event a voluntary or involuntary case is commenced by or against BMW FS under the Insolvency Laws, the separate legal existence of each of BMW FS, on the one hand, and the Vehicle Trust and the Depositor, on the other hand, will be maintained such that none of the respective assets and liabilities of the Vehicle Trust, BMW LP or the Depositor should be consolidated with those of BMW FS.

With respect to the Depositor, these steps include its creation as a separate limited liability company under a limited liability company agreement containing certain limitations, including the requirement that it must have at all times a member with at least one independent director, and restrictions on the nature of its businesses and operations and on its ability to commence a voluntary case or proceeding under any Insolvency Law without the unanimous affirmative vote of all members.

There can be no assurance, however, that the limitations on the activities of BMW LP, the Vehicle Trust and the Depositor, as well as the restrictions on their abilities to obtain relief under Insolvency Laws or lack of eligibility thereunder, as described above, would prevent a court from concluding that their assets and liabilities should be consolidated with those of BMW FS, if BMW FS becomes the subject of a case or proceeding under any Insolvency Law.

If a case or proceeding under any Insolvency Law were to be commenced by or against any of BMW FS, the Vehicle Trust or the Depositor, if a court were to order the substantive consolidation of the assets and liabilities of any of such entities with those of BMW FS or if an attempt were made to litigate any of the foregoing issues, delays in distributions on the SUBI Certificate, and possible reductions in the amount of such distributions, to the Issuing Entity and therefore to the Noteholders, could occur. Because the Issuing Entity has pledged its rights in and to the SUBI Certificate to the Indenture Trustee, such distribution would be made to such indenture trustee, which would be responsible for retitling the applicable Specified Vehicles. The cost of that retitling would reduce amounts payable from the SUBI Assets that are available for payments of interest on and principal of the Notes, and in that event, the Noteholders could suffer a loss on their investment.

BMW LP will treat its conveyance of the SUBI Certificate to the Depositor as an absolute sale, transfer and assignment of all of its interest therein for all purposes. However, if a case or proceeding under any Insolvency Law were commenced by or against BMW LP, and BMW LP as debtor-in-possession or a creditor, receiver or bankruptcy trustee of BMW LP were to take the position that the sale, transfer and assignment of such SUBI Certificate by BMW LP to the Depositor should instead be treated as a pledge of such SUBI Certificate to secure a borrowing by BMW LP, delays in payments of proceeds of the SUBI Certificate to the Issuing Entity, and therefore to the Noteholders, could occur or, should the court rule in favor of that position, reductions in the amount of such payments could result.

As a precautionary measure, the Depositor will take the actions requisite to obtaining a security interest in the SUBI Certificate as against BMW LP which the Depositor will assign to the Issuing Entity and the Issuing Entity will assign to the Indenture Trustee. The Indenture Trustee will have a perfected security interest in the SUBI Certificate, which will each be a “certificated security” or a “general intangible” under the UCC, by possession and the filing of UCC financing statements. Accordingly, if the conveyance of the SUBI Certificate by BMW LP to the Depositor were not respected as an absolute sale, transfer and assignment, the Depositor, and ultimately the Issuing Entity and the Indenture Trustee as successors in interest, should be treated as a secured creditor of BMW LP, although a case or proceeding under any Insolvency Law with respect to BMW LP could result in delays or reductions in distributions on the SUBI Certificate as indicated above, notwithstanding such perfected security interest.

In the event that the Servicer were to become subject to a case under the Bankruptcy Code, some payments made within one year of the commencement of such case, including Advances and Reallocation Payments, may be recoverable by the Servicer as debtor-in-possession or by a creditor or a trustee in bankruptcy as a preferential transfer from the Servicer. See “Risk Factors—Risks Primarily Related to Bankruptcy and Insolvency of Transaction Parties and Perfection of Security Interests—The bankruptcy of BMW FS (servicer) or BMW Auto Leasing LLC (depositor) could result in losses or delays in payments on your notes.”

Dodd Frank Orderly Liquidation Framework

General. On July 21, 2010, the Dodd-Frank Wall Street Reform and Consumer Protection Act (the “Dodd-Frank Act”) was signed into law. Title II of the Dodd-Frank Act, among other things, gives the Federal Deposit Insurance Corporation (the “FDIC”) authority to act as receiver of bank holding companies, financial companies and their respective subsidiaries in specific situations under the Orderly Liquidation Authority (the “OLA”) as described in more detail below. The proceedings, standards, powers of the FDIC as receiver and many other substantive provisions of OLA differ from those of the Bankruptcy Code in several respects. In addition, because the FDIC has yet to use OLA in any receivership, it is unclear exactly what impact these provisions will have on any particular company, including BMW FS, the UTI Beneficiary, the Depositor, the Vehicle Trust, the Issuing Entity, or any of their respective creditors.  On February 21, 2018, the Department of the Treasury proposed a number of changes to the bankruptcy process for financial companies and reform of the FDIC’s OLA authority. It is uncertain whether these proposals or other amendments to OLA will be enacted by statute or regulation, and what effect they would have on BMW FS, the UTI Beneficiary, the Depositor, the Vehicle Trust, the Issuing Entity or any of their respective creditors.

Potential Applicability to BMW FS, the UTI Beneficiary, the Depositor, the Vehicle Trust and the Issuing Entity. There is uncertainty about which companies will be subject to OLA rather than the Bankruptcy Code. For a company to become subject to OLA as a covered financial company, the Secretary of the Treasury (in consultation with the President of the United States) must determine, among other things, that the company is in default or in danger of default, the failure of such company and its resolution under the Bankruptcy Code would have serious adverse effects on financial stability in the United States, no viable private sector alternative is available to prevent the default of the company and an OLA proceeding would avoid or mitigate these adverse effects.

If BMW FS were determined to be a “covered financial company,” the UTI Beneficiary, the Vehicle Trust, the Issuing Entity or the Depositor as “covered subsidiaries” could also potentially be subject to the provisions of OLA as a “covered financial company.”  For the UTI Beneficiary, the Vehicle Trust, the Issuing Entity or the Depositor to be subject to receivership under OLA as a covered subsidiary of BMW FS (1) the FDIC would have to be appointed as receiver for BMW FS under OLA as described above, and (2) the FDIC and the Secretary of the Treasury would have to jointly determine that (a) the UTI Beneficiary, the Vehicle Trust, the Issuing Entity or the Depositor is in default or in danger of default, (b) the liquidation of that covered subsidiary would avoid or mitigate serious adverse effects on the financial stability or economic conditions of the United States and (c) such appointment would facilitate the orderly liquidation of BMW FS.

There can be no assurance that the Secretary of the Treasury would not determine that the failure of BMW FS or any potential covered subsidiary thereof would have serious adverse effects on financial stability in the United States. In addition, no assurance can be given that OLA would not apply to BMW FS, the UTI Beneficiary, the Vehicle Trust, the Depositor or the Issuing Entity or, if it were to apply, that the timing and amounts of payments to the Noteholders would not be less favorable than under the Bankruptcy Code.

FDIC’s Repudiation Power Under OLA. If the FDIC were appointed receiver of BMW FS or of a covered subsidiary thereof under OLA, the FDIC would have various powers under OLA, including the power to repudiate any contract to which BMW FS or a covered subsidiary was a party, if the FDIC determined that performance of the contract was burdensome and that repudiation would promote the orderly administration of BMW FS’ or such covered subsidiary’s affairs.  In January 2011, in response to questions regarding whether the FDIC would apply its repudiation power under Section 210(c) of the Dodd-Frank Act to transfers of assets where the assets would not be treated as property of the estate under the Bankruptcy Code, the then-Acting General Counsel of the FDIC, later appointed as General Counsel (the “FDIC Counsel”) issued an advisory opinion letter clarifying, among other things, its intended application of the FDIC’s repudiation power under the OLA.  In that advisory opinion, the FDIC Counsel stated that nothing in the Dodd-Frank Act changes the existing law governing the separate existence of separate entities under other applicable law. As a result, the FDIC Counsel was of the opinion that the FDIC as receiver for a covered financial company, which could include BMW FS or its subsidiaries (including the UTI Beneficiary, the Vehicle Trust, the Depositor and the Issuing Entity), cannot repudiate a contract or lease unless it has been appointed as receiver for that entity or the separate existence of that entity may be disregarded under other applicable law. In addition, the FDIC Counsel was of the opinion that until such time as the FDIC Board of Directors adopts a regulation further addressing the application of Section 210(c) of the Dodd-Frank Act, if the FDIC were to become receiver for a covered financial company, which could include BMW FS or its subsidiaries (including the UTI Beneficiary, the Vehicle Trust, the Depositor and the Issuing Entity), the FDIC will not, in the exercise of its authority under Section 210(c) of the Dodd-Frank Act, reclaim, recover, or recharacterize as property of that covered financial company or the receivership assets transferred by that covered financial company prior to the end of the applicable transition period of a regulation provided that such transfer satisfies the conditions for the exclusion of such assets from the property of the estate of that covered financial company under the Bankruptcy Code.  Although this advisory opinion does not bind the FDIC or its Board of Directors, and could be modified or withdrawn in the future, the advisory opinion also states that if further regulations affecting the statutory power to disaffirm or repudiate contracts are implemented the FDIC Counsel will recommend that the FDIC Board of Directors incorporates a transition period of 90 days for any such regulations.  Subsequent to the advisory opinion, the FDIC has issued regulations implementing OLA; none of those regulations alters or contradicts the views of FDIC Counsel in the advisory opinion regarding the power of the FDIC to disaffirm or repudiate contracts.  To the extent any future regulations or subsequent FDIC actions in an OLA proceeding involving BMW FS or its subsidiaries (including the UTI Beneficiary, the Vehicle Trust, the Depositor or the Issuing Entity), are contrary to this advisory opinion, payment or distributions of principal and interest on the Securities issued by the Issuing Entity could be delayed or reduced.

We will structure the transfers of the SUBI Certificate under the SUBI Certificate Transfer Agreement and Issuer SUBI Certificate Transfer Agreement with the intent that they would be treated as legal true sales under applicable state law. If the transfers are so treated, based on the FDIC Counsel’s advisory opinion rendered in January 2011 and other applicable law, BMW FS believes that the FDIC would not be able to recover the SUBI Certificate transferred under the SUBI Certificate Transfer Agreement and the Issuer SUBI Certificate Transfer Agreement using its repudiation power. However, if those transfers were not respected as legal true sales, then the Depositor under the SUBI Certificate Transfer Agreement would be treated as having made a loan to the UTI Beneficiary, as the seller, and the Issuing Entity under the Issuer SUBI Certificate Transfer Agreement would be treated as having made a loan to the Depositor, as the seller, in each case secured by the transferred SUBI Certificate. The FDIC, as receiver, generally has the power to repudiate secured loans and then recover the collateral after paying damages to the lenders. If the Issuing Entity were placed in receivership under OLA, this repudiation power would extend to the Notes issued by the Issuing Entity.  The amount of damages that the FDIC would be required to pay would be limited to “actual direct compensatory damages” determined as of the date of the FDIC’s appointment as receiver. There is no general statutory definition of “actual direct compensatory damages” in this context, but the term does not include damages for lost profits or opportunity. However, under OLA, in the case of any debt for borrowed money, actual direct compensatory damages is no less than the amount lent plus accrued interest plus any accreted original issue discount as of the date the FDIC was appointed receiver and, to the extent that an allowed secured claim is secured by property the value of which is greater than the amount of such claim and any accrued interest through the date of repudiation or disaffirmance, such accrued interest.

Regardless of whether the transfers under the SUBI Certificate Transfer Agreement and Issuer SUBI Certificate Transfer Agreement are respected as legal true sales, as receiver for BMW FS or a covered subsidiary the FDIC could:

•	require the Issuing Entity, as assignee of the Depositor, to go through an administrative claims procedure to establish its rights to payments collected on the SUBI Certificate; or

•
if the Vehicle Trust were a covered subsidiary, require the Issuing Entity as the owner of the SUBI Certificate or the Indenture Trustee as secured creditor with a security interest in the SUBI Certificate to go through an administrative claims procedure to establish its rights to payments on the SUBI Certificate; or

•	if the Issuing Entity were a covered subsidiary, require the Indenture Trustee to go through an administrative claims procedure to establish its rights to payments on the Notes; or

•
request a stay of proceedings to liquidate claims or otherwise enforce contractual and legal remedies against BMW FS or a covered subsidiary (including the UTI Beneficiary, the Vehicle Trust and the Issuing Entity); or

•	repudiate BMW FS’ ongoing servicing obligations under the Servicing Agreement, such as its duty to collect and remit payments or otherwise service the leases and related leased vehicles; or

•	prior to any such repudiation of the Servicing Agreement, prevent any of the Indenture Trustee or the Noteholders from appointing a successor Servicer; or

•	repudiate the duties of the Vehicle Trust or the Vehicle Trustee under the SUBI Trust Agreement or any other agreements to which the Vehicle Trust is a party.

There are also statutory prohibitions on (1) any attachment or execution being issued by any court upon assets in the possession of the FDIC, as receiver, (2) any property in the possession of the FDIC, as receiver, being subject to levy, attachment, garnishment, foreclosure or sale without the consent of the FDIC, and (3) any person exercising any right or power to terminate, accelerate or declare a default under any contract to which BMW FS or a covered subsidiary (including the UTI Beneficiary, the Vehicle Trust and the Issuing Entity) that is subject to OLA is a party, or to obtain possession of or exercise control over any property of BMW FS or any covered subsidiary or affect any contractual rights of BMW FS or a covered subsidiary (including the UTI Beneficiary, the Vehicle Trust and the Issuing Entity) that is subject to OLA, without the consent of the FDIC for 90 days after appointment of FDIC as receiver.  The requirement to obtain the FDIC’s consent before taking these actions relating to a covered company’s contracts or property is comparable to the “automatic stay” in bankruptcy.

If the Issuing Entity were itself to become subject to OLA as a “covered subsidiary,” the FDIC may repudiate the debt of the Issuing Entity. In such an event, the Noteholders would have a secured claim in the receivership of the Issuing Entity for “actual direct compensatory damages” as described above but delays in payments on such Notes would occur and possible reductions in the amount of those payments could occur.

If the FDIC, as receiver for BMW FS, the UTI Beneficiary, the Vehicle Trust, the Depositor or the Issuing Entity, were to take any of the actions described above, payments or distributions of principal and interest on the Securities issued by the Issuing Entity would be delayed and may be reduced.

Certain Legal Aspects of the Specified Leases and the Specified Vehicles

General

The perfection of the security interests in the SUBI Assets and the enforcement of rights to realize on the Specified Vehicles as collateral for the Specified Leases are subject to a number of federal and state laws, including the UCC as in effect in various states.  The Specified Leases will be “chattel paper” as defined in the UCC (collectively, “chattel paper”).

All Specified Leases acquired from Centers name the Vehicle Trust, or the Vehicle Trustee on behalf of the Vehicle Trust, as assignee and as the secured party.  BMW FS’ possession, as Servicer, of tangible contracts and its control of electronic contracts on behalf of the Vehicle Trust and its assigns will perfect their interests in the Leases against the related Center and their creditors and also provide the Vehicle Trust and its assigns priority over any prior secured creditors, such as an inventory financer, that has a security interest in the Specified Leases.

BMW FS, on behalf of the Vehicle Trust and its assigns, will have “control” of an authoritative copy of an electronic contract under the UCC in effect in each state if either (1) (a) there is a “single authoritative copy” of the electronic contract that is readily distinguishable from all other copies and which identifies the Vehicle Trust as the owner, (b) all other copies of the electronic contract indicate that they are not the “authoritative copy” of the electronic contract, (c) any revisions or amendments to the authoritative copy of the electronic contract are readily identifiable as either authorized or unauthorized, (d) authorized revisions or amendments of the electronic contract cannot be made without the Vehicle Trust’s participation, and (e) the authoritative copy is communicated to and maintained by BMW FS or its designated custodian, or (2) the system employed by or on behalf of the Vehicle Trust for evidencing the transfer of interests in the chattel paper reliably establishes the secured party as the person to whom the authoritative electronic copy is assigned.

Back-up Security Interests

Because the Issuing Entity will own the SUBI Certificate, the Issuing Entity will have an indirect beneficial interest, rather than a security interest, in the SUBI Assets.  Except as otherwise described below, the Indenture Trustee generally will not have a perfected security interest in the property of the Issuing Entity or any SUBI Assets and in no circumstances will the Indenture Trustee have a perfected security interest in any related Specified Vehicle.

As described herein under “Certain Legal Aspects of the Vehicle Trust and the 2026-2 SUBI,” the Indenture Trustee will have a security interest in the SUBI Certificate perfected by possession.

The SUBI Assets will consist principally of the Specified Leases and the related Specified Vehicles, subject to the rights of the User-Lessees under the Specified Leases. The Specified Leases will be “chattel paper” as defined in the UCC. Pursuant to the UCC, a non-possessory security interest in or transfer of chattel paper may be perfected by filing a UCC-1 financing statement with the appropriate filing office in the state where the debtor is located for purposes of the UCC. Accordingly, as a precaution, UCC-1 financing statements relating to the Specified Leases will be filed naming:

•	the Vehicle Trust as debtor and the Indenture Trustee as assignee secured party;

•	BMW LP as debtor and the Indenture Trustee as assignee secured party;

•	the Depositor as debtor and the Indenture Trustee as assignee secured party; and

•	the Issuing Entity as debtor and the Indenture Trustee as secured party.

Perfection and the effect of perfection or non-perfection of a security interest in Specified Vehicles are governed by the certificate of title statutes of the states in which such Specified Vehicles are located. Because of the administrative burden and expense of perfecting an interest in automobiles under the certificate of title statutes in the states in which the Specified Leases were originated, the Indenture Trustee’s interest in such Specified Vehicles will be unperfected, and therefore, the Indenture Trustee will only have a perfected security interest in the related Specified Leases. The Indenture Trustee’s security interest in the related Specified Leases could be subordinate to the interests of some other parties who take possession of or, in the case of electronic leases, “control” of the authoritative copy of, the related Specified Leases. Specifically, the Issuing Entity’s security interest in a Specified Lease could be subordinate to the rights of a purchaser of that Specified Lease who takes possession thereof without knowledge or actual notice of the Issuing Entity’s security interest. The Specified Leases (or the authoritative copies thereof) will not be stamped to indicate the precautionary security arrangements. However, the Servicing Agreement requires the Servicer to retain custody or control of all Specified Leases. To the extent that a valid lien is imposed by a third party against a Specified Vehicle, the interest of the lienholder will be superior to the unperfected beneficial interest of the Issuing Entity in that Specified Vehicle. For further information relating to potential liens on the SUBI Assets, see “Description of the Transaction Documents—Notification of Liens and Claims” herein and “Description of the Transaction Documents—Custody of Lease Documents and Certificates of Title” and “Certain Legal Aspects of the Vehicle Trust and the 2026-2 SUBI—The 2026-2 SUBI” in this prospectus.

As noted under “Certain Legal Aspects of the Vehicle Trust and the 2026-2 SUBI—The 2026-2 SUBI,” various liens could be imposed upon all or part of the SUBI Assets that, by operation of law, would take priority over the Issuing Entity’s interest therein. Such liens would include tax liens, mechanics’, repairmen’s, garagemen’s and motor vehicle accident liens and some liens for personal property taxes, in each case arising with respect to a particular Specified Vehicle, liens arising under various state and federal criminal statutes and some liens more fully described under “Risk Factors—Risks Primarily Related to Bankruptcy and Insolvency of Transaction Parties and Perfection of Security Interests—Interests of other persons in the specified leases and the specified vehicles could be superior to the issuing entity’s interest, which may result in delayed or reduced payment on your notes” in favor of the Pension Benefit Guaranty Corporation. Additionally, any perfected security interest of the Issuing Entity in all or part of the property of the Issuing Entity could also be subordinate to claims of any trustee in bankruptcy or debtor-in-possession in the event of a bankruptcy of the Depositor prior to any perfection of the transfer of the assets sold, transferred and assigned by the Depositor to the Issuing Entity, as more fully described under “Risk Factors— Risks Primarily Related to Bankruptcy and Insolvency of Transaction Parties and Perfection of Security Interests—The bankruptcy of BMW FS (servicer) or BMW Auto Leasing LLC (depositor) could result in losses or delays in payments on your notes.”

Vicarious Tort Liability

Although the Vehicle Trust will own all of the Specified Vehicles, they will be operated by the related user-lessees and their invitees. State laws differ as to whether anyone suffering injury to person or property involving a vehicle may bring an action against the owner of that vehicle merely by virtue of such ownership. To the extent that applicable state law permits such an action and is not preempted by the Transportation Act, the Vehicle Trust and the Vehicle Trust Assets may be subject to liability to such an injured party. However, the laws of many states either (i) do not permit these types of suits, or (ii) the lessor’s liability is capped at the amount of any liability insurance that the user-lessee was required to, but failed to, maintain (except for some states, such as New York, where liability is joint and several). Furthermore, the Transportation Act provides that an owner of a motor vehicle that rents or leases the vehicle to a person will not be liable under the law of a state or political subdivision by reason of being the owner of the vehicle, for harm to persons or property that results or arises out of the use, operation, or possession of the vehicle during the period of the rental or lease, if (i) the owner (or an affiliate of the owner) is engaged in the trade or business of renting or leasing motor vehicles; and (ii) there is no negligence or criminal wrongdoing on the part of the owner (or an affiliate of the owner). The Transportation Act is intended to preempt state and local laws that impose possible vicarious tort liability on entities owning motor vehicles that are rented or leased and should reduce the likelihood of vicarious liability being imposed on the Vehicle Trust.

Following an accident involving a Specified Vehicle, under certain circumstances the Vehicle Trust may be the subject of an action for damages as a result of its ownership of that Specified Vehicle. To the extent that applicable state law permits such an action, the Vehicle Trust and the Vehicle Trust Assets may be subject to liability. The laws of many states either do not permit such suits or provide that BMW FS’ liability is capped at the amount of any liability insurance that the user-lessee was required but failed to maintain. However, in some states, such as New York, liability is joint and several and there does not appear to be a limit on an owner’s liability.

In California, under the California Vehicle Code, the owner of a motor vehicle subject to a lease is responsible for injuries to persons or property resulting from the negligent or wrongful operation of the vehicle by any person using the vehicle with the owner’s permission. The owner’s liability for personal injuries is limited to $15,000 per person and $30,000 in total per accident and the owner’s liability for property damage is limited to $5,000 per accident.

However, recourse for any judgment arising out of the operation of the vehicle must first be had against the operator’s property if the operator is within the jurisdiction of the court.

In contrast, under New York law, the holder of title of a motor vehicle, including a vehicle trust as lessor, may be considered an “owner” and thus may be held jointly and severally liable with the user-lessee for the negligent use or operation of such motor vehicle. In New York, unlike California, there does not appear to be a limit on an owner’s liability. Losses could arise if lawsuits are brought against either the Vehicle Trust or the Servicer, as agent of the Vehicle Trust, in connection with the negligent use or operation of any Leased Vehicles which are part of the Vehicle Trust.

Although the Vehicle Trust’s insurance coverage is substantial, in the event that all applicable insurance coverage were to be exhausted and damages were to be assessed against the Vehicle Trust, claims could be imposed against the assets of the Vehicle Trust, including the Specified Vehicles. However, such claims would not take priority over any SUBI Assets to the extent that the Issuing Entity had a prior perfected security interest therein, such as would be the case, in certain limited circumstances, with respect to the Specified Leases, as further described under “—Back-up Security Interests”. If any such claims were imposed against the assets of the Vehicle Trust, investors in the Notes could incur a loss on their investment.

The Vehicle Trust is a party to and is vigorously defending numerous legal proceedings, all of which are believed to constitute ordinary routine litigation incidental to the ownership of Leased Vehicles and the business and the activities of the Vehicle Trust.

Repossession of Specified Vehicles

In the event that a default by a user-lessee has not been cured within a certain period of time after being sent notice of that default, the Servicer will ordinarily repossess the related Specified Vehicle. Some jurisdictions limit the methods of vehicle recovery to judicial foreclosure or require that a user-lessee be notified of the default and be given a time period within which to cure that default prior to repossession. Generally, this right to cure may be exercised on a limited number of occasions in any one-year period. In these jurisdictions, if a user-lessee objects or raises a defense to repossession, an order must be obtained from the appropriate state court, and the vehicle must then be repossessed in accordance with that order. Other jurisdictions permit repossession without notice, but only if the repossession can be accomplished peacefully. If a breach of the peace cannot be avoided, judicial action will be required.

After the Servicer has repossessed a Specified Vehicle, it may provide the related user-lessee with a period of time within which to cure the default under the related Specified Lease. If, by the end of that period, the default has not been cured, the Servicer will attempt to sell that Specified Vehicle.

The Sales Proceeds or Termination Proceeds therefrom may be less than the remaining amounts due under that Specified Lease at the time of default.

Deficiency Judgments

The proceeds of sale of a Specified Vehicle generally will be applied first to the expenses of resale and repossession and then to the satisfaction of the amounts due under the related Specified Lease. If the proceeds from the sale do not equal the Securitization Value of the related Specified Vehicle, the Servicer may seek a deficiency judgment for the amount of the shortfall. However, some states impose prohibitions or limitations on a secured party’s ability to seek a deficiency judgment. In these states a deficiency judgment may be prohibited or reduced in amount if the user-lessee was not given proper notice of the resale or if the terms of resale were not commercially reasonable. Even if a deficiency judgment is obtained, there is no guaranty that the full amount of the judgment could be collected. Because a deficiency judgment is a personal judgment against a defaulting user-lessee who generally has few assets to satisfy a judgment, the practical use of a deficiency judgment is often limited. Therefore, in many cases, it may not be useful to seek a deficiency judgment and even if obtained, a deficiency judgment may be settled at a significant discount.

Consumer Protection Laws

Numerous federal and state consumer protection laws impose requirements upon lessors and servicers involved in consumer leasing. The federal Consumer Leasing Act of 1976 and Regulation M, issued by the Board of Governors of the Federal Reserve System, for example, require that a number of disclosures be made at the time a vehicle is leased, including, among other things, all amounts and types of payments due at the time of origination of the lease, a description of the user-lessee’s liability at the end of the lease term, the amount of any periodic payments and the manner of their calculation, the circumstances under which the user-lessee may terminate the lease prior to the end of the lease term and the capitalized cost of the vehicle and a warning regarding possible charges for early termination. All states, except for the State of Louisiana, have adopted Article 2A of the UCC which provides protection to user-lessees through specified implied warranties and the right to cancel a lease relating to defective goods. Additionally, certain states such as California have enacted comprehensive vehicle leasing statutes that, among other things, regulate the disclosures to be made at the time a vehicle is leased. The various federal and state consumer protection laws would apply to the Vehicle Trust as owner or lessor of the Leases and may also apply to the Issuing Entity as holder of the SUBI Certificate. The failure to comply with these consumer protection laws may give rise to liabilities on the part of the Servicer, the Vehicle Trust and the Vehicle Trustee, including liabilities for statutory damages and attorneys’ fees. In addition, claims by the Servicer, the Vehicle Trust and the Vehicle Trustee may be subject to set-off as a result of any noncompliance. Courts have applied general equitable principles in litigation relating to repossession and deficiency balances. These equitable principles may have the effect of relieving a user-lessee from some or all of the legal consequences of a default.

In several cases, consumers have asserted that the self-help remedies of lessors violate the due process protection provided under the Fourteenth Amendment to the Constitution of the United States. Courts have generally found that repossession and resale by a lessor do not involve sufficient state action to afford constitutional protection to consumers.

Many states have adopted laws (each, a “Lemon Law”) providing redress to consumers who purchase or lease a vehicle that remains out of conformance with its manufacturer’s warranty after a specified number of attempts to correct a problem or after a specific time period. Should any Leased Vehicle become subject to a Lemon Law, a user-lessee could compel the Vehicle Trust to terminate the related Lease and refund all or a portion of payments that previously have been paid with respect to that Lease. Although the Vehicle Trust may be able to assert a claim against the manufacturer of any such defective Leased Vehicle, there can be no assurance any such claim would be successful. To the extent a user-lessee is able to compel the Vehicle Trust to terminate the related Lease, the Lease will be deemed to be a Liquidated Lease and amounts received thereafter on or in respect of such Lease will constitute Liquidation Proceeds. As described under “The Specified Leases,” BMW FS will represent and warrant as of the applicable Closing Date that the related Specified Leases and Specified Vehicles comply with all applicable laws, including Lemon Laws, in all material respects. Nevertheless, there can be no assurance that one or more Specified Vehicles will not become subject to return (and the related Specified Lease terminated) in the future under a Lemon Law.

The Servicemembers Civil Relief Act, as amended (the “Relief Act”) and similar laws of many states may provide relief to members of the armed services, including members of the Army, Navy, Air Force, Marines, National Guard, Reservists, Coast Guard, Space Force and officers of the National Oceanic and Atmospheric Administration and officers of the U.S. Public Health Service assigned to duty with the military, on active duty, who have entered into an obligation, such as a lease of a vehicle, before entering into military service and provide that under some circumstances the lessor may not terminate the lease for breach of the terms of the lease, including nonpayment. Furthermore, under the Relief Act, a user-lessee may terminate a lease of a vehicle at any time after the user-lessee’s entry into military service or the date of the user-lessee’s military orders if (i) the lease is executed by or on behalf of a person who subsequently enters military service under a call or order specifying a period of not less than 180 days (or who enters military service under a call or order specifying a period of 180 days or less and who, without a break in service, receives orders extending the period of military service to a period of not less than 180 days); or (ii) the user-lessee, while in the military, executes a lease of a vehicle and thereafter receives military orders for a permanent change of station outside of the continental United States or to deploy with a military unit for a period of not less than 180 days. In certain cases, a spouse or dependent of a servicemember who dies or sustains a catastrophic illness or injury while in military service or while performing full-time national guard duty, active guard and reserve duty, or inactive-duty training, will also have the ability to terminate such servicemember’s lease of a vehicle.  No early termination charge may be imposed on the user-lessee for any such termination. In addition, pursuant to these laws, under certain circumstances, residents called into active duty with the reserves can apply to a court to delay payments on retail installment contracts, including the Leases.  No information can be provided as to the number of Specified Leases that may be affected by these laws. In addition, certain military operations of the United States may have persons in reserve status who have been called or will be called to active duty. In addition, these laws may impose limitations that would impair the ability of the Servicer to repossess a defaulted vehicle during the related user-lessee’s period of active duty status and, in some cases, may require the Servicer to extend the maturity of the lease, lower the monthly payments and readjust the payment schedule for a period of time after the completion of the user-lessee’s military service. Thus, if a Specified Lease goes into default, there may be delays and losses occasioned by the inability to exercise the rights of the Vehicle Trust with respect to the Specified Lease and the related Specified Vehicle in a timely fashion.  If a User-Lessee’s obligation to make payments is reduced, adjusted or extended, the Servicer will not be required to advance such amounts. Any resulting shortfalls in interest or principal during a Collection Period will reduce the amount available for distribution on the Notes and Certificates on the related Payment Date.

Representations and warranties will be made in the Servicing Agreement that each Specified Lease complies with all requirements of law in all material respects. If any such representation and warranty proves to be incorrect with respect to a Specified Lease, has certain material adverse effects and is not timely cured, the Servicer will be required under the Servicing Agreement to deposit an amount equal to the Reallocation Payment in respect of that Specified Lease into the SUBI Collection Account. See “Description of the Transaction Documents” and “The Specified Leases—General” and “—Representations, Warranties and Covenants” in this prospectus for further information regarding the foregoing representations and warranties and the Servicer’s obligations with respect thereto.

Other Limitations

In addition to laws limiting or prohibiting deficiency judgments, numerous other statutory provisions, including applicable Insolvency Laws, may interfere with or affect the ability of the Servicer to enforce the rights of the Vehicle Trust under the Leases. For example, if a user-lessee commences bankruptcy proceedings, the receipt of that user-lessee’s payments due under the related Lease is likely to be delayed. In addition, a user-lessee who commences bankruptcy proceedings might be able to assign the related Lease to another party even though that Lease prohibits assignment.

Legal Proceedings

To the knowledge of the Sponsor and the Depositor, there are no legal proceedings pending, or governmental proceedings contemplated, against the Sponsor, the Depositor, the UTI Beneficiary, the Vehicle Trust, the Vehicle Trustee, the Servicer or the Issuing Entity that would be material to holders of any Notes.

For a description of any legal proceedings pending, or governmental proceedings contemplated, against the Owner Trustee and the Indenture Trustee that would be material to holders of any Notes, you should refer to “The Owner Trustee and the Indenture Trustee” in this prospectus.

Material U.S. Federal Income Tax Considerations

The following discussion summarizes certain of the material U.S. federal income tax considerations applicable to the purchase, ownership and disposition of the Notes and is based on the Internal Revenue Code of 1986, as amended (the “Code”), the Treasury regulations promulgated and proposed thereunder (the “Regulations”), judicial decisions and published administrative authorities, rulings and pronouncements of the Internal Revenue Service (the “IRS”), all as in effect on the date hereof.  Legislative, judicial or administrative changes or interpretations hereafter enacted or promulgated could alter or modify the analysis and conclusions set forth below, possibly on a retroactive basis. In addition, this summary does not purport to address the U.S. federal income tax considerations applicable to all categories of investors, some of which may be subject to special rules. For example, it does not discuss the tax treatment of investors that are S corporations, banks, thrifts, other financial institutions, insurance companies, mutual funds, small business investment companies, real estate investment trusts, regulated investment companies, accrual method taxpayers subject to special tax accounting rules pursuant to Section 451(b) of the Code as a result of their use of financial statements, broker-dealers, tax-exempt organizations and persons that hold the Notes as part of a straddle, hedging or conversion transaction, Non-U.S. Note Owners that treat the Notes as producing income effectively connected to a United States trade or business, or to persons or entities holding an interest in a holder (e.g., as a stockholder, partner, or holder of an interest as a beneficiary). This summary is intended as an explanatory discussion of the related U.S. federal income tax matters affecting investors generally, but does not purport to furnish information in the level of detail or with the attention to an investor’s specific tax circumstances that would be provided by an investor’s own tax advisor. Accordingly, it is suggested that each investor consult its own tax advisor with regard to the tax considerations applicable to it of investing in Notes.

Further, this summary (a) assumes that the Notes will be held by the holders thereof as capital assets as defined in Section 1221 of the Code (generally, property held as investment) and (b) except as indicated (and other than for purposes of the discussion under “—Treatment of the Notes as Indebtedness” and “—Possible Alternative Characterization” below), assumes the Notes are properly characterized as debt for U.S. federal income tax purposes. Further, no information is provided herein with respect to any foreign, state or local tax considerations applicable to the ownership and disposition of the Notes or any federal alternative minimum tax or estate or gift tax considerations. Except for “—Tax Considerations for Non-U.S. Note Owners” and “—Information Reporting and Backup Withholding” below, the following discussion applies only to a U.S. Note Owner (as defined below).

In the opinion of Morgan, Lewis & Bockius LLP, tax counsel to the Issuing Entity (“Tax Counsel”), under current law and assuming execution of, and compliance with, the Transaction Documents, (i) as of their issuance date, the Notes held by parties unaffiliated with the Issuing Entity for U.S. federal income tax purposes will be characterized as debt for U.S. federal income tax purposes and (ii) the Issuing Entity will not be characterized as an association or a publicly traded partnership, in either case taxable as a corporation for U.S. federal income tax purposes.  The determination of whether Notes are characterized as debt for U.S. federal income tax purposes is based on the law and the facts and circumstances existing at the time that such Notes are considered issued for U.S. federal income tax purposes.

In addition, Tax Counsel has prepared or reviewed the statements under the heading “Summary of Terms—Tax Status” and under the heading “Material U.S. Federal Income Tax Considerations” as they relate to U.S. federal income tax matters.  The discussions presented therein constitute Tax Counsel’s opinion of the law and Tax Counsel is of the opinion that, insofar as they purport to describe certain provisions of U.S. federal income tax law or legal conclusions with respect thereto, such statements are correct in all material respects.

For purposes of this discussion, “Note Owner” means any Noteholder or Beneficial Owner of the Notes. The term “U.S. Note Owner” means any Note Owner that is for U.S. federal income tax purposes a United States Person (as defined below) other than an entity or arrangement treated as a partnership for such purposes.  “United States Person” means (i) a citizen or resident of the United States, (ii) an entity treated for U.S. federal income tax purposes as a corporation created or organized in or under the laws of the United States, any state thereof, or the District of Columbia, (iii) an estate, the income of which is includible in gross income for U.S. federal income tax purposes regardless of its source or (iv) a trust with respect to which a court in the United States is able to exercise primary authority over its administration and as to which one or more United States Persons have the authority to control all of its substantial decisions or that is otherwise eligible to and has elected to be treated as a United States Person. A “Non-U.S. Note Owner” means a person other than a U.S. Note Owner or an entity or arrangement treated as a partnership for U.S. federal income tax purposes.

If a partnership (including for this purpose any entity or arrangement treated as a partnership for U.S. federal income tax purposes) is a Note Owner, the treatment of a partner in the partnership will generally depend upon the status of the partner and upon the activities of the partnership.  A Note Owner that is treated as a partnership for U.S. federal income tax purposes and partners in such partnership are encouraged to consult their tax advisors about the U.S. federal income tax considerations of holding and disposing of the Notes.

Prospective investors are urged to consult their own tax advisors with regard to U.S. federal tax considerations relevant to purchasing, holding and disposing of the Notes in their own particular circumstances, as well as the tax considerations arising under the laws of any state, foreign country or other jurisdiction to which they may be subject.

Tax Characterization of the Issuing Entity

In the opinion of Tax Counsel, under current law and assuming execution of, and compliance with, the Transaction Documents, the Issuing Entity will not be characterized as an association or a publicly traded partnership, in either case taxable as a corporation for U.S. federal income tax purposes. An opinion of counsel, however, is not binding on the IRS or the courts.  Thus, no assurance can be given that such a characterization will not be challenged, nor, if challenged, will prevail.

If the Issuing Entity were to be taxable as a corporation for U.S. federal income tax purposes, it would be subject to corporate income tax on its taxable income.  The Issuing Entity’s taxable income would include all its income on the Specified Leases realized in respect of the SUBI, possibly reduced by its interest expense on some or all of the classes of Notes.  Any imposition of corporate income tax could materially reduce cash available to make payments on the Notes.

The Depositor, Servicer and the beneficial owner(s) of the Certificate(s) (which we refer to in this prospectus as the “Certificate Owners”) will agree by their purchase of the Certificates, to treat the Issuing Entity:

•
if there are multiple Certificate Owners, as determined for U.S. federal income tax purposes, as a partnership for purposes of U.S. federal, state and applicable local income and franchise tax and any other tax measured in whole or in part by income, with the assets of the partnership being the assets held by the Issuing Entity, the partners of the partnership being the Certificate Owners, and the Notes being debt of the partnership, or

•
if there is only a single Certificate Owner, as determined for U.S. federal income tax purposes, as an entity disregarded as separate from the Certificate Owner for purposes of U.S. federal, state and applicable local income and franchise tax and any other tax measured in whole or in part by income, with the assets of the Issuing Entity and the Notes treated as assets and indebtedness of the Certificate Owner, respectively.

However, the proper characterization of the arrangement involving the Issuing Entity, the Certificates, the Notes, the Depositor and the Servicer is not clear because there is no authority on transactions closely comparable to the transaction described in this prospectus.

Partnership Audit Rules

If the Issuing Entity were treated as a partnership for U.S. federal income tax purposes, rules applicable to the audit of partnerships and entities or arrangements treated as partnerships for U.S. federal income tax purposes would generally apply.  Under these rules, unless a partnership elects otherwise, taxes arising from audit adjustments are required to be paid by the partnership rather than by its partners or members.  The parties responsible for the tax administration of the Issuing Entity will have the authority to utilize, and intend to utilize, any exceptions and/or elections available under these rules so that the beneficial owners of the Certificates, to the fullest extent possible, rather than the Issuing Entity itself, will be liable for any taxes arising from audit adjustments to the Issuing Entity’s taxable income if the Issuing Entity is treated as a partnership.  It is unclear how any such elections may affect the procedural rules available to challenge any audit adjustment that would otherwise be available in the absence of any such elections.

Treatment of the Notes as Debt

Tax Counsel will deliver its opinion that, under current law and assuming execution of, and compliance with, the Transaction Documents, as of their issuance date, the Notes held by parties unaffiliated with the Issuing Entity for U.S. federal income tax purposes will be characterized as debt for such purposes. An opinion of tax counsel, however, is not binding on the IRS or the courts.  Thus, no assurance can be given that such a characterization will not be challenged, or, if challenged, will not prevail. The Depositor, the Certificate Owners and the Note Owners will agree by their purchase of the Notes, to treat the Notes as debt for purposes of U.S. federal, state and applicable local income and franchise tax and any other tax measured in whole or in part by income. The determination of whether Notes are characterized as debt for U.S. federal income tax purposes is based on the law and the facts and circumstances existing at the time that such Notes are considered issued for U.S. federal income tax purposes. Except where indicated to the contrary, this discussion assumes that the Notes are properly characterized as debt for U.S. federal income tax purposes.

Tax Considerations for U.S. Note Owners

Stated Interest and Original Issue Discount.  The discussion below assumes that the interest formula for the Notes meets the requirements for “qualified stated interest” (as discussed below) under Treasury regulations relating to original issue discount (“OID” and such regulations, the “OID Regulations”), and that any OID on the Notes does not exceed a de minimis amount.  For this purpose, a de minimis amount is an amount equal to 0.25% of the weighted average maturity of the Notes (generally determined by using a prepayment assumption and weighing each payment by reference to the number of complete years following issuance until payment is made for each partial principal payment) multiplied by the Note’s “stated redemption price at maturity” (as discussed below), all within the meaning of the OID Regulations.  U.S. Note Owners must generally report de minimis OID pro rata as principal payments are received on the Notes. Any such amount of de minimis OID includible in income is generally treated as gain recognized on the retirement of the Notes.

Stated interest on a Note will be includible in the gross income of a U.S. Note Owner as ordinary income for U.S. federal income tax purposes at the time it accrues or is received in accordance with such Note Owner’s usual method of accounting for such purposes.  Subject to a statutorily defined de minimis rule for market discount and a required election for premium, absent an exception based on a taxpayer’s unique circumstances, a purchaser who buys a Note for more or less than its principal amount will be subject to the premium amortization or market discount rules, respectively, of the Code.

As noted above, it is anticipated that the Notes will be issued at par value (or at a de minimis discount from par value) and that, except as otherwise indicated, no OID will arise with respect to the Notes.  However, if the Notes are in fact issued at a greater than de minimis discount or are treated as having been issued with OID under the OID Regulations, the following general rules will apply.

The excess of the “stated redemption price at maturity” of Notes offered hereunder (generally equal to the principal balance thereof as of the date of original issuance plus all interest other than “qualified stated interest” payments payable prior to or at maturity) over the original issue price thereof (in this case, the initial offering price at which a substantial amount of the class of Notes are sold to the public, excluding sales to bond holders, brokers or similar persons acting as initial purchasers, placement agents or wholesalers) will constitute OID. “Qualified stated interest” is interest that is required to be paid at least annually at a fixed rate or a qualifying variable rate in cash or property (other than debt instruments of the issuer) and as to which either reasonable legal remedies exist to compel timely payment or the terms of the instrument otherwise make the possibility of late payment or nonpayment sufficiently remote.  It is possible that interest payable on the Notes, as well as any discount from par value, will constitute OID either because the possibility of late payment or nonpayment of interest would not be regarded as remote or because there were not reasonable legal remedies to compel timely payment. A U.S. Note Owner (including cash basis U.S. Note Owners) must include any such OID in income for U.S. federal income tax purposes over the term of the Note under a constant yield method, resulting in the inclusion of OID in income in advance of the receipt of the cash representing that income.

In the case of a debt instrument (such as a Note) as to which the repayment of principal may be accelerated as a result of the prepayment of other obligations (such as the Specified Leases underlying the SUBI) securing the debt instrument, under Section 1272(a)(6) of the Code, the periodic accrual of OID is determined by taking into account (i) a prepayment assumption determined in the manner prescribed by regulations, and (ii) adjustments in the accrual of OID when prepayments do not conform to the prepayment assumption.  Regulations prescribing the manner to determine the prepayment assumption have yet to be proposed or adopted.  It is unclear whether the requirement to use a prepayment assumption would be applicable to the Notes in the absence of these regulations or whether use of a reasonable prepayment assumption (generally the assumption used to price the debt offering) may be required or permitted without reliance on these regulations.  If the requirement to use a prepayment assumption applies to the Notes, the amount of OID that will accrue in any given “accrual period” may either increase or decrease depending upon the actual prepayment rate of the Specified Leases securing the Notes.  In the absence of regulations (or statutory or other administrative clarification), any information reports or returns to the IRS and the U.S. Note Owners regarding OID, if any, will be based on the Prepayment Assumption.  However, no representation is or will be made that the Specified Leases or the Notes will prepay in accordance with the Prepayment Assumption or in accordance with any other assumption.  Accordingly, U.S. Note Owners are advised to consult their own tax advisors regarding the impact of any prepayments of the Specified Leases or the Notes, if the Notes offered hereunder are issued with OID.

Short-Term Notes.  A holder of a Note that has a fixed maturity date of not more than one year from the issue date of that Note (a “Short-Term Note”) may be subject to special rules. An accrual basis holder of a Short-Term Note (and certain cash method holders, including regulated investment companies, as set forth in Section 1281 of the Code) generally would be required to report interest income as interest accrues on a straight-line basis over the term of each interest period. Cash basis holders of a Short-Term Note would, in general, be required to report interest income as interest is paid (or, if earlier, upon the taxable disposition of the Short-Term Note). However, a cash basis holder of a Short-Term Note reporting interest income as it is paid may be required to defer a portion of any interest expense otherwise deductible on indebtedness incurred to purchase or carry the Short-Term Note until the taxable disposition of a Short-Term Note. A cash basis taxpayer may elect under Section 1281 of the Code to accrue interest income on all nongovernment debt obligations with a term of one year or less, in which case the taxpayer would include interest on the Short-Term Note in income as it accrues, but would not be subject to the interest expense deferral rule referred to in the preceding sentence. Certain special rules apply if a Short-Term Note is purchased for more or less than its principal amount.

Market Discount.  If a U.S. Note Owner purchases a Note at a “market discount,” (that is, at a purchase price less than the remaining stated redemption price at maturity of the Note (or in the case of a Note with OID, less than its adjusted issue price) by an amount which exceeds a de minimis amount specified in the Code), and thereafter (a) recognizes gain upon a disposition, or (b) receives payments of principal, the lesser of (i) such gain or principal payment or (ii) the accrued market discount will be taxed as ordinary interest income for U.S. federal income tax purposes.  Generally, the accrued market discount will be the total market discount on the related Note multiplied by a fraction, the numerator of which is the number of days the U.S. Note Owner held such Note and the denominator of which is the number of days from the date the U.S. Note Owner acquired such Note until its maturity date.  The U.S. Note Owner may elect, however, to determine accrued market discount under the constant-yield method.  Any such election will apply to all debt instruments acquired by the U.S. Note Owner on or after the first day of the first taxable year to which such election applies.

A U.S. Note Owner that incurs or continues indebtedness to acquire a Note at a market discount also may be required to defer the deduction of all or a portion of the interest on the indebtedness until the corresponding amount of market discount is included in income. A U.S. Note Owner that elects to include market discount in gross income as it accrues as described above is exempt from this rule.  The adjusted basis of a Note subject to such election will be increased to reflect market discount included in gross income, thereby reducing any gain or increasing any loss on a subsequent sale or taxable disposition.

Amortizable Bond Premium.  In general, if a U.S. Note Owner purchases a Note at a premium (generally, an amount in excess of the amount payable upon the maturity thereof), such U.S. Note Owner will be considered to have purchased such Note with “amortizable bond premium” equal to the amount of such excess.  The U.S. Note Owner may elect to amortize such amortizable bond premium as an offset to interest income and not as a separate deduction item as it accrues under a constant-yield method over the remaining term of the Note.  The U.S. Note Owner’s tax basis in the Note will be reduced by the amount of the amortized bond premium.  Any such election will apply to all debt instruments (other than instruments the interest on which is excludible from gross income) held by the U.S. Note Owner at, or that is acquired subsequent to, the beginning of the first taxable year for which the election applies and is irrevocable without the consent of the IRS.  Bond premium on a Note held by a U.S. Note Owner who does not elect to amortize the premium will decrease the gain or increase the loss otherwise recognized on the disposition of the Note.

Acquisition Premium.  A U.S. Note Owner that purchases in a secondary market a Note that was originally issued with OID, for an amount that is less than or equal to the sum of all amounts (other than payments of qualified stated interest) payable on the Note after the purchase date but that is in excess of its adjusted issue price (such excess being “acquisition premium”) and that does not make the election described below, is permitted to reduce the daily portions of OID, if any, by a fraction, the numerator of which is the excess of the U.S. Note Owner’s adjusted basis in the Note immediately after its purchase over the adjusted issue price of the Note, and the denominator of which is the excess of the sum of all amounts payable on the Note after the purchase date, other than payments of qualified stated interest, over the Note’s adjusted issue price.

Election.  A U.S. Note Owner may elect to include in gross income all interest that accrues on a Note by using a constant yield method. For purposes of the election, the interest includes stated interest, acquisition discount,

OID, de minimis OID, market discount, de minimis market discount and unstated interest as adjusted by any amortizable bond premium or acquisition premium.  This election will generally apply only to the Note with respect to which it is made and may not be revoked without the consent of the IRS.   Potential U.S. Note Owners are encouraged to consult with their own tax advisors regarding the time and manner of making and the scope of the election and the implementation of the constant yield method.

Sale, Exchange or Other Disposition.  If a Note is sold or exchanged, the seller will recognize gain or loss for U.S. federal income tax purposes equal to the difference between the amount realized upon the sale or exchange (excluding an amount equal to accrued interest not previously included in income by the holder) and the holder’s adjusted basis in the Note. The adjusted basis of a Note will equal its cost, increased by any unpaid interest, OID, and market discount includible in income with respect to the Note prior to its sale, and reduced by any principal payments or payments in respect of accrued OID previously received with respect to the Note and any bond premium amortization previously applied to offset interest income. Except to the extent of any accrued market discount not previously included in income, the gain or loss recognized on the sale or exchange of a Note will generally be capital gain or loss if the Note was held as a capital asset and will be long-term capital gain or loss if the Note was held by the U.S. Note Owner for the requisite holding period at the time of the disposition.

Medicare Tax.  An additional 3.8% tax is imposed on the net investment income of certain U.S. Note Owners that are individuals, trusts or estates. Among other items, net investment income generally includes gross income from interest and net gain attributable to the disposition of certain property, less certain deductions.  U.S. Note Owners should consult their own tax advisors regarding the possible implications of this tax to their particular circumstances.

Benchmark Transition Event. If a Benchmark Transition Event and its related Benchmark Replacement Date have occurred with respect to Notes that have an interest rate that adjusts based on the SOFR Rate or the then-current Benchmark, the U.S. federal income tax consequences of such a replacement of the Benchmark are uncertain. If such a replacement constituted a “significant modification” of the Notes under Treasury regulation section 1.1001-3, the replacement may result in a deemed taxable exchange of the Notes and the realization of gain or loss, as well as other corollary tax consequences.  There is no direct Internal Revenue Service tax guidance regarding a possible change in the Benchmark as contemplated herein. Note Owners of Notes that have an interest rate that adjusts based on the SOFR Rate or the then-current Benchmark should consult with their own tax advisors regarding the potential consequences of a Benchmark Transition Event.

Possible Alternative Characterization

Although as described above, it is the opinion of Tax Counsel that as of their issuance date, the Notes held by parties unaffiliated with the Issuing Entity for U.S. federal income tax purposes will be characterized as debt for such purposes, no assurance can be given that such a characterization will not be challenged nor, if challenged, will not prevail. Were the IRS to contend successfully that the Notes were not debt obligations for U.S. federal income tax purposes, the Issuing Entity would be characterized for U.S. federal income tax purposes as a partnership.

If the Notes (whether some or all the classes of the Notes) were recharacterized as equity interests in a partnership, the Issuing Entity would be treated as a “publicly traded partnership” if the recharacterized Notes were considered listed on an exchange or traded on a secondary market or the substantial equivalent thereof. No effort will be made to monitor the Notes, and they may very well be so treated if considered equity. A publicly traded partnership is taxed in the same manner as a corporation unless at least 90% of its gross income consists of specified types of “qualifying income.” The Issuing Entity is not expected to qualify for the “qualifying income” exception.

If the Issuing Entity was treated as a publicly traded partnership taxable as a corporation, the Issuing Entity would be subject to U.S. federal income taxes (and state and local taxes) at corporate tax rates on its net income. Distributions on the recharacterized Notes generally would not be deductible in computing the Issuing Entity’s taxable income, and distributions to the Note Owners in respect of recharacterized Notes would probably be treated as dividends to the extent paid out of after-tax earnings. Such an entity-level tax could result in reduced distributions to Note Owners, or the Note Owners could be liable for a share of such tax.  In addition, payments on recharacterized Notes to Non-U.S. Note Owners would be subject to withholding tax regardless of whether the Issuing Entity is taxed as a corporation or a partnership.

Alternatively, if the Issuing Entity were treated as a partnership other than a publicly traded partnership taxable as a corporation, the Issuing Entity itself would not be subject to U.S. federal income tax but Note Owners of recharacterized Notes may have adverse U.S. federal income tax consequences.  For example, tax-exempt holders, including pension plans could recognize “unrelated business taxable income,” foreign holders would be subject to U.S. federal income tax, withholding tax and tax filing requirements, individuals may be required to recognize additional income and corresponding non-deductible expenses, and all Note Owners treated as equity holders may have adverse timing and character consequences.

Because the Issuing Entity will treat the Notes as debt for U.S. federal income tax purposes, it will not comply with the tax reporting requirements applicable to the possible alternative characterizations of the Notes discussed above.

Tax Status of the Vehicle Trust

On the Closing Date, Tax Counsel will deliver its opinion that neither the establishment of the 2026-2 SUBI nor the issuance of the SUBI Certificate will cause the Vehicle Trust or the 2026-2 SUBI to be characterized as an association or publicly traded partnership, in either case taxable as a corporation for U.S. federal income tax purposes.

Tax Considerations for Non-U.S. Note Owners

As described above, Tax Counsel will deliver its opinion that the Notes held by parties unaffiliated with the Issuing Entity for U.S. federal income tax purposes will be characterized as debt for such purposes. If the Notes are so treated:

(a)
interest paid to a Non-U.S. Note Owner would be exempt from U.S. federal withholding taxes (including backup withholding taxes), provided the Note Owner complies with applicable certification requirements (and neither actually or constructively owns 10% or more of the voting stock of the Depositor or Issuing Entity nor is a controlled foreign corporation with respect to the Depositor or Issuing Entity nor is an individual who ceased being a U.S. citizen or long-term resident for tax avoidance purposes). Applicable certification requirements will be satisfied if there is delivered (and updated and re-executed as required) to a securities clearing organization (or bank or other financial institution that holds Notes on behalf of the customer in the ordinary course of its trade or business), (i) IRS Form W-8BEN (or, for entities, IRS Form W-8BEN-E) signed under penalty of perjury by the Beneficial Owner of the Notes (or such owner’s agent with legal authority to sign) stating that the holder is not a United States Person and providing such holder’s name and address, (ii) IRS Form W-8BEN (or, for entities, IRS Form W-8BEN-E) signed by the Beneficial Owner of the Notes (or such owner’s agent with legal authority to sign) claiming exemption from withholding under an applicable tax treaty or (iii) IRS Form W-8ECI signed by the Beneficial Owner of the Notes (or, for an entity, an authorized representative or officer of such owner with legal authority to sign) claiming exception from withholding of tax on income connected with the conduct of a trade or business in the United States; provided that in any such case (x) the applicable form is delivered pursuant to applicable procedures and is properly transmitted to the U.S. entity otherwise required to withhold tax and (y) none of the entities receiving the form has actual knowledge that the holder is a United States Person or that any certification on the form is false;

(b)
a Non-U.S. Note Owner who is a nonresident alien or foreign corporation will not be subject to U.S. federal income tax on gain realized on the sale, exchange or redemption of such Note provided that (i) such gain is not effectively connected to a trade or business carried on by the Non-U.S. Note Owner in the United States, (ii) in the case of a Non-U.S. Note Owner that is an individual, such individual neither is present in the United States for 183 days or more during the taxable year in which such sale, exchange or redemption occurs, nor ceased being a U.S. citizen or long-term resident for tax avoidance purposes and (iii) in the case of gain representing accrued interest, the conditions described in clause (a) are satisfied; and

(c)
a Note held by an individual who at the time of death is a nonresident alien will not be subject to U.S. federal estate tax as a result of such individual’s death if, immediately before their death (i) the individual did not actually or constructively own 10% or more of the voting stock of the Depositor or Issuing Entity, (ii) the holding of such Note was not effectively connected with the conduct by the decedent of a trade or business in the United States and (iii) the individual did not cease being a U.S. citizen or long-term resident for tax avoidance purposes.

In the case of Notes held by a Non-U.S. Note Owner treated as a partnership for U.S. federal income tax purposes, or by certain nominees, (x) the certification described in clause (a) above must be provided by the partners or beneficiaries rather than by the foreign partnership and (y) the partnership must provide certain information. A look-through rule would apply in the case of tiered partnerships.

Further, an individual Non-U.S. Note Owner who is not engaged in a trade or business in the United States but who is present in the United States for 183 days or more in the taxable year of disposition, will not be subject to withholding, but will be subject to a 30% tax on their net gain derived from sources within the United States.

Non-U.S. Note Owners are urged to consult their own tax advisors concerning the application of the certification requirements.

If the IRS were to contend successfully that some or all of the Notes were equity interests in a partnership (not taxable as a corporation), a holder of such a Note that is a nonresident alien or foreign corporation might be required to file a U.S. individual or corporate income tax return and pay U.S. federal income tax on its share of partnership income at regular U.S. rates, including in the case of a corporation the branch profits tax (and would be subject to withholding tax on its share of partnership income) and in addition such holder could be subject to withholding tax upon the sale of such Notes. If some or all of the Notes are recharacterized as equity interests in a “publicly traded partnership” taxable as a corporation, to the extent distributions in respect of recharacterized Notes were treated as dividends, a nonresident alien individual or foreign corporation generally would be taxed on the gross amount of such dividends (and subject to gross-basis withholding thereon) at a rate of 30% unless such rate were reduced by an applicable treaty. In addition, in each case, an individual holder that is a nonresident alien at death would be required to include the value of such Note in such holder’s gross estate (unless otherwise provided in an applicable treaty).

FATCA Withholding

In addition to the rules described above regarding the potential imposition of U.S. withholding taxes on payments to Non-U.S. Note Owners, withholding taxes could also be imposed under the Foreign Account Tax Compliance Act (“FATCA”) regime.  Under FATCA, foreign financial institutions (defined broadly and including entities not organized under U.S. law that are primarily in the business of investing or trading in securities such as hedge funds, private equity funds, mutual funds, securitization vehicles and other investment vehicles) must comply with information gathering and reporting rules with respect to their U.S. account holders and investors and enter into agreements pursuant to which such foreign financial institutions must gather and report certain information to the IRS (or, pursuant to an applicable intergovernmental agreement, to their local tax authorities who will report such information to the IRS) and withhold U.S. taxes from certain payments made by them in order to avoid 30% withholding.  Foreign financial institutions that fail to comply with the FATCA registration and certification requirements will be subject to a 30% withholding tax on U.S. source payments from the Notes, including interest, OID and gross proceeds from the sale of such Notes (subject to the caveat below). Payments of interest and OID from the Notes will also be subject to a withholding tax of 30% unless the entity certifies that it does not have any substantial U.S. owners or provides the name, address and tax identification number of each substantial U.S. owner.  FATCA withholding will apply regardless of whether the payment would otherwise be exempt from U.S. nonresident withholding tax (e.g., under the portfolio interest exemption or as capital gain) and regardless of whether the foreign financial institution is the beneficial owner of such payment. Notwithstanding the foregoing, the IRS has issued proposed regulations, upon which taxpayers may generally rely, that exclude gross proceeds from the sale or other disposition of the Notes from the application of the withholding tax imposed under FATCA. Prospective investors should consult their own tax advisors regarding FATCA and any effect on them.

Information Reporting and Backup Withholding

Backup withholding of U.S. federal income tax may apply to payments made in respect of a Note to a registered owner who is not an “exempt recipient” and who fails to provide certain identifying information (such as the registered owner’s taxpayer identification number) in the manner required. Generally, individuals are not exempt recipients whereas corporations and certain other entities are exempt recipients. Payments made in respect of a U.S. Note Owner must be reported to the IRS, unless the U.S. Note Owner is an exempt recipient or otherwise establishes an exemption. Compliance with the identification procedures (described in the preceding section) would establish an exemption from backup withholding for a Non-U.S. Note Owner who is not an exempt recipient.

In addition, upon the sale of a Note to (or through) a “broker,” the broker must withhold on the entire purchase price, unless either (i) the broker determines that the seller is a corporation or other exempt recipient or (ii) the seller provides certain identifying information in the required manner, and in the case of a Non-U.S. Note Owner certifies that the seller is a Non-U.S. Note Owner (and certain other conditions are met). Such a sale must also be reported by the broker to the IRS, unless either (i) the broker determines that the seller is an exempt recipient or (ii) the seller certifies its non-U.S. status (and certain other conditions are met). Certification of the registered owner’s non-U.S. status normally would be made on IRS Form W-8BEN (or, for entities, IRS Form W-8BEN-E) under penalty of perjury, although in certain cases it may be possible to submit other documentary evidence. As defined by Treasury regulations, the term “broker” includes all persons who stand ready to effect sales made by others in the ordinary course of a trade or business, as well as brokers and dealers registered as such under the laws of the United States or a state. These requirements generally will apply to a U.S. office of a broker, and the information reporting requirements generally will apply to a foreign office of a U.S. broker as well as to a foreign office of a foreign broker (i) that is a controlled foreign corporation within the meaning of section 957(a) of the Code or (ii) 50 percent or more of whose gross income from all sources for the three year period ending with the close of its taxable year preceding the payment (or for such part of the period that the foreign broker has been in existence) was effectively connected with the conduct of a trade or business within the United States.

Backup withholding is not an additional tax.  Any amounts withheld under the backup withholding rules from a payment to a Note Owner would be allowed as a refund or a credit against such Note Owner’s U.S. federal income tax, provided that the required information is furnished to the IRS.

State and Local Tax Considerations

Potential Note Owners should consider the state and local income tax considerations applicable to the purchase, ownership and disposition of the Notes. State and local income tax laws may differ substantially from the corresponding federal law, and this discussion does not purport to describe any aspect of the income tax laws of any state or locality. Therefore, potential Note Owners should consult their own tax advisors with respect to the various state and local tax considerations regarding an investment in the Notes.

ERISA Considerations

Section 406 of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), and Section 4975 of the Code prohibit pension, profit-sharing or other employee benefit plans, as well as individual retirement accounts and some types of Keogh Plans, and entities whose underlying assets are treated as including “plan assets” by reason of investments by such employee benefit plans or plans in such entity (each a “Benefit Plan”), from engaging in transactions involving “plan assets” with persons that are “parties in interest” under ERISA or “disqualified persons” under the Code with respect to that Benefit Plan, unless there is an applicable exemption and all of the exemption’s relevant requirements have been met.  ERISA also imposes prudence and other fiduciary duties on persons who are fiduciaries of Benefit Plans subject to ERISA.  Under ERISA, any person who exercises any authority or control with respect to the management or disposition of the assets of a Benefit Plan or who renders investment advice for a fee with respect to such assets is considered to be a fiduciary of that Benefit Plan (subject to exceptions not here relevant).  A violation of these “prohibited transaction” rules may result in an excise tax or other penalties and liabilities under ERISA and the Code for those persons.  Certain exemptions from the prohibited transaction rules could be applicable to the acquisition, holding and disposition of the Notes by a Benefit Plan depending on the type and circumstances of the Benefit Plan fiduciary making the decision to acquire the Notes.  Potentially available exemptions would include, without limitation, Prohibited Transaction Class Exemption (“PTCE”) 90-1, which exempts certain transactions involving insurance company pooled separate accounts; PTCE 95-60, which exempts certain transactions involving insurance company general accounts; PTCE 91-38, which exempts certain transactions involving bank collective investment funds; PTCE 84-14, which exempts certain transactions effected on behalf of a plan by a “qualified professional asset manager”, and PTCE 96-23, which exempts certain transactions effected on behalf of a plan by an “in-house asset manager.”  There is also a statutory exemption that may be available under Section 408(b)(17) of ERISA and Section 4975(d)(20) of the Code to a party in interest that is a service provider to a Benefit Plan (or an affiliate of such a service provider) investing in the Notes for adequate consideration, provided such service provider (or affiliate thereof) is not (i) the fiduciary with respect to the Benefit Plan’s assets used to acquire the Notes or an affiliate of such fiduciary or (ii) the employer sponsoring the Benefit Plan or an affiliate of such employer. Adequate consideration means fair market value as determined in good faith by the Benefit Plan fiduciary pursuant to regulations to be promulgated by the U.S. Department of Labor (the “DOL”). (These administrative and statutory exemptions are collectively referred to as the “Investor-Based Exemptions”.)  A purchaser or transferee of the Notes should be aware, however, that even if the conditions specified in one or more exemptions are met, the scope of the relief provided by the applicable exemption or exemptions might not cover all acts that might be construed as prohibited transactions.

Some transactions involving the Issuing Entity might be deemed to constitute prohibited transactions under ERISA and the Code with respect to a Benefit Plan that acquired Notes if the assets of the Issuing Entity were deemed to be assets of the Benefit Plan.  Under a regulation issued by the DOL (as modified by Section 3(42) of ERISA, the “Plan Assets Regulation”), the assets of the Issuing Entity would be treated as plan assets of a Benefit Plan for the purposes of ERISA and the Code only if the Benefit Plan acquired an “equity interest” in the Issuing Entity and none of the exceptions contained in the Plan Assets Regulation was applicable.  An equity interest is defined under the Plan Assets Regulation as an interest other than an instrument which is treated as indebtedness under applicable local law and which has no substantial equity features. Although there is little guidance on the subject, the Notes should be treated as indebtedness without substantial equity features for purposes of the Plan Assets Regulation.  This determination is based in part upon the traditional debt features of the Notes, including the reasonable expectation of purchasers of Notes that the Notes will be repaid when due, as well as the absence of conversion rights, warrants and other typical equity features.

However, even if the Notes are treated as debt for purposes of the Plan Assets Regulation, the acquisition, holding or disposition of Notes by or on behalf of a Benefit Plan could be considered to give rise to a non-exempt prohibited transaction if the Issuing Entity, the Indenture Trustee, the Owner Trustee, any underwriter or certain of their affiliates is or becomes a party in interest or a disqualified person with respect to a Benefit Plan. In that instance, various prohibited transaction exemptions, including the Investor-Based Exemptions, could be applicable depending on the type and circumstances of the Benefit Plan fiduciary making the decision to acquire a Note.

The Issuing Entity, the underwriters, the Owner Trustee, Indenture Trustee, the Depositor or their affiliates may be the sponsor of, or investment advisor or fiduciary with respect to, one or more Benefit Plans. Because these parties may receive certain benefits in connection with the sale or holding of the Notes, the acquisition of the Notes using plan assets over which any of these parties or their affiliates has investment authority or renders investment advice might be deemed to be a violation of a provision of Title I of ERISA or Section 4975 of the Code. Accordingly, the Notes may not be acquired using the assets of any Benefit Plan if any of the above parties or their affiliates has investment authority or renders investment advice for those assets, or is an employer maintaining or contributing to the Benefit Plan, unless an applicable prohibited transaction exemption is available to cover such acquisition, or the acquisition does not otherwise cause or constitute a non-exempt prohibited transaction.

Employee benefit plans that are governmental plans (as defined in Section 3(32) of ERISA), non-electing church plans (as defined in Section 3(33) of ERISA) and non-U.S. plans are not subject to ERISA requirements nor to Section 4975 of the Code.  However, such plans may be subject to other federal, state, local or non-U.S. laws that impose requirements that are substantially similar to the provisions of Title I of ERISA or Section 4975 of the Code (“Similar Law”).  In addition, governmental plans and church plans that are “qualified” under Section 401(a) of the Code are subject to restrictions with respect to prohibited transactions under Section 503 of the Code, the sanction for violation being loss of “qualified” status.

Each investor using the assets of a Benefit Plan or other plan which acquires the Notes, or to which the Notes are transferred, will be deemed to have represented that (a) such investor believes that the Notes are properly treated as indebtedness without substantial equity features for purposes of the Plan Assets Regulation and agrees to so treat the Notes and (b) the acquisition, continued holding and disposition of the Notes will not constitute or otherwise result in a non-exempt prohibited transaction under Section 406 of ERISA or Section 4975 of the Code or a violation of any Similar Law.

Due to the complexities of the “prohibited transaction” rules and the penalties imposed upon persons involved in prohibited transactions, it is important that the fiduciary of any Benefit Plan or other plan considering the acquisition of Notes consult with its tax and/or legal advisors regarding whether the assets of the Issuing Entity would be considered plan assets, the possibility of exemptive relief from the prohibited transaction rules and other issues and their potential consequences.

The sale of Notes to a Benefit Plan or other plan is in no respect a representation that this investment meets all relevant legal requirements with respect to investments by Benefit Plans or plans generally or by a particular Benefit Plan or a plan.

Ratings of the Notes

It is a condition to the issuance of the Notes that they receive certain credit ratings from the Rating Agencies.  None of the Sponsor, the Depositor, the Servicer, the Administrator, the Indenture Trustee, the Owner Trustee, the Asset Representations Reviewer or any of their affiliates will be required to monitor any changes to the ratings on the Notes.

Plan of Distribution

Subject to the terms and conditions set forth in an underwriting agreement relating to the Notes, the Depositor has agreed to sell to the underwriters named below, for whom BofA Securities, Inc. is acting as representative, and the underwriters have agreed to purchase, severally but not jointly, the following principal amounts of the Notes.

Underwriter	Class A-1 Notes	Class A-2a Notes	Class A-2b Notes	Class A-3 Notes	Class A-4 Notes
BofA Securities, Inc.	111,500,000	152,800,000	87,500,000	240,300,000	32,900,000
BNP Paribas Securities Corp.	50,175,000	68,760,000	39,375,000	108,135,000	14,805,000
U.S. Bancorp Investments, Inc.	50,175,000	68,760,000	39,375,000	108,135,000	14,805,000
CIBC World Markets Corp.	5,575,000	7,640,000	4,375,000	12,015,000	1,645,000
Lloyds Securities Inc.	5,575,000	7,640,000	4,375,000	12,015,000	1,645,000
Total	$223,000,000	$305,600,000	$175,000,000	$480,600,000	$65,800,000

The underwriting agreement provides, subject to conditions precedent, that the underwriters will be obligated to purchase all the Notes if any are purchased. The underwriting agreement provides that if there is an event of default by an underwriter, in some circumstances the purchase commitments of the non-defaulting underwriters may be increased or the underwriting agreement may be terminated.

The Depositor has been advised that the underwriters propose initially to offer the Notes to the public at the respective offering prices set forth on the cover hereof and to certain dealers at such prices less a selling concession not to exceed the percentage of the principal amount of the Notes set forth below, and that the underwriters may allow and such dealers may reallow a reallowance discount not to exceed the percentage of the principal amount of the Notes set forth below.  After the initial public offering of the Notes, the public offering prices and concessions referred to in this paragraph may change.

Class of Notes	Selling Concession	Reallowance Discount
Class A-1	0.0210%	0.0070%
Class A-2a	0.1020%	0.0340%
Class A-2b	0.1020%	0.0340%
Class A-3	0.1260%	0.0420%
Class A-4	0.1500%	0.0500%

The Depositor and BMW FS have jointly and severally agreed to indemnify the underwriters against certain liabilities, including civil liabilities under the Securities Act, or contribute to payments which the underwriters may be required to make in respect thereof.

In the ordinary course of their respective businesses, the underwriters and their respective affiliates have engaged and may engage in various financial advisory, investment banking and commercial banking transactions from time to time with BMW FS and its affiliates.  The Issuing Entity may, from time to time, invest funds in the SUBI Collection Account or the Reserve Fund in Permitted Investments acquired from the underwriters.  Each of the Indenture Trustee, the Paying Agent and the Securities Intermediary is an affiliate of U.S. Bancorp Investments, Inc., one of the underwriters.

The Notes are new issues of securities with no established trading market.  The Depositor has been advised by the underwriters that they intend to make a market in the Notes as permitted by applicable laws and regulations.  The underwriters are not obligated, however, to make a market in the Notes, and any market-making may be discontinued at any time without notice at the sole discretion of the underwriters.  Accordingly, no assurance can be given as to the liquidity of, or trading markets for, the Notes of any class.

In connection with the offering of the Notes, the underwriters may engage in overallotment, stabilizing transactions and syndicate covering transactions.  Overallotment involves sales in excess of the offering size which creates a short position for the underwriters.  Stabilizing transactions involve bids to purchase the Notes in the open market for the purpose of pegging, fixing or maintaining the price of the Notes.  Syndicate covering transactions involve purchases of the Notes in the open market after the distribution has been completed in order to cover short positions.  Stabilizing transactions and syndicate covering transactions may cause the price of the Notes to be higher than it would otherwise be in the absence of those transactions.  If the underwriters engage in stabilizing or syndicate covering transactions, they may discontinue them at any time.

Upon receipt of a request by an investor who has received an electronic prospectus from an underwriter or a request by that investor’s representative within the period during which there is an obligation to deliver a prospectus, BMW FS, the Depositor or the underwriters will promptly deliver, or cause to be delivered, without charge, a paper copy of this prospectus.

European Economic Area

Each underwriter has represented and agreed, severally and not jointly, that it has not offered, sold, distributed or otherwise made available and will not offer, sell, distribute or otherwise make available any Notes to any EU retail investor in the European Economic Area (the “EEA”).  For these purposes:

(a)	the expression “EU retail investor” means a person who is one (or more) of the following:

(i)	a retail client, as defined in point (11) of Article 4(1) of Directive 2014/65/EU, as amended (“MiFID II”); or

(ii)	a customer within the meaning of Directive (EU) 2016/97, as amended, where that customer would not qualify as a professional client, as defined in point (10) of Article 4(1) of MiFID II; or

(iii)	not a qualified investor, as defined in Article 2 of Regulation (EU) 2017/1129, as amended; and

(b)
the expression “offer” includes the communication in any form and by any means of sufficient information on the terms of the offer and the Notes to be offered so as to enable an investor to decide to purchase or subscribe for the Notes.

United Kingdom

Each underwriter has represented and agreed, severally and not jointly, that:

(a)
it has only communicated or caused to be communicated and will only communicate or cause to be communicated an invitation or inducement to engage in investment activity (within the meaning of Section 21 of the Financial Services and Markets Act 2000, as amended (the “FSMA”)) received by it in connection with the issue or sale of any Notes in circumstances in which Section 21(1) of the FSMA does not apply to the Issuing Entity or the Depositor; and

(b)	it has complied and will comply with all applicable provisions of the FSMA with respect to anything done by it in relation to any Notes in, from or otherwise involving the United Kingdom (the “UK”).

Each underwriter has also represented and agreed, severally and not jointly, that it has not offered, sold, distributed or otherwise made available and will not offer, sell, distribute or otherwise make available any Notes to any UK retail investor in the UK.  For these purposes:

(a)	the expression “UK retail investor” means a person who is either one (or both) of the following:

(i)
not a professional client, as defined in point (8) of Article 2(1) of Regulation (EU) No 600/2014 as it forms part of the domestic law of the UK by virtue of the European Union (Withdrawal) Act 2018 (as amended), and as amended; or

(ii)	not a qualified investor, as defined in paragraph 15 of Schedule 1 to the Public Offers and Admissions to Trading Regulations 2024, as amended; and

(b)
the expression “offer” includes the communication in any form and by any means of sufficient information on the terms of the offer and the Notes to be offered so as to enable an investor to decide to buy or subscribe for the Notes.

Requirements for Certain European Economic Area and United Kingdom Regulated Investors and Affiliates

Regulation (EU) 2017/2402 of the European Parliament and of the Council of December 12, 2017, as amended (the “EU Securitization Regulation”) has direct effect in member states of the EU and is applicable in other countries that are currently in the EEA.

Article 5 of the EU Securitization Regulation places certain conditions on investments in a “securitisation” (as defined in the EU Securitization Regulation) (the “EU Due Diligence Requirements”) by “institutional investors”, defined in the EU Securitization Regulation to include insurance undertakings, reinsurance undertakings, institutions for occupational retirement provision, investment managers and authorized entities appointed by such institutions, alternative investment fund managers that manage and/or market alternative investment funds in the EEA, management companies of undertakings for collective investment in transferable securities (“UCITS”), internally managed UCITS, credit institutions and investment firms, each as described in more detail in the EU Securitization Regulation. The EU Due Diligence Requirements also apply to investments by certain consolidated affiliates, wherever established or located, of entities that are subject to Regulation (EU) No 575/2013, as amended (such affiliates, together with all such institutional investors, “EU Affected Investors”).

The framework for the regulation of certain aspects of securitization in the UK comprises (a) the Securitisation Regulations 2024, as amended (the “SR 2024”), (b) the Securitisation sourcebook of the handbook of rules and guidance adopted by the UK Financial Conduct Authority, as amended (the “FCA Securitization Rules”), (c) the Securitisation Part of the rulebook of published policy of the Prudential Regulation Authority of the Bank of England, as amended (the “PRA Securitization Rules”) and (d) relevant provisions of the FSMA, in each case as further amended, supplemented or replaced (collectively, the “UK Securitization Framework”).

Regulations 32B to 32D (inclusive) of the SR 2024, SECN 4 of the FCA Securitization Rules and Article 5 of Chapter 2 of the PRA Securitization Rules, as applicable, place certain conditions on investments in a “securitisation” (as defined in the SR 2024) (the “UK Due Diligence Requirements”) by “institutional investors”, defined in the SR 2024 to include insurance undertakings, reinsurance undertakings, trustees and managers of occupational pension schemes, fund managers of such schemes, AIFMs (as defined in regulation 4 of the Alternative Investment Fund Managers Regulations 2013, as amended (the “AIFM Regulations”)) that have permission under the FSMA in respect of managing AIFs (as defined in regulation 3 of the AIFM Regulations) and that market or manage AIFs (as so defined) in the UK, small registered UK AIFMs (as defined in the AIFM Regulations), UCITS, UCITS management companies, CRR firms and FCA investment firms, each as described in more detail in the SR 2024. The UK Due Diligence Requirements also apply to investments by certain consolidated affiliates, wherever established or located, of entities that are subject to Regulation (EU) No 575/2013, as it forms part of the domestic law of the UK by virtue of the European Union (Withdrawal) Act 2018 (as amended), and as amended (such affiliates, together with all such institutional investors, “UK Affected Investors”).

The EU Due Diligence Requirements and the UK Due Diligence Requirements provide, among other things, that, prior to investing in a securitization, an EU Affected Investor or a UK Affected Investor, respectively, is required to verify certain matters, including that (a) certain credit-granting requirements are satisfied, (b) the originator, sponsor or original lender (each as defined in the EU Securitization Regulation or the SR 2024, as applicable) retains on an ongoing basis (or, in the case of certain UK Affected Investors, continually retains) a material net economic interest in the securitization which, in any event, will not be less than 5%, in accordance with the EU Securitization Regulation or the UK Securitization Framework, as applicable, and discloses that risk retention, (c) in the case of an EU Affected Investor, the originator, sponsor or securitization special purpose entity (each as defined in the EU Securitization Regulation) has, where applicable, made available the information required by Article 7 of the EU Securitization Regulation in accordance with the frequency and modalities provided for in that Article and (d) in the case of a UK Affected Investor, the originator, sponsor or securitization special purpose entity (each as defined in the SR 2024) has made available sufficient information to enable the institutional investor independently to assess the risks of holding the securitisation position, and has committed to make further information available on an ongoing basis, as appropriate, and including at least the information described in the SR 2024, the FCA Securitization Rules or the PRA Securitization Rules, as applicable.

None of the Issuing Entity, the Depositor, the Sponsor, the Servicer, the Administrator, the Indenture Trustee, the Paying Agent, the Owner Trustee, the underwriters, the UTI Beneficiary, the other parties to the transaction described in this prospectus, nor any of their respective affiliates, will undertake, or intends, to retain a material net economic interest with respect to such transaction in a manner that would satisfy the requirements of the EU Securitization Regulation or the UK Securitization Framework.

In addition, no such person will undertake, or intends, in connection with such transaction, to take any other action or refrain from taking any action prescribed or contemplated in the EU Securitization Regulation or the UK Securitization Framework, or for purposes of, or in connection with, facilitating or enabling compliance by EU Affected Investors with the EU Due Diligence Requirements, by UK Affected Investors with the UK Due Diligence Requirements or by any person with the requirements of any other law or regulation now or hereafter in effect in the EU, any EEA member state or the UK in relation to risk retention, due diligence and monitoring, credit granting standards, transparency or any other conditions with respect to investments in securitization transactions.

The arrangements described under “Credit Risk Retention” in this prospectus have not been structured with the objective of enabling or facilitating compliance by any person with the due diligence or other requirements of the EU Securitization Regulation or the UK Securitization Framework.

Failure by an EU Affected Investor to comply with the EU Due Diligence Requirements or by a UK Affected Investor to comply with the UK Due Diligence Requirements, in either case with respect to an investment in the Notes, may result in regulatory sanctions and/or remedial measures being imposed or taken by such investor’s relevant regulatory authority, including, in the case of an EU Affected Investor or a UK Affected Investor that is subject to regulatory capital requirements, the imposition of a punitive capital charge on the Notes acquired by such investor.

Consequently, the Notes may not be a suitable investment for EU Affected Investors or UK Affected Investors. As a result, the price and liquidity of the Notes in the secondary market may be adversely affected.

Certain reforms have been proposed to the EU Securitization Regulation and the UK Securitization Framework.  In each case, such changes may be substantive.  However, it is not yet known whether, when, or in what terms the relevant reforms will be implemented (or what their implications may be for existing or future securitizations).

Prospective investors are responsible for analyzing their own legal and regulatory position and are encouraged to consult with their own investment and legal advisors regarding the suitability of the Notes for investment and the scope and applicability of, and compliance with, the requirements of the EU Securitization Regulation, the UK Securitization Framework and any other applicable existing or future similar regimes in any relevant jurisdictions.

Legal Opinions

In addition to the legal opinions described in this prospectus, legal matters relating to the Notes and U.S. federal income tax and other matters will be passed upon for the Issuing Entity by Morgan, Lewis & Bockius LLP.  Certain legal matters will be passed upon for the underwriters by Sidley Austin LLP. Sidley Austin LLP from time to time renders legal services to BMW FS and certain of its affiliates on other matters.

Index of Principal Terms

Set forth below is a list of capitalized terms used in this prospectus and the pages in this prospectus on which the definitions of those terms may be found.

Term	Page(s)

2026-2 SUBI	43
AAA	95
ABS	104
Actuarial Payoff	68
Administration Agreement	45
Administrator	45
Advance	114
Aggregate Securitization Value	68
AIFM Regulations	157
ALG Residual Value	76
ARR Fee	55
ARR Review Fee	55
ARR Service Fee	55
Asset Representations Review	92
Asset Representations Review Agreement	54
Available Funds	100
Available Funds Shortfall Amount	100
Bank SUBI	57
Bankruptcy Code	135
Benchmark	87
Benchmark Replacement	87
Benchmark Replacement Adjustment	87
Benchmark Replacement Conforming Changes	88
Benchmark Replacement Date	88
Benchmark Transition Event	88
Beneficial Owners	43
Benefit Plan	153
BMW Facility Partners	57
BMW FS	48
BMW LP	43
BMW NA	65
Business Day	55
Centers	43
Certificate Distribution Account	113
Certificate Owners	147
Certificateholders	43
Certificates	43
chattel paper	141
Clayton	54
Clearstream, Luxembourg	97, A-1
Clearstream, Luxembourg Participants	97
Closing Date	44
Code	145
Collateral	47
Collection Period	100
Collections	114
Compounded SOFR	86
Contingent and Excess Liability Insurance	64
Contract Residual Value	76
Term	Page(s)

Corresponding Tenor	88
CPO	66
CSSF	99
Cutoff Date	67
Daily Advance Reimbursement	114
Dealer Agreement	60
Defaulted Lease	78
Defaulted Vehicle	117
Definitive Notes	84
Delinquency Trigger	92
Delinquency Trigger Percentage	94
Deposit Date	70
Depositaries	97
Depositor	43
Determination Date	100
Disposition Expenses	117
Dodd-Frank Act	138
DOL	154
DSTs	53
DTC	A-1
DTC Participants	98
Due Date	62
Early Termination Cost	68
EEA	156
Eligible Institution	113
End of Lease Term Liability	117
ERISA	153
EU	26
EU Affected Investors	157
EU Due Diligence Requirements	157
EU retail investor	156
EU Securitization Regulation	157
EUWA	157
Event of Default	120
Excess Mileage Payments	64
Excess Wear and Use Payments	64
Exchange Act	47
Expected Final Payment Date	89
FATCA	152
FCA Securitization Rules	157
FDIC	138
FDIC Counsel	139
FICO Score	72
Final Scheduled Payment Date	89
First Priority Principal Distribution Amount	90
FRBNY	86
FRBNY’s Website	86
FSMA	156
FTC	35

Global Securities	A-1
Indenture	44
Indenture Trustee	44
Indirect DTC Participants	98
Initial Asset-Level Data	82
Initial Deposit	103
Initial Lease Balance	68
Initial Note Balance	43
Insolvency Laws	135
Insurance Proceeds	117
Investor-Based Exemption	154
IRS	145
ISDA Definitions	88
ISDA Fallback Adjustment	89
ISDA Fallback Rate	89
Issuer SUBI Certificate Transfer Agreement	67
Issuing Entity	43
Lease Balance	68
Lease Default	69
Lease Rate	68
Leased Vehicles	56
Leases	56
Lemon Law	144
Liquidated Lease	77
Matured Vehicle	117
Maturity Date	68
MiFID II	156
Monthly Payment	68
Monthly Payment Advance	114
New Lease Incentives	66
Non-U.S. Person	A-3
Note Balance	90
Note Distribution Account	113
Note Distribution Amount	128
Note Factor	110
Noteholders	43
Notes	43
NRSRO	42
OLA	138
Optional Purchase	115
Optional Purchase Price	115
Other SUBI	43
Other SUBI Assets	57
Other SUBI Certificates	56
Overcollateralization Target Amount	102
Owner Trustee	44
Paying Agent	44
Payment Date	55
Payment Date Advance Reimbursement	101
Permitted Investments	112
PIMCO	34
Plan Assets Regulation	154
PRA Securitization Rules	157
Preliminary Pool	83
Prepayment Assumption	104
Principal Distribution Amount	89
PTCE	153
Pull-Ahead Amount	66
Purchase Option Price	68
Rating Agencies	44
Rating Agency	44
Rating Agency Condition	44
Reallocation Payment	70
Receivables	47
Record Date	84
Recovery Proceeds	117
Redemption Price	115
Reference Time	85
Regular Principal Distribution Amount	90
Regulations	145
Relevant Governmental Body	89
Relief Act	144
Rent Charge	68
Reserve Fund	103
Reserve Fund Draw Amount	103
Reserve Fund Requirement	103
Residual Value Loss Vehicle	101
Residual Value Losses	128
RMBS	53
Rule 193 Information	83
Sales Proceeds	117
Sales Proceeds Advance	114
SEC	51
Securities	43
Securities Act	110
Securities Intermediary	103
Securitization Rate	77
Securitization Value	77
Securityholders	43
Servicer	45
Servicer Default	130
Servicing Agreement	45
Servicing Fee	115
SOFR Adjustment Conforming Changes	86
SOFR Determination Date	85
SOFR Rate	85
Specified Leases	43
Specified Vehicles	43
Sponsor	45
SR 2024	157
Student Loans	53
SUBI Assets	43
SUBI Certificate	43
SUBI Certificate Transfer Agreement	67
SUBI Collection Account	112
SUBI Supplement	66
SUBI Trust Agreement	66
SUBIs	43
Targeted Note Balance	90
Termination Proceeds	117
Total Loss Payoff	117
Transaction Documents	44

Transportation Act	37
Trust Agreement	44
Trust Estate	45
Trustees	52
U.S. Bank	52
U.S. Bank N.A.	52
U.S. Bank Trust Co.	52
U.S. Government Securities Business Day	86
UCC	60
UK	157
UK Affected Investors	157
UK Due Diligence Requirements	157
UK retail investor	157

UK Securitization Framework	157
Unadjusted Benchmark Replacement	89
User-Lessee	46
UTI	43
UTI Assets	57
UTI Beneficiary	43
UTI Certificates	56
Vehicle Trust	43
Vehicle Trust Agreement	56
Vehicle Trust Assets	56
Vehicle Trustee	56
Verified Beneficial Owner	92
WTNA	52

Appendix A

Static Pool Information

This Appendix contains static pool information about prior, recent securitizations of BMW FS.  The information in this Appendix consists of cumulative losses, prepayments and delinquency data for the prior securitized pools and summary information about the original characteristics of the prior pools as well as graphical presentation of certain delinquency, prepayment and cumulative loss data.  Although the original characteristics of the prior pools may differ somewhat from each other and from the characteristics of the Specified Leases described in this prospectus because BMW FS has changed its origination, purchasing and underwriting policies and procedures over the years, the prior pools are generally comparable because these changes have not been material and the Specified Leases were originated under the same general underwriting and purchasing policy framework as the leases in the prior pools.

The definitions of certain terms used in this Appendix are defined below.  If not defined below, other terms used in this Appendix have the definitions ascribed to them in the prospectus.

•
“net credit gain (loss)” means, for any period, the aggregate amount by which any recoveries in respect of a Defaulted Lease are greater than (less than) any outstanding contractual payment obligations in respect of such lease.

•
“net residual gain (loss)” means, for any period, the aggregate amount by which the aggregate of Sales Proceeds and Termination Proceeds collected with respect to any leased vehicles during such period are greater than (less than) the aggregate ALG Residual Values of such leases.

Prior to March 14, 2025, leases generally were charged off when they became 150 days delinquent, except when BMW FS was prohibited by applicable law from charging-off such leases, including when the related user-lessee was the subject of bankruptcy proceedings.  On and after March 14, 2025, leases generally are charged off when they become 160 days delinquent, except when BMW FS is prohibited by applicable law from charging-off such leases, including when the related user-lessee is the subject of bankruptcy proceedings.

For the tables presented below, data presented under the column labeled “Prepayments ($)” represents the actual prepayments received for the related month, discounted at the applicable securitization rate.

Ap-A-1

BMW Vehicle Lease Trust 2021-1
Static Pool Data
Delinquency and Loss Experience
Composition of Original Pool

Closing Date	March 10, 2021	Original Term to Maturity
Cutoff Date	January 31, 2021	Weighted Average Original Term to Maturity*	36
Number of Specified Leases	37,869	Maximum Original Term to Maturity	36
Aggregate Securitization Value	$1,456,027,970	Minimum Original Term to Maturity	24
Aggregate ALG Residual Value	$1,020,604,261
Aggregate ALG Residual Value as a percentage of Aggregate Securitization Value	70.10%

		Remaining Term to Maturity
		Weighted Average Remaining Term to Maturity*	24
Securitization Value of Specified Leases		Maximum Remaining Term to Maturity	35
Average Securitization Value	$38,449	Minimum Remaining Term to Maturity	6
Highest Securitization Value	$144,111	Composition of Top 5 States
Lowest Securitization Value	$15,030	California	14.03%
		Florida	13.51%
ALG Residual Value		New York	12.89%
Average Residual Value	$26,951	New Jersey	12.14%
Highest Residual Value	$69,941	Texas	6.18%
Lowest Residual Value	$12,896
		Weighted Average FICO*	792
Percentage New and Used Composition
New	100%

*Weighted by Securitization Value as of the Cutoff Date.

Ap-A-2

Month	Date	31-60 Days Delinquent ($)	Number of Leases 31-60 Days Delinquent	% by $ of Ending Aggregate Securitization Value	61-90 Days Delinquent ($)	Number of Leases 61-90 Days Delinquent	% by $ of Ending Aggregate Securitization Value	91-120 Days Delinquent ($)	Number of Leases 91-120 Days Delinquent	% by $ of Ending Aggregate Securitization Value	121-150 Days Delinquent ($)	Number of Leases 121-150 Days Delinquent	% by $ of Ending Aggregate Securitization Value	151+ Days Delinquent ($)	Number of Leases 151+ Days Delinquent	% by $ of Ending Aggregate Securitization Value	60+ Days Delinquent ($)	% by $ of Ending Aggregate Securitization Value
1	3/31/2021	$863,694	20	0.06%	$157,914	2	0.01%	$0	0	0.00%	$0	0	0.00%	$0	0	0.00%	$157,914	0.01%
2	4/30/2021	$1,057,213	28	0.08%	$195,455	3	0.01%	$116,467	1	0.01%	$0	0	0.00%	$0	0	0.00%	$311,922	0.02%
3	5/31/2021	$1,194,818	31	0.09%	$120,120	3	0.01%	$67,531	1	0.00%	$114,661	1	0.01%	$0	0	0.00%	$302,312	0.02%
4	6/30/2021	$785,748	21	0.06%	$29,148	1	0.00%	$86,137	2	0.01%	$66,599	1	0.01%	$0	0	0.00%	$181,884	0.01%
5	7/31/2021	$834,816	23	0.07%	$133,433	3	0.01%	$33,625	1	0.00%	$83,521	2	0.01%	$0	0	0.00%	$250,578	0.02%
6	8/31/2021	$1,351,487	34	0.11%	$147,798	4	0.01%	$33,105	1	0.00%	$0	0	0.00%	$0	0	0.00%	$180,903	0.01%
7	9/30/2021	$1,022,055	30	0.09%	$252,285	8	0.02%	$93,051	3	0.01%	$0	0	0.00%	$0	0	0.00%	$345,336	0.03%
8	10/31/2021	$1,387,058	43	0.12%	$349,603	10	0.03%	$69,004	3	0.01%	$66,284	2	0.01%	$0	0	0.00%	$484,890	0.04%
9	11/30/2021	$1,313,760	38	0.12%	$302,338	9	0.03%	$90,973	3	0.01%	$49,923	2	0.00%	$0	0	0.00%	$443,234	0.04%
10	12/31/2021	$1,407,538	41	0.13%	$411,872	10	0.04%	$94,719	3	0.01%	$58,627	2	0.01%	$0	0	0.00%	$565,217	0.05%
11	1/31/2022	$1,597,065	46	0.16%	$532,159	15	0.05%	$177,246	5	0.02%	$75,275	2	0.01%	$0	0	0.00%	$784,680	0.08%
12	2/28/2022	$1,025,399	30	0.10%	$426,559	13	0.04%	$202,834	6	0.02%	$90,440	2	0.01%	$0	0	0.00%	$719,833	0.07%
13	3/31/2022	$1,623,752	47	0.17%	$434,058	12	0.05%	$214,965	6	0.02%	$91,488	3	0.01%	$0	0	0.00%	$740,511	0.08%
14	4/30/2022	$1,420,480	44	0.16%	$442,400	13	0.05%	$270,570	7	0.03%	$22,394	1	0.00%	$0	0	0.00%	$735,364	0.08%
15	5/31/2022	$1,181,123	37	0.14%	$473,266	14	0.06%	$224,002	5	0.03%	$84,281	3	0.01%	$0	0	0.00%	$781,550	0.09%
16	6/30/2022	$1,455,803	46	0.19%	$502,309	15	0.06%	$231,344	7	0.03%	$164,575	3	0.02%	$0	0	0.00%	$898,228	0.12%
17	7/31/2022	$1,651,736	50	0.23%	$603,844	19	0.08%	$153,765	5	0.02%	$125,197	4	0.02%	$0	0	0.00%	$882,806	0.12%
18	8/31/2022	$1,514,971	50	0.22%	$693,739	19	0.10%	$257,222	6	0.04%	$0	0	0.00%	$0	0	0.00%	$950,961	0.14%
19	9/30/2022	$1,400,280	43	0.22%	$326,922	11	0.05%	$435,010	10	0.07%	$163,418	4	0.03%	$0	0	0.00%	$925,350	0.15%
20	10/31/2022	$1,396,386	45	0.24%	$543,309	14	0.09%	$118,518	4	0.02%	$226,573	5	0.04%	$0	0	0.00%	$888,400	0.15%
21	11/30/2022	$1,209,514	41	0.22%	$684,895	18	0.12%	$149,732	4	0.03%	$57,676	2	0.01%	$0	0	0.00%	$892,302	0.16%
22	12/31/2022	$1,646,370	57	0.32%	$619,147	18	0.12%	$395,378	11	0.08%	$81,885	2	0.02%	$0	0	0.00%	$1,096,410	0.22%
23	1/31/2023	$1,242,950	41	0.27%	$831,450	27	0.18%	$165,206	5	0.04%	$176,058	5	0.04%	$0	0	0.00%	$1,172,714	0.25%
24	2/28/2023	$1,098,825	39	0.26%	$592,329	20	0.14%	$425,191	14	0.10%	$95,649	2	0.02%	$0	0	0.00%	$1,113,169	0.26%
25	3/31/2023	$1,274,972	44	0.33%	$399,561	13	0.10%	$167,820	7	0.04%	$177,268	6	0.05%	$0	0	0.00%	$744,650	0.19%
26	4/30/2023	$1,219,078	38	0.35%	$455,885	16	0.13%	$145,599	6	0.04%	$45,773	2	0.01%	$0	0	0.00%	$647,257	0.19%
27	5/31/2023	$1,291,206	42	0.43%	$421,405	15	0.14%	$224,800	9	0.07%	$36,687	1	0.01%	$0	0	0.00%	$682,892	0.23%
28	6/30/2023	$592,458	23	0.23%	$498,796	17	0.19%	$128,727	4	0.05%	$107,436	4	0.04%	$0	0	0.00%	$734,960	0.28%

Ap-A-3

Month	Date	End of Period Aggregate Securitization Value ($)	Cumulative Net Credit Gain/(Loss) ($)	% by $ of Original Aggregate Securitization Value	Cumulative Net Residual Gain/(Loss) ($)	% by $ of Original Aggregate Securitization Value	Prepayments ($)
1	3/31/2021	$1,406,572,221	$0	0.00%	$3,575,250	0.25%	$7,342,050
2	4/30/2021	$1,379,852,435	$0	0.00%	$6,689,823	0.46%	$5,506,151
3	5/31/2021	$1,350,776,019	$1,009	0.00%	$10,859,813	0.75%	$6,770,432
4	6/30/2021	$1,315,599,600	$1,009	0.00%	$17,401,424	1.20%	$10,327,078
5	7/31/2021	$1,278,038,545	$1,009	0.00%	$24,535,102	1.69%	$8,762,714
6	8/31/2021	$1,238,106,491	$3,271	0.00%	$33,119,666	2.27%	$8,695,338
7	9/30/2021	$1,197,483,260	$4,470	0.00%	$42,121,035	2.89%	$7,983,546
8	10/31/2021	$1,156,491,960	$4,470	0.00%	$51,591,765	3.54%	$8,628,908
9	11/30/2021	$1,114,109,079	$4,495	0.00%	$61,702,905	4.24%	$9,219,810
10	12/31/2021	$1,067,571,979	$4,520	0.00%	$73,241,245	5.03%	$10,661,456
11	1/31/2022	$1,026,542,499	($28,773)	0.00%	$82,441,971	5.66%	$9,392,876
12	2/28/2022	$983,573,547	($28,773)	0.00%	$91,865,921	6.31%	$8,205,360
13	3/31/2022	$932,856,907	($28,773)	0.00%	$104,271,776	7.16%	$8,587,875
14	4/30/2022	$884,565,198	($28,773)	0.00%	$114,121,724	7.84%	$6,567,792
15	5/31/2022	$831,788,880	($44,210)	0.00%	$126,441,829	8.68%	$7,038,252
16	6/30/2022	$779,759,831	($44,210)	0.00%	$138,636,742	9.52%	$6,367,830
17	7/31/2022	$730,874,907	($42,151)	0.00%	$150,043,756	10.31%	$5,463,517
18	8/31/2022	$681,919,081	($64,655)	0.00%	$161,831,993	11.11%	$6,355,061
19	9/30/2022	$634,779,454	($50,586)	0.00%	$172,977,589	11.88%	$5,745,979
20	10/31/2022	$591,508,574	($39,450)	0.00%	$183,410,999	12.60%	$5,307,612
21	11/30/2022	$550,042,025	($61,722)	0.00%	$192,292,401	13.21%	$3,716,892
22	12/31/2022	$507,703,412	($61,600)	0.00%	$201,852,850	13.86%	$4,384,058
23	1/31/2023	$467,079,283	($61,600)	0.00%	$211,221,894	14.51%	$4,115,589
24	2/28/2023	$426,973,040	($113,113)	-0.01%	$220,608,063	15.15%	$3,254,909
25	3/31/2023	$382,220,553	($141,996)	-0.01%	$231,624,978	15.91%	$5,496,717
26	4/30/2023	$344,995,433	($135,590)	-0.01%	$240,619,835	16.53%	$4,287,353
27	5/31/2023	$301,095,750	($135,590)	-0.01%	$251,420,299	17.27%	$4,212,097
28	6/30/2023	$258,478,421	($105,632)	-0.01%	$261,194,763	17.94%	$3,041,517

Ap-A-4

BMW Vehicle Lease Trust 2021-2
Static Pool Data
Delinquency and Loss Experience
Composition of Original Pool

Closing Date	September 15, 2021	Original Term to Maturity
Cutoff Date	July 31, 2021	Weighted Average Original Term to Maturity*	36
Number of Specified Leases	36,213	Maximum Original Term to Maturity	36
Aggregate Securitization Value	$1,456,027,959	Minimum Original Term to Maturity	24
Aggregate ALG Residual Value	$1,021,574,809
Aggregate ALG Residual Value as a percentage of Aggregate Securitization Value	70.16%

		Remaining Term to Maturity
		Weighted Average Remaining Term to Maturity*	25
Securitization Value of Specified Leases		Maximum Remaining Term to Maturity	35
Average Securitization Value	$40,207	Minimum Remaining Term to Maturity	6
Highest Securitization Value	$151,356	Composition of Top 5 States
Lowest Securitization Value	$17,576	California	14.52%
		Florida	14.10%
ALG Residual Value		New York	12.63%
Average Residual Value	$28,210	New Jersey	11.77%
Highest Residual Value	$69,941	Texas	6.59%
Lowest Residual Value	$14,737
		Weighted Average FICO*	790
Percentage New and Used Composition
New	100%

*Weighted by Securitization Value as of the Cutoff Date.

Ap-A-5

Month	Date	31-60 Days Delinquent ($)	Number of Leases 31-60 Days Delinquent	% by $ of Ending Aggregate Securitization Value	61-90 Days Delinquent ($)	Number of Leases 61-90 Days Delinquent	% by $ of Ending Aggregate Securitization Value	91-120 Days Delinquent ($)	Number of Leases 91-120 Days Delinquent	% by $ of Ending Aggregate Securitization Value	121-150 Days Delinquent ($)	Number of Leases 121-150 Days Delinquent	% by $ of Ending Aggregate Securitization Value	151+ Days Delinquent ($)	Number of Leases 151+ Days Delinquent	% by $ of Ending Aggregate Securitization Value	60+ Days Delinquent ($)	% by $ of Ending Aggregate Securitization Value
1	9/30/2021	$1,441,255	36	0.10%	$41,808	1	0.00%	$0	0	0.00%	$0	0	0.00%	$0	0	0.00%	$41,808	0.00%
2	10/31/2021	$2,134,309	53	0.16%	$252,681	7	0.02%	$0	0	0.00%	$0	0	0.00%	$0	0	0.00%	$252,681	0.02%
3	11/30/2021	$1,717,083	42	0.13%	$609,393	15	0.05%	$78,656	2	0.01%	$0	0	0.00%	$0	0	0.00%	$688,049	0.05%
4	12/31/2021	$2,109,618	49	0.16%	$256,081	7	0.02%	$316,723	8	0.02%	$77,617	2	0.01%	$0	0	0.00%	$650,420	0.05%
5	1/31/2022	$2,061,904	50	0.16%	$586,226	11	0.05%	$244,429	6	0.02%	$178,986	4	0.01%	$0	0	0.00%	$1,009,641	0.08%
6	2/28/2022	$2,083,432	52	0.17%	$368,558	7	0.03%	$527,002	10	0.04%	$167,270	4	0.01%	$0	0	0.00%	$1,062,830	0.09%
7	3/31/2022	$2,129,822	54	0.18%	$744,095	17	0.06%	$362,870	7	0.03%	$193,694	3	0.02%	$0	0	0.00%	$1,300,659	0.11%
8	4/30/2022	$1,593,297	37	0.14%	$601,986	15	0.05%	$364,171	9	0.03%	$218,007	3	0.02%	$0	0	0.00%	$1,184,164	0.11%
9	5/31/2022	$1,628,337	42	0.15%	$537,494	12	0.05%	$196,792	6	0.02%	$102,761	3	0.01%	$0	0	0.00%	$837,047	0.08%
10	6/30/2022	$1,906,832	47	0.19%	$562,782	16	0.05%	$244,907	6	0.02%	$174,835	4	0.02%	$0	0	0.00%	$982,525	0.10%
11	7/31/2022	$2,194,393	57	0.22%	$695,838	18	0.07%	$125,913	5	0.01%	$32,475	1	0.00%	$0	0	0.00%	$854,226	0.09%
12	8/31/2022	$1,922,423	53	0.21%	$642,153	17	0.07%	$194,783	4	0.02%	$123,977	5	0.01%	$0	0	0.00%	$960,914	0.10%
13	9/30/2022	$1,750,284	53	0.20%	$797,591	19	0.09%	$300,546	7	0.03%	$51,470	1	0.01%	$0	0	0.00%	$1,149,606	0.13%
14	10/31/2022	$2,677,619	73	0.31%	$630,116	17	0.07%	$381,974	9	0.04%	$110,868	3	0.01%	$0	0	0.00%	$1,122,957	0.13%
15	11/30/2022	$2,203,981	62	0.27%	$686,191	21	0.08%	$282,801	8	0.03%	$174,969	3	0.02%	$0	0	0.00%	$1,143,961	0.14%
16	12/31/2022	$2,082,192	60	0.27%	$1,009,605	29	0.13%	$413,552	11	0.05%	$53,702	2	0.01%	$0	0	0.00%	$1,476,858	0.19%
17	1/31/2023	$2,028,080	62	0.28%	$1,212,940	34	0.17%	$372,079	11	0.05%	$55,723	1	0.01%	$0	0	0.00%	$1,640,743	0.22%
18	2/28/2023	$2,243,694	70	0.32%	$950,205	30	0.14%	$400,099	11	0.06%	$118,424	4	0.02%	$0	0	0.00%	$1,468,728	0.21%
19	3/31/2023	$2,136,002	62	0.33%	$860,356	28	0.13%	$285,365	8	0.04%	$76,719	2	0.01%	$0	0	0.00%	$1,222,440	0.19%
20	4/30/2023	$2,481,352	76	0.41%	$693,225	20	0.11%	$199,548	6	0.03%	$139,141	3	0.02%	$0	0	0.00%	$1,031,914	0.17%
21	5/31/2023	$1,995,957	63	0.35%	$785,508	22	0.14%	$172,929	6	0.03%	$198,858	5	0.03%	$0	0	0.00%	$1,157,294	0.20%
22	6/30/2023	$2,017,069	60	0.38%	$591,709	18	0.11%	$336,459	11	0.06%	$57,539	2	0.01%	$0	0	0.00%	$985,707	0.19%
23	7/31/2023	$1,706,847	54	0.35%	$663,352	19	0.13%	$237,389	7	0.05%	$157,612	5	0.03%	$0	0	0.00%	$1,058,353	0.21%
24	8/31/2023	$1,457,138	43	0.32%	$660,023	20	0.15%	$360,400	9	0.08%	$24,167	1	0.01%	$0	0	0.00%	$1,044,589	0.23%
25	9/30/2023	$1,569,445	49	0.38%	$420,802	13	0.10%	$432,072	13	0.10%	$210,010	6	0.05%	$0	0	0.00%	$1,062,884	0.26%
26	10/31/2023	$1,550,301	48	0.42%	$308,222	10	0.08%	$193,757	6	0.05%	$266,689	9	0.07%	$0	0	0.00%	$768,668	0.21%
27	11/30/2023	$1,052,479	34	0.32%	$420,945	14	0.13%	$80,657	3	0.02%	$42,024	1	0.01%	$0	0	0.00%	$543,626	0.16%
28	12/31/2023	$1,423,622	43	0.50%	$432,989	16	0.15%	$171,252	6	0.06%	$26,842	1	0.01%	$0	0	0.00%	$631,083	0.22%

Ap-A-6

Month	Date	End of Period Aggregate Securitization Value ($)	Cumulative Net Credit Gain/(Loss) ($)	% by $ of Original Aggregate Securitization Value	Cumulative Net Residual Gain/(Loss) ($)	% by $ of Original Aggregate Securitization Value	Prepayments ($)
1	9/30/2021	$1,397,636,507	($405)	0.00%	$7,794,313	0.54%	$17,224,781
2	10/31/2021	$1,366,124,655	($405)	0.00%	$12,436,106	0.85%	$9,202,479
3	11/30/2021	$1,334,002,375	$338	0.00%	$17,623,592	1.21%	$9,676,647
4	12/31/2021	$1,297,387,486	$711	0.00%	$24,452,224	1.68%	$11,055,541
5	1/31/2022	$1,258,435,963	$2,223	0.00%	$31,826,360	2.19%	$10,258,991
6	2/28/2022	$1,220,841,386	$2,223	0.00%	$38,409,608	2.64%	$7,794,611
7	3/31/2022	$1,171,836,097	$2,223	0.00%	$49,292,550	3.39%	$10,460,245
8	4/30/2022	$1,125,625,491	$4,103	0.00%	$57,409,711	3.94%	$9,443,433
9	5/31/2022	$1,077,176,699	$62,151	0.00%	$67,751,020	4.65%	$9,675,496
10	6/30/2022	$1,025,696,055	$62,151	0.00%	$79,120,981	5.43%	$8,815,915
11	7/31/2022	$978,947,385	$108,467	0.01%	$88,818,492	6.10%	$8,270,573
12	8/31/2022	$930,954,283	$111,046	0.01%	$99,351,932	6.82%	$9,817,643
13	9/30/2022	$889,558,354	$112,175	0.01%	$107,802,382	7.40%	$6,521,971
14	10/31/2022	$850,257,298	$90,046	0.01%	$116,223,942	7.98%	$6,072,384
15	11/30/2022	$813,092,357	$91,795	0.01%	$123,288,143	8.47%	$4,677,321
16	12/31/2022	$771,709,972	$73,450	0.01%	$131,764,752	9.05%	$5,629,874
17	1/31/2023	$731,773,853	$73,295	0.01%	$140,036,546	9.62%	$5,435,932
18	2/28/2023	$692,924,976	$73,323	0.01%	$148,145,629	10.17%	$4,863,231
19	3/31/2023	$650,334,699	$55,278	0.00%	$157,092,362	10.79%	$6,309,126
20	4/30/2023	$612,032,375	($44,983)	0.00%	$165,020,940	11.33%	$6,620,416
21	5/31/2023	$569,925,910	($71,572)	0.00%	$173,928,011	11.95%	$6,644,780
22	6/30/2023	$527,837,341	($78,959)	-0.01%	$182,472,698	12.53%	$6,676,242
23	7/31/2023	$492,888,474	($123,291)	-0.01%	$188,935,944	12.98%	$4,507,536
24	8/31/2023	$450,099,438	($192,865)	-0.01%	$197,045,621	13.53%	$5,050,200
25	9/30/2023	$412,406,340	($152,227)	-0.01%	$203,630,913	13.99%	$3,308,496
26	10/31/2023	$371,346,320	($82,662)	-0.01%	$211,170,168	14.50%	$3,884,542
27	11/30/2023	$330,339,708	($85,820)	-0.01%	$218,202,609	14.99%	$2,552,705
28	12/31/2023	$284,847,361	($166,941)	-0.01%	$225,049,192	15.46%	$2,748,124

Ap-A-7

BMW Vehicle Lease Trust 2022-1
Static Pool Data
Delinquency and Loss Experience
Composition of Original Pool

Closing Date	January 19, 2022	Original Term to Maturity
Cutoff Date	November 30, 2021	Weighted Average Original Term to Maturity*	36
Number of Specified Leases	35,887	Maximum Original Term to Maturity	36
Aggregate Securitization Value	$1,460,090,379.23	Minimum Original Term to Maturity	24
Aggregate ALG Residual Value	$1,025,867,011.24
Aggregate ALG Residual Value as a percentage of Aggregate Securitization Value	70.26%

		Remaining Term to Maturity
		Weighted Average Remaining Term to Maturity*	24
Securitization Value of Specified Leases		Maximum Remaining Term to Maturity	35
Average Securitization Value	$40,686	Minimum Remaining Term to Maturity	6
Highest Securitization Value	$138,605	Composition of Top 5 States
Lowest Securitization Value	$17,168	California	15.16%
		Florida	14.42%
ALG Residual Value		New York	11.79%
Average Residual Value	$28,586	New Jersey	11.75%
Highest Residual Value	$69,941	Texas	6.51%
Lowest Residual Value	$14,586
		Weighted Average FICO*	790
Percentage New and Used Composition
New	100%

*Weighted by Securitization Value as of the Cutoff Date.

Ap-A-8

Month	Date	31-60 Days Delinquent ($)	Number of Leases 31-60 Days Delinquent	% by $ of Ending Aggregate Securitization Value	61-90 Days Delinquent ($)	Number of Leases 61-90 Days Delinquent	% by $ of Ending Aggregate Securitization Value	91-120 Days Delinquent ($)	Number of Leases 91-120 Days Delinquent	% by $ of Ending Aggregate Securitization Value	121-150 Days Delinquent ($)	Number of Leases 121-150 Days Delinquent	% by $ of Ending Aggregate Securitization Value	151+ Days Delinquent ($)	Number of Leases 151+ Days Delinquent	% by $ of Ending Aggregate Securitization Value	60+ Days Delinquent ($)	% by $ of Ending Aggregate Securitization Value
1	1/31/2022	$1,792,670	36	0.13%	$308,588	7	0.02%	$0	0	0.00%	$0	0	0.00%	$0	0	0.00%	$308,588	0.02%
2	2/28/2022	$1,742,236	36	0.13%	$382,300	8	0.03%	$126,806	2	0.01%	$0	0	0.00%	$0	0	0.00%	$509,106	0.04%
3	3/31/2022	$1,492,722	37	0.11%	$483,436	11	0.04%	$29,947	1	0.00%	$124,942	2	0.01%	$0	0	0.00%	$638,325	0.05%
4	4/30/2022	$1,765,229	39	0.14%	$319,976	7	0.02%	$298,071	7	0.02%	$29,616	1	0.00%	$0	0	0.00%	$647,662	0.05%
5	5/31/2022	$2,067,208	47	0.16%	$273,398	6	0.02%	$46,816	1	0.00%	$140,153	3	0.01%	$0	0	0.00%	$460,367	0.04%
6	6/30/2022	$2,536,554	59	0.21%	$557,362	10	0.05%	$51,358	1	0.00%	$0	0	0.00%	$0	0	0.00%	$608,720	0.05%
7	7/31/2022	$2,149,851	57	0.18%	$588,300	13	0.05%	$197,707	4	0.02%	$50,557	1	0.00%	$0	0	0.00%	$836,564	0.07%
8	8/31/2022	$2,059,945	56	0.18%	$865,194	22	0.08%	$140,805	3	0.01%	$41,641	1	0.00%	$0	0	0.00%	$1,047,640	0.09%
9	9/30/2022	$2,379,796	64	0.22%	$701,298	19	0.07%	$297,344	8	0.03%	$68,219	1	0.01%	$0	0	0.00%	$1,066,860	0.10%
10	10/31/2022	$2,193,475	58	0.21%	$804,901	20	0.08%	$215,475	7	0.02%	$142,360	4	0.01%	$0	0	0.00%	$1,162,737	0.11%
11	11/30/2022	$2,571,002	69	0.26%	$1,040,155	27	0.10%	$205,643	5	0.02%	$63,838	2	0.01%	$0	0	0.00%	$1,309,637	0.13%
12	12/31/2022	$2,786,873	78	0.29%	$998,167	26	0.10%	$395,757	11	0.04%	$136,242	3	0.01%	$0	0	0.00%	$1,530,166	0.16%
13	1/31/2023	$2,456,936	69	0.27%	$1,396,619	36	0.15%	$597,322	14	0.07%	$179,423	5	0.02%	$0	0	0.00%	$2,173,365	0.24%
14	2/28/2023	$2,188,367	62	0.25%	$952,621	26	0.11%	$379,031	8	0.04%	$245,611	6	0.03%	$0	0	0.00%	$1,577,263	0.18%
15	3/31/2023	$3,247,069	84	0.39%	$781,498	23	0.09%	$102,230	3	0.01%	$138,928	3	0.02%	$0	0	0.00%	$1,022,656	0.12%
16	4/30/2023	$2,332,278	70	0.29%	$1,304,494	32	0.16%	$321,451	10	0.04%	$66,006	2	0.01%	$0	0	0.00%	$1,691,952	0.21%
17	5/31/2023	$2,446,184	73	0.33%	$1,075,099	30	0.14%	$323,886	8	0.04%	$163,039	4	0.02%	$0	0	0.00%	$1,562,024	0.21%
18	6/30/2023	$2,156,600	63	0.31%	$883,971	25	0.13%	$237,900	7	0.03%	$274,111	7	0.04%	$0	0	0.00%	$1,395,982	0.20%
19	7/31/2023	$2,588,635	76	0.39%	$857,809	26	0.13%	$306,184	9	0.05%	$145,927	3	0.02%	$0	0	0.00%	$1,309,921	0.20%
20	8/31/2023	$2,609,971	79	0.42%	$930,537	24	0.15%	$168,075	5	0.03%	$32,673	1	0.01%	$0	0	0.00%	$1,131,284	0.18%
21	9/30/2023	$2,016,915	68	0.35%	$781,345	25	0.14%	$387,038	9	0.07%	$158,917	5	0.03%	$0	0	0.00%	$1,327,300	0.23%
22	10/31/2023	$2,470,741	75	0.46%	$932,337	29	0.17%	$235,880	8	0.04%	$202,834	6	0.04%	$0	0	0.00%	$1,371,051	0.26%
23	11/30/2023	$2,191,412	68	0.45%	$1,129,670	33	0.23%	$278,882	10	0.06%	$23,929	1	0.00%	$0	0	0.00%	$1,432,480	0.29%
24	12/31/2023	$2,063,712	65	0.47%	$1,153,515	33	0.26%	$464,085	12	0.11%	$151,907	6	0.03%	$0	0	0.00%	$1,769,507	0.40%
25	1/31/2024	$2,206,855	72	0.55%	$1,058,646	35	0.27%	$250,736	7	0.06%	$185,545	5	0.05%	$0	0	0.00%	$1,494,927	0.38%
26	2/29/2024	$1,544,749	53	0.43%	$775,426	24	0.22%	$482,414	16	0.14%	$140,272	4	0.04%	$0	0	0.00%	$1,398,112	0.39%
27	3/31/2024	$1,360,389	46	0.45%	$820,859	26	0.27%	$255,323	9	0.08%	$239,131	8	0.08%	$0	0	0.00%	$1,315,314	0.44%
28	4/30/2024	$1,114,115	41	0.45%	$731,539	22	0.30%	$252,491	9	0.10%	$79,348	3	0.03%	$0	0	0.00%	$1,063,379	0.43%

Ap-A-9

Month	Date	End of Period Aggregate Securitization Value ($)	Cumulative Net Credit Gain/(Loss) ($)	% by $ of Original Aggregate Securitization Value	Cumulative Net Residual Gain/(Loss) ($)	% by $ of Original Aggregate Securitization Value	Prepayments ($)
1	1/31/2022	$1,397,300,912	$0	0.00%	$9,835,212	0.67%	$19,979,096
2	2/28/2022	$1,367,431,746	$0	0.00%	$14,180,790	0.97%	$8,537,633
3	3/31/2022	$1,331,771,357	$0	0.00%	$20,749,168	1.42%	$11,001,455
4	4/30/2022	$1,298,961,888	$0	0.00%	$25,531,233	1.75%	$7,967,769
5	5/31/2022	$1,256,163,630	$3,448	0.00%	$33,754,203	2.31%	$9,886,030
6	6/30/2022	$1,208,304,715	$1,406	0.00%	$43,838,393	3.00%	$12,265,936
7	7/31/2022	$1,165,544,762	$2,326	0.00%	$52,435,851	3.59%	$8,128,169
8	8/31/2022	$1,119,918,802	$45,998	0.00%	$61,824,664	4.23%	$10,000,471
9	9/30/2022	$1,074,557,128	$40,898	0.00%	$71,565,685	4.90%	$9,699,583
10	10/31/2022	$1,033,849,762	$21,919	0.00%	$79,528,093	5.45%	$7,166,873
11	11/30/2022	$995,475,511	($36,351)	0.00%	$86,678,523	5.94%	$6,600,455
12	12/31/2022	$955,384,016	($46,221)	0.00%	$94,406,584	6.47%	$6,736,852
13	1/31/2023	$916,100,897	($44,712)	0.00%	$101,792,852	6.97%	$5,462,862
14	2/28/2023	$876,818,160	($16,298)	0.00%	$109,046,761	7.47%	$5,269,235
15	3/31/2023	$832,953,588	($9,068)	0.00%	$117,842,929	8.07%	$7,825,374
16	4/30/2023	$794,187,995	$40,609	0.00%	$125,697,052	8.61%	$8,165,692
17	5/31/2023	$747,940,985	$10,751	0.00%	$135,137,234	9.26%	$9,962,394
18	6/30/2023	$703,453,957	($95,999)	-0.01%	$143,591,964	9.83%	$8,789,027
19	7/31/2023	$664,056,092	($79,393)	-0.01%	$150,470,998	10.31%	$6,742,061
20	8/31/2023	$618,726,503	($160,036)	-0.01%	$158,487,014	10.85%	$7,202,450
21	9/30/2023	$577,722,811	($123,143)	-0.01%	$165,248,425	11.32%	$5,346,536
22	10/31/2023	$532,888,269	($119,521)	-0.01%	$173,057,385	11.85%	$6,737,323
23	11/30/2023	$488,896,179	($124,959)	-0.01%	$179,628,687	12.30%	$5,649,166
24	12/31/2023	$441,096,140	($176,603)	-0.01%	$187,100,792	12.81%	$6,007,986
25	1/31/2024	$397,748,784	($153,765)	-0.01%	$193,474,448	13.25%	$3,149,432
26	2/29/2024	$355,542,035	($134,433)	-0.01%	$198,954,507	13.63%	$2,255,433
27	3/31/2024	$301,807,416	($273,457)	-0.02%	$206,511,912	14.14%	$2,250,875
28	4/30/2024	$245,440,836	($296,108)	-0.02%	$214,441,358	14.69%	$2,796,856

Ap-A-10

BMW Vehicle Lease Trust 2023-1
Static Pool Data
Delinquency and Loss Experience
Composition of Original Pool

Closing Date	February 15, 2023	Original Term to Maturity
Cutoff Date	December 31, 2022	Weighted Average Original Term to Maturity*	36
Number of Specified Leases	26,919	Maximum Original Term to Maturity	36
Aggregate Securitization Value	$1,151,428,803	Minimum Original Term to Maturity	24
Aggregate ALG Residual Value	$829,062,715
Aggregate ALG Residual Value as a percentage of Aggregate Securitization Value	72.00%

		Remaining Term to Maturity
		Weighted Average Remaining Term to Maturity*	24
Securitization Value of Specified Leases		Maximum Remaining Term to Maturity	35
Average Securitization Value	$42,774	Minimum Remaining Term to Maturity	6
Highest Securitization Value	$146,600	Composition of Top 5 States
Lowest Securitization Value	$17,969	California	15.61%
		Florida	12.44%
ALG Residual Value		New York	11.40%
Average Residual Value	$30,798	New Jersey	11.37%
Highest Residual Value	$78,173	Texas	7.81%
Lowest Residual Value	$15,886
		Weighted Average FICO*	795
Percentage New and Used Composition
New	100%

*Weighted by Securitization Value as of the Cutoff Date.

Ap-A-11

Month	Date	31-60 Days Delinquent ($)	Number of Leases 31-60 Days Delinquent	% by $ of Ending Aggregate Securitization Value	61-90 Days Delinquent ($)	Number of Leases 61-90 Days Delinquent	% by $ of Ending Aggregate Securitization Value	91-120 Days Delinquent ($)	Number of Leases 91-120 Days Delinquent	% by $ of Ending Aggregate Securitization Value	121-150 Days Delinquent ($)	Number of Leases 121-150 Days Delinquent	% by $ of Ending Aggregate Securitization Value	151+ Days Delinquent ($)	Number of Leases 151+ Days Delinquent	% by $ of Ending Aggregate Securitization Value	60+ Days Delinquent ($)	% by $ of Ending Aggregate Securitization Value
1	2/28/2023	$2,012,870	42	0.18%	$257,198	6	0.02%	$0	0	0.00%	$0	0	0.00%	$0	0	0.00%	$257,198	0.02%
2	3/31/2023	$1,828,571	36	0.17%	$248,510	5	0.02%	$241,024	5	0.02%	$0	0	0.00%	$0	0	0.00%	$489,534	0.05%
3	4/30/2023	$2,450,054	54	0.23%	$483,887	10	0.05%	$79,811	2	0.01%	$84,490	2	0.01%	$0	0	0.00%	$648,188	0.06%
4	5/31/2023	$2,826,769	57	0.27%	$622,715	14	0.06%	$104,602	2	0.01%	$0	0	0.00%	$0	0	0.00%	$727,317	0.07%
5	6/30/2023	$2,455,388	54	0.24%	$1,273,039	26	0.13%	$77,998	2	0.01%	$0	0	0.00%	$0	0	0.00%	$1,351,037	0.13%
6	7/31/2023	$2,756,253	60	0.28%	$1,439,308	31	0.15%	$604,341	12	0.06%	$40,776	1	0.00%	$0	0	0.00%	$2,084,425	0.21%
7	8/31/2023	$2,857,974	67	0.30%	$964,860	21	0.10%	$528,525	11	0.06%	$317,442	5	0.03%	$0	0	0.00%	$1,810,827	0.19%
8	9/30/2023	$3,101,223	72	0.34%	$1,118,416	24	0.12%	$415,402	9	0.05%	$327,983	6	0.04%	$0	0	0.00%	$1,861,802	0.20%
9	10/31/2023	$3,442,906	76	0.39%	$1,191,194	28	0.13%	$534,147	11	0.06%	$342,351	7	0.04%	$0	0	0.00%	$2,067,692	0.23%
10	11/30/2023	$3,334,217	79	0.39%	$1,641,828	34	0.19%	$545,196	12	0.06%	$342,835	7	0.04%	$0	0	0.00%	$2,529,860	0.30%
11	12/31/2023	$3,342,918	77	0.41%	$1,349,544	33	0.17%	$657,640	13	0.08%	$192,376	5	0.02%	$0	0	0.00%	$2,199,559	0.27%
12	1/31/2024	$3,212,058	81	0.42%	$1,372,410	31	0.18%	$301,614	7	0.04%	$421,002	7	0.05%	$0	0	0.00%	$2,095,026	0.27%
13	2/29/2024	$3,110,336	75	0.42%	$1,108,574	27	0.15%	$488,974	11	0.07%	$108,699	2	0.01%	$0	0	0.00%	$1,706,247	0.23%
14	3/31/2024	$3,714,319	92	0.53%	$991,231	25	0.14%	$346,139	9	0.05%	$394,606	9	0.06%	$0	0	0.00%	$1,731,976	0.25%
15	4/30/2024	$2,599,958	64	0.40%	$1,385,397	35	0.21%	$321,580	8	0.05%	$43,095	1	0.01%	$0	0	0.00%	$1,750,072	0.27%
16	5/31/2024	$2,687,164	65	0.44%	$1,392,966	33	0.23%	$239,214	7	0.04%	$77,606	2	0.01%	$0	0	0.00%	$1,709,786	0.28%
17	6/30/2024	$3,180,799	78	0.55%	$1,262,695	32	0.22%	$395,369	10	0.07%	$134,508	4	0.02%	$0	0	0.00%	$1,792,571	0.31%
18	7/31/2024	$3,135,849	76	0.58%	$1,770,749	42	0.33%	$404,977	9	0.08%	$109,963	3	0.02%	$0	0	0.00%	$2,285,688	0.42%
19	8/31/2024	$2,850,520	75	0.57%	$1,045,501	27	0.21%	$692,757	15	0.14%	$90,847	2	0.02%	$0	0	0.00%	$1,829,105	0.36%
20	9/30/2024	$2,837,942	73	0.61%	$967,776	26	0.21%	$332,086	8	0.07%	$452,834	10	0.10%	$0	0	0.00%	$1,752,697	0.38%
21	10/31/2024	$2,975,304	80	0.71%	$932,825	25	0.22%	$296,203	9	0.07%	$183,164	4	0.04%	$0	0	0.00%	$1,412,192	0.34%
22	11/30/2024	$2,653,027	68	0.70%	$1,356,578	36	0.36%	$170,018	5	0.04%	$95,829	3	0.03%	$0	0	0.00%	$1,622,425	0.43%
23	12/31/2024	$2,813,120	73	0.84%	$1,213,031	35	0.36%	$344,280	9	0.10%	$38,834	1	0.01%	$0	0	0.00%	$1,596,144	0.48%
24	1/31/2025	$2,647,946	68	0.89%	$1,114,690	31	0.37%	$532,215	15	0.18%	$83,522	3	0.03%	$0	0	0.00%	$1,730,428	0.58%
25	2/28/2025	$2,383,726	61	0.90%	$860,369	25	0.33%	$329,473	8	0.12%	$147,430	5	0.06%	$0	0	0.00%	$1,337,272	0.51%
26	3/31/2025	$2,290,815	64	1.03%	$738,690	20	0.33%	$313,221	9	0.14%	$33,126	1	0.01%	$0	0	0.00%	$1,085,038	0.49%

Ap-A-12

Month	Date	End of Period Aggregate Securitization Value ($)	Cumulative Net Credit Gain/(Loss) ($)	% by $ of Original Aggregate Securitization Value	Cumulative Net Residual Gain/(Loss) ($)	% by $ of Original Aggregate Securitization Value	Prepayments ($)
1	2/28/2023	$1,110,962,947	$0	0.00%	$4,878,042	0.42%	$11,018,295
2	3/31/2023	$1,087,575,003	($50,037)	0.00%	$8,540,938	0.74%	$7,775,664
3	4/30/2023	$1,063,966,502	($50,037)	0.00%	$12,046,732	1.05%	$7,693,128
4	5/31/2023	$1,038,977,875	($50,037)	0.00%	$15,933,216	1.38%	$7,861,477
5	6/30/2023	$1,009,905,331	($48,681)	0.00%	$20,974,578	1.82%	$8,909,250
6	7/31/2023	$983,172,348	($48,351)	0.00%	$24,814,333	2.16%	$5,965,424
7	8/31/2023	$950,187,974	($82,111)	-0.01%	$30,322,016	2.63%	$8,106,479
8	9/30/2023	$917,646,322	($112,880)	-0.01%	$35,384,009	3.07%	$6,523,074
9	10/31/2023	$882,724,440	($116,076)	-0.01%	$41,076,071	3.57%	$6,500,626
10	11/30/2023	$847,052,715	($116,757)	-0.01%	$46,308,580	4.02%	$7,894,091
11	12/31/2023	$809,141,034	($131,386)	-0.01%	$52,258,728	4.54%	$7,145,115
12	1/31/2024	$772,092,629	($147,122)	-0.01%	$57,512,211	4.99%	$6,198,771
13	2/29/2024	$737,623,067	($278,893)	-0.02%	$61,756,262	5.36%	$4,483,725
14	3/31/2024	$695,633,813	($381,222)	-0.03%	$67,554,259	5.87%	$5,210,644
15	4/30/2024	$651,764,936	($411,673)	-0.04%	$73,731,566	6.40%	$6,758,453
16	5/31/2024	$610,535,390	($440,520)	-0.04%	$79,219,443	6.88%	$6,573,448
17	6/30/2024	$575,408,297	($434,334)	-0.04%	$83,335,713	7.24%	$4,381,625
18	7/31/2024	$538,119,460	($452,480)	-0.04%	$88,164,693	7.66%	$5,846,697
19	8/31/2024	$501,298,246	($485,692)	-0.04%	$92,730,218	8.05%	$5,270,222
20	9/30/2024	$465,449,811	($518,848)	-0.05%	$97,185,907	8.44%	$4,518,259
21	10/31/2024	$419,041,829	($532,331)	-0.05%	$103,332,583	8.97%	$6,428,594
22	11/30/2024	$379,370,962	($658,159)	-0.06%	$108,410,340	9.42%	$5,916,303
23	12/31/2024	$334,480,290	($685,821)	-0.06%	$114,254,102	9.92%	$5,807,000
24	1/31/2025	$297,553,657	($740,320)	-0.06%	$118,358,771	10.28%	$4,088,516
25	2/28/2025	$263,926,263	($797,671)	-0.07%	$121,665,439	10.57%	$2,802,538
26	3/31/2025	$221,617,921	($742,234)	-0.06%	$125,893,781	10.93%	$4,362,621

Ap-A-13

BMW Vehicle Lease Trust 2023-2
Static Pool Data
Delinquency and Loss Experience
Composition of Original Pool

Closing Date	October 11, 2023	Original Term to Maturity
Cutoff Date	August 31, 2023	Weighted Average Original Term to Maturity*	36
Number of Specified Leases	32,105	Maximum Original Term to Maturity	36
Aggregate Securitization Value	$1,439,263,097	Minimum Original Term to Maturity	24
Aggregate ALG Residual Value	$1,027,644,258
Aggregate ALG Residual Value as a percentage of Aggregate Securitization Value	71.40%

		Remaining Term to Maturity
		Weighted Average Remaining Term to Maturity*	24
Securitization Value of Specified Leases		Maximum Remaining Term to Maturity	35
Average Securitization Value	$44,830	Minimum Remaining Term to Maturity	6
Highest Securitization Value	$154,041	Composition of Top 5 States
Lowest Securitization Value	$18,658	California	18.80%
		Florida	13.17%
ALG Residual Value		New York	10.91%
Average Residual Value	$32,009	New Jersey	10.24%
Highest Residual Value	$80,916	Texas	8.18%
Lowest Residual Value	$15,832
		Weighted Average FICO*	795
Percentage New and Used Composition
New	100%

*Weighted by Securitization Value as of the Cutoff Date.

Ap-A-14

Month	Date	31-60 Days Delinquent ($)	Number of Leases 31-60 Days Delinquent	% by $ of Ending Aggregate Securitization Value	61-90 Days Delinquent ($)	Number of Leases 61-90 Days Delinquent	% by $ of Ending Aggregate Securitization Value	91-120 Days Delinquent ($)	Number of Leases 91-120 Days Delinquent	% by $ of Ending Aggregate Securitization Value	121-150 Days Delinquent ($)	Number of Leases 121-150 Days Delinquent	% by $ of Ending Aggregate Securitization Value	151+ Days Delinquent ($)	Number of Leases 151+ Days Delinquent	% by $ of Ending Aggregate Securitization Value	60+ Days Delinquent ($)	% by $ of Ending Aggregate Securitization Value
1	10/31/2023	$3,092,492	55	0.22%	$695,452	14	0.05%	$85,695	1	0.01%	$0	0	0.00%	$0	0	0.00%	$781,147	0.06%
2	11/30/2023	$2,814,419	52	0.21%	$954,727	17	0.07%	$269,579	6	0.02%	$0	0	0.00%	$0	0	0.00%	$1,224,306	0.09%
3	12/31/2023	$3,623,411	75	0.27%	$1,050,547	17	0.08%	$454,029	7	0.03%	$119,288	3	0.01%	$0	0	0.00%	$1,623,863	0.12%
4	1/31/2024	$4,114,792	79	0.32%	$1,269,905	26	0.10%	$317,839	5	0.02%	$427,693	5	0.03%	$0	0	0.00%	$2,015,437	0.16%
5	2/29/2024	$4,325,405	86	0.35%	$1,288,860	23	0.10%	$509,107	12	0.04%	$247,645	4	0.02%	$0	0	0.00%	$2,045,612	0.16%
6	3/31/2024	$5,320,747	98	0.44%	$2,077,837	41	0.17%	$337,806	6	0.03%	$222,811	5	0.02%	$0	0	0.00%	$2,638,455	0.22%
7	4/30/2024	$4,260,373	81	0.37%	$1,827,894	36	0.16%	$579,605	13	0.05%	$139,453	2	0.01%	$0	0	0.00%	$2,546,953	0.22%
8	5/31/2024	$4,791,994	91	0.44%	$1,584,816	35	0.15%	$721,291	15	0.07%	$369,115	8	0.03%	$0	0	0.00%	$2,675,222	0.25%
9	6/30/2024	$4,888,447	96	0.47%	$2,306,778	43	0.22%	$845,345	18	0.08%	$398,824	9	0.04%	$0	0	0.00%	$3,550,947	0.34%
10	7/31/2024	$5,303,349	108	0.53%	$2,041,679	42	0.21%	$1,101,787	19	0.11%	$283,029	6	0.03%	$0	0	0.00%	$3,426,495	0.34%
11	8/31/2024	$5,491,289	110	0.58%	$1,885,113	43	0.20%	$618,525	12	0.07%	$494,245	9	0.05%	$0	0	0.00%	$2,997,883	0.32%
12	9/30/2024	$5,126,721	107	0.57%	$2,131,531	45	0.24%	$778,341	17	0.09%	$339,029	7	0.04%	$0	0	0.00%	$3,248,901	0.36%
13	10/31/2024	$6,122,598	129	0.73%	$1,584,833	36	0.19%	$797,212	16	0.09%	$336,161	7	0.04%	$0	0	0.00%	$2,718,206	0.32%
14	11/30/2024	$5,719,531	124	0.73%	$2,274,268	49	0.29%	$549,100	13	0.07%	$463,177	10	0.06%	$0	0	0.00%	$3,286,545	0.42%
15	12/31/2024	$6,075,905	131	0.83%	$2,018,531	43	0.28%	$664,279	15	0.09%	$243,606	6	0.03%	$0	0	0.00%	$2,926,416	0.40%
16	1/31/2025	$5,943,112	134	0.87%	$1,940,097	40	0.28%	$732,173	14	0.11%	$410,219	10	0.06%	$0	0	0.00%	$3,082,490	0.45%
17	2/28/2025	$5,541,171	127	0.86%	$2,343,741	53	0.37%	$684,293	14	0.11%	$345,585	7	0.05%	$0	0	0.00%	$3,373,620	0.53%
18	3/31/2025	$5,814,232	125	0.98%	$2,134,808	48	0.36%	$652,061	15	0.11%	$467,356	9	0.08%	$0	0	0.00%	$3,254,225	0.55%
19	4/30/2025	$5,596,119	123	1.03%	$1,939,485	42	0.36%	$596,621	14	0.11%	$338,418	7	0.06%	$0	0	0.00%	$2,874,524	0.53%
20	5/31/2025	$5,954,502	137	1.19%	$2,075,731	45	0.41%	$287,315	6	0.06%	$227,600	6	0.05%	$0	0	0.00%	$2,590,647	0.52%
21	6/30/2025	$5,763,482	137	1.25%	$1,901,613	42	0.41%	$837,332	20	0.18%	$116,166	2	0.03%	$0	0	0.00%	$2,855,111	0.62%
22	7/31/2025	$5,725,302	137	1.36%	$1,813,802	39	0.43%	$644,858	14	0.15%	$123,206	3	0.03%	$0	0	0.00%	$2,581,866	0.61%
23	8/31/2025	$5,393,447	131	1.40%	$1,758,696	43	0.45%	$434,170	9	0.11%	$297,146	6	0.08%	$0	0	0.00%	$2,490,011	0.64%
24	9/30/2025	$4,658,353	112	1.34%	$1,416,924	37	0.41%	$691,390	16	0.20%	$127,693	3	0.04%	$0	0	0.00%	$2,236,007	0.64%
25	10/31/2025	$4,457,447	122	1.45%	$1,715,498	41	0.56%	$425,345	12	0.14%	$446,237	9	0.15%	$0	0	0.00%	$2,587,080	0.84%
26	11/30/2025	$4,195,655	116	1.54%	$1,998,118	52	0.74%	$629,875	17	0.23%	$160,961	4	0.06%	$0	0	0.00%	$2,788,955	1.03%

Ap-A-15

Month	Date	End of Period Aggregate Securitization Value ($)	Cumulative Net Credit Gain/(Loss) ($)	% by $ of Original Aggregate Securitization Value	Cumulative Net Residual Gain/(Loss) ($)	% by $ of Original Aggregate Securitization Value	Prepayments ($)
1	10/31/2023	$1,382,129,478	$0	0.00%	$7,398,675	0.51%	$16,868,996
2	11/30/2023	$1,352,254,608	($9)	0.00%	$11,111,561	0.77%	$8,976,557
3	12/31/2023	$1,320,756,224	$341	0.00%	$15,787,219	1.10%	$9,230,728
4	1/31/2024	$1,285,001,189	($67,668)	0.00%	$21,029,946	1.46%	$8,750,175
5	2/29/2024	$1,245,134,750	($67,668)	0.00%	$26,564,200	1.85%	$7,422,400
6	3/31/2024	$1,196,681,064	($68,340)	0.00%	$33,910,723	2.36%	$9,003,936
7	4/30/2024	$1,145,372,658	($70,914)	0.00%	$41,366,432	2.87%	$9,136,150
8	5/31/2024	$1,091,827,871	($92,450)	-0.01%	$49,096,307	3.41%	$9,087,821
9	6/30/2024	$1,044,923,902	($97,026)	-0.01%	$55,261,160	3.84%	$7,217,989
10	7/31/2024	$993,784,919	($192,233)	-0.01%	$62,471,668	4.34%	$8,257,552
11	8/31/2024	$944,153,509	($202,154)	-0.01%	$68,977,102	4.79%	$7,005,266
12	9/30/2024	$899,571,442	($278,524)	-0.02%	$74,363,671	5.17%	$5,093,547
13	10/31/2024	$840,833,819	($345,327)	-0.02%	$82,443,982	5.73%	$10,060,436
14	11/30/2024	$788,604,957	($403,513)	-0.03%	$89,369,897	6.21%	$7,302,030
15	12/31/2024	$729,198,052	($410,990)	-0.03%	$97,278,116	6.76%	$9,150,879
16	1/31/2025	$682,414,862	($465,361)	-0.03%	$103,528,477	7.19%	$7,693,975
17	2/28/2025	$641,134,962	($482,113)	-0.03%	$108,472,097	7.54%	$6,604,901
18	3/31/2025	$592,690,973	($613,313)	-0.04%	$114,628,667	7.96%	$9,896,153
19	4/30/2025	$543,954,067	($712,942)	-0.05%	$121,419,098	8.44%	$13,017,562
20	5/31/2025	$502,082,281	($704,636)	-0.05%	$127,513,754	8.86%	$11,248,537
21	6/30/2025	$462,277,804	($733,750)	-0.05%	$133,118,415	9.25%	$10,363,876
22	7/31/2025	$422,015,768	($664,439)	-0.05%	$139,341,307	9.68%	$11,848,312
23	8/31/2025	$386,548,248	($690,454)	-0.05%	$144,564,387	10.04%	$8,529,030
24	9/30/2025	$347,029,755	($752,070)	-0.05%	$149,947,478	10.42%	$8,457,336
25	10/31/2025	$306,858,490	($868,287)	-0.06%	$155,113,729	10.78%	$6,705,444
26	11/30/2025	$271,658,380	($879,999)	-0.06%	$159,630,873	11.09%	$5,096,677

Ap-A-16

BMW Vehicle Lease Trust 2024-1
Static Pool Data
Delinquency and Loss Experience
Composition of Original Pool

Closing Date	February 14, 2024	Original Term to Maturity
Cutoff Date	December 31, 2023	Weighted Average Original Term to Maturity*	36
Number of Specified Leases	28,505	Maximum Original Term to Maturity	36
Aggregate Securitization Value	$1,496,835,259	Minimum Original Term to Maturity	24
Aggregate ALG Residual Value	$998,440,358
Aggregate ALG Residual Value as a percentage of Aggregate Securitization Value	66.70%

		Remaining Term to Maturity
		Weighted Average Remaining Term to Maturity*	28
Securitization Value of Specified Leases		Maximum Remaining Term to Maturity	35
Average Securitization Value	$52,511	Minimum Remaining Term to Maturity	6
Highest Securitization Value	$155,742	Composition of Top 5 States
Lowest Securitization Value	$18,136	California	20.90%
		Florida	12.47%
ALG Residual Value		New York	9.18%
Average Residual Value	$35,027	Texas	9.01%
Highest Residual Value	$84,323	New Jersey	8.92%
Lowest Residual Value	$15,882
		Weighted Average FICO*	798
Percentage New and Used Composition
New	100%

*Weighted by Securitization Value as of the Cutoff Date.

Ap-A-17

Month	Date	31-60 Days Delinquent ($)	Number of Leases 31-60 Days Delinquent	% by $ of Ending Aggregate Securitization Value	61-90 Days Delinquent ($)	Number of Leases 61-90 Days Delinquent	% by $ of Ending Aggregate Securitization Value	91-120 Days Delinquent ($)	Number of Leases 91-120 Days Delinquent	% by $ of Ending Aggregate Securitization Value	121-150 Days Delinquent ($)	Number of Leases 121-150 Days Delinquent	% by $ of Ending Aggregate Securitization Value	151+ Days Delinquent ($)	Number of Leases 151+ Days Delinquent	% by $ of Ending Aggregate Securitization Value	60+ Days Delinquent ($)	% by $ of Ending Aggregate Securitization Value
1	2/29/2024	$1,953,687	36	0.14%	$472,732	9	0.03%	$0	0	0.00%	$0	0	0.00%	$0	0	0.00%	$472,732	0.03%
2	3/31/2024	$4,022,340	60	0.28%	$829,503	14	0.06%	$78,309	2	0.01%	$0	0	0.00%	$0	0	0.00%	$907,812	0.06%
3	4/30/2024	$2,972,095	46	0.21%	$1,435,935	23	0.10%	$284,812	4	0.02%	$34,223	1	0.00%	$0	0	0.00%	$1,754,970	0.13%
4	5/31/2024	$3,585,000	59	0.26%	$1,172,979	21	0.09%	$350,488	6	0.03%	$173,402	2	0.01%	$0	0	0.00%	$1,696,870	0.12%
5	6/30/2024	$3,559,038	62	0.27%	$1,003,798	19	0.08%	$604,212	11	0.05%	$276,972	5	0.02%	$0	0	0.00%	$1,884,981	0.14%
6	7/31/2024	$4,291,976	78	0.33%	$1,430,707	27	0.11%	$597,434	11	0.05%	$242,421	5	0.02%	$0	0	0.00%	$2,270,563	0.17%
7	8/31/2024	$3,516,335	66	0.28%	$1,566,834	26	0.12%	$712,811	15	0.06%	$312,037	5	0.02%	$0	0	0.00%	$2,591,682	0.20%
8	9/30/2024	$4,536,681	90	0.37%	$937,985	21	0.08%	$787,799	13	0.06%	$288,036	6	0.02%	$0	0	0.00%	$2,013,821	0.16%
9	10/31/2024	$4,028,751	74	0.34%	$1,872,225	38	0.16%	$276,487	6	0.02%	$397,603	6	0.03%	$0	0	0.00%	$2,546,314	0.21%
10	11/30/2024	$4,837,166	96	0.42%	$1,826,289	36	0.16%	$551,844	10	0.05%	$207,419	5	0.02%	$0	0	0.00%	$2,585,552	0.22%
11	12/31/2024	$4,168,690	89	0.37%	$2,157,321	42	0.19%	$783,277	17	0.07%	$292,318	6	0.03%	$0	0	0.00%	$3,232,916	0.29%
12	1/31/2025	$4,838,793	97	0.45%	$1,844,526	41	0.17%	$514,690	10	0.05%	$414,664	9	0.04%	$0	0	0.00%	$2,773,880	0.26%
13	2/28/2025	$4,366,125	87	0.42%	$1,357,111	29	0.13%	$609,559	14	0.06%	$257,792	4	0.02%	$0	0	0.00%	$2,224,461	0.21%
14	3/31/2025	$5,205,722	106	0.52%	$1,350,175	28	0.14%	$629,953	12	0.06%	$371,030	10	0.04%	$0	0	0.00%	$2,351,158	0.24%
15	4/30/2025	$5,281,110	106	0.55%	$1,119,855	25	0.12%	$559,623	12	0.06%	$221,624	4	0.02%	$0	0	0.00%	$1,901,101	0.20%
16	5/31/2025	$4,456,682	93	0.49%	$1,896,715	37	0.21%	$197,821	5	0.02%	$222,674	5	0.02%	$0	0	0.00%	$2,317,210	0.25%
17	6/30/2025	$4,690,080	99	0.54%	$1,533,811	33	0.18%	$853,098	15	0.10%	$79,467	2	0.01%	$0	0	0.00%	$2,466,376	0.28%
18	7/31/2025	$5,425,605	115	0.66%	$1,506,220	32	0.18%	$258,322	5	0.03%	$427,800	8	0.05%	$0	0	0.00%	$2,192,342	0.27%
19	8/31/2025	$4,489,136	94	0.58%	$2,414,512	49	0.31%	$184,854	4	0.02%	$99,211	2	0.01%	$0	0	0.00%	$2,698,577	0.35%
20	9/30/2025	$4,689,444	106	0.64%	$2,131,019	45	0.29%	$613,715	13	0.08%	$98,124	3	0.01%	$0	0	0.00%	$2,842,858	0.39%
21	10/31/2025	$5,007,037	116	0.74%	$1,885,321	41	0.28%	$623,709	11	0.09%	$298,225	5	0.04%	$0	0	0.00%	$2,807,254	0.41%
22	11/30/2025	$4,423,842	106	0.70%	$2,032,519	44	0.32%	$660,068	16	0.10%	$277,131	4	0.04%	$0	0	0.00%	$2,969,717	0.47%
23	12/31/2025	$4,514,462	109	0.79%	$1,451,294	35	0.25%	$807,794	17	0.14%	$100,129	2	0.02%	$0	0	0.00%	$2,359,217	0.41%
24	1/31/2026	$3,377,949	87	0.65%	$2,029,678	46	0.39%	$461,928	11	0.09%	$485,069	10	0.09%	$0	0	0.00%	$2,976,675	0.57%
25	2/28/2026	$2,790,043	68	0.60%	$1,313,778	34	0.28%	$775,573	16	0.17%	$176,572	4	0.04%	$0	0	0.00%	$2,265,922	0.48%
26	3/31/2026	$3,280,163	87	0.80%	$1,134,823	28	0.28%	$458,961	13	0.11%	$105,608	2	0.03%	$0	0	0.00%	$1,699,392	0.41%
27	4/30/2026	$2,735,564	71	0.78%	$1,179,299	32	0.34%	$297,010	8	0.08%	$244,791	7	0.07%	$0	0	0.00%	$1,721,100	0.49%
28	5/31/2026	$3,044,697	80	1.02%	$1,167,601	30	0.39%	$257,238	7	0.09%	$125,427	3	0.04%	$0	0	0.00%	$1,550,267	0.52%

Ap-A-18

Month	Date	End of Period Aggregate Securitization Value ($)	Cumulative Net Credit Gain/(Loss) ($)	% by $ of Original Aggregate Securitization Value	Cumulative Net Residual Gain/(Loss) ($)	% by $ of Original Aggregate Securitization Value	Prepayments ($)
1	2/29/2024	$1,444,509,870	($6,905)	0.00%	$5,612,670	0.37%	$12,320,404
2	3/31/2024	$1,419,715,196	($20,568)	0.00%	$7,954,744	0.53%	$5,159,620
3	4/30/2024	$1,392,712,862	($17,921)	0.00%	$11,169,937	0.75%	$6,866,317
4	5/31/2024	$1,363,156,238	($91,092)	-0.01%	$14,656,989	0.98%	$7,086,455
5	6/30/2024	$1,332,839,781	($119,099)	-0.01%	$17,975,658	1.20%	$6,433,773
6	7/31/2024	$1,299,006,956	($155,350)	-0.01%	$22,178,214	1.48%	$7,967,879
7	8/31/2024	$1,266,965,941	($155,350)	-0.01%	$25,926,114	1.73%	$6,936,458
8	9/30/2024	$1,233,859,462	($149,753)	-0.01%	$29,670,019	1.98%	$7,379,872
9	10/31/2024	$1,195,284,871	($152,703)	-0.01%	$34,541,387	2.31%	$10,070,299
10	11/30/2024	$1,160,274,867	($218,897)	-0.01%	$38,370,229	2.56%	$7,836,900
11	12/31/2024	$1,119,125,308	($323,604)	-0.02%	$43,607,259	2.91%	$11,556,474
12	1/31/2025	$1,080,938,179	($334,888)	-0.02%	$47,954,710	3.20%	$9,202,132
13	2/28/2025	$1,043,967,232	($474,279)	-0.03%	$51,593,780	3.45%	$8,789,068
14	3/31/2025	$998,951,854	($563,698)	-0.04%	$56,450,389	3.77%	$11,973,205
15	4/30/2025	$952,923,163	($585,316)	-0.04%	$61,837,101	4.13%	$14,313,802
16	5/31/2025	$909,026,927	($556,121)	-0.04%	$67,126,858	4.48%	$14,237,696
17	6/30/2025	$866,663,757	($494,007)	-0.03%	$72,095,206	4.82%	$15,443,809
18	7/31/2025	$822,367,976	($574,620)	-0.04%	$77,468,579	5.18%	$17,188,971
19	8/31/2025	$777,094,464	($557,185)	-0.04%	$83,244,110	5.56%	$17,482,097
20	9/30/2025	$730,637,591	($650,578)	-0.04%	$88,973,318	5.94%	$16,828,392
21	10/31/2025	$679,641,175	($657,209)	-0.04%	$95,692,177	6.39%	$17,994,016
22	11/30/2025	$633,107,299	($687,619)	-0.05%	$100,949,702	6.74%	$11,849,128
23	12/31/2025	$570,111,538	($726,114)	-0.05%	$108,091,491	7.22%	$15,849,442
24	1/31/2026	$518,344,577	($808,758)	-0.05%	$114,113,425	7.62%	$10,838,350
25	2/28/2026	$468,207,180	($882,908)	-0.06%	$119,672,475	8.00%	$10,075,727
26	3/31/2026	$409,501,750	($893,138)	-0.06%	$126,136,034	8.43%	$12,834,380
27	4/30/2026	$350,641,335	($939,153)	-0.06%	$132,897,439	8.88%	$10,626,466
28	5/31/2026	$298,696,072	($947,392)	-0.06%	$138,444,720	9.25%	$6,520,131

Ap-A-19

BMW Vehicle Lease Trust 2024-2
Static Pool Data
Delinquency and Loss Experience
Composition of Original Pool

Closing Date	October 7, 2024	Original Term to Maturity
Cutoff Date	August 31, 2024	Weighted Average Original Term to Maturity*	36
Number of Specified Leases	26,514	Maximum Original Term to Maturity	36
Aggregate Securitization Value	$1,468,860,401	Minimum Original Term to Maturity	24
Aggregate ALG Residual Value	$969,105,354
Aggregate ALG Residual Value as a percentage of Aggregate Securitization Value	65.98%

		Remaining Term to Maturity
		Weighted Average Remaining Term to Maturity*	28
Securitization Value of Specified Leases		Maximum Remaining Term to Maturity	35
Average Securitization Value	$55,399	Minimum Remaining Term to Maturity	6
Highest Securitization Value	$169,672	Composition of Top 5 States
Lowest Securitization Value	$18,296	California	19.16%
		Florida	13.57%
ALG Residual Value		New Jersey	9.16%
Average Residual Value	$36,551	Texas	9.11%
Highest Residual Value	$93,034	New York	8.99%
Lowest Residual Value	$15,994
		Weighted Average FICO*	799
Percentage New and Used Composition
New	100%

*Weighted by Securitization Value as of the Cutoff Date.

Ap-A-20

Month	Date	31-60 Days Delinquent ($)	Number of Leases 31-60 Days Delinquent	% by $ of Ending Aggregate Securitization Value	61-90 Days Delinquent ($)	Number of Leases 61-90 Days Delinquent	% by $ of Ending Aggregate Securitization Value	91-120 Days Delinquent ($)	Number of Leases 91-120 Days Delinquent	% by $ of Ending Aggregate Securitization Value	121-150 Days Delinquent ($)	Number of Leases 121-150 Days Delinquent	% by $ of Ending Aggregate Securitization Value	151+ Days Delinquent ($)	Number of Leases 151+ Days Delinquent	% by $ of Ending Aggregate Securitization Value	60+ Days Delinquent ($)	% by $ of Ending Aggregate Securitization Value
1	10/31/2024	$2,370,624	38	0.17%	$526,522	8	0.04%	$0	0	0.00%	$0	0	0.00%	$0	0	0.00%	$526,522	0.04%
2	11/30/2024	$2,398,822	43	0.17%	$857,151	14	0.06%	$277,019	4	0.02%	$0	0	0.00%	$0	0	0.00%	$1,134,170	0.08%
3	12/31/2024	$2,848,220	51	0.21%	$847,000	15	0.06%	$334,433	5	0.02%	$240,762	3	0.02%	$0	0	0.00%	$1,422,195	0.10%
4	1/31/2025	$3,680,782	64	0.28%	$732,560	16	0.05%	$610,374	10	0.05%	$192,799	3	0.01%	$0	0	0.00%	$1,535,733	0.12%
5	2/28/2025	$3,505,243	64	0.27%	$681,041	13	0.05%	$147,884	3	0.01%	$420,544	6	0.03%	$0	0	0.00%	$1,249,469	0.10%
6	3/31/2025	$4,506,696	81	0.35%	$911,194	16	0.07%	$350,807	6	0.03%	$37,143	1	0.00%	$0	0	0.00%	$1,299,143	0.10%
7	4/30/2025	$4,530,275	79	0.37%	$1,583,563	27	0.13%	$233,823	3	0.02%	$100,214	2	0.01%	$0	0	0.00%	$1,917,600	0.16%
8	5/31/2025	$4,403,571	81	0.37%	$1,382,764	25	0.12%	$537,903	9	0.04%	$58,518	1	0.00%	$0	0	0.00%	$1,979,184	0.17%
9	6/30/2025	$4,311,804	78	0.37%	$1,201,241	23	0.10%	$422,435	8	0.04%	$204,079	3	0.02%	$0	0	0.00%	$1,827,756	0.16%
10	7/31/2025	$5,421,843	101	0.48%	$1,702,118	29	0.15%	$319,820	6	0.03%	$142,870	3	0.01%	$0	0	0.00%	$2,164,809	0.19%
11	8/31/2025	$4,540,201	86	0.41%	$2,252,609	39	0.21%	$505,370	7	0.05%	$121,189	2	0.01%	$0	0	0.00%	$2,879,168	0.26%
12	9/30/2025	$4,237,814	83	0.40%	$2,060,464	39	0.19%	$842,872	13	0.08%	$281,994	4	0.03%	$0	0	0.00%	$3,185,330	0.30%
13	10/31/2025	$5,182,508	99	0.51%	$1,733,582	35	0.17%	$386,752	8	0.04%	$256,801	4	0.03%	$0	0	0.00%	$2,377,136	0.23%
14	11/30/2025	$4,600,921	88	0.47%	$1,862,066	37	0.19%	$676,441	12	0.07%	$61,785	1	0.01%	$0	0	0.00%	$2,600,291	0.26%
15	12/31/2025	$5,447,872	110	0.58%	$1,797,151	38	0.19%	$1,150,471	19	0.12%	$150,568	2	0.02%	$0	0	0.00%	$3,098,190	0.33%
16	1/31/2026	$4,156,215	90	0.46%	$1,515,833	30	0.17%	$721,707	16	0.08%	$700,075	10	0.08%	$0	0	0.00%	$2,937,614	0.32%
17	2/28/2026	$5,045,321	102	0.58%	$1,828,174	38	0.21%	$512,428	10	0.06%	$179,237	4	0.02%	$0	0	0.00%	$2,519,839	0.29%
18	3/31/2026	$4,541,336	98	0.55%	$1,823,737	35	0.22%	$594,552	13	0.07%	$162,065	3	0.02%	$0	0	0.00%	$2,580,354	0.31%
19	4/30/2026	$4,749,256	104	0.61%	$1,906,851	40	0.25%	$347,007	7	0.04%	$223,615	5	0.03%	$0	0	0.00%	$2,477,472	0.32%
20	5/31/2026	$4,110,008	96	0.56%	$2,086,047	44	0.28%	$445,040	12	0.06%	$155,335	3	0.02%	$0	0	0.00%	$2,686,422	0.37%
21	6/30/2026	$3,800,426	87	0.55%	$1,456,811	34	0.21%	$712,007	15	0.10%	$74,313	2	0.01%	$0	0	0.00%	$2,243,131	0.33%
22	7/31/2026	$3,621,933	84	0.57%	$1,562,072	39	0.24%	$412,601	9	0.06%	$187,007	4	0.03%	$0	0	0.00%	$2,161,679	0.34%

Ap-A-21

Month	Date	End of Period Aggregate Securitization Value ($)	Cumulative Net Credit Gain/(Loss) ($)	% by $ of Original Aggregate Securitization Value	Cumulative Net Residual Gain/(Loss) ($)	% by $ of Original Aggregate Securitization Value	Prepayments ($)
1	10/31/2024	$1,418,081,685	$49	0.00%	$4,261,413	0.29%	$10,267,491
2	11/30/2024	$1,392,206,027	($4,122)	0.00%	$6,662,018	0.45%	$5,800,871
3	12/31/2024	$1,364,617,307	($3,789)	0.00%	$9,588,493	0.65%	$7,065,799
4	1/31/2025	$1,334,127,551	($8,150)	0.00%	$13,253,244	0.90%	$8,442,607
5	2/28/2025	$1,304,593,690	($16,559)	0.00%	$15,993,971	1.09%	$6,031,088
6	3/31/2025	$1,269,521,201	($23,867)	0.00%	$19,803,055	1.35%	$8,071,718
7	4/30/2025	$1,233,415,006	($82,600)	-0.01%	$23,678,342	1.61%	$8,474,133
8	5/31/2025	$1,198,491,730	($126,127)	-0.01%	$27,340,142	1.86%	$8,503,704
9	6/30/2025	$1,164,844,252	($151,239)	-0.01%	$31,082,300	2.12%	$8,485,610
10	7/31/2025	$1,129,173,368	($243,660)	-0.02%	$35,612,051	2.42%	$10,313,821
11	8/31/2025	$1,095,408,904	($280,464)	-0.02%	$39,661,534	2.70%	$9,773,334
12	9/30/2025	$1,059,442,111	($323,094)	-0.02%	$43,970,783	2.99%	$9,234,529
13	10/31/2025	$1,020,144,427	($453,723)	-0.03%	$48,748,443	3.32%	$11,938,350
14	11/30/2025	$985,429,883	($528,314)	-0.04%	$52,802,935	3.59%	$9,563,297
15	12/31/2025	$942,187,597	($669,504)	-0.05%	$58,716,300	4.00%	$14,242,916
16	1/31/2026	$904,273,953	($762,265)	-0.05%	$62,641,324	4.26%	$9,431,087
17	2/28/2026	$866,404,344	($765,030)	-0.05%	$66,232,362	4.51%	$10,151,547
18	3/31/2026	$820,349,438	($832,104)	-0.06%	$71,063,368	4.84%	$15,401,895
19	4/30/2026	$776,118,686	($860,343)	-0.06%	$76,563,491	5.21%	$15,338,333
20	5/31/2026	$732,206,297	($868,764)	-0.06%	$81,492,875	5.55%	$13,716,852
21	6/30/2026	$686,019,719	($908,793)	-0.06%	$86,285,515	5.87%	$14,135,578
22	7/31/2026	$640,045,458	($917,080)	-0.06%	$90,170,683	6.14%	$12,008,086

Ap-A-22

BMW Vehicle Lease Trust 2025-1
Static Pool Data
Delinquency and Loss Experience
Composition of Original Pool

Closing Date	June 10, 2025	Original Term to Maturity
Cutoff Date	April 30, 2025	Weighted Average Original Term to Maturity*	36
Number of Specified Leases	30,480	Maximum Original Term to Maturity	36
Aggregate Securitization Value	$1,554,404,327	Minimum Original Term to Maturity	24
Aggregate ALG Residual Value	$1,056,110,404
Aggregate ALG Residual Value as a percentage of Aggregate Securitization Value	67.94%

		Remaining Term to Maturity
		Weighted Average Remaining Term to Maturity*	26
Securitization Value of Specified Leases		Maximum Remaining Term to Maturity	35
Average Securitization Value	$50,998	Minimum Remaining Term to Maturity	5
Highest Securitization Value	$180,147	Composition of Top 5 States
Lowest Securitization Value	$20,155	California	17.98%
		Florida	14.99%
ALG Residual Value		New York	9.26%
Average Residual Value	$34,649	Texas	9.04%
Highest Residual Value	$111,743	New Jersey	8.61%
Lowest Residual Value	$16,886
		Weighted Average FICO*	800
Percentage New and Used Composition
New	100%

*Weighted by Securitization Value as of the Cutoff Date.

Ap-A-23

Month	Date	31-60 Days Delinquent ($)	Number of Leases 31-60 Days Delinquent	% by $ of Ending Aggregate Securitization Value	61-90 Days Delinquent ($)	Number of Leases 61-90 Days Delinquent	% by $ of Ending Aggregate Securitization Value	91-120 Days Delinquent ($)	Number of Leases 91-120 Days Delinquent	% by $ of Ending Aggregate Securitization Value	121-150 Days Delinquent ($)	Number of Leases 121-150 Days Delinquent	% by $ of Ending Aggregate Securitization Value	151+ Days Delinquent ($)	Number of Leases 151+ Days Delinquent	% by $ of Ending Aggregate Securitization Value	60+ Days Delinquent ($)	% by $ of Ending Aggregate Securitization Value
1	6/30/2025	$2,441,511	45	0.16%	$471,222	9	0.03%	$0	0	0.00%	$0	0	0.00%	$0	0	0.00%	$471,222	0.03%
2	7/31/2025	$2,860,467	50	0.19%	$710,867	14	0.05%	$276,162	5	0.02%	$0	0	0.00%	$0	0	0.00%	$987,029	0.07%
3	8/31/2025	$2,269,386	43	0.16%	$734,279	14	0.05%	$295,796	6	0.02%	$213,066	4	0.01%	$0	0	0.00%	$1,243,141	0.09%
4	9/30/2025	$2,321,201	45	0.17%	$430,070	7	0.03%	$425,819	8	0.03%	$60,950	1	0.00%	$0	0	0.00%	$916,839	0.07%
5	10/31/2025	$3,389,427	61	0.25%	$708,181	13	0.05%	$237,485	5	0.02%	$129,133	2	0.01%	$0	0	0.00%	$1,074,799	0.08%
6	11/30/2025	$3,218,711	59	0.24%	$1,032,573	18	0.08%	$282,543	5	0.02%	$30,601	1	0.00%	$0	0	0.00%	$1,345,717	0.10%
7	12/31/2025	$4,653,124	90	0.36%	$843,147	15	0.07%	$366,708	6	0.03%	$109,657	2	0.01%	$0	0	0.00%	$1,319,512	0.10%
8	1/31/2026	$3,922,315	78	0.31%	$1,121,956	23	0.09%	$352,632	6	0.03%	$49,472	1	0.00%	$0	0	0.00%	$1,524,060	0.12%
9	2/28/2026	$4,378,898	83	0.36%	$1,024,584	20	0.08%	$596,277	12	0.05%	$58,574	1	0.00%	$0	0	0.00%	$1,679,436	0.14%
10	3/31/2026	$4,320,667	86	0.37%	$1,247,225	23	0.11%	$384,953	7	0.03%	$287,841	5	0.02%	$0	0	0.00%	$1,920,019	0.16%
11	4/30/2026	$4,213,916	89	0.37%	$1,346,991	29	0.12%	$177,909	3	0.02%	$0	0	0.00%	$0	0	0.00%	$1,524,900	0.13%
12	5/31/2026	$3,723,725	78	0.34%	$1,192,065	26	0.11%	$324,162	7	0.03%	$72,523	1	0.01%	$0	0	0.00%	$1,588,750	0.14%
13	6/30/2026	$3,736,069	83	0.35%	$1,201,022	27	0.11%	$286,056	6	0.03%	$186,444	4	0.02%	$0	0	0.00%	$1,673,523	0.16%
14	7/31/2026	$3,883,068	88	0.38%	$1,393,092	31	0.14%	$254,831	6	0.03%	$124,050	3	0.01%	$0	0	0.00%	$1,771,973	0.17%

Ap-A-24

Month	Date	End of Period Aggregate Securitization Value ($)	Cumulative Net Credit Gain/(Loss) ($)	% by $ of Original Aggregate Securitization Value	Cumulative Net Residual Gain/(Loss) ($)	% by $ of Original Aggregate Securitization Value	Prepayments ($)
1	6/30/2025	$1,497,332,019	$0	0.00%	$6,356,993	0.41%	$16,004,026
2	7/31/2025	$1,466,965,617	($35,963)	0.00%	$10,247,162	0.66%	$9,864,503
3	8/31/2025	$1,436,030,010	($40,646)	0.00%	$14,210,365	0.91%	$9,480,500
4	9/30/2025	$1,401,996,861	($67,156)	0.00%	$18,562,314	1.19%	$10,419,571
5	10/31/2025	$1,366,732,926	($71,142)	0.00%	$23,533,394	1.51%	$11,494,748
6	11/30/2025	$1,332,768,673	($85,472)	-0.01%	$27,596,788	1.78%	$9,341,853
7	12/31/2025	$1,291,006,849	($94,003)	-0.01%	$32,718,285	2.10%	$12,401,996
8	1/31/2026	$1,253,453,263	($127,362)	-0.01%	$37,179,798	2.39%	$10,606,936
9	2/28/2026	$1,218,340,105	($170,796)	-0.01%	$40,812,510	2.63%	$9,385,549
10	3/31/2026	$1,178,061,682	($200,640)	-0.01%	$45,746,700	2.94%	$13,442,435
11	4/30/2026	$1,137,717,179	($192,999)	-0.01%	$50,772,844	3.27%	$13,957,742
12	5/31/2026	$1,100,290,195	($269,642)	-0.02%	$55,199,180	3.55%	$12,696,861
13	6/30/2026	$1,057,396,688	($292,925)	-0.02%	$60,561,082	3.90%	$14,993,768
14	7/31/2026	$1,016,385,155	($365,334)	-0.02%	$65,744,219	4.23%	$13,164,882

Ap-A-25

BMW Vehicle Lease Trust 2025-2
Static Pool Data
Delinquency and Loss Experience
Composition of Original Pool

Closing Date	October 15, 2025	Original Term to Maturity
Cutoff Date	August 31, 2025	Weighted Average Original Term to Maturity*	36
Number of Specified Leases	28,028	Maximum Original Term to Maturity	39
Aggregate Securitization Value	$1,439,263,269	Minimum Original Term to Maturity	24
Aggregate ALG Residual Value	$1,004,343,388
Aggregate ALG Residual Value as a percentage of Aggregate Securitization Value	69.78%

		Remaining Term to Maturity
		Weighted Average Remaining Term to Maturity*	25
Securitization Value of Specified Leases		Maximum Remaining Term to Maturity	38
Average Securitization Value	$51,351	Minimum Remaining Term to Maturity	5
Highest Securitization Value	$165,446	Composition of Top 5 States
Lowest Securitization Value	$18,820	California	20.40%
		Florida	16.68%
ALG Residual Value		Texas	8.70%
Average Residual Value	$35,834	New York	8.19%
Highest Residual Value	$107,045	New Jersey	7.63%
Lowest Residual Value	$17,151
		Weighted Average FICO*	798
Percentage New and Used Composition
New	100%

*Weighted by Securitization Value as of the Cutoff Date.

Ap-A-26

Month	Date	31-60 Days Delinquent ($)	Number of Leases 31-60 Days Delinquent	% by $ of Ending Aggregate Securitization Value	61-90 Days Delinquent ($)	Number of Leases 61-90 Days Delinquent	% by $ of Ending Aggregate Securitization Value	91-120 Days Delinquent ($)	Number of Leases 91-120 Days Delinquent	% by $ of Ending Aggregate Securitization Value	121-150 Days Delinquent ($)	Number of Leases 121-150 Days Delinquent	% by $ of Ending Aggregate Securitization Value	151+ Days Delinquent ($)	Number of Leases 151+ Days Delinquent	% by $ of Ending Aggregate Securitization Value	60+ Days Delinquent ($)	% by $ of Ending Aggregate Securitization Value
1	10/31/2025	$3,147,776	54	0.23%	$461,860	9	0.03%	$0	0	0.00%	$0	0	0.00%	$0	0	0.00%	$461,860	0.03%
2	11/30/2025	$3,304,971	52	0.25%	$664,991	12	0.05%	$129,527	3	0.01%	$0	0	0.00%	$0	0	0.00%	$794,519	0.06%
3	12/31/2025	$3,990,692	66	0.30%	$1,131,424	20	0.09%	$167,470	3	0.01%	$57,087	1	0.00%	$0	0	0.00%	$1,355,982	0.10%
4	1/31/2026	$3,600,217	64	0.28%	$1,341,925	25	0.11%	$895,670	14	0.07%	$159,665	2	0.01%	$0	0	0.00%	$2,397,259	0.19%
5	2/28/2026	$2,534,899	48	0.20%	$1,343,626	24	0.11%	$807,044	13	0.07%	$405,119	6	0.03%	$0	0	0.00%	$2,555,789	0.21%
6	3/31/2026	$3,807,779	65	0.32%	$1,098,356	20	0.09%	$728,995	11	0.06%	$354,105	6	0.03%	$0	0	0.00%	$2,181,456	0.18%
7	4/30/2026	$4,258,634	78	0.37%	$1,106,733	20	0.10%	$486,930	9	0.04%	$320,938	5	0.03%	$0	0	0.00%	$1,914,600	0.17%
8	5/31/2026	$3,523,673	73	0.32%	$1,677,702	29	0.15%	$369,866	7	0.03%	$446,498	8	0.04%	$0	0	0.00%	$2,494,066	0.22%
9	6/30/2026	$3,833,745	71	0.36%	$1,512,076	31	0.14%	$649,927	12	0.06%	$198,402	3	0.02%	$0	0	0.00%	$2,360,405	0.22%
10	7/31/2026	$3,876,666	70	0.38%	$1,383,500	30	0.13%	$474,304	10	0.05%	$259,524	5	0.03%	$0	0	0.00%	$2,117,329	0.21%

Ap-A-27

Month	Date	End of Period Aggregate Securitization Value ($)	Cumulative Net Credit Gain/(Loss) ($)	% by $ of Original Aggregate Securitization Value	Cumulative Net Residual Gain/(Loss) ($)	% by $ of Original Aggregate Securitization Value	Prepayments ($)
1	10/31/2025	$1,376,944,737	$2,032	0.00%	$7,864,238	0.55%	$19,811,177
2	11/30/2025	$1,346,309,235	$3,525	0.00%	$11,752,642	0.82%	$9,115,095
3	12/31/2025	$1,310,316,132	($46,837)	0.00%	$16,832,005	1.17%	$12,223,664
4	1/31/2026	$1,274,088,914	($44,462)	0.00%	$21,328,697	1.48%	$9,798,431
5	2/28/2026	$1,238,947,082	($63,753)	0.00%	$25,734,337	1.79%	$9,025,048
6	3/31/2026	$1,195,987,229	($250,200)	-0.02%	$31,479,771	2.19%	$12,501,158
7	4/30/2026	$1,151,602,729	($351,908)	-0.02%	$37,935,085	2.64%	$13,475,128
8	5/31/2026	$1,111,405,377	($403,301)	-0.03%	$43,437,186	3.02%	$11,394,252
9	6/30/2026	$1,068,943,225	($453,004)	-0.03%	$48,847,414	3.39%	$11,239,183
10	7/31/2026	$1,027,966,762	($589,762)	-0.04%	$53,825,838	3.74%	$11,178,476

Ap-A-28

BMW Vehicle Lease Trust 2026-1
Static Pool Data
Delinquency and Loss Experience
Composition of Original Pool

Closing Date	April 22, 2026	Original Term to Maturity
Cutoff Date	February 28, 2026	Weighted Average Original Term to Maturity*	37
Number of Specified Leases	34,284	Maximum Original Term to Maturity	39
Aggregate Securitization Value	$1,727,123,540	Minimum Original Term to Maturity	24
Aggregate ALG Residual Value	$1,208,821,460
Aggregate ALG Residual Value as a percentage of Aggregate Securitization Value	69.99%

		Remaining Term to Maturity
		Weighted Average Remaining Term to Maturity*	26
Securitization Value of Specified Leases		Maximum Remaining Term to Maturity	38
Average Securitization Value	$50,377	Minimum Remaining Term to Maturity	5
Highest Securitization Value	$171,770	Composition of Top 5 States
Lowest Securitization Value	$20,383	California	20.79%
		Florida	13.93%
ALG Residual Value		New York	10.16%
Average Residual Value	$35,259	New Jersey	9.63%
Highest Residual Value	$102,363	Texas	9.02%
Lowest Residual Value	$16,098
		Weighted Average FICO*	799
Percentage New and Used Composition
New	100%

*Weighted by Securitization Value as of the Cutoff Date.

Ap-A-29

Month	Date	31-60 Days Delinquent ($)	Number of Leases 31-60 Days Delinquent	% by $ of Ending Aggregate Securitization Value	61-90 Days Delinquent ($)	Number of Leases 61-90 Days Delinquent	% by $ of Ending Aggregate Securitization Value	91-120 Days Delinquent ($)	Number of Leases 91-120 Days Delinquent	% by $ of Ending Aggregate Securitization Value	121-150 Days Delinquent ($)	Number of Leases 121-150 Days Delinquent	% by $ of Ending Aggregate Securitization Value	151+ Days Delinquent ($)	Number of Leases 151+ Days Delinquent	% by $ of Ending Aggregate Securitization Value	60+ Days Delinquent ($)	% by $ of Ending Aggregate Securitization Value
1	4/30/2026	$3,463,338	59	0.21%	$1,032,007	17	0.06%	$0	0	0.00%	$0	0	0.00%	$0	0	0.00%	$1,032,007	0.06%
2	5/31/2026	$4,515,083	83	0.28%	$829,183	14	0.05%	$958,289	14	0.06%	$0	0	0.00%	$0	0	0.00%	$1,787,472	0.11%
3	6/30/2026	$3,462,231	63	0.22%	$1,258,456	21	0.08%	$351,437	6	0.02%	$611,402	9	0.04%	$0	0	0.00%	$2,221,295	0.14%
4	7/31/2026	$5,004,172	89	0.32%	$1,057,045	19	0.07%	$724,839	12	0.05%	$294,237	5	0.02%	$324,708	5	0.02%	$2,400,829	0.15%

Ap-A-30

Month	Date	End of Period Aggregate Securitization Value ($)	Cumulative Net Credit Gain/(Loss) ($)	% by $ of Original Aggregate Securitization Value	Cumulative Net Residual Gain/(Loss) ($)	% by $ of Original Aggregate Securitization Value	Prepayments ($)
1	4/30/2026	$1,661,160,916	$1,150	0.00%	$7,739,613	0.45%	$18,635,126
2	5/31/2026	$1,628,747,036	($103,814)	-0.01%	$11,617,398	0.67%	$9,192,347
3	6/30/2026	$1,595,811,853	($112,081)	-0.01%	$15,831,124	0.92%	$9,928,667
4	7/31/2026	$1,557,720,759	($410,557)	-0.02%	$20,171,982	1.17%	$9,926,478

Ap-A-31

Cumulative Net Loss Information.  The graph below shows cumulative net credit losses, as a percentage of the aggregate securitization value of the leases in the related pool as of the end of each monthly period, for each of the Sponsor’s lease securitizations since 2021.

Cumulative Net Losses/Gains as a % of Aggregate Securitization Value
0.02%
0.01%
0.00%
-0.01%
-0.02%
-0.03%
-0.04%
-0.05%
-0.06%
-0.07%
-0.08%
1
3
5
7
9
11
13
15
17
19
21
23
25
27
Months Oustanding
BMWLT 2021-1
BMWLT 2021-2
BMWLT 2022-1
BMWLT 2023-1
BMWLT 2023-2
BMWLT 2024-1
BMWLT 2024-2
BMWLT 2025-1
BMWLT 2025-2
BMWLT 2026-1

Ap-A-32

Delinquency Information.  The graph below shows the aggregate securitization value of 60 or more days delinquent leases as a percentage of the aggregate securitization value of the leases in the related pool as of the end of each monthly period, for each of the Sponsor’s lease securitizations since 2021.

60+ Days Delinquent as a % of Ending Period Balance
1.20%
1.00%
0.80%
0.60%
0.40%
0.20%
0.00%
1 3 5 7 9 11 13 15 17 19 21 23 25 27 29 31 33 35 37 39 41 43 45 47 49 51 53 55 57 59
Months Outstanding
BMWLT 2021-1
BMWLT 2021-2
BMWLT 2022-1
BMWLT 2023-1
BMWLT 2023-2
BMWLT 2024-1
BMWLT 2024-2
BMWLT 2025-1
BMWLT 2025-2
BMWLT 2026-1

Ap-A-33

Monthly Prepayment Information.  The graph below shows the amount of monthly prepayments for each of the Sponsor’s lease securitizations since 2021.

Monthly Prepayments
Millions
$25
$20
$15
$10
$5
$0
1
3
5
7
9
11
13
15
17
19
21
23
25
27
Months Outstanding
BMWLT 2021-1
BMWLT 2021-2
BMWLT 2022-1
BMWLT 2023-1
BMWLT 2023-2
BMWLT 2024-1
BMWLT 2024-2
BMWLT 2025-1
BMWLT 2025-2
BMWLT 2026-1

Ap-A-34

Appendix B

Assumed Cashflows

Modeling Assumption: The cashflow schedules appearing in the immediately following table were generated assuming (i) that the User-Lessees make their remaining Monthly Payments starting in September 2026 and every month thereafter until all scheduled Monthly Payments are made and (ii) that the ALG Residual Value of the Specified Vehicles is due the month following the last related Monthly Payment.

Period	Beginning Aggregate Securitization Value ($)	Monthly Payment ($)	ALG Residual Value ($)
September 2026	1,439,263,105.88	27,840,544.52	0.00
October 2026	1,424,915,652.98	28,289,815.54	0.00
November 2026	1,409,984,421.69	28,447,842.98	0.00
December 2026	1,394,755,182.66	28,508,896.17	0.00
January 2027	1,379,322,116.32	28,431,294.56	3,937,417.20
February 2027	1,359,884,549.40	28,304,694.90	5,641,828.05
March 2027	1,338,686,944.10	27,732,651.74	23,673,220.30
April 2027	1,299,831,262.16	27,563,094.87	7,657,999.30
May 2027	1,276,796,086.07	27,349,568.49	9,061,515.70
June 2027	1,252,354,965.19	27,019,968.79	13,451,060.35
July 2027	1,223,624,763.85	26,645,741.77	15,115,760.25
August 2027	1,193,334,744.00	26,234,846.51	16,480,341.80
September 2027	1,161,807,068.92	25,787,342.26	17,265,851.35
October 2027	1,129,645,816.58	25,433,990.59	13,286,767.55
November 2027	1,101,515,487.97	25,081,989.74	13,611,404.35
December 2027	1,073,148,801.58	24,467,598.23	27,681,039.40
January 2028	1,031,060,933.97	23,602,819.51	30,844,416.45
February 2028	986,279,894.26	22,644,127.94	35,615,496.90
March 2028	937,266,643.43	21,403,378.12	45,992,718.20
April 2028	878,657,421.90	20,601,075.77	33,162,965.05
May 2028	833,130,794.41	20,000,278.16	23,167,129.04
June 2028	797,773,988.41	18,886,562.05	39,379,131.10
July 2028	746,987,426.40	17,993,951.07	31,137,887.35
August 2028	704,858,595.11	16,978,085.89	35,500,637.15
September 2028	658,987,921.40	15,889,904.22	37,138,626.05
October 2028	612,137,402.89	14,898,314.03	35,032,672.70
November 2028	567,945,204.32	13,925,072.91	34,705,679.05
December 2028	524,638,938.65	13,049,241.61	32,352,828.90
January 2029	484,155,358.19	12,053,612.15	37,163,966.35
February 2029	439,476,736.17	10,816,244.65	45,278,976.85
March 2029	387,501,609.07	9,349,096.87	54,785,222.60
April 2029	327,000,117.18	8,212,389.32	38,092,718.25
May 2029	283,760,635.71	6,683,817.79	49,791,242.05
June 2029	229,945,831.83	5,071,255.16	53,335,503.20
July 2029	173,694,815.65	3,585,950.64	47,896,782.40
August 2029	123,840,471.51	2,410,415.10	39,390,455.11
September 2029	83,200,605.72	1,281,842.20	37,901,928.15
October 2029	44,796,841.05	0.00	45,216,811.40
November 2029	0.00	0.00	0.00

Ap-B-1

Annex A

Global Clearance, Settlement and Tax Documentation Procedures

Except in specified circumstances, the globally offered Notes (the “Global Securities”) will be available only in book-entry form.  Investors in the Global Securities may hold the Global Securities through The Depository Trust Company (“DTC”) or Clearstream Banking, societe anonyme (“Clearstream, Luxembourg”).  The Global Securities will be tradable as home market instruments in both the European and U.S. domestic markets.  Initial settlement and all secondary trades will settle in same-day funds.

Secondary market trading between investors holding Global Securities through Clearstream, Luxembourg will be conducted in the ordinary way in accordance with its normal rules and operating procedures and in accordance with conventional eurobond practice (i.e., three calendar day settlement).

Secondary market trading between investors holding Global Securities through DTC will be conducted according to the rules and procedure applicable to U.S. corporate debt obligations and asset-backed securities issues.

Secondary cross-market trading between Clearstream, Luxembourg and DTC Participants holding securities will be effected on a delivery-against-payment basis through the depositaries of Clearstream, Luxembourg (in that capacity) and as DTC Participants.

Non-U.S. holders (as described below) of Global Securities will be subject to U.S. withholding taxes unless those holders meet specified requirements and deliver appropriate U.S. tax documents to the securities clearing organizations or their participants.

Initial Settlement

All Global Securities will be held in book-entry form by DTC in the name of Cede & Co. as nominee of DTC.  Investors’ interests in the Global Securities will be represented through financial institutions acting on their behalf as direct and indirect Participants in DTC.  As a result, Clearstream, Luxembourg will hold positions on behalf of its participants through its depositary, which in turn will hold those positions in accounts as DTC Participants.

Investors electing to hold their Global Securities through DTC will follow DTC settlement practice.  Investor securities custody accounts will be credited with their holdings against payment in same-day funds on the settlement date.

Investors electing to hold their Global Securities through Clearstream, Luxembourg accounts will follow the settlement procedures applicable to conventional eurobonds, except that there will be no temporary global security and no “lock-up” or restricted period.  Global Securities will be credited to securities custody accounts on the settlement date against payment in same-day funds.

Secondary Market Trading

Since the purchaser determines the place of delivery, it is important to establish at the time of the trade where both the purchaser’s and seller’s accounts are located to ensure that settlement can be made on the desired value date.

Trading between DTC Participants.  Secondary market trading between DTC Participants will be settled using the procedures applicable to prior asset-backed securities issues in same-day funds.

Trading between Clearstream, Luxembourg Participants.  Secondary market trading between Clearstream, Luxembourg Participants will be settled using the procedures applicable to conventional eurobonds in same-day funds.

Trading between DTC Depositary and Clearstream, Luxembourg Participants.  When Global Securities are to be transferred from the account of a DTC Participant to the account of a Clearstream, Luxembourg Participant, the purchaser will send instructions to Clearstream, Luxembourg through a Clearstream, Luxembourg Participant at least one business day prior to settlement.  Clearstream, Luxembourg will instruct the respective Depositary, as the case may be, to receive the Global Securities against payment.  Payment will include interest accrued on the Global Securities from and including the last coupon payment date to and excluding the settlement date, on the basis of the actual number of days in that accrual period and a year assumed to consist of 360 days.  For transactions settling on the 31st of the month, payment will include interest accrued to and excluding the first day of the following month.  Payment will then be made by the respective Depositary to the DTC Participant’s account against delivery of the Global Securities.  After settlement has been completed, the Global Securities will be credited to the respective clearing system and by the clearing system, in accordance with its usual procedures to the Clearstream, Luxembourg Participant’s account.  The securities credit will appear the next day (European time) and the cash debt will be back-valued to, and the interest on the Global Securities will accrue from, the value date (which would be the preceding day when settlement occurred in New York).  If settlement is not completed on the intended value date (i.e., the trade fails), the Clearstream, Luxembourg cash debt will be valued instead as of the actual settlement date.

Clearstream, Luxembourg Participants will need to make available to the respective clearing systems the funds necessary to process same-day funds settlement.  The most direct means of doing so is to pre-position funds for settlement, either from cash on hand or existing lines of credit, as they would for any settlement occurring within Clearstream, Luxembourg.  Under this approach, they may take on credit exposure to Clearstream, Luxembourg until the Global Securities are credited to their accounts one day later.

As an alternative, if Clearstream, Luxembourg has extended a line of credit to them, Clearstream, Luxembourg Participants can elect not to pre-position funds and allow that credit line to be drawn upon to finance settlement.  Under this procedure, Clearstream Bank Participants purchasing Global Securities would incur overdraft charges for one day, assuming they clear the overdraft when the Global Securities are credited to their accounts.  However, interest on the Global Securities would accrue from the value date.  Therefore, in many cases the investment income on the Global Securities earned during that one-day period may substantially reduce or offset the amount of those overdraft charges, although this result will depend on each Clearstream, Luxembourg Participant’s particular cost-of-funds.

Since the settlement is taking place during New York business hours, DTC Participants can employ their usual procedures for sending Global Securities to the respective European Depositary for the benefit of Clearstream, Luxembourg Participants.  The sale proceeds will be available to the DTC seller on the settlement date.  Thus, to the DTC Participants a cross-market transaction will settle no differently than a trade between two DTC Participants.

Trading between Clearstream, Luxembourg Depositary and DTC Participants.  Due to time zone differences in their favor, Clearstream, Luxembourg Participants may employ their customary procedures for transactions in which Global Securities are to be transferred by the clearing system, through the Clearstream, Luxembourg Depositary, to a DTC Participant.  The seller will send instructions to Clearstream, Luxembourg through a Clearstream, Luxembourg Participant at least one business day prior to settlement.  In these cases, Clearstream, Luxembourg will instruct the relevant Depositary, as appropriate, to deliver the Global Securities to the DTC Participant’s account against payment.  Payment will include interest accrued on the Global Securities from and including the last coupon payment to and excluding the settlement date on the basis of the actual number of days in that accrual period and a year assumed to consist of 360 days.  For transactions settling on the 31st of the month, payment will include interest accrued to and excluding the fast day of the following month.  The payment will then be reflected in the account of the Clearstream, Luxembourg Participant the following day, and receipt of the cash proceeds in the Clearstream, Luxembourg Participant’s account would be back-valued to the value date (which would be the preceding day, when settlement occurred in New York).  Should the Clearstream, Luxembourg Participant have a line of credit with its respective clearing system and elect to be in debt in anticipation of receipt of the sale proceeds in its account, the back valuation will extinguish any overdraft incurred over that one-day period.  If settlement is not completed on the intended value date (i.e., the trade fails), receipt of the cash proceeds in the Clearstream, Luxembourg Participant’s account would instead be valued as of the actual settlement date.

Finally, day traders that use Clearstream, Luxembourg and that purchase Global Securities from DTC Participants for delivery to Clearstream, Luxembourg Participants should note that these trades would automatically fail on the sale side unless affirmative action were taken.  At least three techniques should be readily available to eliminate this potential problem:

1.
borrowing through Clearstream, Luxembourg for one day (until the purchase side of the day trade is reflected in their Clearstream, Luxembourg accounts) in accordance with the clearing system’s customary procedures;

2.
borrowing the Global Securities in the U.S. from a DTC Participant no later than one day prior to settlement, which would give the Global Securities sufficient time to be reflected in their Clearstream, Luxembourg account in order to settle the sale side of the trade; or

3.
staggering the value dates for the buy and sell sides of the trade so that the value date for the purchase from the DTC Participant is at least one day prior to the value date for the sale to the Clearstream, Luxembourg Participant.

Material U.S. Federal Income Tax Documentation Requirements

A beneficial owner of Global Securities holding securities through Clearstream, Luxembourg (or through DTC if the holder has an address outside the U.S.) will be subject to withholding tax that generally applies to payments of interest (including payments in respect of original issue discount) on registered debt issued by United States persons within the meaning of Section 7701(a)(30) of the Code (“U.S. Persons”), unless (1) each clearing system, bank or other financial institution that holds customers’ securities in the ordinary course of its trade or business in the chain of intermediaries between that beneficial owner and the U.S. entity required to withhold tax complies with applicable certification requirements and (2) that beneficial owner takes one of the following steps to obtain an exemption or reduced tax rate:

Exemption for Non-U.S. Persons (IRS Form W-8BEN and IRS Form W-8BEN-E).  Beneficial owners of Global Securities that are individual Non-U.S. Persons generally can obtain a complete exemption from the withholding tax by filing a signed IRS Form W-8BEN (Certificate of Foreign Status of Beneficial Owner for United States Tax Withholding and Reporting (Individuals)) or applicable successor Form.  Non-individual beneficial owners of Global Securities that are Non-U.S. Persons can obtain a complete exemption from the withholding tax by filing a signed IRS Form W-8BEN-E (Certificate of Status of Beneficial Owner for United States Tax Withholding and Reporting (Entities)).

Exemption for Non-U.S. Persons with effectively connected income (IRS Form W-8ECI).  A Non-U.S. Person, including a non-U.S. corporation or bank with a U.S. branch, for which the interest income is effectively connected with its conduct of a trade or business in the United States, generally can obtain an exemption from the withholding tax by filing IRS Form W-8ECI (Certificate of Foreign Person’s Claim for Exemption from Withholding of Tax on Income Effectively Connected with the Conduct of a Trade or Business in the United States).

Exemption or reduced rate for Non-U.S. Persons resident in treaty countries (IRS Form W-8BEN and IRS Form W-8BEN-E). Non-U.S. Persons residing in a country that has a tax treaty with the United States generally can obtain an exemption or reduced tax rate (depending on the treaty terms) by filing IRS Form W-8BEN or IRS Form W-8BEN-E, as applicable (claiming treaty benefits), or applicable successor form.  IRS Form W-8BEN or IRS Form W-8BEN-E, as applicable, may be filed by the Note owners or an agent with legal authority to act on behalf of the Note owners.

Exemption for U.S. Persons (IRS Form W-9).  U.S. Persons can obtain a complete exemption from the withholding tax by filing IRS Form W-9 (Payer’s Request for Taxpayer Identification Number and Certification).

U.S. Federal Income Tax Reporting Procedure.  The beneficial owner of a Global Security files by submitting the appropriate form to the person through whom it holds (the clearing agency), in the case of persons holding directly on the books of the clearing agency.  An IRS Form W-8ECI, IRS Form W-8BEN and IRS Form W-8BEN-E generally remains in effect for a period beginning on the date the form is signed and ending on the last day of the third succeeding year, absent a change in circumstances causing any information on the form to be incorrect.  However, under certain conditions an IRS Form W-8BEN or Form W-8-BEN-E will remain in effect indefinitely until a change in circumstances occurs.  If the information shown on IRS Form W-8ECI, IRS Form W-8BEN or IRS Form W-8BEN-E changes, a new form must be filed within 30 days of the change.

As used in the foregoing discussion, the term “Non-U.S. Person” means any person who is not a United States person within the meaning of Section 7701(a)(30) of the Code.

This summary does not deal with all aspects of U.S. federal income tax withholding that may be relevant to foreign holders of Global Securities.  It is suggested that investors consult their tax advisors for specific tax advice concerning their holding and disposing of Global Securities.

BMW Auto Leasing LLC Depositor	BMW Vehicle Lease Trust 2026-2 Issuing Entity
BMW Financial Services NA, LLC Sponsor, Servicer and Administrator
PROSPECTUS
Joint Bookrunners BofA Securities BNP PARIBAS US Bancorp Co-Managers CIBC Capital Markets Lloyds Securities
Until ninety days after the date of this prospectus, all dealers effecting transactions in the notes, whether or not participating in this distribution, may be required to deliver a prospectus. This delivery requirement is in addition to the obligation of dealers to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

October 7, 2026